The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-20 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSR Mortgage Loan Trust 2007-2F only and will not represent interests in or obligations of the depositor, the sponsor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT
Mortgage Pass-Through Certificates, Series 2007-2F
GSR Mortgage Loan Trust 2007-2F
Issuing Entity
GS Mortgage Securities Corp.
Depositor
Goldman Sachs Mortgage Company
Sponsor
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator
U.S. Bank National Association
Trustee
Avelo Mortgage, L.L.C.
JPMorgan Chase Bank, National Association
Wells Fargo Bank, N.A.
Servicers
Date: March 7, 2007

_________________

Goldman, Sachs & Co.
For use with base prospectus dated February 7, 2007

Each class of offered certificates is designed to receive monthly distributions of interest, principal or both, commencing on April 25, 2007. In addition to the offered certificates, the issuing entity will issue certain classes of junior subordinate certificates and residual certificates not offered hereby.

Assets of the Issuing Entity—

●	Fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.
●	A single class of previously issued mortgage backed securities.

Credit Enhancement—

●
Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses."

●
Shifting interests of the senior and subordinate certificates to scheduled and unscheduled prepayments of principal as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Glossary of Definitions Relating to the Priority of Distributions."

●	Cross-collateralization under certain limited circumstances as described in this term sheet supplement under "Description of the Certificates—Cross-Collateralization."

Interest Rate Protection—

●	The holders of the certain classes of certificates may have the benefit of an interest rate cap agreement entered into with an interest rate cap provider to be set forth in the term sheet.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-122 in this term sheet supplement and under the caption "Index" beginning on page 128 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

In this term sheet supplement, the terms “depositor,” “we,” “us,” and “our” refer to GS Mortgage Securities Corp.

TABLE OF CONTENTS	3
SUMMARY INFORMATION	5
RISK FACTORS	20
DEFINED TERMS	36
THE TRUST AGREEMENT	36
DESCRIPTION OF THE MORTGAGE POOL	38
General	38
The Goldman Sachs Mortgage Conduit Program	38
JPMorgan Chase Bank, National Association Underwriting Guidelines	42
Well Fargo Bank, N.A. Underwriting Guidelines	44
Transfer of the Mortgage Loans to the Trustee	52
Representations and Warranties Regarding the Mortgage Loans	53
STATIC POOL INFORMATION	60
THE SPONSOR	61
THE DEPOSITOR	62
THE ISSUING ENTITY	62
THE TRUSTEE	62
THE SECURITIES ADMINISTRATOR	63
THE MASTER SERVICER	63
General	63
Compensation of the Master Servicer	64
Indemnification and Third Party Claims	64
Limitation of Liability of the Master Servicer	65
Assignment or Delegation of Duties by the Master Servicer; Resignation	66
Master Servicer Events of Default; Waiver; Termination	66
Reports by the Master Servicer	68
Assumption of Master Servicing by Trustee	68
THE SERVICERS	69
Avelo Mortgage, L.L.C.	69
JPMorgan Chase Bank, National Association	71
Wells Fargo Bank, N.A.	73
Servicing Compensation and the Payment of Expenses	76
Collection and Other Servicing Procedures	76
Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans	77
Evidence as to Servicing Compliance	77
Servicer Events of Default	78
Rights upon Events of Default	79
Certain Matters Regarding the Servicers	80
Actions by the Sponsor and its Affiliates	81
THE UNDERLYING MBS	82
DESCRIPTION OF THE CERTIFICATES	82
General	82
Exchangeable Certificates	83
Distributions of Interest on the Certificates	85
Distributions of Principal on the Certificates	88
Glossary of Definitions Relating to the Priority of Distributions	89
Available Distribution Amount	94
Administration Fees	95
Priority of Distributions	96
Subordination and Allocation of Losses	98
Cross-Collateralization	100
Advances	101
Optional Purchase of the Mortgage Loans	102
Rated Final Distribution Date	103
Collection Accounts, Master Servicer Account and Certificate Account	103
Reports to Certificateholders	104
YIELD AND PREPAYMENT CONSIDERATIONS	106
General	106
Principal Prepayments and Compensating Interest	107
Rate of Payments	108
PAC and TAC Certificates	109
Support Certificates	110
Lack of Historical Prepayment Data	110
Yield Considerations with Respect to the Interest Only, Principal Only and Underlying MBS-Related Certificates	111
Yield Considerations with Respect to the Senior Subordinate Certificates	111
Additional Information	111
CREDIT ENHANCEMENTS	112
Subordination	112
Shifting Interests	112
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	113
Tax Treatment of REMIC Regular Interests	113
Additional Considerations for the Cap Contract Certificates	114

Additional Considerations for the Exchangeable Certificates	116
ERISA CONSIDERATIONS	116
CERTAIN LEGAL INVESTMENT ASPECTS	119
ACCOUNTING CONSIDERATIONS	120
LEGAL MATTERS	120
CERTIFICATE RATINGS	120
INDEX OF TERMS	122
APPENDIX A	S-A-1

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this term sheet supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this term sheet supplement.

Issuing Entity. GSR Mortgage Loan Trust 2007-2F, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this term sheet supplement.

Trustee. U.S. Bank National Association, a national banking association. Its corporate trust office is located at 100 Wall Street, 16th Floor, New York, New York 10005: Corporate Trust Services/GSR 2007-2F. See "The Trustee" in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2007-2F, telephone number (410) 884-2066 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-2F. See "The Securities Administrator" in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2007-2F, telephone number (410) 884-2066. See "The Master Servicer" in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, the mortgage loans will be serviced by Avelo Mortgage, L.L.C., a Delaware limited liability company with its main office located at 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 75039, JPMorgan Chase Bank, National Association, a national banking association, with its main office located at 1111 Polaris Parkway Columbus, Ohio 43240, Wells Fargo Bank, N.A., a national banking association, with its main office located at 1 Home Campus, Des Moines, Iowa 50238-0001 and certain other entities which each will service less than 10% of the mortgage loans in any specified group. See "The Servicers" in this term sheet supplement.

Originators. JPMorgan Chase Bank, National Association and Wells Fargo Bank, N.A., which, together with certain other entities which each originated less than 10% of the mortgage loans in any Collateral Group, originated or acquired all of the mortgage loans that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date. See "Description of the Mortgage Pool—General" in this term sheet supplement and "The Mortgage Loans— Goldman Sachs Mortgage Conduit Program Underwriting Guidelines" in the prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans, a single class of previously issued mortgaged backed securities (the “Underlying MBS”) and certain other assets, as described under "The Trust Fund" in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of conventional fixed-rate residential mortgage loans. All of the mortgage loans are secured by residential real properties. The mortgage pool will consist of one or more loan groups (each, a "Loan Group"), each of which will consist of separate loan subgroups (each, a "Subgroup") that contain mortgage loans bearing interest within a specific range of Net Rates.

The scheduled principal balance of each mortgage loan in each Loan Group will be allocated, based on such mortgage loan's Net Rate, either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction"). Each "Collateral Group" other than the Collateral Group related to the Underlying MBS is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see the prospectus supplement and "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

The Offered Certificates

Each class of senior certificates will relate to a specified Collateral Group. In naming the classes of senior certificates (other than any Class A-P or Class A-X Certificates), the first numeral (such as "1," "2," "3" and so forth), if any, refers to the Collateral Group. In addition, the first letter ("A") refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of senior certificates related to Collateral Group 1, the "Class 2A Certificates" refers to all of the classes of senior certificates related to Collateral Group 2 and so forth. Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans in a Loan Group, principal on the classes of senior certificates which are entitled to distributions of principal and which are related to a Collateral Group will be paid solely from the mortgage loans or portions thereof allocated to that Collateral Group based on the Applicable Fractions for each of those mortgage loans.

The senior certificates may also include one or more classes of ratio strip principal only certificates (the "Class A-P Certificates") and one or more classes of ratio strip interest only certificates (the "Class A-X Certificates"). Each class of Class A-P Certificates will receive principal distributions only from the related Discount Loans (as defined herein). Each class of Class A-X Certificates will receive interest distributions only from the related Premium Loans (as defined herein) at the applicable Certificate interest rate.

Each class of Class A-P Certificates will be entitled to a portion of principal payments on each mortgage loan in one or more related Loan Groups that has a Net Rate less than the designated rate of the related Collateral Group in one or more of those Loan Groups with the lowest fixed interest rate. The Class A-P Certificates will be "principal only" certificates and will not be entitled to any interest.

Each class of Class A-X Certificates will be entitled to interest on the mortgage loans in one or more related Loan Groups to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate of the Collateral Group in one or more of those Loan Groups with the highest fixed interest rate. The Class A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

Certain classes of certificates may be exchangeable for certain other classes of certificates in the combinations identified in the term sheet. See "Description of the Certificates — Exchangeable Certificates" in this term sheet supplement.

The classes of certificates in the term sheet with a "B" or an "M" in their class designations are referred to in this term sheet supplement as the subordinate certificates. The Trust Fund may issue two separate groups of subordinate certificates, which may consist of one or more of the following certificates or certificate groups: (x) the Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5 and Class 1B-6 Certificates and (y) the Class 2M-1, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates. Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate related Loan Groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related Loan Groups. None of the subordinate certificates will relate to the Underlying MBS.

The Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 2M-1, Class 2B-1, Class 2B-2 and Class 2B-3 Certificates are collectively referred to in this term sheet supplement as the senior subordinate certificates.

The Other Certificates

Any subordinate certificates issued by the trust without an investment grade rating will not be offered by the term sheet, this term sheet supplement or the prospectus supplement. Generally, the Class 1B-4, Class 1B-5, Class 1B-6, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates (collectively referred to in this term sheet supplement as the junior subordinate certificates) may be privately offered, are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

The Class X Certificate, if any, represents the right to receive certain amounts on deposit in any basis risk reserve fund as described in this term sheet supplement.

The classes of certificates in the term sheet with an "R" in their class designation are referred to in this term sheet supplement as the "Residual Certificates"

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.

The certificates will represent interests in the mortgage pool described below.

Information about the Underlying MBS

Certain classes of senior certificates may relate solely to the Underlying MBS and will not be entitled to any distributions from the mortgage loans in any Collateral Group (each an “Underlying MBS-Related Certificate”). The Underlying MBS consists of a single class of senior securities issued by the GSR Mortgage Loan Trust 2006-8F. The Underlying MBS represents an ownership interest in the assets of a separate trust fund which contains a pool of mortgage loans and certain other assets.

For a further description of the Underlying MBS, see "The Underlying MBS" in this term sheet supplement as well as the prospectus relating to GSR Mortgage Loan Trust 2006-8F, a copy of which is attached hereto.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

Closing Date

On or about March 30, 2007.

Cut-Off Date

March 1, 2007.

Distribution Dates

Distributions on each class of certificates (other than the Underlying MBS-Related Certificates) will be made on the 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day. The first distribution date will be April 25, 2007. Distributions on the Underlying MBS-Related Certificates will be made on the first Business Day following the distribution date on the Underlying MBS (the “Underlying MBS-Related Certificate Distribution Date”).

"Business Day" for the purposes of distribution dates and the master servicing and trust agreement means any day other than (i) a Saturday or Sunday or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the sale and servicing agreements).

Monthly Distributions

Each month the securities administrator will make distributions of interest and principal to the holders of the certificates.

Rated Final Distribution Date

The rated final distribution date for distributions on each class of offered certificates (other than the Underlying MBS-Related Certificates) will be the distribution date in the month immediately following the month in which the maturity date of the latest maturing mortgage loan related to such certificates occurs. With respect to the Underlying MBS-Related Certificates, the rated final Underlying MBS-Related Certificate Distribution Date is the first Underlying MBS-Related Certificate Distribution Date following the rated final distribution date of the Underlying MBS.

Record Date

The record date for the offered certificates and each distribution date will be the last Business Day of the related interest accrual period.

Certificate Interest Rates

The certificate interest rates for the offered certificates will equal the rates set forth or described on the cover of the prospectus supplement and the accompanying footnotes and as set forth or described in the term sheet. The prospectus supplement will contain the final certificate interest rates.

Interest Accrual Period

For any distribution date, the interest accrual period will be (i) for each class of offered certificates other than any class of certificates that accrues interest based on LIBOR (each a "LIBOR Certificate") the immediately preceding calendar month and (ii) for the LIBOR Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month, based on a 30 day month. For the first distribution date, interest on all classes of certificates entitled to interest (other than any LIBOR Certificates) will accrue from March 1, 2007. For the first distribution date, interest will accrue on any LIBOR Certificates from March 25, 2007.

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the per annum applicable certificate interest rate set forth or described in the term sheet by (ii) the Class Principal Balance or Notional Amount, as applicable, of such class at the close of business on the preceding distribution date.

Distributions of Interest

On each distribution date, interest on the certificates related to each Collateral Group will be distributed from related collections and Advances (as defined below) in the order described in the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement. Interest to be distributed to each class of certificates entitled thereto on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period on the Class Principal Balance or Notional Amount, as applicable, of that class. Interest will not accrue on overdue interest.

On each distribution date, accrued certificate interest will not be distributed to any Z Certificates (as described below) but will instead be added to their respective class principal balances and distributed as described in this term sheet supplement.

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, some certificates, most likely the related subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. These amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial principal prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary principal prepayments in part) received by that servicer during the due period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) an amount generally equal to all or one-half of the applicable servicing fee for that distribution date. In the event the related servicer does not pay required compensating interest on any distribution date, the master servicer is required to pay that amount (to the extent that amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee. Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates may occur. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest" in this term sheet supplement.

Interest Rate Caps

The holders of one or more classes of certificates (such certificates, “Cap Contract Certificates”) may have the benefit of one or more interest rate cap agreements entered into with an interest rate cap provider to be identified in the prospectus supplement. Any payments received under any interest rate cap agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the related class or classes of certificates when the related interest rate is limited by the applicable maximum rate. Payments under each interest rate cap agreement to the holders of the related certificates may mitigate against the effects of a mismatch between the Effective Net Rate on the mortgage loans contributing to the related Collateral Group and one-month LIBOR used to determine the interest rates on these certificates.

Distributions of Principal

General

As principal is collected on the mortgage loans related to each Collateral Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described in this term sheet supplement. In general, payments on the senior certificates (other than the Underlying MBS-Related Certificates) will be made from collections on the mortgage loans contributing to the related Collateral Group. Distributions on the subordinate certificates will be made from collections on the mortgage loans contributing to all of the Collateral Groups (other than the Collateral Group related to the Underlying MBS-Related Certificates) in one or more related Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the related subordinate certificates are used to make payments to senior certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and the related subordinate certificates in the manner described in this term sheet supplement.

The senior certificates may include one or more classes of planned amortization certificates ("PACs") or targeted amortization certificates ("TACs"). Principal collections on PACs and TACs will be allocated in a manner that, to the extent possible, will result in the certificates of such class or classes receiving principal payments according to a schedule. The receipt by a certificateholder of payments that match the related planned amortization certificate schedule or the related targeted amortization certificate schedule will depend, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement. The Underlying MBS is a PAC Certificate, for a further description of its characteristics, see "Description of the Certificates—Distributions of Principal on the Certificates" and "—Priority of Distributions " in the prospectus relating to GSR Mortgage Loan Trust 2006-8F, a copy of which is attached hereto.

The senior certificates may include one or more classes of super senior certificates ("Super Senior Certificates") and one or more classes of related credit support certificates ("Credit Support Certificates"). Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances of such Credit Support Certificates have been reduced to zero.

The senior certificates may include one or more classes of non-accelerating senior certificates ("NAS Certificates"). NAS Certificates will not necessarily benefit from the accelerated distributions available to the other classes of senior certificates.

The senior certificates may include one or more classes of senior support certificates ("Senior Support Certificates"). Any Senior Support Certificates will provide support for the related classes of PACs, TACs or NAS Certificates.

The senior certificates may include one or more classes of accrual certificates ("Z Certificates"). Interest distributions on any Z Certificates will not be distributed on such certificates but will instead be added to the class principal balance thereof and distributed to the related class or classes of accretion directed certificates ("AD Certificates") until the aggregate class principal balance of such AD Certificates has been reduced to zero.

The subordinate certificates will generally receive distributions of principal in the order of seniority of such certificates as described in the term sheet and in "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses" in this term sheet supplement. Each class of subordinate certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans on each distribution date but will not be entitled to receive any share of principal prepayments prior to the distribution date in April 2012.

Interest Only Certificates

The Class A-X Certificates are, and other classes of certificates may be, "Interest Only Certificates." As a result, investors in these classes of certificates will receive distributions of interest based on the related Notional Amount, but will not receive distributions of principal.

The Notional Amount for each class of Class A-X Certificates on each distribution date will be equal to the total principal balance of the mortgage loans in each related Loan Group having Net Rates greater than or equal to the certificate interest rate on the Class A-X Certificates (the "Premium Loans") multiplied by the following fraction:

weighted average Net Rate of all related
Premium Loans in that Loan Group minus the designated
rate for the applicable Collateral Group
the certificate interest rate on that class of
Class A-X Certificates.

Principal Only Certificates

The Class A-P Certificates are, and other classes of senior certificates may be, principal only certificates. This means that the investors in these classes of certificates will not receive distributions of interest.

The securities administrator will distribute a portion of the principal payments received on each mortgage loan in each related Loan Group that has a Net Rate less than the designated rate for the applicable Collateral Group (the "Discount Loans") to investors in the related class of Class A-P Certificates.

This portion is determined for each Loan Group based on the following fraction as to each related Discount Loan in that Loan Group:

the designated rate for the applicable Collateral Group minus the
Net Rate of such Discount Loan in
that Loan Group
the designated rate for the applicable Collateral Group.

Priority of Distributions

It is possible that, on any particular distribution date, payments from the mortgage loans and principal and interest advances will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some related certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see the term sheet and "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement.

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable regular certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the aggregate payment characteristics of the related regular certificates.

See "Description of the Certificates—Exchangeable Certificates—Procedures" in this term sheet supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related senior certificates will receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal. The related subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to those subordinate certificates in their order of seniority. This provides additional security to the related senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of related subordinate certificates with lower numerical class designations.

The Underlying MBS-Related Certificates will not benefit from this subordination although similar subordination support will be provided to the Underlying MBS by the underlying subordinate certificates.

Shifting Interests

The senior certificates (other than the interest only certificates, the Class A-P Certificates and the Underlying MBS-Related Certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans contributing to the related Collateral Groups until the 5th anniversary of the first distribution date. Thereafter, the senior certificates (other than the interest only certificates, the Class A-P Certificates and the Underlying MBS-Related Certificates) related to these groups will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans contributing to the related Collateral Groups (subject to certain triggers that would reduce distributions to the related subordinate certificates). This will result in a faster rate of return of principal to the senior certificates (other than the interest only certificates, the Class A-P Certificates and the Underlying MBS-Related Certificates) than would occur if the senior certificates and the subordinate certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of senior certificates (other than the interest only certificates, Class A-P Certificates and the Underlying MBS-Related Certificates) will receive the full amount of principal to which they are entitled. The NAS Certificates will not necessarily benefit from this accelerated repayment. The Underlying MBS-Related Certificates will relate solely to the Collateral Group containing the Underlying MBS and will not relate to any of the other Collateral Groups

If the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates, the most senior class of related subordinate certificates that has not maintained its initial subordination level and each class of related subordinate certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related subordinate certificates. For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see the term sheet and "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the related servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries in respect of that mortgage loan after a loss has been realized). In general, losses will be borne by the most junior class of related subordinate certificates then outstanding.

Because the subordinate certificates represent interests in all of the Collateral Groups in one or more related Loan Groups (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates and the Collateral Group related to the Underlying MBS), the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related Collateral Group, increasing the likelihood that losses experienced in the other related Collateral Groups will be allocated to the senior certificates corresponding to those Collateral Groups.

If the class principal balances of all of the related subordinate certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class A-P Certificates) will be allocated to the related classes of senior certificates (other than the related interest only certificates), pro rata based on their outstanding class principal balances, until the total class principal balance of such classes of certificates has been reduced to zero; provided, that losses otherwise allocable to Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances thereof have been reduced to zero. The Applicable Fraction of each loss on a Discount Loan will be allocated to the related class of Class A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates corresponding to the other related Collateral Groups. As described in greater detail in this term sheet supplement, this "cross-collateralization" among the related Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

•
If the senior certificates relating to one Collateral Group in a Loan Group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other Collateral Groups in that Loan Group and any other related Loan Groups, if any, before being paid to the related subordinate certificates.

High loss situations:

•
If the total principal amount of the senior certificates related to one Collateral Group in a Loan Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans contributing to the other Collateral Groups in that Loan Group and any other related Loan Groups otherwise distributable to the related subordinate certificates will be paid to those senior certificates.

See "Description of the Certificates—Cross-Collateralization" in this term sheet supplement.

Servicing of the Mortgage Loans

It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related sale and servicing agreement. See "The Servicers" in this term sheet supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable sale and servicing agreement (the "Servicer Remittance Date"), the servicers will be required to remit all collections attributable to the preceding due period (including scheduled payments, principal prepayments and proceeds of liquidated mortgage loans) to the master servicer, and two business days prior to the distribution date (the "Master Servicer Remittance Date"), the master servicer will be required to remit the available distribution amount to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders (the "Certificate Account") from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to make a principal and interest advance of its own funds to cover the shortfall (a “P&I Advance”). In addition, each servicer will be required to make servicing advances of certain amounts necessary to protect the value of each mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each servicer will be entitled to reimbursement of these advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Furthermore, no servicer will be required to make an advance of principal or interest if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.

The master servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicers (and the master servicer, the trustee (as successor master servicer) and any other successor master servicer, as applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See "Description of the Certificates—Advances" in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it will be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account. The annual trustee fee will be equal to $3,500.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by such servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be an amount equal to interest at one twelfth of a per annum rate equal to 0.25% on the stated principal balance of that mortgage loan.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator (or by Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under "Description of the Certificates—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of the mortgage loans in that Loan Group or Loan Groups as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in that Loan Group or Loan Groups and all property acquired in respect of any such mortgage loan remaining in the trust fund. If the mortgage loans and any related property are purchased, the proceeds of the sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

Underlying MBS

If the Underlying MBS are redeemed upon a purchase of the underlying mortgage loans and related property in the underlying trust fund, the proceeds of such redemption will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest.

Denominations

The senior certificates (other than the principal only certificates and the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000. The senior subordinate certificates are offered in minimum denominations of $250,000 initial principal balance each and multiples of $1 in excess of $250,000. Any interest only certificates (other than the Class A-X Certificates) are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. Any principal only certificates (other than the Class A-P Certificates) are offered in minimum denominations of $100,000 initial principal balance each and multiples of $1 in excess of $100,000. Each class of Class A-P and Class A-X Certificates are each offered in the form of a single certificate representing the entire initial class principal balance or notional amount thereof, as applicable. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Legal Investment

As of the date of their issuance, the senior certificates and any other classes of certificates rated in one of the top two rating categories by at one least one of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain Legal Investment Aspects" in this term sheet supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You are encouraged to consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this term sheet supplement and in the prospectus, it is expected that the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. See "ERISA Considerations" in this term sheet supplement and in the prospectus.

However, if a Cap Agreement is held in a separate interest trust, prior to the termination of any such Cap Agreement, the related certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this term sheet supplement under “ERISA Considerations.”

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates (exclusive of any right to receive basis risk shortfalls) will represent beneficial ownership of one or more REMIC regular interests, which will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will represent ownership of the residual interest in each REMIC. Any interest only certificates, principal only certificates and Z Certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited indicated in the term sheet. The ratings on the offered certificates (other than the Underlying MBS-Related Certificates) address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings on the Underlying MBS-Related Certificates address the likelihood of the receipt by holders of these certificates of all distributions on the Underlying MBS to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans or the Underlying MBS. The rate of prepayments on the mortgage loans (with respect to the offered certificates other than the Underlying MBS-Related Certificates) and the rate of prepayments on the mortgage loans underlying the Underlying MBS (with respect to the Underlying MBS-Related Certificates), if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND, IN THE CASE OF THE UNDERLYING MBS-RELATED CERTIFICATES, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS RELATED TO THE UNDERLYING MBS, IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns
Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage pool to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Prepayments, Defaults and Losses May Negatively Effect Yields on Your Certificates
Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust fund will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust fund.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

If you purchase a class of Class A-X Certificates and the Premium Loans in a related Loan Group prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase any other class of interest only certificates and the related mortgage loans prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase a class of Class A-P Certificates and the Discount Loans in a related Loan Group prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase any other class of principal only certificates and the related mortgage loans prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

Certain of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each originator (and Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) made certain representations and warranties regarding the mortgage loans it sold to the sponsor. Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering the breach will give prompt written notice to the other parties as provided in the applicable sale and servicing agreement. Generally, within 60 to 90 days of the earlier of the discovery by and notice to the applicable originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) of that breach, such originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) will be required to cure that breach, and if that breach cannot be cured within the applicable time period after the discovery of that breach, to repurchase that mortgage loan. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. In addition, it is possible that an originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of an originator (or by Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related certificates could occur.

When the aggregate principal balance of the mortgage loans in a Loan Group or in related Loan Groups has been reduced to a specified percentage of that balance as of the cut-off date, the master servicer may purchase all of the mortgage loans in those Loan Groups and the related certificates will be retired. See "Description of the Certificates—Optional Purchase" in this term sheet supplement. If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders. This would have the same effect on the related classes of certificates as if all of the remaining mortgagors related to those Loan Groups had made prepayments in full.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

Because each of the subordinate certificates represents interests in all the mortgage loans in the related Loan Group or Loan Groups, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group within a related Loan Group. As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the related subordinate certificates to the senior certificates corresponding to the other related Collateral Groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

If the total class principal balance of the subordinate certificates supporting the Underlying MBS has been reduced to zero, all further losses on the related underlying mortgage loans will be allocated pro rata to the Underlying MBS. Any such allocation of losses on the Underlying MBS will be allocated to the Underlying MBS-Related Certificates, until the Class Principal Balances thereof have been reduced to zero.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Many of the mortgage loans were originated within the one year period prior to their sale to the trust fund. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the senior subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans related to your certificates, you may suffer losses.
Mortgage Rates and Other Factors May Effect the Certificate Interest Rates of the LIBOR Certificates
The LIBOR Certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins or vary inversely with LIBOR, but are subject to certain limitations. Those limitations on the certificate interest rates for the LIBOR Certificates are, in part, based on the weighted average of the net interest rates on the mortgage loans, net of certain fees paid from the trust fund.

A variety of factors could limit the certificate interest rates and adversely affect the yield to maturity on the LIBOR Certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust. As a result of the limit on the certificate interest rates for the LIBOR Certificates, those LIBOR Certificates may accrue less interest than they would accrue if their certificate interest rates were based solely on the one-month LIBOR index plus the specified margin or the specified margin minus the one-month LIBOR index, as applicable.

The certificate interest rates for the LIBOR Certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust. Consequently, the limit on the certificate interest rates for the LIBOR Certificates may limit increases in the certificate interest rates for those classes for extended periods in a rising interest rate environment.

If, on any distribution date, the certificate interest rate on a class of LIBOR Certificates is limited by the applicable maximum interest rate cap, a "basis risk shortfall" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate. On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under any interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve fund as described in this term sheet supplement. There can be no assurance that such amounts will be sufficient to repay any basis risk shortfalls. The ratings on the LIBOR Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the certificate interest rates on the related LIBOR Certificates are more likely to be limited.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates
When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. Each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full (and, in certain cases, in part), but only to the extent of either the full amount of the applicable monthly servicing fee or one-half of the applicable monthly servicing fee for the related distribution date.

If a servicer fails to make compensating interest payments or the shortfall exceeds the applicable limit for the related distribution date, there will be fewer funds available for the distribution of interest on the related certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from certain partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans
The weighted average lives of, and the yields to maturity on the certificates will be progressively more sensitive, in the reverse order of their seniority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans related to your certificates is higher than you assume, then the actual yield to maturity of your certificates may be lower than the yield you anticipate. The timing of losses on the related mortgage loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity. Losses on the mortgage loans in any Loan Group will be allocated first to the most junior class of related subordinate certificates then outstanding. If the total class principal balance of the related subordinate certificates has been reduced to zero, all further losses on those mortgage loans will be allocated to the related senior certificates on a pro rata basis; provided, that losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balance thereof has been reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of certificates than would otherwise be the case.

In addition, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates
It is possible that servicing of mortgage loans may be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreements either because, with respect to mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in a servicer’s performance under the related sale and servicing agreement.

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans
In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the active duty status of a large number of reservists and members of the National Guard may continue or increase or that the rotations of reservists or members of the National Guard may otherwise activate mortgagors of the mortgage loans in the mortgage pool. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust fund, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement. None of the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only
The certificates will not represent an interest in or obligation of the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid
The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of those certificates. See “Legal Investment” in this term sheet supplement and in the prospectus.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of a Servicer to Perform or Insolvency of a Servicer May Adversely Affect the Yield on the Certificates
The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See "The Servicers" in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related sale and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.

The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to any PAC or TAC Certificates
The planned amortization classes, or PACs, and targeted amortization classes, or TACs, will generally be less affected by the rate of principal prepayments than other classes of certificates. This is because on each distribution date, these certificates are designed to receive principal distributions according to a schedule to be set forth in the prospectus supplement. See "Description of the Certificates—Priority of Distributions." The schedule for the PACs will assume that the rate of prepayments on the related mortgage loans remains between two prepayment rates based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model. The schedule for the TACs will assume that the rate of prepayments on the related mortgage loans remains at a specific rate based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model. However, there can be no assurance that the rate of prepayments on the mortgage loans will occur between those rates. If the mortgage loans prepay at a rate faster or slower than those rates, distributions of principal may no longer be made according to the related schedule. See "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations—PAC and TAC Certificates." The Underlying MBS is a PAC certificate. For a further description of its characteristics, see "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations—PAC Certificates" in the attached prospectus relating to GSR Mortgage Loan Trust 2006-8F.

Weighted Average Lives of the PAC and TAC Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments
Any PAC or TAC support certificates have been designed to stabilize the related PAC or TAC certificates. As PAC and TAC support certificates, the amount distributable on any distribution date as principal to the class or classes of the PAC or TAC support certificates and the weighted average life of the class or classes of PAC or TAC support certificates will be highly sensitive to prepayments on the mortgage loans contributing to the related Collateral Group. If principal payments on the mortgage loans contributing to the related Collateral Group fall below a certain level for a distribution date, any PAC or TAC support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to the related Collateral Group exceed a certain level for a distribution date, any PAC or TAC support certificates will be paid in full before the related PAC or TAC certificates. As a result, the amount of principal which PAC and TAC support certificates will receive on any distribution date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral Group. If you are an individual investor you are encouraged to carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions. See "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations—Support Certificates."

Mortgage Loans with Interest Only Payments Lengthen the Weighted Average Lives of the Certificates and May be Subject to Increased Delinquency and Loss
Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period following the origination of the mortgage loan. Following that period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment that mortgage loan may be subject to an increased risk of delinquency and loss.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance of the certificates.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing your certificates and may adversely affect the yield on your certificates.

Risks Related to Simultaneous Second Liens and Other Borrower Debt
At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-122 in this term sheet supplement and under the caption “Index” beginning on page 128 of the prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

THE TRUST AGREEMENT

The Series 2007-2F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GSMSC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), U.S. Bank National Association, as Trustee (the "Trustee"), and Deutsche Bank National Trust Company, as Custodian (the "Custodian"). The mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool of conventional fixed rate residential mortgage loans (the “Mortgage Loans”), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the "Certificate Account"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans (5) the Underlying MBS and (6) all proceeds of the foregoing. In exchange for the Mortgage Loans and other property, the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on March 1, 2007 (the Cut-Off Date);

•	the maturity date of such Mortgage Loan; and

•	the mortgage interest rate of such Mortgage Loan.

The Trust Fund will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•	amounts held in the Certificate Account.

The Custodian will execute and deliver to the Trustee a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to a master custodial agreement. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. The Master Servicer will be obligated to appoint a successor servicer or act as a successor servicer in the event of the resignation or removal of any Servicer, and the Trustee, as successor master servicer, will be obligated to appoint a successor servicer or act as a successor servicer in the event of a default by the Master Servicer of its obligation to so appoint a successor servicer or to act as a successor servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor, the Master Servicer and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-2F. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2007-2F, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee under the Trust Agreement, and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. The Custodian is similarly indemnified pursuant to the master custodial agreement.

The Securities Administrator will be entitled to retain, as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the "Mortgage Loans") will consist of conventional fixed-rate, fully amortizing and balloon mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four-family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described in the prospectus supplement and the term sheet.

Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for a certain period after origination) will have principal and interest payable on the first day of each month (the “Due Date”). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies.

All of the Mortgage Loans were purchased by Goldman Sachs Mortgage Company (“GSMC”) from JPMorgan Chase Bank, National Association (“JPMorgan”), Wells Fargo Bank, N.A. (“Wells Fargo Bank”), and certain other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the “Conduit Program”) (each of such entities, together with JPMorgan and Wells Fargo Bank, a “Loan Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Avelo Mortgage, L.L.C. (“Avelo”) pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements, seller’s warranty agreements and master loan purchase agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”). Each Loan Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "—Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trustee insofar as it relates to the related Mortgage Loans.

The Goldman Sachs Mortgage Conduit Program

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its "full" documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

Full Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	90%	90%
680	100	100	95	95	90	90
640	100	100	90	90	90	90
620	100	100	90	90	85	90
600	100	100	90	90	85	90
580	90	95	90	90	80	90
560	90	95	85	90	75	90
540	85	95	N/A(2)	N/A(2)	N/A(2)	N/A(2)
___________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)	Not applicable.

Reduced Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	85%	90%
680	100	100	90	90	85	90
640	100	100	90	90	80	90
620	95	95	85	90	75	90
600	90	90	85	90	75	90
580	90	90	80	90	75	90
560	85	90	80	80	75	90
540	80	90	N/A(2)	N/A(2)	N/A(2)	N/A(2)
___________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)	Not applicable.

Stated Income / Stated Income Stated Asset Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	90%	90%	85%	90%
680	100	100	90	90	80	90
640	90	100	85	90	80	90
620	85	90	80	90	75	90
600	85	90	80	90	70	90
580	80	90	75	90	70	90
560	75	90	65	90	60	90
___________
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

No Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	95%	95%	85%	85%	80%	80%
680	90	90	85	85	75	75
660	85	85	80	80	70	70
___________
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

JPMorgan Chase Bank, National Association Underwriting Guidelines

General. The Mortgage Loans were originated by or for JPMorgan or its affiliates generally using underwriting guidelines originally established by Chase Home Finance LLC as set forth below. JPMorgan is a wholly owned bank subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of December 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,179.4 billion, total net loans of $416.7 billion, total deposits of $650.6 billion, and total stockholder’s equity of $96.0 billion. These figures are extracted from JPMorgan’s unaudited Consolidated Reports of Condition and Income as of December 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Mortgage Loans originated by or for JPMorgan or its affiliates after the origination. JPMorgan (or a predecessor in interest) or its affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1998. JPMorgan and its affiliates originated approximately $94.6 billion, $85.4 billion and $ 74.1 billion in mortgage loans during 2004, 2005 and 2006, respectively.

Underwriting Guidelines. The following is a description of the underwriting policies customarily employed with respect to residential mortgage loans which JPMorgan or an affiliate originated during the period of origination of the Mortgage Loans.

The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. Therefore, each Mortgage Loan originated in such a manner should generally meet the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower’s assets, liabilities, income and credit, the property to be financed and the type of loan desired. A three-file merged credit report for each borrower is obtained, which summarizes each repository’s credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, employment, income and assets are verified. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses is independently verified by a third party.

Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower’s gross income in the case of a borrower with income of under $75,000, 42% of the borrower’s gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower’s gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 95%, lending guidelines require that the mortgage payments (based on mortgage rates at the time of application) plus applicable real property taxes, any common charges (such as Home Owner’s Association Fees or Co-op charges) and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower’s gross income. For fixed rate fully amortizing mortgage loans with a loan-to-value ratio greater than or equal to 80.01%, with a Minimum Credit Risk Score of 620 - 660, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on mortgage rates at the time of application and other expenses related to the residence) generally may not exceed 36% of the borrower’s gross income. For fixed rate fully amortizing loans with a loan-to-value ratio greater than or equal to 80.01%, with a Minimum Credit Risk Score greater than 660, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on mortgage rates at the time of application, and other expenses related to the residence) generally may not exceed 40% of the borrowers gross income. Other credit considerations may cause a departure from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

“Reduced Documentation” program Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines. Under the “no ratio” guidelines, no income is stated or verified but source(s) of income and employment are verified; under the “no income verification” guidelines, income is stated but not verified, however employment is verified; assets are verified in the case of both such guidelines.

For “Signature Series Streamlined - Refinance” program Mortgage Loans, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF or JPMorgan. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF or JPMorgan must have been the servicer for at least the most recent 12 months.

For “No Doc” program Mortgage Loans, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

The “Stated Income Stated Asset” program (which is sometimes referred to as “Simply Signature”) is a “reactive” program. While income and assets are not verified, eligibility and approval are determined by an automated underwriting system and are based on a stronger borrower credit history and profile.

An appraisal (which in certain circumstances may be a confirmation of an existing appraisal) is required for each property to be financed. The appraisal is conducted by an independent fee appraiser who estimates the mortgaged property’s market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded. An automated valuation model may be used instead of an independent fee appraiser.

From time to time, exceptions and/or variances to underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

A search of the liens of record to which the property being financed is subject at the time of origination is obtained. Title insurance is required in the case of all mortgage loans.

Well Fargo Bank, N.A. Underwriting Guidelines

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(1)
Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans”);

(2)
Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans”);

(3)
Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans”); and

(4)
Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Prime 30-Year Fixed-Rate Relocation Loans	863	$407,034,482	1,662	$834,847,437	1,795	$942,828,963
Prime 30-Year Fixed-Rate Non-Relocation Loans	24,449	$9,916,613,353	56,987	$27,717,640,372	48,644	$22,134,618,223
Prime 15-Year Fixed-Rate Loans	5,419	$2,568,468,498	5,664	$3,050,313,288	2,507	$1,230,499,787
Prime Adjustable-Rate Loans*	126,241	$54,380,648,326	133,547	$61,563,540,910	71,276	$39,675,838,574

* Mortgage loans that Wells Fargo Bank classified as “prime” adjustable rate investment property mortgage loans were previously reported under the “Alt-A adjustable rate mortgage loans “asset type” for 2004 and 2005. In 2006, Wells Fargo Bank changed the classification of “prime” adjustable rate investment property mortgage loans so that such mortgage loans are classified as Prime Adjustable Rate Loans and are now reported under that “asset type” for all periods shown.

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet. The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting

The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards. Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Coverage Percentages

Loan-to-Value Ratios	Category I Mortgage Loans	Category II Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of March 1, 2007. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to the Custodian, in accordance with the assignment agreements between the Depositor and the Trustee. Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Sale and Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodian will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that if a document that should have been delivered to the Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. Generally, such Loan Seller must deliver the missing document or cure the defect within 60 to 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180 days or more from the date the defect is discovered.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the related Sale and Servicing Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by it. In connection with the transfer of the Mortgage Loans to the Trustee, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties therein. The following is a general summary of certain representations and warranties made by the related Loan Seller as of the date that it sold the related Mortgage Loans (unless otherwise noted) as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans.

I.	Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable agreement is true and correct in all material respects as of the relevant cutoff date;

II.
Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and substantially all of the Mortgage Loans have not had a Mortgage Loan payment thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

III.
No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

IV.
Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the Mortgage Loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the Mortgage Loan schedule to the relevant agreement;

V.
No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

VI.
No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

VII.
Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

VIII.
No Fraud. All the documents executed in connection with the Mortgage Loan including, but not limited to, the mortgage note and the Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

IX.
Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage Loans;

X.
Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development or a townhouse or a share issued by a cooperative housing corporation; provided, however, that any condominium project or planned unit development generally conforms with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling; provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

XI.	Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

XII.
Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

XIII.
Ownership. The Loan Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

XIV.
Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the Mortgage Loan are (or, during the period in which it held its interest, were) (1) in compliance with all applicable state licensing requirements of the laws of the state where the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or operating subsidiaries thereof), or (5) not doing business in such state;

XV.
Title Insurance. Each Mortgage Loan is covered by a lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

XVI.
No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title insurance policy;

XVII.	Location of Improvements. No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

XVIII.
Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

XIX.	Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

XX.	No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

XXI.	Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

XXII.
Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law. No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

XXIII.
Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

XXIV.
Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

XXV.
Balloon Payments, Graduated Payments, Contingent Interest Payments or other Exception Loans. Unless otherwise provided in the prospectus supplement, no Mortgage Loan is a balloon mortgage loan. No Mortgage Loan is a graduated payment mortgage loan, and no Mortgage Loan has a shared appreciation or other contingent interest feature;

XXVI.
No Defaults. Except for certain mortgage loans to be disclosed in the prospectus supplement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

XXVII.
Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges. Unless otherwise provided in the prospectus supplement, each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

XXVIII.
No Bankruptcy. To the best of the applicable Loan Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the Closing Date;

XXIX.
Underwriting Guidelines. The Mortgage Loans were underwritten in accordance with the Loan Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

XXX.	No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

XXXI.
Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

XXXII.	No Condemnation. To the best of the related Loan Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

XXXIII.
The Appraisal. The Mortgage Loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or Freddie Mac, as applicable;

XXXIV.
Servicemembers Civil Relief Act. The Loan Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

XXXV.	Terms of the Loans. The mortgage note does not permit negative amortization;

XXXVI.
HOEPA. No Mortgage Loan is identified as a "high cost" or "predatory" mortgage loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

XXXVII.
Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

XXXVIII.
No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller’s knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property;

XXXIX.	Interest Calculation. Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

XL.
Acceptable Investment. The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent (with respect to substantially all of the Mortgage Loans), or adversely affect the value or marketability of the Mortgage Loan;

XLI.
Complete Mortgage File. With respect to each Mortgage Loan, the Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

XLII.
No Buydowns. Unless otherwise provided in the prospectus supplement, no Mortgage Loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the mortgagor or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown Mortgage Loans, (i) on or before the date of origination of such Mortgage Loan, the company and the mortgagor, or the company, the mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement. The buydown agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such Mortgage Loan. The temporary Buydown Funds enable the mortgagor to qualify for the buydown Mortgage Loan. The effective interest rate of a buydown Mortgage Loan if less than the interest rate set forth in the related mortgage note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related mortgage note. The buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the Mortgage and mortgage note reflect the permanent payment terms rather than the payment terms of the buydown agreement. The buydown agreement provides for the payment by the mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available. The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the mortgagor unless the mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

XLIII.
Consolidation of Future Advances. Any future advances on the Mortgage Loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

XLIV.
Acceleration Provision. Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

XLV.
Regarding the Mortgagor: The mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts. In the event that the mortgagor is a trustee, the mortgagor is a natural person; and

XLVI.
Predatory Lending. No Mortgage Loan is a "high cost" or "covered" loan, as applicable, as each such term is defined in the Standard & Poor’s LEVELS Glossary, as may be in effect from time to time, or applicable state law and no loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the applicable Loan Seller will be required to cure such breach, and if such breach cannot be cured within such time period, such Loan Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Loan Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which such a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the relevant Loan Seller, and losses occur on such Mortgage Loan, such losses will be allocated to the certificates as described under "Credit Enhancements—Subordination" in this term sheet supplement.

None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodian nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a Mortgage Loan if the related Loan Seller or the related Servicer, as the case may be, defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above. GSMC will make the foregoing representations and warranties only for the period during which it held the Mortgage Loans and will not have any obligation to repurchase a Mortgage Loan in respect of a breach of a representation and warranty occurring during any other period.

GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed-rate mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-2F.” On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

JPMorgan Chase Bank, National Association

Certain static pool data for JPMorgan is available online at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-2F.”

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Wells Fargo Bank, N.A.

Certain static pool data for Wells Fargo Bank is available online at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-2F.”

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools and vintage pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Trust Fund.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and Avelo.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
2006	$12.3 billion

For additional information on the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The depositor (the "Depositor") is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2007-2F, the issuing entity, will be formed on the Closing Date pursuant to the Trust Agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

THE TRUSTEE

U.S. Bank General

U.S. Bank National Association ("U.S. Bank") will act as trustee under the Trust Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,048 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately $455,785,100,000.00.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as Securities Administrator under the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Trust Agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

THE MASTER SERVICER

General

Wells Fargo acts as Master Servicer pursuant to the Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "Master Servicing Fee"). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer assumes the duties of a Servicer or a successor servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the Servicing Fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "—Indemnification and Third Party Claims" below, and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Trust Fund, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (b) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "—Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency listed in the prospectus supplement to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer or any employee, affiliate, or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon written direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon written direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee shall appoint a successor master servicer.

Reports by the Master Servicer

As set forth in the Trust Agreement, on a date preceding the applicable Distribution Date, each Servicer and the Master Servicer are required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates—Distributions of Interest on the Certificates" and "—Distributions of Principal on the Certificates" in this term sheet supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Securities Administrator. In addition, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties. The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies listed in the prospectus supplement. The Trustee, its designee or any successor Master Servicer appointed by the Trustee, will be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

The Mortgage Loans will initially be serviced by Avelo Mortgage, L.L.C., JPMorgan, Wells Fargo Bank and various other mortgage loan servicers (each, a "Servicer" and, collectively, the "Servicers").

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, either because, with respect to the Mortgage Loans acquired through the Conduit Program, the party that owns the related servicing rights (which is currently GSMC) elects to effect such a transfer or, with respect to all of the Mortgage Loans, as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, and, with the exception of Avelo, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of Avelo, JPMorgan and Wells Fargo Bank is summarized below.

Avelo Mortgage, L.L.C.

General

Avelo will be required to service the mortgage loans in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement. Avelo has provided the information below.

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor and the Sponsor. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006. On or about April 13, 2007, Avelo intends to relocate its servicing functions approximately one mile from their current location at 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 70539 to 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75039. Although there can be no assurance that this move will not result in a disruption of Avelo’s servicing functions, no disruption is anticipated.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of February 28, 2007, Avelo is servicing approximately $10.4 billion of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures. Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, N.A. (“JPMorgan”), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMorgan is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Sale and Servicing Agreement.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under its servicing agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMorgan’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMorgan’s General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMorgan as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMorgan or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMorgan and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMorgan, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Sale and Servicing Agreement, the Servicer may agree to modification upon the request of the mortgagor provided either the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan or such modification meets certain criteria limiting the type of and extent of such modifications.

Under the terms of the related Sale and Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent set forth in the related Sale and Servicing Agreement. The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC. Because JPMorgan does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMorgan does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMorgan is providing below information relating to the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMorgan or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMorgan or (ii) a master servicing arrangement).

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions): December 31,
2006	2005	2004

$452.6	$402.6	$372.6

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) By Number of Loans as of (Millions): December 31,
2006	2005	2004

2.814	2.643	2.598

Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2004(1)		December 31, 2005(1)		__December 31, 2006(2) _
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non- Conforming, Non- Subprime Loans	498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.
(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus.”

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Servicing Compensation and the Payment of Expenses

A servicing fee (the "Servicing Fee") for each Mortgage Loan will be payable to each Servicer at a per annum rate (the “Servicing Fee Rate”) generally equal to 0.25% of the scheduled principal balance of each Mortgage Loan such Servicer services. The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders. Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related Collection Account.

Collection and Other Servicing Procedures

Each Sale and Servicing Agreement generally requires that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Sale and Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

The various mortgagors are generally required to make monthly payments to the Servicers of principal and interest due on the Mortgage Loans (each, a "Scheduled Payment"). Each Servicer will be required to deposit in a Collection Account, generally no later than the second Business Day following receipt, all Scheduled Payments collected on the Mortgage Loans and any Advances. Each Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long-term unsecured debt ratings of which are rated in the two highest ratings categories of one or more of S&P, Moody’s or Fitch.

Pursuant to each Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "Escrow Account") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the related Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on such Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in such Escrow Account to such Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the related Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac, against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfies the requirements set forth above.

All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

During or prior to March of each year, commencing with March 2008, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, the Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an "Assessment of Compliance") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year.

provided, however, the Custodian will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the related Sale and Servicing Agreement.

Servicer Events of Default

Events of default ("Events of Default") under each Sale and Servicing Agreement will generally consist of:

(1)
any failure by the related Servicer to make any remittances or deposits required under such Sale and Servicing Agreement, which failure continues unremedied for the period specified in such Sale and Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to such Servicer;

(2)
any failure by the related Servicer to observe or perform in any material respect any covenant or agreement by such Servicer in the related Sale and Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days or less after written notice of the failure, requiring the same to be remedied by such Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the Custodian, in some cases, or received by such Servicer, in other cases;

(3)
failure by the related Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

(4)
certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the related Servicer indicating its insolvency;

(5)	the related Servicer admits in writing its inability to pay its obligations as they become due;

(6)	the related Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(7)
the related Servicer without consent of the mortgage owner attempts to assign the related Sale and Servicing Agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof.

Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

So long as an Event of Default under a Sale and Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the applicable Sale and Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 (unless such successor servicer is Avelo), to act as successor to the terminated Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Sale and Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to a Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

Generally, a Servicer may not assign its Sale and Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Sale and Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

Generally, a Servicer may not resign from its obligations and duties imposed on it by its Sale and Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Generally, the Sale and Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Sale and Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns its Sale and Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Sale and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Sale and Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency listed in the prospectus supplement for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Sale and Servicing Agreement.

The Sale and Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Sale and Servicing Agreement.

Actions by the Sponsor and its Affiliates

The Sponsor and the Master Servicer have certain rights and obligations described in this term sheet supplement with respect to servicing of the Mortgage Loans and loan-level representations and warranties. These parties have similar rights and obligations in connection with a substantial number of other mortgage loan securitization trusts formed at the direction of the Sponsor. The Sponsor and its affiliates may from time to time have economic interests in the performance of the Mortgage Loans included in the Trust Fund or in other securitization trusts that may include a residual interest, other classes of certificates or interests in the form of derivatives. In addition, because the performance of pools of mortgage loans may vary due to differing credit quality or other pool characteristics, the servicing techniques employed and level of servicing attention required may be greater in respect of some loan pools than others. While both the Sponsor and the Master Servicer will fulfill their contractual obligations with respect to the Trust Fund, the Sponsor and the Master Servicer may in some cases and with respect to certain securitization trusts employ different levels of investigation and remedial action and devote more resources to such matters as loss mitigation and repurchase of defective mortgage loans than would be required by contract in order to protect the economic interests of the Sponsor and its affiliates, or to address particular performance issues related to the characteristics of one or more mortgage loan pools.

THE UNDERLYING MBS

All of the information contained herein with respect to the Underlying MBS is derived from (i) information contained in the prospectus supplement dated August 24, 2006 to the prospectus dated August 3, 2006 (together, the "Underlying Prospectus") attached hereto as Appendix A and (ii) information obtained from the monthly statement provided by the Underlying Trustee or Administrator (each as defined below) in connection with the last five Underlying Distribution Dates, ending with the January 25, 2007 Underlying Distribution Date to be attached to the prospectus supplement (the “Monthly Statement”).

The Underlying MBS will consist of the Class 3A-5 Certificates previously issued by the GSR Mortgage Loan Trust 2006-8F (the "Underlying Trust Fund") as part of the Mortgage Pass-Through Certificates, Series 2006-8F in August 2006.

The Underlying MBS evidence an ownership interest in the Underlying Trust Fund created by the trust agreement related to the Underlying MBS (the "Underlying Agreement") and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinate Certificates"), and certain residual interests. The Underlying Trust Fund consists primarily of a pool of conventional, fixed rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. The Underlying Subordinate Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus under the heading "Credit Enhancements—Subordination."

For additional information on the Underlying MBS, prospective investors should carefully review the Underlying Prospectus attached hereto and the Monthly Statements to be attached to the prospectus supplement.

The Trust will be entitled to receive all distributions on the Underlying MBS due after February 26, 2007.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Senior Certificates will not be issued unless they receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Ratings ("Fitch") and Dominion Bond Rating Service Limited ("DBRS" and each of S&P, Moody’s and Fitch, a "Rating Agency"), indicated in the term sheet. The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P indicated in the term sheet. If so indicated in the term sheet, as of March 30, 2007 (the "Closing Date"), the offered certificates, other than the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates, are expected to qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this term sheet supplement. The Junior Subordinate Certificates, Class X Certificates and the Residual Certificates are not offered hereby.

Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates (other than the Underlying MBS-Related Certificates) will relate to one or more Collateral Groups of Mortgage Loans. The Underlying MBS-Related Certificates will relate to the Underlying MBS.

The Senior Certificates related to each Collateral Group, along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "Certificate Group."

Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance to be specified in the term sheet or total Notional Amount to be described therein. The initial aggregate Certificate Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

The "Certificate Balance" for any Distribution Date and for any certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses on such certificate before such Distribution Date, increased, in the case of any Z Certificates, by interest accrued on such certificates before such Distribution Date.

The "Class Principal Balance" of any class of certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

The “Notional Amount” of any class of Interest Only Certificates on any Distribution Date will be calculated in accordance with the formulas set forth in the term sheet and the prospectus supplement.

Distributions on the certificates (other than the Underlying MBS-Related Certificates) will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2007 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date. Distributions on the Underlying MBS-Related Certificates will be made on the first Business Day following the distribution date on the Underlying MBS. The "Record Date" for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

Exchangeable Certificates

General

All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in certain related offered certificates (the “Exchangeable REMIC Certificates”) in the combinations shown in the term sheet. All or a portion of the Exchangeable REMIC Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in the term sheet.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

If a certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of the month to the second to the last Business Day of the month subject to the Securities Administrator’s approval. The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed in the term sheet are permitted.

Distributions of Interest on the Certificates

Each of the Mortgage Pass-Through Certificates, Series 2007-2F will bear interest (except in the case of each class of Principal Only Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") to be set forth or described in the term sheet. The Certificate Interest Rate for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

Interest accrued on any class of certificates (other than the Underlying MBS-Related Certificates) will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled). Interest accrued on the Underlying MBS-Related Certificates will be similarly reduced based on the related reductions to the Underlying MBS.

The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

Interest accrued on any Z Certificates will be added to their respective Class Principal Balances on each Distribution Date and distributed as described under “Priority of Distributions.”

The "Basis Risk Shortfalls" for any class of certificates will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Certificate Interest Rate for such class were calculated without regard to the related maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.

Pursuant to the terms of the Trust Agreement, the Securities Administrator may establish a separate account (the "Basis Risk Reserve Fund"). Any Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund. Any Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the related class or classes of Cap Contract Certificates and the Class X Certificates. After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the related class or classes of Cap Contract Certificates as described herein, amounts in any Basis Risk Reserve Fund will be used to make payments to the Holders of the related class or classes of Cap Contract Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution Dates.

For any Distribution Date, the "Required Reserve Fund Deposit" for the Basis Risk Reserve Fund, will be an amount equal to the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the sum of (i) the aggregate of unpaid Basis Risk Shortfalls on the applicable class of Certificates for preceding Distribution Dates and (ii) $1,000.

On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the related class or classes of Cap Contract Certificates, the Securities Administrator will withdraw from any Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance in any Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the related class or classes of Cap Contract Certificates.

Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the Cap Contract Certificates is reduced to zero and (ii) the optional purchase of the related Mortgage Loans, any amounts remaining in any Basis Risk Reserve Fund will be distributed to the Class X Certificates.

The Interest Rate Cap

On the Closing Date, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of U.S. Bank National Association, as the trustee of a separate interest trust created pursuant to the Trust Agreement, may be assigned an interest rate cap agreement on behalf of the related class or classes of LIBOR Certificates and Class X Certificateholders (the "Interest Rate Cap").

Any Interest Rate Cap will provide for a "Strike Price" to be designated in the prospectus supplement and a Projected Principal Balance for each Distribution Date. The "Projected Principal Balances" with respect to the Interest Rate Cap for each applicable Distribution Date will be set forth in the prospectus supplement. The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to the related Collateral Group as designated in the prospectus supplement. We can give you no assurance that the Mortgage Loans contributing to the related Collateral Group will prepay at that rate or at any other rate.

With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum rate to be designated in the prospectus supplement) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an "Interest Rate Cap Amount").

On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

first, (a) to the related class or classes of certificates, to pay Basis Risk Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to the maximum rate) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of each related class of certificates for such Distribution Date;

second, to the related class or classes of certificates to pay Basis Risk Shortfalls on such certificates remaining unpaid from prior Distribution Dates; and

third, the remainder for deposit into any Basis Risk Reserve Fund in an amount at least equal to the applicable Required Reserve Fund Deposit.

It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the related class or classes of certificates associated with the Trust Fund’s investment in the Mortgage Loans paying interest at a fixed rate. See "Description of the Mortgage Pool." However, there can be no assurance that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

Any Interest Rate Cap will be terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

Interest Rate Cap Provider

The "Interest Rate Cap Provider" will be designated in the prospectus supplement. The Interest Rate Cap Provider will provide upon request, without charge, to each person to whom this term sheet supplement is delivered, a copy of (i) the ratings analysis from S&P, Moody’s Fitch and/or DBRS evidencing any ratings on the Interest Rate Cap Provider or (ii) the most recent audited annual financial statements of the Interest Rate Cap Provider. Requests for such information should be directed to the Depositor.

The Class X Certificate

The Class X Certificate represents the right to receive certain amounts on deposit in any Basis Risk Reserve Fund on the earlier to occur of (i) the Distribution Date on which the aggregate Class Principal Balance of the related class or classes of certificates is reduced to zero and (ii) the optional purchase of the Mortgage Loans.

Determination of LIBOR

Certain classes of certificates may be floating rate certificates (the "LIBOR Certificates") that bear interest either at a rate based on LIBOR plus a margin or which vary inversely with LIBOR, in each case subject to the minimum and maximum rates to be described in the prospectus supplement. These certificates are also referred to as "Floating Rate Certificates."

"LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

"LIBOR Determination Date" means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences. Absent manifest error, the Securities Administrator’s determination of LIBOR will be conclusive.

"London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

"Reference Banks" means four major banks in the London interbank market selected by the Securities Administrator.

Distributions of Principal on the Certificates

As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range. These Applicable Fractions will be set forth in the prospectus supplement.

The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates are calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders’ entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors are encouraged to also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

As described in greater detail below, amounts distributable as principal to the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates related to a Collateral Group (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates and the Collateral Group related to the Underlying MBS-Related Certificates) as a whole will additionally be allocated between such Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "—Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this term sheet supplement.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

"Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of certificates at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class’s share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "Relief Act" and any such reduction, a "Relief Act Reduction"). The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

"Applicable Fraction" means, for each Mortgage Loan and any Collateral Group, the fraction set forth in the prospectus supplement.

"Apportioned Principal Balance" means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

"A-P Principal Distribution Amount" means, (a) for the Collateral Group related to each class of Class A-P Certificates and any Distribution Date:

(1)	the Applicable Fractions for that class of Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)
the Applicable Fractions for that class of Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)	the Applicable Fractions for that class of Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to such Collateral Group.

"Class A-X Notional Amount" means, for each Distribution Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Premium Loans in each related Loan Group multiplied by the following fraction:

the weighted average of the Net Rates of the Premium Loans in such Loan Group as of the first day of such month minus the Designated Rate for the applicable Collateral Group the Certificate Interest Rate on such class of Class A-X Certificates.

"Credit Support Depletion Date" means with respect to either group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

"Current Realized Losses" means, for each class of Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each related Discount Loan.

"Curtailment" means a partial prepayment on any Mortgage Loan.

"Deferred Principal Amount" means, for each class of Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related group of Subordinate Certificates.

"Designated Rates" means, for each Collateral Group, the "Designated Rates" as set forth in the prospectus supplement.

"Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

"Interest Only Certificate" means any Class A-X Certificate and any other class of certificate designated as an "Interest Only Certificate" in the prospectus supplement.

"Liquidation Principal" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

"Liquidated Mortgage Loan" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

"Notional Amount" means each Class A-X Notional Amount and the notional amount of any class of Interest Only Certificates set forth in the term sheet.

"PAC Certificates" means any class of certificates designated as a planned amortization class in the term sheet.

"PAC Scheduled Amount" means, for the PAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

"Payoff" means a prepayment in full on any Mortgage Loan.

"Principal Only Certificate" means any class of Class A-P Certificates or any other class of certificates designated as a "Principal-Only Certificate" in the term sheet.

"Principal Payment Amount" means the sum, for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

(1)	the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)
the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

(3)	any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

(4)	Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

"Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates).

"Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

"Scheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount. The "Unscheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

"Senior Collateral Group Percentage" for each Collateral Group will be as set forth in the prospectus supplement.

"Senior Liquidation Amount" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before April 2012 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

for any Distribution Date occurring in April 2012 through March 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in April 2013 through March 2014, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in April 2014 through March 2015, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in April 2015 through March 2016, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in or after April 2016 (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group related to the same Loan Group (or a related Loan Group) will be paid to the related Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement. After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

(1)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(2)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(3)	the related Senior Liquidation Amount for such Distribution Date.

"Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

The "Subordinate Percentage" for any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be as set forth in the prospectus supplement.

"Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

"Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will be equal to the sum of:

(1)	the related Subordinate Percentage of the related Principal Payment Amount;

(2)	the related Subordinate Principal Prepayment Amount; and

(3)	the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related class of Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

"Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

"Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of related Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

"TAC Certificates" means any class of certificates designated as a targeted amortization class in the term sheet.

"TAC Scheduled Amount" means, for the TAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for each Collateral Group (other than the Collateral Group related to the Underlying MBS) and such Distribution Date will be determined and allocated among the related Collateral Groups as provided in the prospectus supplement and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders generally as specified in this term sheet supplement and more specifically in the prospectus supplement.

The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)
the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee (as successor master servicer), or (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

(a)	all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)	all Curtailments received after the previous calendar month;

(c)
all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

(d)	Liquidation proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

(e)	all amounts that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

(f)	the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

(g)	any amounts payable in respect of primary mortgage insurance;

(h)	all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodian or the Master Servicer; and

(2)
the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

The "Available Distribution Amount" for the Underlying MBS-Related Certificates and any Underlying MBS-Related Certificate Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Securities Administrator on or prior to such Underlying MBS-Related Certificate Distribution Date as distributions on the Underlying MBS as reduced by all related indemnification amounts and other related amounts reimbursable on such Underlying MBS-Related Certificate Distribution Date to the Securities Administrator or the Trustee.

Administration Fees

As described under the definition of "Available Distribution Amount" in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the Servicing Fee payable on each Mortgage Loan and compensation payable to the Master Servicer, the Securities Administrator, the Custodian and the Trustee. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fees prior to the certificateholders receiving any distributions. The Servicing Fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the Servicing Fee Rate, on the Stated Principal Balance of such Mortgage Loan. The following table identifies the per annum fee rates generally applicable in calculating the Servicing Fee:

Fee	Per Annum Fee Rate
Servicing Fee	0.25% (Avelo) 0.25% (JPMorgan) 0.25% (Wells Fargo Bank)

The Servicing Fee Rates generally represent the rates expected for the Mortgage Loans and the actual Servicing Fee Rates for the Mortgage Loans may exceed these rates.

Priority of Distributions

Priority of Distributions on the Certificates other than the Underlying MBS-Related Certificates

On each Distribution Date prior to the occurrence of the Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed in the following order of priority:

(1)
to each class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class, provided that, Accrued Certificate Interest on any Z Certificates will be added to the Class Principal Balance thereof and will be distributed in the following order of priority:

(a)	to the related AD Certificates, until the Class Principal Balance thereof is reduced to zero; and

(b)	to such Z Certificates until the Class Principal Balance thereof is reduced to zero;

(2)
to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

(a)
to the certificates in each Certificate Group, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for the related Collateral Group in an amount up to the Senior Principal Distribution Amount for that Collateral Group for such Distribution Date, until the Class Principal Balance of each such certificate is reduced to zero;

(b)
to each class of Class A-P Certificates, from the Available Distribution Amount for the related Collateral Group, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(3)
from amounts otherwise payable to the related Subordinate Certificates, to the related class of Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the related Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-P Certificates;

(4)
to the extent of the remaining Available Distribution Amount for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), but subject to the prior distribution of amounts described under "—Cross-Collateralization" below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of related Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of related Subordinate Certificates senior thereto;

(5)	to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(6)
to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their respective Class Principal Balances) and the remainder (other than any Fair Market Value Excess remaining after the optional purchase of the Mortgage Loans), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of one or more classes of related Residual Certificates.

Priority of Distributions on the Underlying MBS-Related Certificates

On each Underlying MBS-Related Certificate Distribution Date, the Available Distribution Amount for the Collateral Group related to the Underlying MBS-Related Certificates for that Underlying MBS-Related Certificate Distribution Date will be distributed as follows:

(1)	concurrently, to the Underlying MBS-Related Certificates, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest for each such class;

(2)
to the Underlying MBS-Related Certificates, in reduction of their Class Principal Balance, in the order of priorities to be set forth in the prospectus supplement, to the extent of the remaining Available Distribution Amount for the related Collateral Group, until the Class Principal Balance thereof is reduced to zero; and

(3)	to any Class of Residual Certificates relating to the Collateral Group containing the Underlying MBS, any remaining Available Distribution Amount for such Collateral Group.

Distributions with Respect to Exchangeable Classes

In the event that Exchangeable REMIC Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in such Combination Group.

Subordination and Allocation of Losses

Each group of Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by each group of Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses. The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of the Class Principal Balances thereof. For example, the Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of a class of Class A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this term sheet supplement as the "Deferred Principal Amount" and is distributable in the manner described under "—Priority of Distributions" above. The distribution of any Deferred Principal Amount to a class of Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.

The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce the Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a deficient valuation. The amount of the secured debt could be reduced to such deficient valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

A "Realized Loss" on a Liquidated Mortgage Loan generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan. Realized Losses may also occur in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such Liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates—Distributions of Principal on the Certificates" in this term sheet supplement and the certificate principal balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

Because each group of Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Groups, the Certificate Balances of such certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans contributing to any Collateral Group in such Loan Group. Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to a Collateral Group that did not incur the loss.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group (other than the portion thereof allocable to the related class of Class A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Class Principal Balance of each such class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Cross-Collateralization

On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Underlying MBS-Related Certificates and any class of Class A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than the Interest Only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

The "Total Subordinate Percentage" at any time will equal (a) with respect to any group of Subordinate Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the related class of Class A-P Certificates).

The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than any class of Class A-P Certificates) immediately prior to that Distribution Date.

The "Subordinate Class Percentage" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than any Class A-P Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than any Class A-P Certificates and Class A-X Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than any Class A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than any Class A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group. All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

Advances

For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I Advances") to the related Collection Account on or before the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable Sale and Servicing Agreement (the “Servicer Remittance Date”), to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust’s interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as "Servicing Advances" (and, together with P&I Advances, "Advances"). However, if a Servicer determines, in good faith, that an otherwise required P&I Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will make such P&I Advances (unless the P&I Advance is deemed by the Trustee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

Upon liquidation of a Mortgage Loan, the related Servicer or the Master Servicer, as applicable, will be entitled to reimbursement of Advances. Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of certificateholders to receive payments of interest and principal on the certificates on each Distribution Date.

Optional Purchase of the Mortgage Loans

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of such Mortgage Loans as of the Cut-Off Date, the Master Servicer will have the option to purchase from the Trust Fund such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust Fund. Any such optional purchase will cause the retirement of the related classes of certificates. If the Underlying MBS are redeemed upon a purchase of the Underlying Mortgage Loans and related property in the Underlying Trust Fund, as described in the Underlying Prospectus, the proceeds of such redemption will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest.

In the case of the event described in the preceding paragraph, the purchase price for any such optional purchase will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the related certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to such Mortgage Loans, as determined in accordance with the Trust Agreement. The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "Fair Market Value Excess")) will be distributed to the holders of the related classes of certificates, in accordance with the order of priorities set forth under "Description of the Certificates-Distributions" in this term sheet supplement and in the prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans will be distributed to the holders of one or more classes related Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of one or more classes of Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans and the other property of the Trust Fund as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See "Administration—Termination; Optional Termination" in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on each class of offered certificates will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing Mortgage Loan related to such certificates occurs. With respect to the Underlying MBS-Related Certificates, the rated final Underlying MBS-Related Certificate Distribution Date is the Underlying MBS-Related Certificate Distribution Date immediately following the rated final distribution date of the Underlying MBS.

Collection Accounts, Master Servicer Account and Certificate Account

Pursuant to the Sale and Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "Collection Account") into which it must deposit, within the time period specified in the applicable Sale and Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain. Collections that relate to Monthly Payments due on or before the Cut-Off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account. The Collection Accounts are held in trust for the benefit of the Trust Fund. A Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay such Servicer income on funds invested as servicing compensation, (iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Sale and Servicing Agreement, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during the month of such Servicer Remittance Date. The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the "Master Servicer Account"), and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator. Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "Certificate Account") from which it will make distributions to the certificateholders on each Distribution Date.

The Certificate Account and the Master Servicer Account must be Eligible Accounts. An "Eligible Account" for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency listed in the prospectus supplement. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers via the Master Servicer, setting forth, among other things:

•	the amount of distributions for such Distribution Date to holders of each class of Certificates applied to reduce the Class Principal Balance thereof;

•
the amount of distributions for such Distribution Date to holders of each class of Certificates allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous Interest Accrual Periods);

•	the class factor for each class of Certificates;

•	the aggregate scheduled principal balance of the Mortgage Loans in each Loan Group;

•	the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

•
the aggregate amount of the Servicing Fees and Master Servicing Fees paid as required under the Sale and Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted under the Trust Agreement;

•
if applicable, the aggregate amount of P&I Advances included in distributions for such Distribution Date, the aggregate amount of P&I Advances reimbursed during the calendar month preceding such Distribution Date and the aggregate amount of unreimbursed P&I Advances at the close of business on such Distribution Date;

•
the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

•
the number and aggregate scheduled principal balance of the Mortgage Loans as of such Distribution Date (a) delinquent in payment on a contractual basis, identifying the length of the contractual delinquency, as specified in the Trust Agreement, (b) as to which foreclosure proceedings have been commenced, (c) as to which the related Mortgage is subject to a bankruptcy proceeding, and (d) secured by REO properties;

•
the aggregate Certificate Principal Balance of each class of Certificates (and, in the case of Interest Only Certificates, the related Notional Amount) at the close of business on such Distribution Date, identifying any reduction in such Certificate Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

•
the aggregate amount of (a) Payoffs and principal prepayments made, (b) the amount of any proceeds from any repurchase of any Mortgage Loans by a Loan Seller, (c) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received, and (d) Realized Losses incurred during the related principal prepayment period;

•
any material modifications, extensions or waivers applicable to the terms of any Mortgage Loan, the Trust Agreement, any Sale and Servicing Agreement, any certificate, the Servicing Fees or the Master Servicing Fees;

•	LIBOR for such Distribution Date;

•	the Certificate Interest Rate for each class of Certificates applicable to such Distribution Date;

•	the amount of any Basis Risk Shortfalls for each class of LIBOR Certificates for such Distribution Date;

•	the amount of any Deferred Principal Amounts applicable to each class of Class A-P Certificates for such Distribution Date;

•	the amount of any Interest Rate Cap Amounts received by the Securities Administrator with respect to such Distribution Date;

•	the amounts, if any, deposited into the Basis Risk Reserve Fund on such Distribution Date, and the balance of the Basis Risk Reserve Fund, after such deposits, on such Distribution Date;

•	each Senior Collateral Group Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date; and

•
a statement as to whether any exchanges of Exchangeable Certificates or Exchangeable REMIC Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange.

In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts will be expressed as a dollar amount per 10% interest. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which such person was a certificateholder. Such obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to certificateholders via the Securities Administrator's internet website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the trust fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates (other than the Underlying MBS-Related Certificates) will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group or Collateral Groups, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group or Collateral Groups and the rate of liquidations on the Mortgage Loans in the related Collateral Group or Collateral Groups. The yield to maturity of the Underlying MBS-Related Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on such certificates, the actual characteristics of the Underlying Mortgage Loans, the rate of principal payments (including prepayments) on the Underlying Mortgage Loans and the rate of liquidations on the Underlying Mortgage Loans. The yield to maturity of each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Regular Certificates. The yield to maturity to holders of certificates (other than the LIBOR Certificates, the Principal Only Certificates and the Underlying MBS-Related Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

Any net interest shortfalls, as described under the heading "Description of the Certificates-Distributions" in this term sheet supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the related class of Class A-P Certificates, as applicable), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates (other than the Underlying MBS-Related Certificates) will depend on the rate and timing of Realized Losses. The yields on the Underlying MBS-Related Certificates will depend on the rate and timing of realized losses on the Underlying Mortgage Loans.

In addition, as described under the heading "Description of the Certificates—Priority of Distributions" in this term sheet supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics—in particular, the interest rates—of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate Mortgage Loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest"). The amount of Compensating Interest to be paid by any Servicer on any Distribution Date, as specified in the related Sale and Servicing Agreement and to the extent that it is subject to a cap, generally will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and with respect to certain Servicers, any voluntary prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 50% of the Servicing Fee payable to such Servicer (or with respect to certain Servicers, 100% of the Servicing Fee payable to such Servicer) on the related Distribution Date. In the event the related Servicer does not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer’s compensation. Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group or Collateral Groups, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus. Certain Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. Specifically, a lower than expected rate of principal prepayments on the Discount Loans will reduce the yield to investors in the Class A-P Certificates. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC and TAC Certificates

The PAC Certificates and TAC Certificates, if any, will be entitled to receive payments, to the extent of available principal, to reduce their Class Principal Balance on each Distribution Date to the related PAC Scheduled Amount or related TAC Scheduled Amount for such Distribution Date, according to the PAC Schedule or TAC Schedule, as applicable, to be set forth in the prospectus supplement. The PAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a percentage of PSA. The TAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate equal to a constant prepayment rate (the "Structuring Target"), expressed as a percentage of PSA. The Structuring Range for the PAC Certificates and the Structuring Target for the TAC Certificates will be specified in the prospectus supplement. There can be no assurance that the Class Principal Balances of the PAC Certificates or TAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount or TAC Scheduled Amount, as applicable, for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

If the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly. The Underlying MBS is a PAC Certificate. See “Yield and Prepayment Considerations” and “Yield and Prepayment Considerations—PAC Certificates” in the Underlying Prospectus attached hereto.

Similarly, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Target, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the TAC Certificates to the TAC Scheduled Amount for such Distribution Date, and the weighted average lives of the TAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Target, the weighted average lives of the TAC Certificates may be shortened, perhaps significantly.

Support Certificates

The prepayment stability of any PAC Certificates or any TAC Certificates will be supported by the PAC Support Certificates or the TAC Support Certificates.

In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in the prospectus supplement or below in "—Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and “—Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only, Principal Only and Underlying MBS-Related Certificates

The yield to maturity on each class of Class A-X Certificates related to any Loan Group will be extremely sensitive to the level of principal prepayments on the Premium Loans in such Loan Group. The interest payable to each class of Class A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans in the related Loan Group or Loan Groups over (ii) the Designated Rate on the applicable Collateral Group in each such Loan Group. Therefore, the yield to maturity on each class of Class A-X Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans in each such Loan Group. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the related Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The foregoing yield considerations will generally also apply to other Interest Only Certificates. In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR. As a result, any increases in LIBOR will reduce the yield on such certificates.

An optional termination of the trust fund related to the Underlying MBS will have the same effect as a prepayment in full of the related mortgage loans. Therefore, the yield to maturity of the Underlying MBS-Related Certificates may be adversely affected by any such optional termination.

The yield to maturity on each class of Class A-P Certificates will be extremely sensitive to the level of principal prepayments on the related Discount Loans. Therefore, the yield to maturity on the Class A-P Certificates will be adversely affected by slower-than-expected prepayments of such Discount Loans and could be reduced to zero.

Because the interest payable on each class of Class A-X Certificates related to any Loan Group is based upon only the Premium Loans in such Loan Group, and the principal distributable to the class of Class A-P Certificates related to such Loan Group is derived only from the Discount Loans in such Loan Group, it is possible that faster-than-expected principal prepayments on such Premium Loans may occur at the same time as slower-than-expected principal prepayments on such Discount Loans, which would result in a lower yield to maturity for such class of Class A-X Certificates and such class of Class A-P Certificates.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Certificate Balance of the related Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Junior Subordinate Certificates in reverse order of seniority.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement.  GSMSC intends to file, and may have already filed, with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement.

Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all related Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

The Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the related Class A-P Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs. The Securities Administrator on behalf of the Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The prospectus supplement for the Underlying MBS provides that, taking into account certain assumptions, the Underlying MBS will constitute a REMIC regular interest for federal income tax purposes. Qualification of a security as a REMIC regular interest requires compliance with initial and on-going requirements of the Code. The summary below and the tax opinion of McKee Nelson LLP referred to above assume that the Underlying MBS will constitute a REMIC regular interest at all times the Underlying MBS-Related Certificates are outstanding.

The Securities Administrator will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

The offered certificates (other than the Exchangeable Certificates and any class of certificates entitled to receive Basis Risk Shortfalls) will be REMIC regular interests. Any class of certificates entitled to receive Basis Risk Shortfalls (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificates and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract"). See the discussion under "—Additional Considerations for the Cap Contract Certificates" below. For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining offered certificates (other than the Exchangeable Certificates) are referred to as the "Regular Certificates." See "Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Securities Administrator will treat any Interest Only Certificates, Z Certificates and Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID. The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes. No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences—OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above. In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "—The Cap Contract Component" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool'') will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities" in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an Employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code ("Plans"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations—Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the "DOL") defining the term "plan assets" published in the Federal Register (the "Plan Asset Regulations"), generally, when a Plan makes an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates. A Plan’s investment in the offered certificates may therefore cause the Underlying MBS to be deemed to constitute plan assets. If the Underlying MBS constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a plan "fiduciary," and become subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Underlying MBS and other assets of the trust fund. The Depositor, the parent of the Depositor, the Trustee or certain of their affiliates might therefore be considered fiduciaries with respect to Plans investing in offered certificates, although such parties’ activities with respect to the Underlying MBS are limited in scope. Prohibited transactions within the meaning of ERISA and the Code could also arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

With respect to the acquisition of the offered certificates and the deemed indirect acquisition of an interest in the Underlying MBS by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations, including interests such as the Underlying MBS issued by other securitization trusts, and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met,, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The DOL amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" (or its equivalent) or better at the time of purchase. See "ERISA Considerations—Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

(1)	the rating condition was satisfied at the time of purchase; or

(2)	the following condition is satisfied:

(a)	it is an insurance company;

(b)	the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

(c)	the conditions in Sections I and III of PTCE 95-60 have been satisfied.

In addition, if a Cap Agreement is held in a separate interest trust, any person purchasing certificate otherwise eligible for purchase by Plans under the underwriter exemption, which certificate entitles the holder to receive payments under any related Cap Agreement from the separate interest trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such certificate without the right to receive payments from the separate interest trust, together with the right to receive such payments.

The acquisition, holding and transfer of any certificates entitled to payments from any such Cap Agreement, excluding the right to receive the payments from the separate interest trust, should meet the conditions of the underwriter exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any such certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of any such certificates without the right to receive payments from the separate interest trust satisfies the terms and conditions of the underwriter exemption. See “ERISA Considerations” in the prospectus.  The rating of any such certificate may change. If the rating of such a certificate declines below the lowest permitted rating, such certificates may no longer be eligible for relief under the underwriter exemption (although a Plan that had purchased such certificate when such certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such a certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The underwriter exemption may not apply to the acquisition, holding or resale of the right to receive payments from the separate interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Interest Rate Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of any such Cap Agreement, no Plan or other person using Plan assets may acquire or hold a certificate entitled to receive payments thereunder otherwise eligible for the underwriter exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in a certificate entitled to receive payments thereunder for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the a certificate entitled to receive payments thereunder or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Prior to the termination of any such Cap Agreement, each beneficial owner of a certificate entitled to receive payments thereunder or any interest in such a certificate, will be deemed to have represented, by virtue of its acquisition or holding of such a certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under the statutory exemption or one of the five prohibited transaction class exemptions as required immediately above or some other applicable exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with any such Cap Agreement, any certificate entitled to receive payments thereunder whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchangeable REMIC Certificates, the Exchangeable REMIC Certificates received will be eligible for relief under the underwriter's exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchangeable REMIC Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchangeable REMIC Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to be eligible under an investor-based exemption in connection with the acquisition and holder of a Certificate, such requirement will apply to both Exchangeable Certificates and Exchangeable REMIC Certificates.

The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

(1)
indemnify and hold harmless GSMSC, the Trustee, the Securities Administrator, the Master Servicer, each Servicer, the Custodian and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

(2)	be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

CERTAIN LEGAL INVESTMENT ASPECTS

For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and, unless otherwise set forth in the term sheet, the Subordinate Certificates that are rated in one of the two highest rating categories by at least one Rating Agency, will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the respective ratings from one or more of S&P, Moody’s, Fitch and DBRS set forth in the term sheet.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. S&P, Moody’s, Fitch and DBRS will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s, Fitch or DBRS are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on Principal Only Certificates only addresses the return of the principal balances thereof.

GSMSC has not requested a rating on the offered certificates by any rating agency other than one or more of S&P, Moody’s, Fitch and DBRS. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P, Moody’s, Fitch or DBRS.

[Remainder of This Page Intentionally Left Blank]

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

PAGE

AD Certificates	S-12
Advances	S-16
A-P Principal Distribution Amount	S-89
Applicable Fraction	S-6
Apportioned Principal Balance	S-89
Assessment of Compliance	S-78
Attestation Report	S-78
Available Distribution Amount	S-94
Avelo	S-38
Basis Risk Reserve Fund	S-85
Basis Risk Shortfalls	S-85
Business Day	S-9
Cap Contract	S-113
Cap Contract Certificates	S-11
Certificate Account	S-16
Certificate Balance	S-83
Certificate Group	S-83
CHF	S-42
Class A-P Certificates	S-7
Class A-X Certificates	S-7
Class A-X Notional Amount	S-90
Class Principal Balance	S-83
Closing Date	S-82
CLTV	S-50
Code	S-113
Collateral Group	S-6
Collection Account	S-103
Combined Loan-to-Value Ratio	S-50
Compensating Interest	S-108
Conduit	S-38
Correspondents	S-46
Credit Support Certificates	S-12
Credit Support Depletion Date	S-90
Current Realized Losses	S-90
Curtailment	S-90
Custodian	S-36
DBRS	S-82
Deferred Principal Amount	S-90
Delegated Underwriting	S-47
Depositor	S-62
Designated Rates	S-90
Discount Loans	S-12
DOL	S-116
Due Date	S-38
Due Period	S-90
Effective Net Rate	S-6
Eligible Account	S-104
ERISA	S-116
Escrow Account	S-76
Events of Default	S-78
Exchange Pool	S-116
Exchangeable Certificates	S-83
Exchangeable REMIC Certificates	S-83
Fair Market Value Excess	S-102
FICO Score	S-48
Fitch	S-82
Floating Rate Certificates	S-87
Group Subordinate Amount	S-100
GSMC	S-38
Home Asset ManagementSM Account Loan	S-50
Interest Only Certificate	S-90
Interest Only Certificates	S-12
Interest Rate Cap	S-86
Interest Rate Cap Amount	S-86
Interest Rate Cap Provider	S-87
Joint Ventures	S-46
JPMorgan	S-38
JPMorgan Chase	S-42
LIBOR	S-87
LIBOR Certificate	S-9
LIBOR Certificates	S-87
LIBOR Determination Date	S-88
Liquidated Mortgage Loan	S-90
Liquidation Principal	S-90
Loan Group	S-6
Loan Seller	S-38
Loan-to-Value Ratio	S-50
London Business Day	S-88
Master Servicer	S-36
Master Servicer Account	S-104
Master Servicer Event of Default	S-66
Master Servicer Remittance Date	S-16
Master Servicing Fee	S-64
MERS	S-53
Monthly Statement	S-82
Moody’s	S-82
Mortgage	S-36

Mortgage Loan Schedule	S-52
Mortgage Loans	S-38
Mortgage Score	S-47
Mortgaged Property	S-38
NAS Certificates	S-12
Net Rate	S-6
Non-AP Pool Balance	S-100
Notional	S-83
Notional Amount	S-91
P&I Advance	S-16
PAC Certificates	S-91
PAC Scheduled Amount	S-91
PACs	S-11
Payoff	S-91
Plans	S-116
Premium Loans	S-12
Prime 15-Year Fixed-Rate Loans	S-45
Prime 30-Year Fixed-Rate Non-Relocation Loans	S-44
Prime 30-Year Fixed-Rate Relocation Loans	S-44
Prime Adjustable-Rate Loans	S-45
Principal Only Certificate	S-91
Principal Payment Amount	S-91
Principal Prepayment Amount	S-91
Projected Principal Balances	S-86
Rating Agency	S-82
Realized Loss	S-99
Record Date	S-83
Reference Banks	S-88
Regular Certificates	S-113
Relief Act	S-89
Relief Act Reduction	S-89
Required Reserve Fund Deposit	S-86
Residual Certificates	S-8
S&P	S-82
Sale and Servicing Agreement	S-38
Sale and Servicing Agreements	S-38
Scheduled Payment	S-91
Scheduled Principal Amount	S-91
Securities Administrator	S-36
Senior Collateral Group Percentage	S-91
Senior Liquidation Amount	S-91
Senior Prepayment Percentage	S-92
Senior Principal Distribution Amount	S-92
Senior Support Certificates	S-12
Servicer	S-69
Servicer Remittance Date	S-15
Servicers	S-69
Servicing Advances	S-16
Servicing Fee	S-76
Servicing Fee Rate	S-76
Servicing Fee Rates	S-95
SMMEA	S-119
SMMEA Certificates	S-119
Strike Price	S-86
Structuring Range	S-109
Structuring Target	S-109
Subgroup	S-6
Subordinate Class Percentage	S-100
Subordinate Liquidation Amount	S-93
Subordinate Percentage	S-93
Subordinate Prepayment Percentage	S-93
Subordinate Principal Distribution Amount	S-93
Subordinate Principal Prepayment Amount	S-93
Subordination Level	S-93
Subsequent Recovery	S-99
Super Senior Certificates	S-12
TAC Certificates	S-93
TAC Scheduled Amount	S-94
TACs	S-11
Total Subordinate Percentage	S-100
Trust Agreement	S-36
Trust Fund	S-36
Trustee	S-36
U.S. Bank	S-62
Undercollateralization Distribution	S-101
Undercollateralized Group	S-100
Underlying Agreement	S-82
Underlying MBS	S-6
Underlying MBS-Related Certificate	S-8
Underlying MBS-Related Certificate Distribution Date	S-9
Underlying Mortgage Loans	S-82
Underlying Prospectus	S-82
Underlying Senior Certificates	S-82
Underlying Subordinate Certificates	S-82
Underlying Trust Fund	S-82
Unscheduled Principal Amount	S-91
VRU	S-74
Wells Fargo Bank	S-38
Z Certificates	S-12

[THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX A

Underlying Prospectus

S-A-1

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 3, 2006
                                  $618,504,000
                                 (Approximate)
               Mortgage Pass-Through Certificates, Series 2006-8F

                        GSR MORTGAGE LOAN TRUST 2006-8F
                                 Issuing Entity

                          GS MORTGAGE SECURITIES CORP.
                                   Depositor

                         GOLDMAN SACHS MORTGAGE COMPANY
                                    Sponsor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                         U.S. BANK NATIONAL ASSOCIATION
                                    Trustee

                             AVELO MORTGAGE, L.L.C.
                      COUNTRYWIDE HOME LOANS SERVICING LP
                           NATIONAL CITY MORTGAGE CO.
                            PHH MORTGAGE CORPORATION
                             WASHINGTON MUTUAL BANK
                                   Servicers

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in GSR Mortgage Loan Trust 2006-8F only and will not represent interests in or obligations of the depositor, the underwriter, the master servicer, the servicers, the sponsor or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuing entity will offer the following securities pursuant to this prospectus supplement:

           APPROXIMATE
          INITIAL CLASS        ANNUAL
        PRINCIPAL BALANCE   CERTIFICATE                                                                             RATED FINAL
           OR NOTIONAL        INTEREST                             INTEREST      S&P        FITCH      MOODY'S     DISTRIBUTION
CLASS       AMOUNT(1)           RATE             TYPE(2)            TYPE(3)   RATING(4)   RATING(4)   RATING(4)       DATE(5)
-----   -----------------   -----------   ----------------------   --------   ---------   ---------   ---------   --------------
1A-1      $ 3,388,000          5.00%              Senior            Fixed         NR         AAA         Aaa      September 2036
2A-1      $76,066,000          6.00%              Senior            Fixed         NR         AAA         Aaa      September 2036
3A-1      $86,973,000       Floating(7)      Super Senior/SUP      Floating      AAA         AAA         Aaa      September 2036
3A-2      $86,973,000(6)    Floating(7)         Senior/IO          Floating       NR         AAA         Aaa      September 2036
3A-3      $ 5,000,000          6.25%           Senior/Z/SUP         Fixed         NR         AAA         Aaa      September 2036
3A-4      $20,000,000          6.25%              Senior            Fixed         NR         AAA         Aaa      September 2036
3A-5      $102,876,000         6.25%            Senior/PAC          Fixed         NR         AAA         Aaa      September 2036
3A-6      $47,130,000          5.75%         Super Senior/NAS       Fixed         NR         AAA         Aaa      September 2036
3A-7      $ 3,509,000          6.25%        Senior Support/NAS      Fixed         NR         AAA         Aa1      September 2036
3A-8      $ 3,073,000          6.25%        Senior Support/NAS      Fixed         NR         AAA         Aa1      September 2036
3A-9      $ 3,770,400(6)       6.25%            Senior/IO           Fixed         NR         AAA         Aaa      September 2036
3A-10     $47,130,000          6.00%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
3A-11     $47,130,000          6.25%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-1      $54,420,000          6.50%              Senior            Fixed         NR         AAA         Aaa      September 2036
4A-2      $50,000,000       Floating(7)      Super Senior/SUP      Floating      AAA         AAA         Aaa      September 2036
4A-3      $   830,000          6.50%        Senior Support/NAS      Fixed         NR         AAA         Aa1      September 2036
4A-4      $ 2,409,000          6.50%            Senior/PAC          Fixed         NR         AAA         Aaa      September 2036
4A-5      $ 3,635,000          6.00%            Senior/PAC          Fixed         NR         AAA         Aaa      September 2036
4A-6      $   279,615(6)       6.50%            Senior/IO           Fixed         NR         AAA         Aaa      September 2036
4A-7      $58,422,000          6.00%            Senior/PAC          Fixed         NR         AAA         Aaa      September 2036
4A-8      $ 4,494,000(6)       6.50%            Senior/IO           Fixed         NR         AAA         Aaa      September 2036
4A-9      $ 2,164,000          6.00%            Senior/PAC          Fixed         NR         AAA         Aaa      September 2036
4A-10     $   166,461(6)       6.50%            Senior/IO           Fixed         NR         AAA         Aaa      September 2036
4A-11     $ 3,635,000          6.25%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-12     $     8,000          6.50%            Senior/SUP          Fixed         NR         AAA         Aaa      September 2036
4A-13     $58,422,000          6.25%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-14     $58,422,000          6.50%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-15     $ 2,164,000          6.25%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-16     $ 2,164,000          6.50%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-17     $64,221,000          6.00%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-18     $64,221,000          6.25%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-19     $64,221,000          6.50%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-20     $66,630,000          6.50%       Senior/Exchangeable      Fixed         NR         AAA         Aaa      September 2036
4A-21     $ 4,940,076(6)       6.50%      Senior/IO/Exchangeable    Fixed         NR         AAA         Aaa      September 2036
5A-1      $81,799,000       Floating(7)           Senior           Floating       NR         AAA         Aaa      September 2036
5A-2      $81,799,000(6)    Floating(7)         Senior/IO          Floating       NR         AAA         Aaa      September 2036
A-X       $    35,064(6)       7.00%             RSTP/IO            Fixed         NR         AAA         Aaa      September 2036
M-1       $ 1,870,000       Variable(8)            SUB             Variable       NR         AA+          NR      September 2036
B-1       $ 8,711,000       Variable(8)            SUB             Variable       NR          AA          NR      September 2036
B-2       $ 3,733,000       Variable(8)            SUB             Variable       NR          A           NR      September 2036
B-3       $ 2,488,000       Variable(8)            SUB             Variable       NR         BBB          NR      September 2036

----------
See next page for footnotes.

          Each class of offered certificates is designed to receive monthly distributions of interest, principal or both, commencing on September 25, 2006.
In addition to the offered certificates, the issuing entity will issue the Class
B-4, Class B-5, Class B-6, Class X, Class RC and Class R Certificates that are not offered by this prospectus supplement.

ASSETS OF THE ISSUING ENTITY--

     o    Fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.

CREDIT ENHANCEMENT--

     o    Subordination of the subordinate certificates to the related senior certificates as described in this prospectus supplement under
          "Description of the Certificates--Priority of Distributions" and
          "--Subordination and Allocation of Losses";

     o    Shifting interests of the senior and subordinate certificates to scheduled and unscheduled prepayment of principal as described in this prospectus supplement under "Description of the
          certificates--Distributions of Principal on the certificates"; and

     o    Cross-Collateralization under certain limited circumstances as described in this prospectus supplement under "Description of the
          Certificates--Cross-Collateralization."

INTEREST RATE PROTECTION--

     o    The holders of the Class 3A-1 and Class 4A-2 Certificates will each have the benefit of an interest rate cap agreement entered into with
          Goldman Sachs Capital Markets, L.P. and Bear Stearns Financial
          Products, Inc., respectively, as described in this prospectus supplement under "Description of the Certificates--Distributions of
          Interest on the Certificates--The Interest Rate Caps."

          The underwriter, Goldman, Sachs & Co., will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor, GS Mortgage Securities Corp., from the sale of the offered certificates will be approximately 100.80% of the class principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE
SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES
EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

                              GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is August 24, 2006.

----------
(1)  These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%. The principal balance or notional amount, as applicable, shown for each of the Class 3A-6, Class 3A-9, Class 3A-10,
     Class 3A-11, Class 4A-4, Class 4A-5, Class 4A-6, Class 4A-7, Class 4A-8,
     Class 4A-9, Class 4A-10, Class 4A-11, Class 4A-13, Class 4A-14, Class
     4A-15, Class 4A-16, Class 4A-17, Class 4A-18, Class 4A-19, Class 4A-20 and
     Class 4A-21 Certificates represents the approximate maximum initial class principal balance or maximum initial notional amount, as applicable, for each of these certificates.

(2)  Senior         = Senior certificate

     Super Senior   = Super senior certificate

     SUP            = Support certificate

     IO             = Interest only certificate

     Z              = Accrual certificate

     PAC            = Planned amortization certificate

     NAS            = Non-accelerating senior certificate

     Senior Support = Senior support certificate

     Exchangeable   = Exchangeable certificate

     RSTP/IO        = Ratio strip interest only certificate

     SUB            = Subordinate certificate

(3)  See "Description of the Certificates" in this prospectus supplement for a more complete description of the principal and interest types.

(4)  See "Certificate Ratings" in this prospectus supplement. The designation
     "NR" means the certificate is not rated by the applicable rating agency.

(5)  Calculated as described in this prospectus supplement; the actual final payment to any class of certificates could be significantly earlier.

(6)  Notional amount

(7)  The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:

CLASS         FORMULA         INITIAL   MINIMUM   MAXIMUM
-----   -------------------   -------   -------   -------
3A-1    1 mo. LIBOR + 0.45%    5.85%     0.45%     6.25%*
3A-2    5.80% - 1 mo. LIBOR    0.40%     0.00%     5.80%
4A-2    1 mo. LIBOR + 0.65%    6.50%     6.50%     6.50%*
5A-1    1 mo. LIBOR + 0.35%    5.75%     0.35%     7.50%
5A-2    7.15% - 1 mo. LIBOR    1.75%     0.00%     7.15%

     *    The maximum interest rate for the Class 3A-1 and Class 4A-2
          Certificates, after including payments received under the related interest rate cap agreement in respect of basis risk shortfalls, is
          10.00% and 9.50%, respectively.

(8)  The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates will accrue interest based on variable interest rates as described in this prospectus supplement.

                                      S-2

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

          You can find a listing of the pages where certain capitalized terms used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-157 in this prospectus supplement and under the caption "Index" beginning on page 129 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor," "we," "us" and
"our" refer to GS Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the
          Prospectus Directive.

                                      S-3

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
          Section 21 of the Financial Services and Markets Act (the "FSMA"))
          received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;

          and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                      S-4

Fees of the Master Servicer, the Securities Administrator, the Trustee

Assignment or Delegation of Duties by the Master Servicer; Resignation..    S-80

Maintenance of Insurance Policies; Claims Thereunder and Other

                                      S-5

Yield Considerations with Respect to the Senior Subordinate

APPENDIX A: DECREMENT TABLES............................................   S-A-1
APPENDIX B: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...............   S-B-1
APPENDIX C: PAC SCHEDULED AMOUNTS.......................................   S-C-1
APPENDIX D: AVAILABLE COMBINATIONS......................................   S-D-1
APPENDIX E: INTEREST RATE CAP SCHEDULE..................................   S-E-1

                                      S-6

                               SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRANSACTION PARTIES

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this prospectus supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this prospectus supplement.

Issuing Entity. GSR Mortgage Loan Trust 2006-8F, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this prospectus supplement.

Trustee. U.S. Bank National Association, a national banking association. Its corporate trust office is located at One Federal Street, Third Floor, Boston,
Massachusetts 02110, Attention: Corporate Trust Services/GSR 2006-8F. See "The
Trustee" in this prospectus supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951, Attention: Corporate Trust, GSR 2006-8F,
telephone number (410) 884-2066 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust, GSR 2006-8F. See "The Securities Administrator" in
this prospectus supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland
21045-1951, Attention: Corporate Trust, GSR 2006-8F, telephone number (410)
884-2066. See "The Master Servicer" in this prospectus supplement.

Servicers. Avelo Mortgage, L.L.C., a Delaware limited liability company with its main office located at 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 75039,
Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, National City
Mortgage Co., an Ohio corporation with its main office located at 3232 Newmark
Drive, Miamisburg, Ohio 45342, PHH Mortgage Corporation, a New Jersey
corporation with its executive offices located at 3000 Leadenhall Road, Mt.
Laurel, New Jersey 08054, and its telephone number at (856) 917-6000 and
Washington Mutual Bank, a federal savings association with its main office located at 1201 Third Avenue, Seattle, Washington 98101. See "The Servicers" in
this prospectus supplement.

Originators. Countrywide Home Loans, Inc., a New York corporation, National City
Mortgage Co., an Ohio corporation, PHH Mortgage Corporation, a New Jersey corporation and Washington Mutual Bank, a

                                       S-7

federal savings association, which originated or acquired all of the mortgage loans that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date. See "Description of the Mortgage
Pool--General" and "--The Goldman Sachs Mortgage Conduit Program" in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

-------------------------------------
|  Countrywide Home Loans, Inc.,    |
|  National City Mortgage Co., PHH  |
|       Mortgage Corporation,       |
|    Washington Mutual Bank and     |
|               others              |
|           (Originators)           |
-------------------------------------
                 |
                 |
                 |  Loans
                \|/
-------------------------------------
|       Goldman Sachs Mortgage      |
|              Company              |     --------------------------------------
|             (Sponsor)             |     |       Avelo Mortgage, L.L.C.,      |
-------------------------------------     |       Countrywide Home Loans       |
                 |                        |       Servicing LP, National       |
                 |                        |       City Mortgage Co., PHH       |
                 |  Loans                 |        Mortgage Corporation,       |
                \|/                       |        and Washington Mutual       |
-------------------------------------     |          Bank (Servicers)          |
|    GS Mortgage Securities Corp.   |    /--------------------------------------
|            (Depositor)            |   /
-------------------------------------  /  --------------------------------------
                 |                    /   |       Wells Fargo Bank, N.A.       |
                 |                   /    |        (Master Servicer and        |
                 |  Loans           /     |      Securities Administrator)     |
                \|/                /     /--------------------------------------
-------------------------------------   / --------------------------------------
|      GSR Mortgage Loans Trust     |  /  |         U.S. Bank National         |
|              2006-8F              |-----|            Association             |
|          (Issuing Entity)         |  \  |             (Trustee)              |
-------------------------------------   \ --------------------------------------
                              \          \--------------------------------------
                               \          |       Deutsche Bank National       |
                                \         |           Trust Company,           |
                                 \        |        JPMorgan Chase Bank,        |
                                  \       |         N.A. and U.S. Bank         |
                                   \      |        National Association        |
                                    \     |            (Custodians)            |
                                     \    --------------------------------------
                                      \
                                       \  --------------------------------------
                                        \ |        Goldman Sachs Capital       |
                                         \|       Markets, L.P. and Bear       |
                                          |          Stearns Financial         |
                                          |           Products, Inc.           |
                                          |         (Interest Rate Cap         |
                                          |             Providers)             |
                                          --------------------------------------

WHAT YOU OWN

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of 1,091 mortgage loans (representing 819 mortgage loans in Loan Group 1 and 272 mortgage loans in Loan Group 2) having an aggregate scheduled principal balance as of August 1, 2006 of approximately
$622,239,465 (representing approximately $466,635,760 for Loan Group 1 and approximately $155,603,705 for Loan Group 2). All of the mortgage loans are secured by residential real properties. The mortgage pool consists of the following two loan groups (each, a "LOAN GROUP") which consist collectively of six separate loan subgroups (each, a "SUBGROUP" ):

                   NUMBER
                     OF       APPROXIMATE SCHEDULED
                  MORTGAGE   PRINCIPAL BALANCE AS OF
SUBGROUP            LOANS         AUGUST 1, 2006
---------------   --------   -----------------------
Loan Group 1
   Subgroup 1-A       172        $103,755,236.39
   Subgroup 1-B       285        $164,696,932.18
   Subgroup 1-C       354        $195,390,509.02
   Subgroup 1-D         8        $  2,793,082.33
Loan Group 2
   Subgroup 2-A        32        $ 16,994,238.12
   Subgroup 2-B       240        $138,609,467.22
Total               1,091        $622,239,465.26

Each mortgage loan in Loan Group 1 and Loan Group 2 has a scheduled maturity date within 30 years of its origination date.

For a further description of the mortgage loans, see "Description of the
Mortgage Pool" and Appendix B in this prospectus supplement.

The scheduled principal balance of each mortgage loan in each Loan Group has been allocated, based on that mortgage loan's Net Rate, either (i) to one
Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which

                                       S-8

differs among mortgage loans (in each case, the "APPLICABLE FRACTION"). Each
"COLLATERAL GROUP" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an
"EFFECTIVE NET RATE"), one higher than and one lower than the original Net Rate of the mortgage loan. The "NET RATE" of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral
Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the
Applicable Fractions applied to each mortgage loan in each Loan Group, see
"Description of the Certificates--Glossary of Definitions Relating to the
Priority of Distributions" in this prospectus supplement.

"COLLATERAL GROUP 1" consists of mortgage loans in Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

"COLLATERAL GROUP 2" consists of mortgage loans in Subgroup 1-A and Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

"COLLATERAL GROUP 3" consists of mortgage loans in Subgroup 1-A and Subgroup 1-B and Subgroup 2-B or portions thereof that have been stripped to an Effective Net
Rate of 6.25%.

"COLLATERAL GROUP 4" consists of mortgage loans in Subgroup 1-B and Subgroup 1-C or portions thereof that have been stripped to an Effective Net Rate of 6.50%.

"COLLATERAL GROUP 5" consists of mortgage loans in Subgroup 1-C, Subgroup 1-D and Subgroup 2-B or portions thereof that have been stripped to an Effective Net
Rate of 7.50%.

The Collateral Groups are expected to have the following characteristics:

                                                       MAXIMUM
                                                       YEARS TO
                                    APPROXIMATE        MATURITY
                     NUMBER OF       PRINCIPAL           FROM
    COLLATERAL        MORTGAGE     BALANCE AS OF     ORIGINATION
       GROUP          LOANS(1)   AUGUST 1, 2006(1)       DATE
------------------   ---------   -----------------   -----------
Collateral Group 1       32         $  3,503,916          30
Collateral Group 2      204         $ 78,662,713          30
Collateral Group 3      640         $277,726,918          30
Collateral Group 4      484         $177,754,691          30
Collateral Group 5      578         $ 84,591,228          30

----------
(1)  These numbers represent the number of mortgage loans contributing cash flows to the respective Collateral Group (even if such mortgage loans also contribute to another Collateral Group).

The mortgage loans have the following additional approximate characteristics as of the cut-off date:

                                       S-9

                                                   ALL MORTGAGE LOANS   COLLATERAL GROUP 1   COLLATERAL GROUP 2
                                                   ------------------   ------------------   ------------------
Scheduled Principal Balance:                         $622,239,465.26       $3,503,915.94       $78,662,713.02
Average Scheduled Principal Balance:                 $    570,338.65       $  531,069.94       $   591,909.19
Number of Mortgage Loans:                                      1,091                  32                  204
Weighted Average Gross Coupon:                                 6.690%              5.973%               6.268%
Weighted Average Original Loan-to-Value Ratios:                71.12%              67.07%               68.38%
Weighted Average Current Loan-to-Value Ratios:                 71.07%              66.82%               68.31%
Weighted Average Original Credit Score:                          741                 750                  750
Weighted Average Seasoning (months):                               2                   5                    2
Weighted Average Stated Remaining Term (months):                 357                 355                  357

                                                   COLLATERAL GROUP 3   COLLATERAL GROUP 4   COLLATERAL GROUP 5
                                                   ------------------   ------------------   ------------------
Scheduled Principal Balance:                         $277,726,917.85      $177,754,690.74      $84,591,227.72
Average Scheduled Principal Balance:                 $    583,523.48      $    556,064.28      $   559,437.15
Number of Mortgage Loans:                                        640                  484                 578
Weighted Average Gross Coupon:                                 6.578%               6.892%              7.051%
Weighted Average Original Loan-to-Value Ratios:                71.44%               71.59%              71.77%
Weighted Average Current Loan-to-Value Ratios:                 71.39%               71.56%              71.74%
Weighted Average Original Credit Score:                          745                  736                 728
Weighted Average Seasoning (months):                               2                    1                   2
Weighted Average Stated Remaining Term (months):                 357                  357                 357

                                      S-10

THE OFFERED CERTIFICATES

Each class of senior certificates will relate to a specified Collateral Group.
In naming the classes of senior certificates, the first numeral ("1," "2," "3,"
"4" or "5"), if any, refers to the Collateral Group, the first letter ("A")
refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of senior certificates related to Collateral Group 1, the "Class 2A
Certificates" refers to all of the classes of senior certificates related to
Collateral Group 2, up to the "Class 5A Certificates," which are classes of senior certificates related to Collateral Group 5. Each class of subordinate certificates relate to all of the mortgage loans. Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans in a
Loan Group, principal on the classes of senior certificates which are entitled to distributions of principal and which are related to a Collateral Group, will be paid solely from the mortgage loans or portions thereof allocated to that
Collateral Group, based on the Applicable Fractions for each of those mortgage loans.

The Class A-X Certificates will be entitled to interest on the mortgage loans in
Loan Group 1 to the extent that interest on those mortgage loans accrues at a
Net Rate in excess of 7.50% per annum. The Class A-X Certificates will be
"interest only" certificates and will not be entitled to distributions of principal.

The Class 3A-10, Class 3A-11, Class 4A-11, Class 4A-13, Class 4A-14, Class
4A-15, Class 4A-16, Class 4A-17, Class 4A-18, Class 4A-19, Class 4A-20 and Class
4A-21 Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Appendix D to this prospectus supplement.

See "Description of the Certificates--Exchangeable Certificates" in this prospectus supplement.

The Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4,
Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class 3A-10, Class
3A-11, Class 4A-1, Class 4A-2, Class 4A-3, Class 4A-4, Class 4A-5, Class 4A-6,
Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11, Class 4A-12, Class
4A-13, Class 4A-14, Class 4A-15, Class 4A-16, Class 4A-17, Class 4A-18, Class
4A-19, Class 4A-20, Class 4A-21, Class 5A-1 and Class 5A-2 and Class A-X
Certificates are referred to in this prospectus supplement as the senior certificates.

The Class M-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class
B-6 Certificates are referred to in this prospectus supplement as the subordinate certificates. The Class M-1, Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates relate to all of the mortgage loans.

The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to in this prospectus supplement as the senior subordinate certificates.

THE OTHER CERTIFICATES

The Class B-4, Class B-5 and Class B-6 Certificates are collectively referred to in this prospectus supplement as the junior subordinate certificates and are not being offered by this prospectus supplement. The junior subordinate certificates may be privately offered, are subordinated to the offered certificates and provide credit enhancement for the offered certificates. See "Description of the
Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

The Class X Certificate represents the right to receive certain amounts on deposit in the

                                      S-11

basis risk reserve funds as described in this prospectus supplement.

The Class RC and Class R Certificates are collectively referred to in the prospectus supplement as the residual certificates and will represent ownership of the sole class of "residual interest" in the related REMICs established under the master servicing and trust agreement. The Class RC and Class R Certificates will have no principal balance. The Class R Certificates, except with respect to certain funds available to the Class RC Certificates after any optional purchase of the Mortgage Loans, will be entitled to receive any funds remaining after all other classes of certificates have been paid in full. The Class RC Certificates will be entitled to receive certain funds remaining after an optional purchase of the mortgage loans.

The initial aggregate principal balance of the certificates will be approximately $622,239,465 subject to an upward or downward variance of no more than 5%.

Only the senior certificates and the senior subordinate certificates are offered by this prospectus supplement.

CLOSING DATE

On or about August 25, 2006.

CUT-OFF DATE

August 1, 2006.

DISTRIBUTION DATES

The 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day. The first distribution date will be September 25,
2006.

"BUSINESS DAY" for the purposes of distribution dates and the master servicing and trust agreement means any day other than (i) a Saturday or Sunday or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the sale and servicing agreements).

MONTHLY DISTRIBUTIONS

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates.

RATED FINAL DISTRIBUTION DATE

The rated final distribution date for distributions on each class of offered certificates is set forth on the cover page of this prospectus supplement. The rated final distribution date for each class of certificates has been determined by adding one month to the maturity date of the latest maturing mortgage loan related to those certificates.

RECORD DATE

The record date for the offered certificates and each distribution date will be the last Business Day of the related interest accrual period.

CERTIFICATE INTEREST RATES

The certificate interest rates for the offered certificates equal the rates set forth or described on the cover page of this prospectus supplement and the accompanying footnotes.

INTEREST ACCRUAL PERIOD

For any distribution date, the interest accrual period will be (i) for each class of offered certificates entitled to interest other than the Class 3A-1,
Class 3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and Class 5A-2 Certificates, the
immediately preceding calendar month and (ii) for the Class 3A-1,

                                      S-12

Class 3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and Class 5A-2 Certificates, the
period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month. For the first distribution date, interest on all classes of certificates entitled to interest (other than the
Class 3A-1, Class 3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and Class 5A-2
Certificates) will accrue from August 1, 2006. For the first distribution date, interest on the Class 3A-1, Class 3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and
Class 5A-2 Certificates will accrue from August 25, 2006.

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the applicable certificate interest rate by (ii) the Class Principal Balance or
Notional Amount, as applicable, of such class at the close of business on the preceding distribution date.

DISTRIBUTIONS OF INTEREST

Accrued certificate interest to be distributed to each class of certificates entitled thereto on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii)
interest accrued for the related interest accrual period on the Class Principal
Balance or Notional Amount, as applicable, of that class. Interest will not accrue on overdue interest.

On each distribution date, accrued certificate interest will not be distributed to the Class 3A-3 Certificates, but will instead be added to their class principal balance and distributed as described in this prospectus supplement.

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. These amounts will be paid on future distribution dates, if funds become available, without additional interest.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

When mortgagors make full or partial principal prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary principal prepayments in part)
received during the period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) an amount generally equal to all or one half of the applicable servicing fee for that distribution date. In the event the related servicer does not pay required compensating interest on any distribution date, the master servicer is required to pay that amount (to the extent that that amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee. Neither the servicers nor any successor servicers will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates may occur. For a description of

                                      S-13

how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment
Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement.

INTEREST RATE CAP AGREEMENTS

The holders of the Class 3A-1 Certificates will have the benefit of an interest rate cap agreement entered into with Goldman Sachs Capital Markets, L.P. (the
"CLASS 3A-1 INTEREST RATE CAP AGREEMENT"). Any payments received under the Class
3A-1 Interest Rate Cap Agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the Class 3A-1 Certificates when the related interest rate is limited by the
6.25% maximum rate listed on page S-2 of this prospectus supplement. Payments under the Class 3A-1 Interest Rate Cap Agreement to the holders of the Class
3A-1 Certificates may mitigate against the effects of a mismatch between the
Effective Net Rate of 6.25% on the mortgage loans contributing to Collateral
Group 3 and one-month LIBOR used to determine the interest rates on these certificates. The Class 3A-1 Certificates will generally receive payments under the Class 3A-1 Interest Rate Cap Agreement with respect to any distribution date on which one-month LIBOR exceeds 5.80% with an upper collar of 9.55%.

The holders of the Class 4A-2 Certificates will have the benefit of an interest rate cap agreement entered into with Bear Stearns Financial Products, Inc. (the
"CLASS 4A-2 INTEREST RATE CAP AGREEMENT" and together with the Class 3A-1
Interest Rate Cap Agreement, the "INTEREST RATE CAP AGREEMENTS"). Any payments received under the Class 4A-2 Interest Rate Cap Agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the Class 4A-2 Certificates when the related interest rate is limited by the 6.50% maximum rate listed on page S-2 of this prospectus supplement. Payments under the Class 4A-2 Interest Rate Cap Agreement to the holders of the Class 4A-2 Certificates may mitigate against the effects of a mismatch between the Effective Net Rate of 6.50% on the mortgage loans contributing to Collateral Group 4 and one-month LIBOR used to determine the interest rates on these certificates. The Class 4A-2 Certificates will generally receive payments under the Class 4A-2 Interest Rate Cap Agreement with respect to any distribution date on which one-month LIBOR exceeds 5.85% with an upper collar of 8.85%.

DISTRIBUTIONS OF PRINCIPAL

General

As principal is collected on the mortgage loans related to each Collateral
Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described in this prospectus supplement. In general, payments on the senior certificates be made from collections on the mortgage loans contributing to the related Collateral Group.
Distributions on the subordinate certificates will be made from all of the
Collateral Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral
Groups based on the Applicable Fractions of that mortgage loan for those
Collateral Groups. Except to the extent that collections otherwise payable to the subordinate certificates are used to make payments to senior certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and

                                      S-14

the subordinate certificates in the manner described in this prospectus supplement.

The Class 3A-5, Class 4A-4, Class 4A-5, Class 4A-7 and Class 4A-9 Certificates
are planned amortization certificates. Principal collections will be allocated to these certificates, to the extent possible, in accordance with the related schedule. The receipt by a certificateholder of payments that match the related planned amortization certificate schedule depends, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedules will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the
Certificates--Priority of Distributions" and "--Distributions of Principal on
the Certificates" in this prospectus supplement.

The subordinate certificates will generally receive distributions of principal in their order of seniority, as described in "Description of the
Certificates--Priority of Distributions" and "--Subordination and Allocation of
Losses" in this prospectus supplement. Each class of subordinate certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the mortgage loans on each distribution date but will not be entitled to receive any share of principal prepayments prior to the distribution date in September 2011.

Interest Only Certificates

The Class 3A-2, Class 3A-9, Class 4A-6, Class 4A-8, Class 4A-10, Class 4A-21,
Class 5A-2 and Class A-X Certificates are interest only certificates. As a result, investors in these classes of certificates will receive distributions of interest based on their respective Notional Amounts, but will not receive distributions of principal.

The "CLASS 3A-2 NOTIONAL AMOUNT" on each distribution date will be equal to the
Class Principal Balance of the Class 3A-1 Certificates on that distribution date.

The "CLASS 3A-9 NOTIONAL AMOUNT" on each distribution date will be equal to (a)
0.50% of the Class Principal Balance of the Class 3A-6 Certificates on that distribution date, divided by (b) 6.25%.

The "CLASS 4A-6 NOTIONAL AMOUNT" on each distribution date will be equal to (a)
0.50% of the Class Principal Balance of the Class 4A-5 Certificates on that distribution date, divided by (b) 6.50%.

The "CLASS 4A-8 NOTIONAL AMOUNT" on each distribution date will be equal to (a)
0.50% of the Class Principal Balance of the Class 4A-7 Certificates on that distribution date, divided by (b) 6.50%.

The "CLASS 4A-10 NOTIONAL AMOUNT" on each distribution date will be equal to (a)
0.50% of the Class Principal Balance of the Class 4A-9 Certificates on that distribution date, divided by (b) 6.50%.

The "CLASS 4A-21 NOTIONAL AMOUNT" on each distribution date will be equal to the sum of the Class Principal Balances of the Class 4A-6, Class 4A-8 and Class
4A-10 Certificates on that distribution date.

The "CLASS 5A-2 NOTIONAL AMOUNT" on each distribution date will be equal to the
Class Principal Balance of the Class 5A-1 Certificates on that distribution date.

The "CLASS A-X NOTIONAL AMOUNT" on each Distribution Date will be equal to the total principal balance of the mortgage loans in Loan Group 1 having Net Rates greater than or equal to 7.50% per annum (the "PREMIUM LOANS") multiplied by the following fraction:

                        weighted average Net Rate of all
                            Premium Loans minus 7.50%
                        --------------------------------
                                     7.00%.

Each of the Class 3A-2 Notional Amount, Class 3A-9 Notional Amount, the Class
4A-6 Notional Amount, the Class 4A-8 Notional

                                      S-15

Amount, the Class 4A-10 Notional Amount, the Class 4A-21 Notional Amount, the
Class 5A-2 Notional Amount and the Class A-X Notional Amount is sometimes referred to in this prospectus supplement as a "NOTIONAL AMOUNT."

See Appendix A for a table showing, for each class of certificates, the expected rate of return of principal at different rates of prepayments.

PRIORITY OF PRINCIPAL DISTRIBUTIONS

It is possible that, on any particular distribution date, payments from the mortgage loans and principal and interest advances will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some related certificates, most likely the subordinate certificates (and among the subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

On each distribution date prior to the date on which the aggregate certificate balance of the subordinate certificates has been reduced to zero, the available distribution amount for each Collateral Group will be distributed in the following order of priority:

     (1) to each class of senior certificates, related to such Collateral Group, accrued certificate interest thereon, pro rata in proportion to the amount of accrued certificate interest owing to each of these classes; provided however, that accrued certificate interest on the Class 3A-3 Certificates will be added to the Class Principal Balance of that class of certificates and distributed to the Class 3A-1 Certificates, as a distribution of principal until the Class
Principal Balance of that class is reduced to zero before being distributed to the Class 3A-3 Certificates as a distribution of principal;

     (2) to the senior certificates (other than the interest only certificates)
related to that Collateral Group, to the extent of the remaining available distribution amount for the related Collateral Group, concurrently as described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement;

     (3) to the extent of the remaining available distribution amount for each
Collateral Group, but subject to the prior distribution of amounts described under "Description of the Certificates--Cross-Collateralization" in this prospectus supplement, to the subordinate certificates, in their order of seniority, the sum of (i) accrued certificate interest, pro rata, on the basis of the amount owing to each class, and (ii) their pro rata shares, based on their outstanding certificate balances, of the subordinate principal distribution amount for each Collateral Group, as applicable; provided, however, that on any distribution date on which the subordination level for any class of subordinate certificates is less than its subordination level as of the closing date, the portion of the subordinate principal prepayment amount otherwise allocable to the class or classes of the subordinate certificates junior to that class will be allocated pro rata to the most senior class of subordinate certificates for which the subordination level on that distribution date is less than the subordination level as of the closing date and all classes of subordinate certificates senior thereto;

     (4) to each related class of certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to these certificates; and

     (5) to the residual certificates, after all other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the available distribution amount for all Collateral Groups.

On each distribution date after the date on which the aggregate certificate balance of the subordinate certificates has been reduced to zero, to the extent of the available distribution amount allocable to

                                      S-16

each Collateral Group on that distribution date, distributions will be made to the senior certificates related to each Collateral Group, in respect of interest
(pro rata according to accrued certificate interest on each related class for that distribution date) and then with respect to principal (pro rata according to their outstanding principal balances) and the remainder (other than any fair market value excess remaining after the optional repurchase of the assets in the trust fund), if any, which is expected to be zero, of the available distribution amount for each Collateral Group will be distributed to the holders of the Class
R Certificates.

Distributions on Exchangeable Classes

In the event that certificates comprising an allowable combination of regular certificates are exchanged for their related exchangeable certificates, those exchangeable certificates will be entitled to a proportionate share of the principal distributions on each class of regular certificates in the related allowable combination. In addition, exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related allowable combination.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the
Certificates--Priority of Distributions" and "--Distributions of Principal on
the Certificates" in this prospectus supplement.

EXCHANGEABLE CERTIFICATES

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable regular certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the aggregate payment characteristics of the related regular certificates.
Appendix D shows the characteristics of the exchangeable certificates and the combinations of exchangeable certificates and regular certificates. See
"Description of the Certificates--Exchangeable Certificates--Procedures" in this prospectus supplement and "Description of the Securities--Exchangeable
Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

CREDIT ENHANCEMENTS

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related senior certificates will receive distributions of interest and principal, as applicable, before the subordinate certificates are entitled to receive distributions of interest or principal. The subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to the subordinate certificates in their order of seniority. This provides additional security to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of subordinate certificates with lower numerical class designations.

Shifting Interests

The senior certificates (other than the interest only certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans contributing to the related Collateral Groups until the 5th anniversary of the first distribution date. Thereafter, the senior certificates related to those groups (other than the interest only certificates) will, in the

                                      S-17

aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans contributing to those groups (subject to certain triggers that would reduce distributions to the subordinate certificates). This will result in a faster rate of return of principal to the senior certificates (other than the interest only certificates) than would occur if the senior certificates and the subordinate certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of senior certificates (other than the interest only certificates) will receive the full amount of principal to which they are entitled. The Class 3A-6, Class 3A-7, Class 3A-8 and Class 4A-3
Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates, the most senior class of subordinate certificates that has not maintained its initial subordination level and each class of subordinate certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of subordinate certificates. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see "Description of the Certificates--Priority of
Distributions" and the related definitions under "Description of the
Certificates--Glossary of Definitions Relating to the Priority of Distributions"
in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses

A loss is realized on a mortgage loan when the related servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries in respect of that mortgage loan after a loss has been realized). In general, losses will be borne by the most junior class of subordinate certificates then outstanding.

Because the subordinate certificates represent interests in all of the
Collateral Groups, the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any Collateral Group, increasing the likelihood that losses experienced in the other Collateral Groups will be allocated to the senior certificates corresponding to those Collateral Groups.

If the certificate balances of all of the subordinate certificates have been reduced to zero, further losses on the mortgage loans will be allocated to the related classes of senior certificates (other than the related interest only certificates), pro rata, based on their outstanding Class Principal Balances, until the total Class Principal Balance of those classes of certificates has been reduced to zero, provided, that losses otherwise allocable to the Class
3A-1 Certificates will instead be allocated to the Class 3A-8 Certificates until the Class Principal Balance of the Class 3A-8 Certificates has been reduced to zero, losses otherwise allocable to the Class 3A-6 Certificates will instead be allocated to the Class 3A-7 Certificates until the Class Principal Balance of the Class 3A-7 Certificates has been reduced to zero and losses otherwise allocable to the Class 4A-2 Certificates will instead be allocated to the Class
4A-3 Certificates until the Class Principal Balance of the Class 4A-3
Certificates has been reduced to zero.

                                      S-18

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates corresponding to the other related Collateral Groups. As described in greater detail in this prospectus supplement, this "cross-collateralization"
among the Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

o    If the senior certificates relating to one Collateral Group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other Collateral Groups, if any, before being paid to the subordinate certificates.

High loss situations:

o    If the total principal amount of the senior certificates related to one
     Collateral Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans contributing to the other Collateral Groups otherwise payable to the subordinate certificates will be paid to those senior certificates.

See "Description of the Certificates--Cross-Collateralization" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

It is anticipated that during the month of August, the servicing of 137 mortgage loans (representing approximately 8.90% of the mortgage loans by Cut-Off Date scheduled principal balance) currently serviced by certain other servicers will be transferred to Avelo Mortgage, L.L.C. In addition, it is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the related sale and servicing agreement.
See "The Servicers" in this prospectus supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this prospectus supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month (including scheduled payments, principal prepayments and proceeds of liquidated mortgage loans) to the master servicer, and two business days prior to the distribution date, the master servicer will be required to remit the available distribution amount to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to advance its own funds to

                                      S-19

cover the shortfall. In addition, each servicer will be required to make servicing advances of certain amounts necessary to protect the value of a mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. Each servicer will be entitled to reimbursement of these advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer, acting as successor servicer, will advance its own funds to make advances if a servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicers (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See "Description of the
Certificates--Advances" in this prospectus supplement.

FEES OF THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE AND THE
SERVICERS

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it will be entitled to receive as compensation the servicing fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account. The annual trustee fee will be equal to $3,500.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be an amount equal to interest at one twelfth of a per annum rate equal to 0.20% (for mortgage loans serviced by
Countrywide Servicing) or 0.25% (for mortgage loans serviced by Avelo, National
City, PHH Mortgage and WaMu) on the stated principal balance of that mortgage loan.

REQUIRED REPURCHASES OF MORTGAGE LOANS

If with respect to any mortgage loan any of the representations and warranties made by the related originator are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase the mortgage loan as further described in this prospectus supplement under "Description of the
Certificates--Transfer of the Mortgage Loans to the Trustee" and "--

                                      S-20

Representations and Warranties Regarding the Mortgage Loans."

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

On any distribution date when the aggregate outstanding principal balance of the mortgage loans is less than 1% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans and all property acquired in respect of any mortgage loan remaining in the trust fund. If the mortgage loans and any related property are purchased, the proceeds of the sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest.

DENOMINATIONS

The senior certificates (other than the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000 or, if the Class Principal Balance of such class of certificates is less than $25,000, the Class Principal Balance thereof.
The Class 3A-2, Class 3A-9, Class 4A-8, Class 4A-21 and Class 5A-2 Certificates
are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Class 4A-6, Class 4A-10 and
Class A-X Certificates are each offered in the form of a single certificate representing the entire initial Notional Amount thereof. The senior subordinate certificates are offered in minimum denominations of $250,000 initial certificate balance each and multiples of $1 in excess of $250,000. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

LEGAL INVESTMENT

As of the date of their issuance, the senior certificates and the Class M-1 and
Class B-1 Certificates will be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain
Legal Investment Aspects" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You are encouraged to consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. However, prior to the termination of the Class 3A-1
Interest Rate Cap Agreement (in the case of the Class 3A-1 Certificates) and the
Class 4A-2 Interest Rate Cap Agreement (in the case of the Class 4A-2
Certificates), the Class 3A-1 Certificates and the Class 4A-2 Certificates may
not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this prospectus supplement under "ERISA Considerations." See "ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates (exclusive

                                      S-21

of the right to receive basis risk shortfalls in the case of the Class 3A-1 and
Class 4A-2 Certificates) will represent one or more REMIC regular interests and will generally be treated as debt for federal tax purposes. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in each REMIC. The Class 3A-3 Certificates and the interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax
Consequences" in this prospectus supplement and "Federal Income Tax
Consequences" in the accompanying prospectus.

RATINGS

The offered certificates are required to receive the ratings from Standard and
Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., Fitch
Ratings and Moody's Investors Service, Inc. set forth on the cover page of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of those offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates and cause the holders of the interest only certificates to fail to recover their initial investments.

The ratings on the Class 3A-1 and Class 4A-2 Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

A security rating is not a recommendation to buy, sell or hold securities.
Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

                                      S-22

                                  RISK FACTORS

          THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL
INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED
CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT,
LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER
THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

          THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT
THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE
EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, IN THE CONTEXT OF YOUR FINANCIAL
SITUATION.

GEOGRAPHIC CONCENTRATION OF      Different geographic regions of the United
THE MORTGAGE LOANS IN            States from time to time will experience weaker
PARTICULAR JURISDICTIONS MAY     regional economic conditions and housing
RESULT IN GREATER LOSSES IF      markets, and, consequently, may experience
THOSE JURISDICTIONS EXPERIENCE   higher rates of loss and delinquency on
ECONOMIC DOWNTURNS               mortgage loans generally. Any concentration of
                                 the mortgage loans in a region may present risk
                                 considerations in addition to those generally
                                 present for similar mortgage-backed securities
                                 without that concentration. This may subject
                                 the mortgage pool to the risk that a downturn
                                 in the economy in this region of the country
                                 would more greatly affect the mortgage pool
                                 than if the mortgage pool were more
                                 diversified.

                                 In particular, the following approximate
                                 percentages of mortgage loans on the cut-off
                                 date were secured by mortgaged properties in
                                 California:

                                                 CALIFORNIA
                                                 ----------
                                 Loan Group 1:     32.44%
                                 Loan Group 2:     50.49%

                                 Because of the relative geographic
                                 concentration of the mortgaged properties
                                 within California, losses on the mortgage loans
                                 may be higher than would be the case if the
                                 mortgaged properties were more geographically
                                 diversified. For example, some of the mortgaged
                                 properties may be more susceptible to certain
                                 types of special hazards, such as earthquakes,
                                 hurricanes, floods, fires and other natural
                                 disasters and major civil disturbances, than
                                 residential properties located in other parts
                                 of the country.

                                 In addition, the economy of California may be
                                 adversely affected to a greater degree than the

                                      S-23

                                 economies of other areas of the country by
                                 certain regional developments. If the
                                 residential real estate markets in an area of
                                 concentration experience an overall decline in
                                 property values after the dates of origination
                                 of the respective mortgage loans, then the
                                 rates of delinquencies, foreclosures and losses
                                 on the mortgage loans may increase and the
                                 increase may be substantial.

                                 The concentration of mortgage loans with
                                 specific characteristics relating to the types
                                 of properties, property characteristics, and
                                 geographic location are likely to change over
                                 time. Principal payments may affect the
                                 concentration levels. Principal payments could
                                 include voluntary prepayments and prepayments
                                 resulting from casualty or condemnation,
                                 defaults and liquidations and from repurchases
                                 due to breaches of representations and
                                 warranties. Because principal payments on the
                                 mortgage loans are payable to the subordinate
                                 certificates at a slower rate than principal
                                 payments are made to the senior certificates,
                                 the subordinate certificates are more likely to
                                 be exposed to any risks associated with changes
                                 in concentrations of mortgage loan or property
                                 characteristics.

PREPAYMENTS, DEFAULTS AND        Mortgagors may prepay their mortgage loans in
LOSSES MAY NEGATIVELY EFFECT     whole or in part at any time. A prepayment of a
YIELDS ON YOUR CERTIFICATES      mortgage loan generally will result in a
                                 prepayment on the related certificates. We
                                 cannot predict the rate at which mortgagors
                                 will repay their mortgage loans. We cannot
                                 assure you that the actual prepayment rates of
                                 the mortgage loans included in the trust fund
                                 will conform to any historical prepayment rates
                                 or any forecasts of prepayment rates described
                                 or reflected in any reports or studies relating
                                 to pools of mortgage loans similar to the types
                                 of mortgage loans included in the trust fund.

                                 If you purchase your certificates at a discount
                                 and principal is repaid slower than you
                                 anticipate, then your yield may be lower than
                                 you anticipate.

                                 If you purchase your certificates at a premium
                                 and principal is repaid faster than you
                                 anticipate, then your yield may be lower than
                                 you anticipate.

                                      S-24

                                 If you purchase the Class A-X Certificate and
                                 the Premium Loans prepay at a rate that is
                                 faster than you anticipate, then your yield may
                                 be significantly lower than you anticipate and
                                 you may not fully recoup your initial
                                 investment.

                                 If you purchase the Class 3A-2, Class 3A-9,
                                 Class 4A-6, Class 4A-8, Class 4A-10, Class
                                 4A-21 or Class 5A-2 Certificates, which are
                                 interest only certificates, and the related
                                 mortgage loans prepay at a rate that is faster
                                 than you anticipate, then your yield may be
                                 significantly lower than you anticipate and you
                                 may not fully recoup your initial investment.

                                 The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, for fixed-rate mortgage loans, if
                                 prevailing interest rates decline significantly
                                 below the interest rates on the fixed-rate
                                 mortgage loans, the fixed-rate mortgage loans
                                 are more likely to prepay than if prevailing
                                 rates remain above the interest rates on the
                                 fixed-rate mortgage loans. Conversely, if
                                 prevailing interest rates rise significantly,
                                 prepayments on the fixed-rate mortgage loans
                                 may decrease.

                                 Approximately 1.28% of the mortgage loans in
                                 Loan Group 1 and approximately 1.21% of the
                                 mortgage loans in Loan Group 2 require the
                                 mortgagor to pay a prepayment premium in
                                 certain instances if the mortgagor prepays the
                                 mortgage loan during a stated period, which may
                                 be from the date of origination of the mortgage
                                 loan to five years after the mortgage loan was
                                 originated. A prepayment premium may or may not
                                 discourage a mortgagor from prepaying the
                                 related mortgage loan during the applicable
                                 period.

                                 Each originator made certain representations
                                 and warranties regarding the mortgage loans it
                                 sold to the sponsor. Upon a discovery of a
                                 breach of certain of these representations or
                                 warranties that materially and adversely
                                 affects the value of a mortgage loan, the party
                                 discovering the breach will give prompt written
                                 notice to the other parties as provided in the
                                 applicable agreement. Generally, within 90 days
                                 (in the case of Countrywide Home Loans, Inc.,
                                 National City Mortgage Company or Washington
                                 Mutual Bank)

                                      S-25

                                 or within 60 days (in the case of PHH Mortgage
                                 Corporation) of the earlier of the discovery by
                                 and notice to the applicable originator of that
                                 breach, such originator will be required to
                                 cure that breach, and if that breach cannot be
                                 cured within the applicable time period after
                                 the discovery of that breach, to repurchase
                                 that mortgage loan. Any such repurchase will
                                 have the same effect as a prepayment of a
                                 mortgage loan. In addition, it is possible that
                                 an originator may not be capable of
                                 repurchasing any defective mortgage loans, for
                                 financial or other reasons. The inability of an
                                 originator to repurchase defective mortgage
                                 loans would likely cause the mortgage loans to
                                 experience higher rates of delinquencies,
                                 defaults and losses. As a result, shortfalls in
                                 the distributions due on the related
                                 certificates could occur.

                                 When the aggregate principal balance of the
                                 mortgage loans has been reduced to a specified
                                 percentage of that balance as of the cut-off
                                 date, the master servicer may purchase all of
                                 the mortgage loans and the certificates will be
                                 retired. See "Description of the
                                 Certificates--Optional Purchase" in this
                                 prospectus supplement. If this happens, the
                                 purchase price paid by the master servicer will
                                 be passed through to the certificateholders.
                                 This would have the same effect on the
                                 certificates as if all of the remaining
                                 mortgagors had made prepayments in full.

                                 IF THE RATE OF DEFAULT AND THE AMOUNT OF LOSSES
                                 ON THE MORTGAGE LOANS IS HIGHER THAN YOU
                                 EXPECT, THEN YOUR YIELD MAY BE LOWER THAN YOU
                                 EXPECT.

                                 Because each of the subordinate certificates
                                 represents interests in all the mortgage loans,
                                 the principal amounts of the subordinate
                                 certificates could be reduced to zero as a
                                 result of a disproportionately high amount of
                                 losses on the mortgage loans contributing to
                                 any Collateral Group. As a result, losses on
                                 the mortgage loans contributing to one
                                 Collateral Group will reduce the loss
                                 protection provided by the subordinate
                                 certificates to the senior certificates
                                 corresponding to the other Collateral Groups,
                                 and will increase the likelihood that losses
                                 will be allocated to those other senior
                                 certificates.

                                      S-26

                                 THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED
                                 IF THE RATE OF DEFAULT OR THE AMOUNT OF LOSSES
                                 IS HIGHER THAN EXPECTED.

                                 If the performance of the related mortgage
                                 loans is substantially worse than assumed by
                                 the rating agencies, the ratings of any class
                                 of the certificates may be lowered in the
                                 future. This would probably reduce the value of
                                 those certificates. No one will be required to
                                 supplement any credit enhancement or to take
                                 any other action to maintain any rating of the
                                 certificates.

                                 NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE
                                 LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
                                 THE OFFERED CERTIFICATES.

                                 Defaults on mortgage loans tend to occur at
                                 higher rates during the early years of the
                                 mortgage loans. Many of the mortgage loans were
                                 originated within the one year period prior to
                                 their sale to the trust fund. As a result, the
                                 trust fund may experience higher rates of
                                 default than if the mortgage loans had been
                                 outstanding for a longer period of time.

                                 THE CREDIT ENHANCEMENT FEATURES MAY BE
                                 INADEQUATE TO PROVIDE PROTECTION FOR THE
                                 OFFERED CERTIFICATES.

                                 The credit enhancement features described in
                                 this prospectus supplement are intended to
                                 enhance the likelihood that holders of the
                                 senior certificates, and to a limited extent,
                                 the holders of the senior subordinate
                                 certificates, will receive regular payments of
                                 interest and principal. However, we cannot
                                 assure you that the applicable credit
                                 enhancement will adequately cover any
                                 shortfalls in cash available to pay your
                                 certificates as a result of delinquencies or
                                 defaults on the related mortgage loans. If
                                 delinquencies or defaults occur on the mortgage
                                 loans, neither the servicers nor any other
                                 entity will advance scheduled monthly payments
                                 of interest and principal on delinquent or
                                 defaulted mortgage loans if the advances are
                                 not likely to be recovered.

                                 If substantial losses occur as a result of
                                 defaults and delinquent payments on the
                                 mortgage loans

                                      S-27

                                 related to your certificates you may suffer
                                 losses.

MORTGAGE RATES AND OTHER         The Class 3A-1, Class 4A-2 and Class 5A-1
FACTORS MAY EFFECT THE           Certificates accrue interest at certificate
CERTIFICATE INTEREST RATES OF    interest rates based on the one-month LIBOR
THE CLASS 3A-1, CLASS 3A-2,      index plus a specified margin, and the Class
CLASS 4A-2, CLASS 5A-1 AND       3A-2 and Class 5A-2 Certificates vary inversely
CLASS 5A-2 CERTIFICATES          with LIBOR, but in each case are subject to
                                 certain limitations. Those limitations on the
                                 certificate interest rates for these classes of
                                 certificates are, in part, based on the
                                 weighted average of the net interest rates on
                                 the mortgage loans, net of certain fees paid
                                 from the trust fund.

                                 A variety of factors could limit the
                                 certificate interest rates and adversely affect
                                 the yield to maturity on the Class 3A-1, Class
                                 3A-2, Class 4A-2, Class 5A-1 and Class 5A-2
                                 Certificates. Some of these factors are
                                 described below.

                                 The interest rates on the mortgage loans will
                                 not adjust. As a result of the limit on the
                                 certificate interest rates for the Class 3A-1,
                                 Class 3A-2, Class 4A-2, Class 5A-1 and Class
                                 5A-2 Certificates, those certificates may
                                 accrue less interest than they would accrue if
                                 their certificate interest rates were based
                                 solely on the one-month LIBOR index plus the
                                 specified margin or the specified margin minus
                                 the one-month LIBOR index, as applicable.

                                 Further, the certificate interest rates for the
                                 Class 3A-1, Class 3A-2, Class 4A-2, Class 5A-1
                                 and Class 5A-2 Certificates adjust monthly and
                                 are subject to maximum interest rate caps while
                                 the interest rates on the mortgage loans do not
                                 adjust. Consequently, the limit on the
                                 certificate interest rates for these classes
                                 may limit increases in the certificate interest
                                 rate for these classes for extended periods in
                                 a rising interest rate environment.

                                 If, on any distribution date, the certificate
                                 interest rate on the Class 3A-1 or Class 4A-2
                                 Certificates is limited by the applicable
                                 maximum interest rate cap, a "basis risk
                                 shortfall" will result. This amount will
                                 generally equal the excess of interest that
                                 would have been distributable absent
                                 application of the applicable maximum
                                 certificate interest rate over interest
                                 calculated at the maximum certificate interest
                                 rate. On any distribution date, the

                                      S-28

                                 securities administrator will repay any basis
                                 risk shortfalls to the extent of amounts
                                 received under any interest rate cap agreement
                                 available for such purpose and to the extent of
                                 amounts available in the basis risk reserve
                                 fund as described in this prospectus
                                 supplement. There can be no assurance that such
                                 amounts will be sufficient to repay any basis
                                 risk shortfalls. The ratings on the Class 3A-1
                                 and Class 4A-2 Certificates do not represent an
                                 assessment of the likelihood of the
                                 distribution of any basis risk shortfalls.

                                 If prepayments, defaults and liquidations occur
                                 more rapidly on the mortgage loans with
                                 relatively higher interest rates than on the
                                 mortgage loans with relatively lower interest
                                 rates, the certificate interest rates on the
                                 related adjustable rate certificates are more
                                 likely to be limited.

PREPAYMENTS ON THE MORTGAGE      When a voluntary principal prepayment is made
LOANS COULD LEAD TO SHORTFALLS   by the mortgagor on a mortgage loan (excluding
IN THE DISTRIBUTION OF           any payments made upon liquidation of any
INTEREST ON YOUR CERTIFICATES    mortgage loan), the mortgagor is charged
                                 interest on the amount of prepaid principal
                                 only up to the date of the prepayment, instead
                                 of for a full month. However, principal
                                 prepayments will only be passed through to the
                                 holders of the certificates once a month on the
                                 distribution date which follows the prepayment
                                 period in which the prepayment was received by
                                 the applicable servicer. Each servicer is
                                 obligated to pay an amount without any right of
                                 reimbursement, for those shortfalls in interest
                                 collections payable on the certificates that
                                 are attributable to the difference between the
                                 interest paid by a mortgagor in connection with
                                 certain voluntary principal prepayments in full
                                 (and, in certain cases, in part), but only to
                                 the extent of either the full amount of the
                                 applicable monthly servicing fee or one-half of
                                 the applicable monthly servicing fee, for the
                                 related distribution date.

                                 If a servicer fails to make compensating
                                 interest payments or the shortfall exceeds the
                                 applicable limit, there will be fewer funds
                                 available for the distribution of interest on
                                 the related certificates. In addition, no
                                 compensating interest payments will be
                                 available to cover prepayment interest
                                 shortfalls resulting from involuntary
                                 prepayments (such as liquidation of a defaulted
                                 mortgage loan). Such shortfalls of interest, if
                                 they result in the

                                      S-29

                                 inability of the trust fund to pay the full
                                 amount of the current interest on the
                                 certificates, will result in a reduction of the
                                 yield on your certificates.

THE WEIGHTED AVERAGE LIVES OF,   The weighted average lives of, and the yields
AND THE YIELDS TO MATURITY ON,   to maturity on the certificates will be
THE SUBORDINATE CERTIFICATES     progressively more sensitive, in the reverse
ARE SENSITIVE TO MORTGAGOR       order of their seniority, to the rate and
DEFAULTS AND LOSSES ON THE       timing of mortgagor defaults and the severity
MORTGAGE LOANS                   of ensuing losses on the mortgage loans. If the
                                 actual rate and severity of losses on the
                                 mortgage loans related to your certificates is
                                 higher than you assume, then the actual yield
                                 to maturity of your certificates may be lower
                                 than the yield you anticipate. The timing of
                                 losses on the related mortgage loans will also
                                 affect your actual yield to maturity, even if
                                 the rate of defaults and severity of losses
                                 over the life of the related mortgage loans are
                                 consistent with your expectations. In general,
                                 the earlier a loss occurs, the greater the
                                 effect on your yield to maturity. Losses on the
                                 mortgage loans will be allocated first to the
                                 most junior class of subordinate certificates
                                 then outstanding. If the total class principal
                                 balance of the subordinate certificates has
                                 been reduced to zero, all further losses on the
                                 mortgage loans will be allocated to the related
                                 senior certificates on a pro rata basis. As a
                                 result of these reductions, less interest will
                                 accrue on the certificates than would otherwise
                                 be the case.

                                 In addition, the effect on the market value of
                                 the subordinate certificates of changes in
                                 market interest rates or market yields for
                                 similar securities may be greater than for the
                                 senior certificates.

DELAY IN RECEIPT OF              Substantial delays could be encountered in
LIQUIDATION PROCEEDS;            connection with the liquidation of delinquent
LIQUIDATION PROCEEDS MAY BE      mortgage loans. Further, reimbursement of
LESS THAN THE MORTGAGE LOAN      advances made on a mortgage loan, liquidation
BALANCE                          expenses such as legal fees, real estate taxes,
                                 hazard insurance and maintenance and
                                 preservation expenses may reduce the portion of
                                 liquidation proceeds payable on the related
                                 certificates. If a mortgaged property fails to
                                 provide adequate security for the mortgage loan
                                 related to your certificates, you will incur a
                                 loss on your investment if the credit
                                 enhancements are insufficient to cover the
                                 loss.

HIGH LOAN-TO-VALUE RATIOS        Mortgage loans with higher original
INCREASE                         loan-to-value

                                      S-30

RISK OF LOSS                     ratios may present a greater risk of loss than
                                 mortgage loans with original loan-to-value
                                 ratios of 80% or below. As of the cut-off date,
                                 approximately 2.95% of the mortgage loans had
                                 original loan-to-value ratios greater than 80%.

                                 Additionally, the determination of the value of
                                 a mortgaged property used in the calculation of
                                 the loan-to-value ratios of the mortgage loans
                                 may differ from the appraised value of such
                                 mortgaged properties if current appraisals were
                                 obtained.

THE TRANSFER OF SERVICING MAY    As more specifically set forth in Appendix B,
RESULT IN HIGHER DELINQUENCIES   it is anticipated that during August 2006 a
AND DEFAULTS WHICH MAY           number of mortgage loans initially serviced by
ADVERSELY AFFECT THE YIELD       certain servicers will be transferred to Avelo
YOUR CERTIFICATES                Mortgage, L.L.C. In addition, it is possible
                                 that servicing of mortgage loans may be
                                 transferred in the future to servicers other
                                 than the initial primary servicers in
                                 accordance with the provisions of the master
                                 servicing and trust agreement and the related
                                 servicing agreements as a result of the
                                 occurrence of unremedied events of default in a
                                 servicer's performance under the related
                                 servicing agreement.

                                 All transfers of servicing involve the risk of
                                 disruption in collections due to data input
                                 errors, misapplied or misdirected payments,
                                 system incompatibilities, the requirement to
                                 notify the mortgagors about the servicing
                                 transfer, delays caused by the transfer of the
                                 related servicing mortgage files and records to
                                 the new servicer and other reasons. As a result
                                 of this servicing transfer or any delays
                                 associated with the transfer, the rate of
                                 delinquencies and defaults could increase at
                                 least for a period of time. We cannot assure
                                 you that there will be no disruptions
                                 associated with the transfer of servicing or
                                 that, if there are disruptions, that they will
                                 not adversely affect the yield on your
                                 certificates.

EXTERNAL EVENTS MAY INCREASE     In response to previously executed and
THE RISK OF LOSS ON THE          threatened terrorist attacks in the United
MORTGAGE LOANS                   States and foreign countries, the United States
                                 has initiated military operations and has
                                 placed a substantial number of armed forces
                                 reservists and members of the National Guard on
                                 active duty status. It is possible that the
                                 active duty status of a large number of members
                                 of the National Guard may continue or increase
                                 or that the rotations of

                                      S-31

                                 members of the National Guard may otherwise
                                 activate mortgagors of the mortgage loans in
                                 the mortgage pool. To the extent that a member
                                 of the military, or a member of the armed
                                 forces reserves or National Guard who is called
                                 to active duty, is a mortgagor of a mortgage
                                 loan in the trust fund, the interest rate
                                 limitation of the Servicemembers Civil Relief
                                 Act and any comparable state law, will apply.
                                 This may result in interest shortfalls on the
                                 mortgage loans, which, in turn will be
                                 allocated to the certificates as described in
                                 "Description of the Certificates--Glossary of
                                 Definitions Relating to the Priority of
                                 Distributions." None of the depositor, the
                                 underwriter, the master servicer, the
                                 servicers, the securities administrator, the
                                 trustee or any other person has taken any
                                 action to determine whether any of the mortgage
                                 loans would be affected by such interest rate
                                 limitation. See "Legal Aspects of the Mortgage
                                 Loans--Servicemembers Civil Relief Act and the
                                 California Military and Veterans Code" in the
                                 prospectus.

THE CERTIFICATES ARE             The certificates will not represent an interest
OBLIGATIONS OF THE ISSUING       in or obligation of the sponsor, the depositor,
ENTITY ONLY                      the underwriter, the master servicer, the
                                 servicers, the securities administrator, the
                                 trustee or any of their respective affiliates.
                                 Neither the certificates nor the underlying
                                 mortgage loans will be guaranteed or insured by
                                 any governmental agency or instrumentality or
                                 by the sponsor, the depositor, the master
                                 servicer, the servicers, the securities
                                 administrator, the trustee or any of their
                                 respective affiliates. Proceeds of the assets
                                 included in the trust fund will be the sole
                                 source of payments on the certificates, and
                                 there will be no recourse to the sponsor, the
                                 depositor, the underwriter, the master
                                 servicer, the servicers, the securities
                                 administrator, the trustee or any other person
                                 in the event that such proceeds are
                                 insufficient or otherwise unavailable to make
                                 all payments provided for under the
                                 certificates.

YOUR INVESTMENT MAY NOT BE       The underwriter intends to make a secondary
LIQUID                           market in the offered certificates, but it will
                                 have no obligation to do so. We cannot assure
                                 you that such a secondary market will develop
                                 or, if it develops, that it will continue.
                                 Consequently, you may not be able to sell your
                                 certificates readily or at prices that will
                                 enable you to realize your desired yield. The
                                 market values of the

                                      S-32

                                 certificates are likely to fluctuate; these
                                 fluctuations may be significant and could
                                 result in significant losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the
                                 future. Illiquidity can have a severely adverse
                                 effect on the prices of securities that are
                                 especially sensitive to prepayment, credit, or
                                 interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors. You are
                                 encouraged to consult your own legal advisors
                                 for assistance in determining the suitability
                                 of and consequences to you of the purchase,
                                 ownership, and sale of those certificates. See
                                 "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

THE OFFERED CERTIFICATES MAY     The offered certificates are not suitable
NOT BE SUITABLE INVESTMENTS      investments for any investor that requires a
                                 regular or predictable schedule of monthly
                                 payments or payment on any specific date. The
                                 offered certificates are complex investments
                                 that should be considered only by investors
                                 who, either alone or with their financial, tax
                                 and legal advisors, have the expertise to
                                 analyze the prepayment, reinvestment, default
                                 and market risk, the tax consequences of an
                                 investment and the interaction of these
                                 factors.

FAILURE OF A SERVICER TO         The amount and timing of distributions on your
PERFORM OR INSOLVENCY OF A       certificates generally will be dependent on the
SERVICER MAY ADVERSELY AFFECT    servicers performing their servicing
THE YIELD ON THE CERTIFICATES    obligations in an adequate and timely manner.
                                 See "The Servicers" in this prospectus
                                 supplement. If any servicer fails to perform
                                 its servicing obligations, this failure may
                                 result in an increase in the rates of
                                 delinquencies, defaults and losses on the
                                 mortgage loans.

                                 If any servicer becomes the subject of
                                 bankruptcy or similar proceedings, the
                                 trustee's claim to collections in that
                                 servicer's possession at the time of the
                                 bankruptcy filing or other similar filing may
                                 not be perfected. In this event, funds
                                 available to pay principal and interest on your
                                 certificates may be delayed or reduced.

                                 Additionally, if a servicer defaults on its
                                 obligations under the related servicing
                                 agreement solely

                                      S-33

                                 because it becomes insolvent, the bankruptcy
                                 court or other similar entity might have the
                                 power to prevent the appointment of a new
                                 servicer. In this event, the ability of that
                                 servicer to service the mortgage loans could be
                                 impaired by its bankruptcy or insolvency and
                                 its actions would be supervised by the
                                 bankruptcy court or other similar entity, which
                                 could cause delays in payments being made on
                                 the certificates.

THE RATE OF PRINCIPAL            The Class 3A-5, Class 4A-4, Class 4A-5, Class
PAYMENTS, INCLUDING              4A-7 and Class 4A-9 Certificates are planned
PREPAYMENTS, ON THE MORTGAGE     amortization classes, or PAC certificates. The
LOANS MAY AFFECT DISTRIBUTIONS   PAC certificates will generally be less
TO THE CLASS 3A-5, CLASS 4A-4,   affected by the rate of principal prepayments
CLASS 4A-5, CLASS 4A-7 AND       than other classes of certificates. This is
CLASS 4A-9 CERTIFICATES          because on each distribution date, these
                                 certificates are designed to receive principal
                                 distributions according to the related schedule
                                 set forth in Appendix C to this prospectus
                                 supplement. See "Description of the
                                 Certificates--Priority of Distributions." The
                                 schedule for the Class 3A-5 Certificates will
                                 assume that the rate of prepayments on the
                                 related mortgage loans remains at a rate
                                 between 100% and 300% of the Bond Market
                                 Association's Standard Prepayment Assumption
                                 Model. The schedule for the Class 4A-4, Class
                                 4A-5, Class 4A-7 and Class 4A-9 Certificates
                                 will assume that the rate of prepayments on the
                                 related mortgage loans remains at a rate
                                 between 100% and 350% of the Bond Market
                                 Association's Standard Prepayment Assumption
                                 Model. However, there can be no assurance that
                                 the rate of prepayments on the related mortgage
                                 loans will occur between the applicable rates.
                                 If the related mortgage loans prepay at a rate
                                 faster or slower than the applicable rates,
                                 distributions of principal may no longer be
                                 made according to the related schedule. See
                                 "Yield and Prepayment Considerations," and
                                 "Yield and Prepayment Considerations--PAC
                                 Certificates."

WEIGHTED AVERAGE LIFE OF THE     The Class 3A-1 and Class 3A-3 Certificates are
CLASS 3A-1, CLASS 3A-3, CLASS    PAC support certificates that have been
4A-2 AND CLASS 4A-12             designed to stabilize the Class 3A-5
CERTIFICATES WILL BE HIGHLY      Certificates. The Class 4A-2 and Class 4A-12
SENSITIVE TO THE RATE AND        Certificates are PAC support certificates that
TIMING OF PRINCIPAL              have been designed to stabilize the Class 4A-4,
PREPAYMENTS                      Class 4A-5, Class 4A-7 and Class 4A-9
                                 Certificates. As PAC support certificates, the
                                 amount distributable on any distribution date
                                 as principal to the PAC support

                                      S-34

                                 certificates and the weighted average life of
                                 the PAC support certificates will be highly
                                 sensitive to prepayments on the mortgage loans
                                 contributing to the related Collateral Group.
                                 If principal payments on the mortgage loans
                                 contributing to Collateral Group 3 fall below a
                                 certain level for a distribution date, the
                                 Class 3A-1 and Class 3A-3 Certificates will
                                 receive no distributions of principal, and if
                                 principal payments on the mortgage loans
                                 contributing to Collateral Group 3 exceed a
                                 certain level for a distribution date, the
                                 Class 3A-1 and Class 3A-3 Certificates will be
                                 paid in full before the Class 3A-5
                                 Certificates. If principal payments on the
                                 mortgage loans contributing to Collateral Group
                                 4 fall below a certain level for a distribution
                                 date, the Class 4A-2 and Class 4A-12
                                 Certificates will receive no distributions of
                                 principal, and if principal payments on the
                                 mortgage loans contributing to Collateral Group
                                 4 exceed a certain level for a distribution
                                 date, the Class 4A-2 and Class 4A-12
                                 Certificates will be paid in full before the
                                 Class 4A-4, Class 4A-5, Class 4A-7 and Class
                                 4A-9 Certificates. As a result, the amount of
                                 principal which the PAC support certificates
                                 will receive on any distribution date and the
                                 weighted average life of these certificates
                                 will be highly dependent upon the rate and
                                 timing of principal prepayments on the mortgage
                                 loans in the related Collateral Group. If you
                                 are an individual investor you should carefully
                                 consider these effects on your investment
                                 goals. These certificates may not be an
                                 appropriate investment for individual investors
                                 who seek a distribution of principal on a
                                 specific date or an otherwise predictable
                                 stream of distributions. See "Yield and
                                 Prepayment Considerations" and "Yield and
                                 Prepayment Considerations--Support
                                 Certificates."

MORTGAGE LOANS WITH INTEREST     As of the cut-off date, approximately 20.08% of
ONLY PAYMENTS LENGTHEN THE       the mortgage loans in Loan Group 1 and
WEIGHTED AVERAGE LIVES OF THE    approximately 17.26% of the mortgage loans in
CERTIFICATES AND MAY BE          Loan Group 2 provide for payment of interest at
SUBJECT TO INCREASED             the related mortgage interest rate, but no
DELINQUENCY AND LOSS             payment of principal, for ten years following
                                 the origination of the mortgage loan. As of the
                                 cut-off date, approximately 0.15% of the
                                 mortgage loans in Loan Group 1 and none of the
                                 mortgage loans in Loan Group 2 provide for
                                 payment of interest at the related mortgage
                                 interest rate, but no payment of principal, for
                                 fifteen years following the

                                      S-35

                                 origination of the mortgage loan. Following the
                                 applicable period, the monthly payment with
                                 respect to each of these mortgage loans will be
                                 increased to an amount sufficient to amortize
                                 the principal balance of the mortgage loan over
                                 the remaining term and to pay interest at the
                                 mortgage interest rate.

                                 The presence of these mortgage loans in the
                                 trust fund will, absent other considerations,
                                 result in longer weighted average lives of the
                                 related certificates than would have been the
                                 case had these mortgage loans not been included
                                 in the trust fund. If you purchase a related
                                 certificate at a discount, you should consider
                                 that the extension of weighted average lives
                                 could result in a lower yield than would be the
                                 case if these mortgage loans provided for
                                 payment of principal and interest on every
                                 payment date. In addition, a mortgagor may view
                                 the absence of any obligation to make a payment
                                 of principal during the interest only period as
                                 a disincentive to prepayment.

                                 If a recalculated monthly payment as described
                                 above is substantially higher than a
                                 mortgagor's previous interest only monthly
                                 payment, that mortgage loan may be subject to
                                 an increased risk of delinquency and loss.

                                      S-36

                                  DEFINED TERMS

          You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-157 in this prospectus supplement and under the caption "Index" beginning on page 129 of the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               THE TRUST AGREEMENT

          The Series 2006-8F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "TRUST AGREEMENT")
among GS Mortgage Securities Corp., as Depositor ("GSMSC" or the "DEPOSITOR"),
Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the "MASTER
SERVICER") and as Securities Administrator (in such capacity, the "SECURITIES
ADMINISTRATOR"), Deutsche Bank National Trust Company, JPMorgan Chase Bank, N.A.
and U.S. Bank National Association, as Custodians (the "CUSTODIANS"), and U.S.
Bank National Association, as Trustee (the "TRUSTEE"). The Mortgage Loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "TRUST FUND"), the assets of which consist primarily of (1) a pool of conventional fixed-rate residential mortgage loans (the "MORTGAGE LOANS"), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the
"CERTIFICATE ACCOUNT"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans and (5) all proceeds of the foregoing. In exchange for the Mortgage Loans and other property, the
Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

          o    the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on
               August 1, 2006 (the "CUT-OFF DATE");

          o    the maturity date of such Mortgage Loan; and

          o    the mortgage interest rate of such Mortgage Loan.

               The Trust Fund will also contain other property, including:

          o    a security interest in insurance policies related to individual
               Mortgage Loans, if applicable;

          o    any property that the Trust Fund acquires as a result of
               foreclosure or threatened foreclosure of a Mortgage Loan; and

          o    amounts held in the Certificate Account.

          Each Custodian will execute and deliver to the Trustee a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to a master custodial agreement.
The Securities Administrator will perform certain obligations specified in the
Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master

                                      S-37

Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities
Administrator will act as certificate registrar of the certificates. The
Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.
Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust, GSR 2006-8F. The Securities Administrator's address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust, GSR 2006-8F, or such other addresses as the
Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The
Trust Agreement provides that Wells Fargo Bank, N.A., as Securities
Administrator and U.S. Bank National Association, as Trustee under the Trust
Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. Each Custodian is similarly indemnified pursuant to the master custodial agreement.

          The Securities Administrator will be entitled to retain, as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

          The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

          The Trustee may, upon written notice to each Servicer, the Master
Servicer, the Securities Administrator, the Depositor and all
certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The
Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The description of the mortgage pool and the mortgaged properties in this prospectus supplement, unless otherwise specifically noted, is based on the
Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. The allocations of the Mortgage Loans among the Collateral
Groups as described in this prospectus supplement are approximate and subject to an upward or downward variance of no more than 5%. All references in this prospectus supplement to "scheduled principal balance" refer to the scheduled principal balance (or a fraction thereof) as of the Cut-Off Date, unless otherwise specifically stated or required by the

                                      S-38

context. Due to rounding, percentages may not add up to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balance (or a fraction thereof) of the related
Mortgage Loans based on the outstanding scheduled principal balances of the related Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way.
The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on
February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent. Before the issuance of the certificates, mortgage loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. GSMSC believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See
"--Additional Information" in this prospectus supplement.

          Loan Group 1

          The Mortgage Loans in Loan Group 1 will consist of approximately 819
Mortgage Loans that have an aggregate scheduled principal balance as of the
Cut-Off Date, after deducting payments due on or before that date, of approximately $466,635,760. As of the Cut-Off Date, 1 of the Mortgage Loans in
Loan Group 1 is currently delinquent in payment for 30 days or more. As of the
Cut-Off Date, none of the Mortgage Loans in Loan Group 1 had been previously delinquent in payment for 30 days or more at least once during the preceding 12 months.

          Loan Group 2

          The Mortgage Loans in Loan Group 2 will consist of approximately 272
Mortgage Loans that have an aggregate scheduled principal balance as of the
Cut-Off Date, after deducting payments due on or before that date, of approximately $155,603,705. As of the Cut-Off Date, 1 of the Mortgage Loans in
Loan Group 2 is currently delinquent in payment for 30 days or more. As of the
Cut-Off Date, none of the Mortgage Loans in Loan Group 2 had been previously delinquent in payment for 30 days or more at least once during the preceding 12 months.

          Additional current delinquency information with respect to the
Mortgage Loans is provided in Appendix B to this prospectus supplement.

          Unless otherwise indicated, for purposes of presenting data with respect to the Mortgage Loans in each Loan Group related to a particular
Collateral Group, the principal balances of the Mortgage Loans in Loan Group 1 and Loan Group 2 have been divided into four separate Subgroups and two separate
Subgroups, respectively, as follows:

               Loan Group 1 consists of the following Subgroups: "SUBGROUP 1-A"
          that comprises Mortgage Loans with Net Rates greater than or equal to
          6.00% and less than 6.25%; "SUBGROUP 1-B" that comprises Mortgage
          Loans with Net Rates greater than or equal to 6.25% and less than
          6.50%; "SUBGROUP 1-C" that comprises Mortgage Loans with Net Rates greater than or equal to 6.50% and less than 7.50%; and "SUBGROUP 1-D"
          that comprises Mortgage Loans with Net Rates greater than or equal to
          7.50%; and

                                      S-39

               Loan Group 2 consists of the following Subgroups: "SUBGROUP 2-A"
          that comprises Mortgage Loans with Net Rates greater than or equal to
          5.00% and less than 6.00%; and "SUBGROUP 2-B" that comprises Mortgage
          Loans with Net Rates greater than or equal to 6.25% and less than
          7.50%.

          Each Subgroup described above contributes Mortgage Loans or portions of Mortgage Loans to Collateral Groups that each bear interest at a single fixed rate. The scheduled principal balance of each Mortgage Loan in each Subgroup is allocated either (i) to one Collateral Group only or (ii) between two Collateral
Groups, based on two fixed fractions (which differ from Mortgage Loan to
Mortgage Loan) (in each case, the "APPLICABLE FRACTIONS" as described herein).
Allocations of principal payments to each class of certificates will be tied to payments on the Mortgage Loans or portions of Mortgage Loans contributing to the related Collateral Group or Collateral Groups subject to certain exceptions in the case of losses on the Mortgage Loans.

          "COLLATERAL GROUP 1" consists of Mortgage Loans in Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

          "COLLATERAL GROUP 2" consists of Mortgage Loans in Subgroup 1-A and
Subgroup 2-A or portions thereof that have been stripped to an Effective Net
Rate of 6.00%.

          "COLLATERAL GROUP 3" consists of Mortgage Loans in Subgroup 1-A,
Subgroup 1-B and Subgroup 2-B or portions thereof that have been stripped to an
Effective Net Rate of 6.25%.

          "COLLATERAL GROUP 4" consists of Mortgage Loans in Subgroup 1-B and
Subgroup 1-C or portions thereof that have been stripped to an Effective Net
Rate of 6.50%.

          "COLLATERAL GROUP 5" consists of Mortgage Loans in Subgroup 1-C,
Subgroup 1-D and Subgroup 2-B or portions thereof that have been stripped to an
Effective Net Rate of 7.50%.

          The Mortgage Loans will be conventional fixed-rate, fully amortizing mortgage loans secured by first liens on fee simple interests in two- to four-family residential real properties (each, a "MORTGAGED PROPERTY"). The
Mortgaged Properties, which may include two- to four-family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments, modular homes and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described below and in the prospectus.

          Each Mortgage Loan had a first payment date during the period from
March 1, 2005 through September 1, 2006, inclusive. All of the Mortgage Loans
(other than the interest only loans, which will not require scheduled payments of principal for an initial ten or fifteen year period) will have principal and interest payable on the first day of each month (the "DUE DATE"). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies. The Mortgage Loans in
Loan Group 1 and Loan Group 2 have an original term to maturity from the date of origination not greater than 30 years.

                                      S-40

                           SELECTED MORTGAGE POOL DATA

                                                                ALL LOANS        LOAN GROUP 1     LOAN GROUP 2
                                                             ---------------   ---------------   ---------------
Total Outstanding Principal Balance:                         $622,239,465.26   $466,635,759.92   $155,603,705.34
Number of Mortgage Loans:                                              1,091               819               272
Average Current Principal Balance of the Mortgage Loans:     $    570,338.65   $    569,762.83   $    572,072.45
Weighted Average Annual Mortgage Interest Rate:                        6.690%            6.704%            6.647%
Initial Weighted Average Servicing Fee Rates:                          0.236%            0.237%            0.231%
Weighted Average Expense Rate:                                         0.237%            0.238%            0.231%
Weighted Average Amortized Term to Maturity (in months)(1):              356               356               355
Weighted Average Seasoning (in months):                                    2                 2                 2
Weighted Average Current Loan-To-Value Ratio:                          71.07%            71.10%            70.97%
Primary Residence:                                                    92.648%           91.793%           95.214%
Weighted Average FICO Score:                                             741               742               736
California:                                                           36.951%           32.436%           50.492%
Single Family & PUD:                                                  91.924%           91.444%           93.364%
Interest Only Mortgage Loans:                                         19.377%           20.085%           17.256%

1. Excludes 216 Interest only Mortgage Loans with an aggregate scheduled principal balance of $120,572,293.

                         MORTGAGE LOANS (APPROXIMATE)(1)

                           ALL
                        COLLATERAL      COLLATERAL     COLLATERAL       COLLATERAL       COLLATERAL      COLLATERAL
                          GROUPS          GROUP 1        GROUP 2          GROUP 3          GROUP 4        GROUP 5
                     ---------------  -------------  --------------  ---------------  ---------------  --------------
Total Scheduled
Principal Balance:   $622,239,465.26  $3,503,915.94  $78,662,713.02  $277,726,917.85  $177,754,690.74  $84,591,227.72
Number of Mortgage
Loans(2):                      1,091             32             204              640              484             578
Average Current
Principal Balance
of the Mortgage
Loans(2):            $    570,338.65  $  531,069.94  $   591,909.19  $    583,523.48  $    556,064.28  $   559,437.15
Weighted Average
Annual Mortgage
Interest Rate:                 6.690%         5.973%          6.268%           6.579%           6.892%          7.051%
Initial Weighted
Average Servicing
Fee Rates:                     0.236%         0.250%          0.248%           0.238%           0.230%          0.230%
Weighted Average
Expense Rate:                  0.237%         0.250%          0.248%           0.239%           0.231%          0.230%
Weighted Average
Amortized Term to
Maturity (in
months)(3):                      356            355             356              356              356             357
Weighted Average
Seasoning (in
months):                           2              5               2                2                1               2
Weighted Average
Current
Loan-To-Value
Ratio:                         71.07%         66.82%          68.31%           71.39%           71.56%          71.74%
Primary Residence:            92.648%           100%         95.074%          94.104%          90.856%         89.072%
Weighted Average
FICO Score:                      741            750             750              745              736             728
California:                   36.951%        25.343%         26.408%          35.951%          38.704%         46.838%
Single Family &
PUD:                          91.924%        98.483%         92.672%          91.530%          91.733%         92.655%
Interest Only
Mortgage Loans:               19.377%         1.520%          9.139%          14.560%          27.813%         27.725%

1. The percentages listed are determined based on the Applicable Fraction of the Mortgage Loans contributing to the respective Collateral Group.

2. These numbers represent the number of Mortgage Loans contributing cash flows to the respective Collateral Group (even if such Mortgage Loans also contribute to another Collateral Group), and the entire outstanding principal balance of the Mortgage Loans contributing to the respective
   Collateral Group. The total number of Mortgage Loans in Loan Group 1 and
   Loan Group 2 is 819 and 272, respectively.

3. Excludes 216 Interest only Mortgage Loans with an aggregate scheduled principal balance of $120,572,293.

         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE POOL.

ADDITIONAL INFORMATION

          Appendix B contains important information about the Mortgage Loans including:

          o    the mortgage interest rates, and the current scheduled principal balances of the Mortgage Loans;

                                      S-41

          o    the types of Mortgaged Properties;

          o    the geographic distribution by state of the Mortgaged Properties;

          o    the weighted average stated remaining term to maturity of the
               Mortgage Loans;

          o    the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

          o    the mortgagor's stated purpose of financing; and

          o    the credit score ranges.

          The credit score tables appearing in Appendix B show the credit scores, as available, that the originators or underwriters of the Mortgage Loans collected for the mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

          The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the
Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the mortgage pool as described in the first paragraph under
"Description of the Mortgage Pool" in this prospectus supplement, that removal or addition will be noted in the Current Report on Form 8-K.

          All of the Mortgage Loans were purchased by Goldman Sachs Mortgage
Company ("GSMC") from Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS"),
National City Mortgage Co. ("NATIONAL CITY"), PHH Mortgage Corporation ("PHH
MORTGAGE"), Washington Mutual Bank ("WAMU") and certain other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the
"CONDUIT PROGRAM") (each of such entities, together with Countrywide Home Loans,
National City, PHH Mortgage and WaMu a "LOAN SELLER") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from
Countrywide Home Loans, which will be serviced by Countrywide Servicing, such
Mortgage Loans were acquired pursuant to a seller's warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, in the case of the Mortgage Loans acquired through the Conduit Program, such
Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Avelo Mortgage, L.L.C. ("AVELO") pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements, seller's warranty agreements and master loan purchase agreements, a "SALE AND SERVICING AGREEMENT" and

                                      S-42

together, the "SALE AND SERVICING AGREEMENTS"). Each Loan Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Regarding the Mortgage Loans"
below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trustee insofar as it relates to the related Mortgage Loans.

THE GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM

          The information set forth below has been provided by GSMC.

          GSMC acquires its mortgage loans through two primary channels: (i) its
Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii)
bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

          All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

          The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by
Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

          Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

                                      S-43

          Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

          In addition to its "full" documentation program, loans acquired by
GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated
income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

          The "reduced income," "stated income," "stated income/stated asset"
and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

          Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie
Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

          Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

          Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

          Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

          Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc"
program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

                                      S-44

          The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               FULL DOCUMENTATION

                 Owner Occupied         2nd Home       Non-Owner Occupied
               -----------------   -----------------   ------------------
   Minimum     Maximum   Maximum   Maximum   Maximum   Maximum    Maximum
Credit Score    LTV(1)   CLTV(1)    LTV(1)   CLTV(1)   LTV(1)     CLTV(1)
------------   -------   -------   -------   -------   -------   --------
     700         100%      100%      95%       95%       90%        90%
     680         100       100       95        95        90         90
     640         100       100       90        90        90         90
     620         100       100       90        90        85         90
     600         100       100       90        90        85         90
     580          90        95       90        90        80         90
     560          90        95       85        90        75         90
     540          85        95      N/A(2)    N/A(2)    N/A(2)     N/A(2)

----------
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)  Not applicable.

                              REDUCED DOCUMENTATION

                 Owner Occupied         2nd Home       Non-Owner Occupied
               -----------------   -----------------   ------------------
   Minimum     Maximum   Maximum   Maximum   Maximum   Maximum    Maximum
Credit Score    LTV(1)   CLTV(1)    LTV(1)   CLTV(1)   LTV(1)     CLTV(1)
------------   -------   -------   -------   -------   -------   --------
     700         100%      100%      95%       95%       85%        90%
     680         100       100       90        90        85         90
     640         100       100       90        90        80         90
     620          95        95       85        90        75         90
     600          90        90       85        90        75         90
     580          90        90       80        90        75         90
     560          85        90       80        80        75         90
     540          80        90      N/A(2)    N/A(2)    N/A(2)     N/A(2)

----------
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)  Not applicable.

                                      S-45

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION

                 Owner Occupied         2nd Home       Non-Owner Occupied
               -----------------   -----------------   ------------------
   Minimum     Maximum   Maximum   Maximum   Maximum   Maximum    Maximum
Credit Score    LTV(1)   CLTV(1)    LTV(1)   CLTV(1)    LTV(1)    CLTV(1)
------------   -------   -------   -------   -------   -------   --------
     700         100%      100%      90%       90%       85%        90%
     680         100       100       90        90        80         90
     640          90       100       85        90        80         90
     620          85        90       80        90        75         90
     600          85        90       80        90        70         90
     580          80        90       75        90        70         90
     560          75        90       65        90        60         90

----------
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

                                NO DOCUMENTATION

                 Owner Occupied         2nd Home       Non-Owner Occupied
               -----------------   -----------------   ------------------
   Minimum     Maximum   Maximum   Maximum   Maximum   Maximum    Maximum
Credit Score    LTV(1)   CLTV(1)    LTV(1)   CLTV(1)    LTV(1)    CLTV(1)
------------   -------   -------   -------   -------   -------   --------
     700         95%       95%       85%       85%       80%       80%
     680         90        90        85        85        75        75
     660         85        85        80        80        70        70

----------
(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

          An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie
Mae and/or Freddie Mac and conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator.
Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

COUNTRYWIDE HOME LOANS' UNDERWRITING GUIDELINES

Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

                                      S-46

          The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

          o    in the case of a purchase, the lesser of the selling price of the related mortgaged property or its appraised value at the time of sale or

          o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

If the borrower is refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, and that existing mortgage loan meets certain delinquency criteria, then with respect to the refinanced mortgage loan,

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced; or

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General"
               below.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

          General

          Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE
HOME LOANS"), has been originating mortgage loans since 1969. Countrywide Home
Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

          As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and

                                      S-47

current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home
Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). Countrywide Home
Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "DEBT-TO-INCOME" ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio
is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the
Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest only 3/1 Mortgage Loan or 3/27
Mortgage Loan or an interest only or fully amortizing 5/1 Mortgage Loan, a 5/25
Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan
or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated

                                      S-48

based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide
Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home
Loans' underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Except with respect to the mortgage loans originated pursuant to its
Streamlined Documentation Program whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie
Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          Countrywide Home Loans' underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to
60% for mortgage loans with original principal balances of up to $2,000,000.
Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

                                      S-49

          For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans' underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum "cash-out"
amount permitted is $200,000 and is based in part on the original Loan-to-Value
Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by
Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

          Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, Countrywide Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an
Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION
PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION
PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS
DOCUMENTATION PROGRAM"), a Streamlined Documentation Loan Program (the
"STREAMLINED DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan
Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM") and a Stated
Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET
DOCUMENTATION PROGRAM").

          The Alternative Documentation Program permits a borrower to provide
W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Because information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70%
maximum.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective

                                      S-50

borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum
Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation
Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined
Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, is 95%.

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset
Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

NATIONAL CITY MORTGAGE CO. UNDERWRITING STANDARDS

          National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast. National City Mortgage has the financial strength and stability that makes it one of the top 10 mortgage originators in the nation.

          National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

          Regardless of structure, all underwriting reports to the appropriate
National Underwriting Manager.

          National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

                                      S-51

          Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

          The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.
Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

          With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

          Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score.
Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

          For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or
Freddie Mac's standard or are acceptable to the Rating Agencies.

                                      S-52

          In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW
Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

          Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

          Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan
Prospector or Desktop Underwriter which afford the following documentation variations:

          o    Verbal verification of employment

          o    Less that 12 months employment verified

          o    12-23 months employment verified

          o    24 months or more employment verified

          o    1 or 2 months bank statements

Stated Documentation

          Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standard Board of Appraisal Foundation.

                                      S-53

Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines.
In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

PHH MORTGAGE UNDERWRITING GUIDELINES

          PHH Mortgage Corporation, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the
District of Columbia and the United States Virgin Islands. PHH Mortgage's
business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and
supervised VA lender.

          On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant
Corporation's real estate brokerage and relocation businesses.

          PHH Mortgage maintains its executive offices at 3000 Leadenhall Road,
Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

          PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

          Financial Institutions Channel: PHH Mortgage is a leading provider of
"private label" mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

          Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation's real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant

                                      S-54

Corporation and PHH Corporation and certain of its mortgage subsidiaries.
Additionally, PHH Mortgage works with brokers that are not affiliated with
Cendant Corporation.

          Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New
Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage
offers mortgages through the following platforms:

          Teleservices. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville,
Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In(R)), private label programs for financial institutions, and for relocation clients in conjunction with the operations of
Cendant Mobility(SM), a relocation business, and a leading provider of employee relocation services.

          In its teleservices operations, PHH Mortgage and certain subsidiaries employ "mortgage consultants" that receive applications over the telephone, and thereafter refer the origination of the loan to "loan processors" for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

          Internet. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21(R),
Coldwell Banker(R), ERA(R) and Cendant Mobility(SM). In addition, PHH Mortgage developed and launched its own online brand--InstaMortgage.com(SM) in 1999.
Applications from online customers are processed via PHH Mortgage's teleservices platform.

          Field Sales Professionals. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United
States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

          Closed Loan Purchases. This platform is also known as the
wholesale/correspondent platform. PHH Mortgage generally underwrites and (i)
partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.
PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity's corporate, financial and licensing information.

          Wholesale. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

                                      S-55

          Correspondent. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

          PHH Mortgage has been an originator of mortgage loans since 1978 and has originated prime fixed-rate mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan production as of the periods ended indicated below.

                                                          DECEMBER 31, 2004
                                                           (DOLLAR AMOUNTS
                                      DECEMBER 31, 2003      IN MILLIONS)     SEPTEMBER 30, 2005
                                      -----------------   -----------------   ------------------
LOAN TYPE                              UNITS    DOLLARS    UNITS    DOLLARS     UNITS    DOLLARS
-----------------------------------   -------   -------   -------   -------    -------   -------
Conventional(1)....................   406,237   $77,370   219,460   $46,545    139,973   $32,283
Government(2)......................    23,048     3,032    11,105     1,494      4,390       610
Home Equity Lines of Credit........    38,339     3,299    47,337     4,514     31,692     3,602
                                      -------   -------   -------   -------    -------   -------
Total Residential Mortgage Loans...   467,624   $83,701   277,902   $52,553    176,055   $36,495
                                      =======   =======   =======   =======    =======   =======

----------
(1)  Includes all Residential Mortgage Loans other than Government Loans and
     Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

          PHH Mortgage's products currently consist of:

          o    First-lien conventional loans (both conforming loans and
               non-conforming loans), government insured Federal Housing
               Administration ("FHA") and government guaranteed Veterans
               Administration ("VA") loans; and

          o    first and junior lien home equity loans and lines of credit.

          The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

MORTGAGE PRODUCT                                    UNDERWRITING STANDARDS USED
----------------                                    ---------------------------
First Lien FHA/VA                                   Ginnie Mae
First Lien Conventional/Conforming                  Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming              PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit   PHH Mortgage

          PHH Mortgage's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of

                                      S-56

the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

          The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage's underwriting policies may be made.
Such exceptions are made on a loan-by-loan basis only at the discretion of PHH
Mortgage's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

          PHH Mortgage's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

          PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage's underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

          In evaluating the applicant's ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

          Except as described below, PHH Mortgage verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.
Additional liquid assets may not be verified.

          Except as described below, PHH Mortgage also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

          In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal,

                                      S-57

alternative collateral assessment products which comply with Fannie Mae/Freddie
Mac criteria may be used.

          In many cases, the appraisal is obtained through a network of appraisers managed by STARS(SM) (Speedy Title Appraisal and Review Services), a
corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

          Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

          The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender,
i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the prospectus supplement.

          For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

          Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

          PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

                                      S-58

PHH Mortgage Corporation's Underwriting Standards

          The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

          PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding
80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See "Pledged Asset Loans."

Full Documentation Standards

          The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

          In determining whether a prospective borrower has sufficient monthly income available

          o    to meet the borrower's monthly obligation on the proposed
               mortgage loan and

          o    to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

          PHH Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

          o    for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or
               W-2, a current pay stub, and verbal verification of employment.
               Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

          o    for non-salaried applicants, including self-employed applicants,
               PHH Mortgage requires copies of the applicant's two most recent federal income tax returns and business tax returns for
               self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall

                                      S-59

               income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally
               required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

Other Documentation Standards

          PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced
Documentation Program"), stated income, stated asset program ("Stated Income,
Stated Asset Program"), stated income, full asset program ("Stated Income Full
Asset Program"), no income, stated asset program ("No Income Stated Asset
Program") and rate and term refinance limited documentation program
("Streamlined Documentation Program"). Under the Reduced Documentation Program,
Stated Income, Stated Asset Program, Stated Income Full Asset Program and No
Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

          Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

          Another program (the "Liquidity Program") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

                                      S-60

          o    no income disclosure with no verification of income required;

          o    debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

          o    income disclosure and verification using streamlined/alternate documentation.

          The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

          o    the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

          o    the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant;
               or

          o    the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

          In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

          The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

          In addition, PHH Mortgage originates certain mortgage loans
("Relocation Mortgage Loans") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage's underwriting policies as described herein.

Pledged Asset Loans

          Certain mortgage loans that have a loan-to-value ratio in excess of
80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee
(usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by
PHH Mortgage.

                                      S-61

WASHINGTON MUTUAL BANK UNDERWRITING GUIDELINES

General

          Washington Mutual Bank ("WAMU") is a federal savings association that provides financial services to consumers and commercial clients. WAMU is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At March 31, 2006,
Washington Mutual, Inc. and its subsidiaries had assets of $348.7 billion. WAMU and its affiliates currently operate more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the United
States.

          The following table shows, for each indicated period, the aggregate principal balance of first lien single-family residential mortgage loans originated by WAMU (or purchased by WAMU from correspondent lenders) during that period.

         WAMU'S ORIGINATION OF SINGLE-FAMILY RESIDENTIAL MORTGAGE LOANS

                                     YEAR ENDED          YEAR ENDED       PERIOD ENDED
                                 DECEMBER 31, 2004   DECEMBER 31, 2005   MARCH 31, 2006
                                 -----------------   -----------------   --------------
                                             (DOLLAR AMOUNTS IN MILLIONS)
Aggregate Principal Balance of
   Mortgage Loans Originated by
   WAMU                                   $212,362            $207,722          $44,190

WAMU's Origination Channels

          The WaMu mortgage loans have either been originated by WaMu or purchased by WaMu from approved mortgage loan correspondent lenders. WaMu originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its
ConsumerDirect lending division, which originates mortgage loans to employees of
WaMu and their affiliates, originates mortgage loans through the internet and refinances mortgage loans held in WaMu's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by WaMu. For each mortgage loan originated through WaMu's wholesale lending division, a mortgage loan broker submits a loan application package to WaMu for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

          Some of WAMU's correspondent lenders have delegated underwriting approval. Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to WAMU for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to WAMU that the mortgage loans have been underwritten in accordance with WAMU's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to WAMU for underwriting and fund each loan only upon approval by WAMU.

Underwriting Guidelines

          The mortgage loans have been originated generally in accordance with the following underwriting guidelines established by WAMU. The following is a summary of the underwriting

                                      S-62

guidelines generally applied by WAMU and does not purport to be a complete description of the underwriting standards of WAMU. WAMU's underwriting guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated
in the loan application. Some mortgage loans are underwritten through WAMU's automated underwriting system, described below.

          Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history. In the case of some mortgage loans originated under WAMU's streamline documentation programs (described below), the prospective borrower is not required to provide certain financial information, including information about income and assets.

Evaluation of the Borrower's Credit Standing

          To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years)
based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. For borrowers for which credit scores are not available, the loan underwriter will require alternative documentation indicating the borrower's creditworthiness, such as rental or utility payment history or payment history on other debt.

Evaluation of the Borrower's Repayment Ability

          In evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the "housing-to-income ratio" or "front end ratio"), and the ratio of the borrower's total monthly debt (including non-housing expenses) to the borrower's gross income (referred to as the
"debt-to-income ratio" or "back end ratio"). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of

                                      S-63

other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

Evaluation of the Adequacy of the Collateral

          The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation, and are made on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by
WAMU or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through WAMU's automated underwriting system, an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. For mortgage loans underwritten under WAMU's streamline documentation programs, the appraisal guidelines in some cases permit the appraisal obtained for an existing mortgage loan to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company). Specific additional title insurance coverage is required for some types of mortgage loans.

Documentation Programs

          Each mortgage loan has been underwritten under one of three documentation guidelines for verification of the borrower's stated income and assets. Under WAMU's full/alternative documentation program, the prospective borrower's stated income is verified through receipt of the borrower's most recent pay stub and most recent W-2 form or, in the case of self-employed borrowers or borrowers with more than 25% of their income from commissions, two years of personal (and, if applicable, business) tax returns. For self-employed borrowers, profit and loss statements may also be required. Under the full/alternative documentation program, the borrower's stated assets are verified through receipt of the borrower's two most recent bank or brokerage statements. In addition, the borrower's employment is verified with the employer by telephone or by other independent means.

          WAMU's low documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. It is available to borrowers with certain loan-to-value ratios, loan amounts and credit scores.
Under this program, the income as stated in the borrower's loan application is not verified, although the borrower's employment may be verified by telephone.
The borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion). Assets may be verified for higher risk transactions and when exceptions are approved, such as when specific loan-to-value ratio or loan amount maximums are exceeded.

                                      S-64

          WAMU has several "streamline" documentation programs under which the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt. Purchase loans as well as refinance loans may be eligible under the streamline documentation programs. For some mortgage loans that qualify under these programs, the borrower's income and assets are not required to be obtained. For some other mortgage loans that qualify under these programs, the borrower's income and assets are obtained but not verified, the borrower's employment is verified with the employer by telephone, and the borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion).

          A credit report for the borrower generally is required for all mortgage loans underwritten under WAMU's full/alternative and low documentation programs, and for all but a small percentage of mortgage loans underwritten under WAMU's streamline documentation program.

Exceptions to Program Parameters

          Exceptions to WAMU's loan program parameters may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented, and in some cases the approval of a senior underwriter is required. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

Automated Underwriting System

          Some mortgage loans originated through WAMU's retail and wholesale lending divisions have been underwritten in whole or in part through WAMU's proprietary automated underwriting system, known as Enterprise Decision Engine or "EDE". Based on the borrower's credit report and the information in the borrower's loan application, the system either (a) approves the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE distinguishes between ten different levels of credit standing, based on both the credit score and other items in the borrower's credit report. WAMU has developed these ten levels of credit standing based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by WAMU for its own portfolio between 1998 and 2001. WAMU has been using EDE for underwriting of mortgage loans since January 2005. WAMU has also used in the past, and currently uses, other automated underwriting systems. All or some of the mortgage loans originated by WAMU may have been underwritten through EDE or another automated underwriting system.

Quality Control Review

          WAMU's credit risk oversight department conducts quality control reviews of statistical samplings of previously originated mortgage loans on a regular basis.

                                      S-65

TRANSFER OF THE MORTGAGE LOANS TO THE TRUSTEE

          The Mortgage Loans will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of August 1, 2006 together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "MORTGAGE LOAN
SCHEDULE").

          As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to each Custodian, in accordance with the assignment agreements between the Depositor and the Trustee.
Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Sale and Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

          Certain of the Mortgage Loans may have been registered with the
Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the related Custodian will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

          The Sale Agreements generally provide that if a document that should have been delivered to a Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related
Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. In the case of Countrywide Home Loans, National
City and WaMu, such Loan Seller must deliver the missing document or cure the defect within 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180 days or more from the date the defect is discovered. In the case of PHH Mortgage, such Loan Seller must deliver the missing document or cure the defect within 45 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 90 days or more from the date the defect is discovered.

          The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor's obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trustee, on behalf of the certificateholders, for any such loss.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

          Pursuant to the terms of the related Sale Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by
it. In connection with the transfer of the Mortgage Loans to the Trustee, GSMSC, which will acquire the Mortgage Loans

                                      S-66

from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale
Agreements, including the benefit of the representations and warranties therein.
The following is a general summary of certain representations and warranties made by the related Loan Seller as of the date that it sold the related Mortgage
Loans (unless otherwise noted) as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the
Mortgage Loans.

          I. Mortgage Loan Schedule. The information set forth in the Mortgage
          Loan schedule attached to the applicable agreement is true and correct in all material respects as of the relevant cutoff date;

          II. Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the
          Mortgage Loans and substantially all of the Mortgage Loans have not had a Mortgage Loan payment thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

          III. No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

          IV. Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary, and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the Mortgage Loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the Mortgage Loan schedule to the relevant agreement;

          V. No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage
          Loan was originated;

          VI. No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the
          Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

          VII. Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

                                      S-67

          VIII. No Fraud. All the documents executed in connection with the
          Mortgage Loan including, but not limited to, the mortgage note and the
          Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

          IX. Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage
          Loans;

          X. Location and Type of Mortgaged Property. The Mortgaged Property is
          located in the state identified in the Mortgage Loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development, or a townhouse or a share issued by a cooperative housing corporation; provided, however, that any condominium project or planned unit development generally conforms with the applicable Fannie
          Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling;
          provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

          XI. Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

          XII. Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

          XIII. Ownership. The Loan Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the
          Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

          XIV. Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the Mortgage Loan are (or, during the period in which it held its interest, were) in compliance with (1) all applicable state licensing requirements of the laws of the state where the Mortgaged
          Property is located and (2) organized under the laws of such state, or
          (3) qualified to do business in such state, or (4) federal savings and

                                      S-68

          loan associations or national banks (or operating subsidiaries thereof), or (5) not doing business in such state;

          XV. Title Insurance. Each Mortgage Loan is covered by a lender's title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

          XVI. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related
          Mortgage which are not insured against by a title insurance policy;

          XVII. Location of Improvements. No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

          XVIII. Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged
          Property of the benefits of the security provided by such mortgage;

          XIX. Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

          XX. No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

          XXI. Transfer of Mortgage Loans. The assignment of mortgage for each
          Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

          XXII. Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law. No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

          XXIII. Mortgaged Property Undamaged. The Mortgaged Property is
          undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          XXIV. Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of

                                      S-69

          extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or
          Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

          XXV. Balloon Payments, Graduated Payments, Contingent Interest
          Payments or other Exception Loans. One of the Mortgage Loans is a balloon mortgage loan or graduated payment mortgage loan. No Mortgage
          Loan has a shared appreciation or other contingent interest failure;

          XXVI. No Defaults. There is, as of the Cut-off Date, no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

          XXVII. Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or
          Freddie Mac in at least such amounts as required by Fannie Mae or
          Freddie Mac;

          XXVIII. No Bankruptcy. To the best of the applicable Loan Seller's knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage
          Loan was originated and as of the Closing Date;

          XXIX. Underwriting Guidelines. The Mortgage Loans were underwritten in accordance with the Loan Seller's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

          XXX. No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

          XXXI. Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

          XXXII. No Condemnation. To the best of the related Loan Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

          XXXIII. The Appraisal. The Mortgage Loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation

                                      S-70

          was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or
          Freddie Mac, as applicable;

          XXXIV. Servicemembers Civil Relief Act. The Loan Seller has no
          knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

          XXXV. Terms of the Loans. The mortgage note does not permit negative amortization;

          XXXVI. HOEPA. No Mortgage Loan is identified as a "high cost" or
          "predatory" mortgage loan under Section 32 of the Home Ownership and
          Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

          XXXVII. Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

          XXXVIII. No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller's knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged
          Property; no underground storage tank is located at or under any
          Mortgaged Property;

          XXXIX. Interest Calculation. Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

          XL. Acceptable Investment. The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the
          Mortgaged Property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent (with respect to substantially all of the Mortgage Loans), or adversely affect the value or marketability of the Mortgage Loan;

                                      S-71

          XLI. Complete Mortgage File. With respect to each Mortgage Loan, the
          Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

          XLII. No Buydowns. Except with respect to one Mortgage Loan representing 0.088% of the aggregate principal balance of the Mortgage
          Loans, none of the Mortgage Loans contain provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the mortgagor or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown Mortgage Loans, (i) on or before the date of origination of such Mortgage Loan, the company and the mortgagor, or the company, the mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement. The buydown agreement provides that the seller of the Mortgaged Property (or third party)
          shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such
          Mortgage Loan. The temporary Buydown Funds enable the mortgagor to qualify for the buydown Mortgage Loan. The effective interest rate of a buydown Mortgage Loan if less than the interest rate set forth in the related mortgage note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related mortgage note. The buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the
          Mortgage and mortgage note reflect the permanent payment terms rather than the payment terms of the buydown agreement. The buydown agreement provides for the payment by the mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available.
          The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the
          Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the mortgagor unless the mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;
          and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

          XLIII. Consolidation of Future Advances. Any future advances on the
          Mortgage Loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.
          The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie
          Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          XLIV. Acceleration Provision. Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the

                                      S-72

          acceleration of the payment of the unpaid principal balance of the
          Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

          XLV. Regarding the Mortgagor. The mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie
          Mae or Freddie Mac guidelines for such trusts. In the event that the mortgagor is a trustee, the mortgagor is a natural person; and

          XLVI. Predatory Lending. No Mortgage Loan is a "high cost" or
          "covered" loan, as applicable, as each such term is defined in the
          Standard & Poor's LEVELS Glossary, as may be in effect from time to time, or applicable state law and no loan originated on or after
          October 1, 2002 through March 6, 2003 is governed by the Georgia Fair
          Lending Act.

          Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the applicable Loan Seller will be required to cure such breach, and if such breach cannot be cured within such time period, such Loan Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Loan Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a
Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust
Fund.

          If any defective Mortgage Loan is not repurchased by the relevant Loan
Seller, and losses occur on such Mortgage Loan, such losses will be allocated to the certificates as described under "Credit Enhancements--Subordination" in this prospectus supplement.

          NONE OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE
SECURITIES ADMINISTRATOR, THE CUSTODIANS NOR ANY OF THEIR RESPECTIVE AFFILIATES
HAS MADE THE FOREGOING REPRESENTATIONS AND WARRANTIES AND NONE WILL HAVE ANY
OBLIGATION TO REPURCHASE A MORTGAGE LOAN IF THE RELATED LOAN SELLER OR THE
RELATED SERVICER, AS THE CASE MAY BE, DEFAULTS ON ITS OBLIGATION TO REPURCHASE A
MORTGAGE LOAN IN CONNECTION WITH A BREACH OF A REPRESENTATION AND WARRANTY OR IN
CONNECTION WITH A DEFECTIVE DOCUMENT AS DESCRIBED ABOVE. GSMC WILL MAKE THE
FOREGOING REPRESENTATIONS AND WARRANTIES ONLY FOR THE PERIOD DURING WHICH IT
HELD THE MORTGAGE LOANS AND WILL NOT HAVE ANY OBLIGATION TO REPURCHASE A
MORTGAGE LOAN IN RESPECT OF A BREACH OF A REPRESENTATION AND WARRANTY OCCURRING
DURING ANY OTHER PERIOD.

                                      S-73

          GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

                             STATIC POOL INFORMATION

THE SPONSOR

          Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed-rate mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-8F." On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

          In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York
10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the
Depositor's registration statement.

COUNTRYWIDE HOME LOANS, INC.

          Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at
http://www.countrywidedealsdata.com/?CWDD=01200608.

                                      S-74

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the
Depositor's registration statement.

NATIONAL CITY MORTGAGE CO.

          Certain static pool data and delinquency data for National City is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-8F" (the "NATIONAL CITY MORTGAGE CO. STATIC POOL
DATA"). As used in the National City Mortgage Co. Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the
Depositor's registration statement.

WASHINGTON MUTUAL BANK

          Certain static pool data and delinquency data for WaMu is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2006-8F" (the "WASHINGTON MUTUAL BANK STATIC POOL DATA"). The
Washington Mutual Static Pool Data includes information about the original characteristics of each prior securitized pool and vintage pool as of the cut-off date for that pool and delinquency, loss and prepayment information about each prior securitized pool and vintage pool in quarterly increments from the related cut-off date through June 30, 2006. The Washington Mutual Static
Pool Data with respect to prior securitized pools and vintage pools that were established before January 1, 2006 will not be deemed to be a part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

          There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools and vintage pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Trust Fund.

                                  THE SPONSOR

          The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "SPONSOR"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and Avelo.

          GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

                                      S-75

                                      APPROXIMATE
                              YEAR       VOLUME
                              ----   -------------
                              2001   $ 0.4 billion
                              2002   $ 8.6 billion
                              2003   $ 7.8 billion
                              2004   $10.3 billion
                              2005   $16.8 billion

          For additional information on the Sponsor, see "The Sponsor" in the accompanying prospectus.

                                  THE DEPOSITOR

          The Depositor is GS Mortgage Securities Corp., a Delaware corporation.
The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

          GSR Mortgage Loan Trust 2006-8F, the issuing entity, will be formed on the Closing Date pursuant to the Trust Agreement. The issuing entity will be a
New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December
31, commencing with December 31, 2006.

                                   THE TRUSTEE

U.S. BANK GENERAL

          U.S. Bank National Association ("U.S. BANK") will act as trustee under the Trust Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding
$213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

CORPORATE TRUST GENERAL

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Trust Agreement will be administered from U.S. Bank's corporate trust office located at One Federal Street, Third
Floor, Boston, Massachusetts 02110.

          U.S. Bank has provided corporate trust services since 1924. As of June
30, 2006, U.S. Bank was acting as trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

                                      S-76

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          On July 24, 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks,
Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 667 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately
$292,570,800,000.00.

                          THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A. ("WELLS FARGO") will act as Securities
Administrator under the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005,
Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United
States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.
Wells Fargo maintains principal corporate trust offices located at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479.

          Under the terms of the Trust Agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust
REMICs and the preparation of monthly reports on Form 10-D, periodic reports on
Form 8-K and annual reports on Form 10-K that are required to be filed with the
Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30,
1995. As of March 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

                               THE MASTER SERVICER

GENERAL

          Wells Fargo acts as Master Servicer pursuant to the Trust Agreement.
The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for

                                      S-77

the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately
$651,189,990,090.

          Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

COMPENSATION OF THE MASTER SERVICER

          As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the
"MASTER SERVICING FEE"). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the
Master Servicer assumes the duties of a Servicer, or successor servicer, under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

          Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account (a) the Master
Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I
Advances the Master Servicer deems to be non-recoverable from the related
Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust
Agreement, subject to the limit on such amounts described under
"--Indemnification and Third Party Claims" below, and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master
Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

          The Master Servicer will pay the costs associated with monitoring the
Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master
Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master
Servicer or to any other successor servicer.

                                      S-78

INDEMNIFICATION AND THIRD PARTY CLAIMS

          The Master Servicer will indemnify the Depositor, the Securities
Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master
Servicer to indemnify the Depositor, the Securities Administrator and the
Trustee constitutes the sole remedy of the Depositor, the Securities
Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement, and the termination of the Trust Agreement. Any cause of action against the Master
Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the
Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

          The Master Servicer will indemnify the Depositor, the Securities
Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust
Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement.
The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          The Master Servicer will be indemnified and held harmless from the
Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and
Servicing Agreements, any agreement assigning any of the Sale and Servicing
Agreements to the Trustee on behalf of the Trust Fund, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (b) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

LIMITATION OF LIABILITY OF THE MASTER SERVICER

          Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the

                                      S-79

Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the
Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

          The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

          The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the
Master Servicer without the prior written consent of the Trustee and the
Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the
Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer.
If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

          Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the
Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate, it shall agree to service the Mortgage
Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines)
and shall have a net worth of not less than $25,000,000.

          The Master Servicer shall not resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master
Servicer shall be evidenced by an opinion of counsel prepared by counsel to the
Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Securities
Administrator shall

                                      S-80

have assumed, or a successor master servicer appointed by the Securities
Administrator shall have assumed, the Master Servicer's responsibilities and obligations under the Trust Agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

          Under the terms of the Trust Agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the Master Servicer: (a) any
failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities
Administrator or the Trustee; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the
Trustee; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master
Servicer that performs any duties of the Master Servicer under the Trust
Agreement or any servicing duties assumed by the Master Servicer or successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the
Depositor or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer or any employee, affiliate, or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

          By written notice, the Trustee may, and upon written direction from
51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

          So long as a Master Servicer Event of Default remains uncured, the
Trustee may, and upon written direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master
Servicer for cause. Upon any termination of the Master Servicer, it

                                      S-81

shall prepare, execute and deliver to any successor entity designated by the
Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master
Servicer's expense. The Master Servicer shall cooperate with the Securities
Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

          In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee shall appoint a successor master servicer.

REPORTS BY THE MASTER SERVICER

          As set forth in the Trust Agreement, on a date preceding the applicable Distribution Date, each Servicer and the Master Servicer are required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions of
Interest on the Certificates" and "--Distributions of Principal on the
Certificates" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the
Securities Administrator. In addition, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties. The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

          In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the
Depositor and the Rating Agencies. The Trustee, its designee or any successor
Master Servicer appointed by the Trustee, will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement
accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities
(including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as
Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

                                      S-82

          There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

          If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

                                  THE SERVICERS

          The Mortgage Loans will initially be serviced by Avelo, Countrywide
Servicing, National City, PHH Mortgage and WaMu (each, a "SERVICER" and, collectively, the "SERVICERS"). Information with respect to the percentage of
Mortgage Loans serviced by each Servicer may be found in Appendix B.

          It is anticipated that during the month of August 2006, the servicing of 137 Mortgage Loans (representing approximately 8.90% of the Mortgage Loans by
Cut-Off Date Scheduled Principal Balance) initially serviced by certain other servicers will be transferred to Avelo. In addition, it is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, because as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating
Agencies, and, with the exception of Avelo, will have a net worth of at least
$25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

          Information relating to the servicing activities of Avelo, Countrywide
Servicing, National City, PHH Mortgage and WaMu is summarized below.

AVELO MORTGAGE, L.L.C.

General

          Avelo will be required to service the mortgage loans in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement. Avelo has provided the information below.

History

          Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs
Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor, the Sponsor and the Underwriter. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

          Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing system,

                                      S-83

REALServicing, is able to service virtually any type of mortgage loan product.
In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

          The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of
Avelo's related systems such as its customer service interactive voice response unit and customer service website.

          All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers;
(iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

          Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

          During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management
Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

          A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

          Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

          Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December
2005 and has experienced significant relative growth since then. As of July 31,
2006, Avelo is servicing approximately $4,091,902,964.31 of mortgage loans.

Avelo Rating Information

          Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is an approved servicer for Fannie Mae and Freddie Mac.

                                      S-84

Changes to Avelo's Policies and Procedures

          Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

COUNTRYWIDE HOME LOANS SERVICING LP

          The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.
owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home
Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.
In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

          Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation
("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home
Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide
Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services

                                      S-85

mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include
Countrywide Home Loans and its consolidated subsidiaries, including Countrywide
Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004,
December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                              CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          -----------------------------------------------------------------------------
                                                                                                                 SIX
                                           TEN MONTHS                       YEARS ENDED                        MONTHS
                                              ENDED                         DECEMBER 31,                        ENDED
                                          DECEMBER 31,   -------------------------------------------------    JUNE 30,
                                              2001          2002         2003         2004         2005         2006
                                          ------------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans.....................     504,975         999,448    1,517,743      846,395      809,630      353,101
   Volume of Loans.....................    $ 76,432      $  150,110   $  235,868   $  138,845   $  167,675   $   69,363
      Percent of Total Dollar Volume...        61.7%           59.6%        54.2%        38.2%        34.1%        31.5%
Conventional Non-conforming Loans
   Number of Loans.....................     137,593         277,626      554,571      509,711      826,178      322,108
   Volume of Loans.....................    $ 22,209      $   61,627   $  136,664   $  140,580   $  225,217   $  100,537
      Percent of Total Dollar Volume...        17.9%           24.5%        31.4%        38.7%        45.9%        45.7%
FHA/VA Loans
   Number of Loans.....................     118,734         157,626      196,063      105,562       80,528       43,381
   Volume of Loans.....................    $ 14,109      $   19,093   $   24,402   $   13,247   $   10,712   $    6,192
      Percent of Total Dollar Volume...        11.4%            7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans.....................     164,503         316,049      453,817      587,046      683,887      348,542
   Volume of Loans.....................    $  5,639      $   11,650   $   18,103   $   30,893   $   42,706   $   23,524
      Percent of Total Dollar Volume...         4.5%            4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans.....................      43,359          63,195      124,205      250,030      278,112      127,162
   Volume of Loans.....................    $  5,580      $    9,421   $   19,827   $   39,441   $   44,637   $   20,411
      Percent of Total Dollar Volume...         4.5%            3.7%         4.6%        11.0%         9.1%         9.3%
Total Loans
   Number of Loans.....................     969,164       1,813,944    2,846,399    2,298,744    2,678,335    1,194,294
   Volume of Loans.....................    $123,969      $  251,901   $  434,864   $  363,006   $  490,947   $  220,027
   Average Loan Amount.................    $128,000      $  139,000   $  153,000   $  158,000   $  183,000   $  184,000
   Non-Purchase Transactions(1)........          63%             66%          72%          51%          53%          54%
   Adjustable-Rate Loans(1)............          12%             14%          21%          52%          52%          49%

----------
(1)  Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

                                      S-86

Loan Servicing

          Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a)  collecting, aggregating and remitting mortgage loan
                    payments;

               (b)  accounting for principal and interest;

               (c)  holding escrow (impound) funds for payment of taxes and insurance;

               (d)  making inspections as required of the mortgaged properties;

               (e)  preparation of tax related information in connection with the mortgage loans;

               (f)  supervision of delinquent mortgage loans;

               (g)  loss mitigation efforts;

               (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i)  generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

          When a mortgagor fails to make a payment on a mortgage loan,
Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide
Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure,
Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                                      S-87

NATIONAL CITY MORTGAGE CO.

          National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation (NCC). National City
Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank (NCB). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in
Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of June 30, 2006, NCMC serviced nearly 1.1 million mortgage loans totaling more than $169 billion.
NCMC's portfolio is composed of $147.1 billion in conventional loans and $21.9 billion in FHA/VA loans.

                         December 2001   December 2001   December 2002   December 2002   December 2003   December 2003
    TOTAL SERVICING          Count           $(000)          Count          $(000)           Count           $(000)
----------------------   -------------   -------------   -------------   -------------   -------------   -------------
    Count/Balance           800,450       $88,386,490       964,741      $122,259,694      1,111,388     $155,274,844
Percentage Change From
      Prior Year               20.2%             40.3%         20.5%             38.3%          15.2%            27.0%
  Percent Govenment              27%               24%           25%               21%            23%              19%

                         December 2004   December 2004   December 2005   December 2005   June 2006      June 2006
    TOTAL SERVICING          Count           $(000)          Count           $(000)         Count        $(000)
----------------------   -------------   -------------   -------------   -------------   ----------   ------------
    Count/Balance          1,135,033     $164,020,079      1,111,277     $168,946,723    1,096,013    $169,040,877
Percentage Change From
      Prior Year                 2.1%             5.6%          -2.1%             3.0%        -1.4%            0.1%
  Percent Govenment               22%              17%            18%              14%          18%             13%

          The predecessor of NCMC, North Central Financial Corporation, was
founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

          Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

          Effective July 22, 2006 NCB-Indiana, NCB-Kentucky, NCB-Southern
Indiana, NCB-Pennsylvania, and NCB-Midwest merged into a single bank charter
(Ohio): National City Bank. For NCMC, this did not significantly impact current day-to-day functions.

          There are no material legal proceedings pending.

          Servicing Standards

          NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system.
NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

          There have been no material changes to the policies or procedures in the servicing function in the past three years.

                                      S-88

          The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor
Information Database used to maintain a wealth of investor related information.
The investor reporting unit had no material late remittances or reports during the past 12 months.

          NCM maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The
Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2%
of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment,
Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

          The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

          Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's
Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP.
Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

          NCMC's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

          NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

          NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

          NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

          The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional

                                      S-89

applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

          The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options.
Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

          NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

          For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

          NCMC's Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

          A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

          The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

PHH MORTGAGE CORPORATION

          A description of the duties of PHH Mortgage under the related Sale and
Servicing Agreement, including PHH Mortgage's process for handling delinquencies, losses, bankruptcies and recoveries, may be found in "The
Servicers--Collection and Other Servicing Procedures," "--Maintenance of
Insurance Policies; Claims Thereunder and Other Realization upon Defaulted
Mortgage Loans," "Description of the Certificates--Advances" and "--Collection
Accounts, Master Servicer Account and Certificate Account" in this prospectus supplement.

                                      S-90

          PHH Mortgage has been servicing residential mortgage loans since 1978.
The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the periods ended indicated below.

                                       DECEMBER 31, 2003    DECEMBER 31, 2004   SEPTEMBER 30, 2005
                                      ------------------   ------------------   ------------------
                                                      (DOLLAR AMOUNTS IN MILLIONS)
LOAN TYPE                              UNITS     DOLLARS    UNITS     DOLLARS    UNITS     DOLLARS
-----------------------------------   -------   --------   -------   --------   -------   --------
Conventional(1) ...................   783,434   $126,996   793,813   $133,816   801,315   $135,713
Government(2) .....................    87,420      8,908    77,591      7,978    67,792      6,954
Home Equity Lines of Credit .......    68,219      2,715    90,568      3,922    96,818      4,246
                                      -------   --------   -------   --------   -------   --------
Total Residential Mortgage Loans ..   939,073   $138,619   961,972   $145,716   965,925   $146,913
                                      =======   ========   =======   ========   =======   ========

----------
(1)  Includes all Residential Mortgage Loans other than Government Loans and
     Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice
Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH
Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

          Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH
Mortgage entered into an agreement with First American Default Management
Solutions LLC. Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First
American are located at PHH Mortgage's

                                      S-91

premises and First American's premises. First American's operations are located in Dallas, Texas.

          On January 6, 2004, PHH Mortgage entered into an agreement with ICT
Group, Inc. Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation. Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately
60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in
Spokane, Washington.

          In September 2004, PHH Mortgage adopted the Account Receivable Check
Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

          Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

          PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that
PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's
Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that
PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's
Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

                                      S-92

          Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

          In a Current Report on Form 8-K that PHH Corporation ("PHH") filed on
July 21, 2006, PHH reported that it was working diligently to complete its
Annual Report on Form 10-K for the year ended December 31, 2005 (the "Form
10-K") and commence work on its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (together, the "Form 10-Qs"), but that it was unable to provide the expected dates for these filings.

          PHH reported, as previously disclosed in its Form 8-K filings of March
1, 2006, March 17, 2006, May 11, 2006 and June 12, 2006 (collectively, the "Form
8-Ks"), that it was evaluating accounting matters regarding transactions surrounding its spin-off ("Spin-Off") from Cendant Corporation ("Cendant") and certain other matters not related to the Spin-Off.

          PHH reported that on July 17, 2006, after consultation with and review of the conclusions of management, the Audit Committee of its Board of Directors concluded that PHH's audited financial statements for the years ended December
31, 2001, 2002, 2003 and 2004 and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March
31, 2005, June 30, 2005 and September 30, 2005 (collectively, the "Prior
Financial Statements") should not be relied upon because of errors in the Prior
Financial Statements. PHH reported that it had determined that the correction of these errors was material and would require the restatement of certain of its
Prior Financial Statements. PHH reported that until it is able to correct these errors, the Prior Financial Statements should no longer be relied upon, and financial statements for other periods may also be affected. PHH also reported that the audit reports of Deloitte & Touche LLP, its independent registered public accounting firm, relating to the Prior Financial Statements similarly may not be relied upon. PHH reported that the errors also affect financial information for the periods mentioned that it included in certain of its other disclosures, such as in press releases and Current Reports on Form 8-K.

          PHH reported that it had identified certain accounting errors in its
Prior Financial Statements, including the appropriateness of a portion of mortgage re-insurance premiums being included as a component of the cash flows of its mortgage servicing rights ("MSRs"). PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs. PHH reported that it ceased capitalizing new mortgage re-insurance premiums in the second quarter of 2003, and the balance of previously capitalized mortgage re-insurance premiums was fully amortized as of the end of the first quarter of 2005. PHH reported that it intended to change this accounting treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expects this change will result in a reduction in pre-tax income of approximately $108 million in years prior to 2001 and $27 million in 2001, and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003, $19 million in
2004 and $2 million in 2005.

          PHH also reported that it has not completed its assessment of internal controls over financial reporting as of December 31, 2005, as required by
Section 404 of the Sarbanes-Oxley Act of 2002. PHH reported that it had, however, identified a number of internal control deficiencies, some of which have been classified as material weaknesses and others that may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. PHH reported that it expected to conclude that its disclosure controls and procedures as of the year ended December 31, 2005 and the quarters ended March 31, 2006

                                      S-93

and June 30, 2006 were not effective. PHH reported that it had devoted, and would continue to devote, substantial time and incur significant expense in connection with meeting these requirements.

          PHH reported that its Audit Committee had discussed the matters disclosed above with Deloitte & Touche LLP.

          PHH reported that it concluded its evaluation of the following accounting matters identified in the Form 8-Ks:

               o    After evaluating the documentation and other information
                    concerning the operations of PHH Home Loan LLC, the mortgage joint venture between Cendant and PHH Mortgage, which
                    commenced operations in October 2005, it determined that the operations of PHH Home Loans, LLC should be consolidated in its financial statements. PHH reported that this treatment is consistent with its historical accounting treatment.

               o    After evaluating certain Spin-Off deferred tax assets
                    relating to alternative minimum tax credits and net
                    operating loss carryforwards, it determined that it will
                    record valuation allowances against these deferred tax
                    assets relating to the net operating loss carryforwards,
                    which will result in the impairment of such deferred tax
                    assets and require a charge to net income of approximately
                    $25 million in 2005.

               o    PHH reported that, as previously disclosed, it evaluated and resolved the appropriateness of state tax effective rates
                    included in its income tax provision, which it expects will result in a charge to its 2005 net income of approximately
                    $6 million.

               o    PHH reported that it has reevaluated the appropriateness of including a portion of mortgage re-insurance premiums as a component of the cash flows of its MSRs. PHH reported that prior to the second quarter of 2003, it capitalized the
                    estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs. PHH reported that it ceased
                    capitalizing new mortgage re-insurance premiums in the
                    second quarter of 2003 and the balance of previously
                    capitalized mortgage re-insurance premiums was fully
                    amortized as of the end of the first quarter of 2005. PHH
                    reported that it intended to change this accounting
                    treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expected this
                    change will result in a reduction in pre-tax income of
                    approximately $108 million in years prior to 2001 and $27
                    million in 2001 and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003,
                    $19 million in 2004 and $2 million in 2005.

          PHH reported that it was continuing to evaluate the following accounting matters identified in the Form 8-Ks and certain other accounting matters in conjunction with the preparation of its 2005 financial statements:

               o    The appropriateness of not recording federal income tax
                    reserves and valuation allowances associated with the
                    amended and restated tax sharing agreement dated as of
                    December 21, 2005 with Cendant post Spin-Off, which PHH
                    reported may result in the creation of a reserve and/or
                    valuation allowance and a charge to

                                      S-94

                    PHH's 2005 net income. PHH reported that this analysis
                    requires an in-depth examination of the tax accounting
                    methodologies that it previously utilized.

               o    The appropriateness of not recording certain amounts
                    relating to an ongoing audit by the Canadian tax authorities of the goods and service tax, which if unfavorably resolved could result in additional taxes, interest and penalties of approximately $16 million in 2005.

               o    The $239 million goodwill impairment recorded in the first quarter of 2005 as a result of the Spin-Off. PHH reported
                    that its analysis of this matter has been complicated by the need to obtain and evaluate certain historical information and documentation going back to 2001.

               o    The reevaluation of $21 million of certain intangibles
                    related to trademarks and customer lists in connection with the goodwill reallocation recorded at the time of the
                    Spin-Off and the resulting goodwill impairment previously
                    recorded in the first quarter of 2005, which may result in a reclassification to goodwill and an impairment of such
                    goodwill and could potentially be reflected as a charge to its 2005 net income of as much as $21 million. PHH reported that its analysis of this $21 million of intangibles was
                    ongoing and it expected this matter to be resolved in
                    conjunction with the resolution of the $239 million goodwill impairment taken at the time of the Spin-Off.

               o    The appropriateness of the timing of revenue recognition
                    related to loan sales from PHH Mortgage to Bishops Gate
                    Residential Mortgage Trust ("Bishop's Gate"), a consolidated special purpose entity, prior to the adoption of Financial
                    Accounting Standards Board Interpretation No. 46,
                    "Consolidation of Variable Interest Entities" ("FIN 46"),
                    and the accounting for derivatives and hedging activities
                    related to loans held for sale under Statement of Financial
                    Accounting Standards No. 133, "Accounting for Derivative
                    Instruments and Hedging Activities" ("SFAS 133"). PHH
                    reported that prior to the date of adoption of FIN 46 in the second quarter of 2003 and the related consolidation of
                    Bishop's Gate, it recorded loan sales to Bishop's Gate at
                    the time of sale; however, it deferred the gain on sale
                    until it completed its obligation to assist Bishop's Gate in selling those loans to third-party investors. PHH reported that, in addition, it used derivatives to hedge its interest rate risk from interest rate lock commitments, loans held
                    for sale, and loans held by Bishop's Gate and used hedge
                    accounting from the date of adoption of SFAS 133 in the
                    first quarter of 2001 through the third quarter of 2003. PHH reported that it discontinued hedge accounting in the fourth quarter of 2003 and developed enhanced systems to meet the documentation requirements of SFAS 133 and resumed hedge
                    accounting late in the first quarter of 2004. PHH reported that this assessment may result in the identification of
                    errors in the timing of revenue recognition for the periods in 2004 and prior. PHH estimated the potential impact
                    related to these items could result in increases in pre-tax income of approximately $17 million in years prior to 2001 and $39 million in 2001 and offsetting decreases in pre-tax income of approximately $24 million in 2002, $30 million in
                    2003 and $2 million in 2004. PHH did not expect this change in accounting treatment to impact pre-tax income in 2005.

               o    The reevaluation of contemporaneous documentation required to employ SFAS 133 hedge accounting to certain financial
                    instruments used to hedge interest rate

                                      S-95

                    risk for the years 2002 through 2005. PHH reported that this reevaluation may result in the disallowance of hedge
                    accounting previously used for these hedging arrangements.
                    PHH estimated the aggregate potential impact could result in a net increase to pre-tax income of $20 million in 2002,
                    partially offset by net decreases to pre-tax income of $7
                    million in 2003, $5 million in 2004, and $6 million in 2005.

               o    The reevaluation of the timing of recognition of motor
                    company monies that impact the basis in PHH's leased
                    vehicles and depreciation methodologies applied to certain of its leased vehicles, which PHH reported could result in changes to its depreciation expense. PHH reported that the aggregate potential impact could result in net decreases to pre-tax income of $10 million in years prior to 2001, $3
                    million in 2001 and $2 million in 2002, partially offset by net increases to pre-tax income of $1 million in 2003, $5
                    million in 2004, and $3 million in 2005.

          PHH reported that because the preparation of its financial statements continues, certain of the accounting matters identified as well as the potential impact of certain of these matters on its financial statements have not yet been finalized and are subject to change. PHH reported that, as it continues the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of its financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those that it has already disclosed.

          PHH reported that Bishop's Gate, a consolidated special purpose entity, received a notice (the "Notice"), dated July 10, 2006, from The Bank of
New York, as Indenture Trustee (the "BG Trustee"), that certain events of default occurred under the Base Indenture dated December 11, 1998 (the "Bishop's
Gate Indenture") between the BG Trustee and Bishop's Gate, under which Bishop's
Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series
1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the "Notes") in the aggregate outstanding principal amount of $800 million were issued.

          PHH reported that the Notice indicated that events of default occurred as a result of Bishop's Gate's failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements. PHH reported that while the Notice further informed the holders of the Notes of these events of default, the notice did not constitute a notice of acceleration of repayment of the Notes. PHH reported that the Notice created an event of default under the Amended and Restated Liquidity Agreement (the "Liquidity
Agreement"), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop's Gate, certain banks listed therein and
JPMorgan Chase Bank, as Agent.

          On August 16, 2006, PHH reported that it had received all of the required approvals and executed a Supplemental Indenture to the Bishop's Gate
Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG
Trustee and the rating agencies on the earlier of December 31, 2006 or the date on or after September 30, 2006 by which such financial statements are required to be delivered to the bank group under the Liquidity Agreement. PHH also reported that a related waiver of the default under the Liquidity Agreement caused by the Notice under the Bishop's Gate Indenture for failure to deliver the required financial statements was also executed. PHH reported that the waiver under the Liquidity Agreement extended the date by which such financial statements are to be delivered to

                                      S-96

September 30, 2006, unless the principal amount of any indebtedness issued under the Bishop's Gate Indenture shall become due and payable (other than by optional redemption) prior to such date. PHH reported that Bishop's Gate maintains committed capacity of approximately $2.4 billion to fund eligible mortgage loans.

          On July 21, 2006, PHH also reported that it has obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary, however there could be no assurance that it could obtain any such waivers, or that any waivers obtained, including the waivers it has already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations.

          In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the
"Credit Agreement"), dated as of July 21, 2006, among PHH, Citicorp North
America, Inc. and Wachovia Bank, National Association, as syndication agents;
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the
"Lenders"); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the "MTNs") issued under PHH's public notes indenture. PHH reported that the capacity under the
Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

          In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the "Offer") to the holders (the "Noteholders") of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or
(ii) obtain consent (the "Consent") from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the
Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust
Company, N.A.) (as amended and supplemented to August 16, 2006, the "2000
Indenture") regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the
"SEC Reports") required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

                                      S-97

          PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the
MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs. PHH reported that it has previously obtained certain waivers and continues to seek additional waivers extending the date for delivery of its audited financial statements, or the audited financial statements of its subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments
(collectively, the "Financing Agreements").

          PHH reported that its revolving credit facilities and various other
Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders. As previously disclosed, it obtained waivers under its $1.3 billion Five-Year Amended and
Restated Competitive Advance and Revolving Credit Agreement, $500 million
Revolving Credit Agreement and certain other facilities waiving certain potential breaches of covenants under those instruments and extending the deadline for the delivery of its financial statements and/or its 2005 annual servicing report to the various lenders under those instruments until September
30, 2006, unless the principal amount of any indebtedness issued under the 2000
Indenture becomes due and payable (other than by optional redemption) prior to such date. It has not received any notices of default accelerating its payment of its currently outstanding indebtedness.

          Under certain of PHH's Financing Agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH's ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH's
Financing Arrangements would trigger cross-default provisions under certain of
PHH's other Financing Arrangements.

          PHH reported that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial
Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH's common stock between May 12, 2005 and March 1, 2006 (the "Class
Period"). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the
Class Period.

          PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey
against it, its former Chief Financial Officer and each member of its Board of
Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

                                      S-98

          PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27,
May 11, June 12, July 21, July 24, and August 16, 2006, respectively, which reports you can find on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under its Sale and Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports shall not be deemed to be incorporated by reference into this prospectus supplement or the depositor's registration statement.

WASHINGTON MUTUAL BANK

          Washington Mutual Bank is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At March 31, 2006, Washington
Mutual, Inc. and its subsidiaries had assets of $348.7 billion.

WAMU's Servicing Experience

          WaMu has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans originated by WaMu have included, since 2001, sub-prime residential mortgage loans serviced for
Long Beach Mortgage Company, a division of WaMu, or for its securitization trusts.

          The following table shows the number and aggregate principal balance of single-family residential mortgage loans including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WAMU as of the specified date.

            SINGLE-FAMILY RESIDENTIAL MORTGAGE LOANS SERVICED BY WAMU
                          (DOLLAR AMOUNTS IN MILLIONS)

                                      12/31/2004   12/31/2005    3/31/2006
                                      ----------   ----------   ----------
Number of Mortgage Loans
Serviced for WAMU or Its Affiliates
(or Their Securitization Trusts)         965,841      964,940      974,669

Aggregate Principal Balance           $  238,360   $  259,466   $  266,100

Number of Mortgage Loans
Serviced for Third Parties             3,832,119    3,568,487    3,529,580

Aggregate Principal Balance           $  445,272   $  436,293   $  437,416

          The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans
(but excluding sub-prime mortgage loans), serviced by WAMU as of the specified date.

                                      S-99

         SINGLE-FAMILY RESIDENTIAL PRIME MORTGAGE LOANS SERVICED BY WAMU
                          (DOLLAR AMOUNTS IN MILLIONS)

                                      12/31/2004   12/31/2005    3/31/2006
                                      ----------   ----------   ----------
Number of Mortgage Loans
Serviced for WAMU or Its Affiliates
(or Their Securitization Trusts)         798,269      766,384      731,028

Aggregate Principal Balance           $  213,525   $  226,334   $  224,965

Number of Mortgage Loans
Serviced for Third Parties             3,820,696    3,527,567    3,524,218

Aggregate Principal Balance           $  444,595   $  429,916   $  436,610

Servicing Procedures

          Servicing Functions. The functions to be performed by WAMU will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration for the mortgage loans it services. WAMU will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin;
Northridge/Chatsworth, California; and Jacksonville, Florida.

          Mortgage Loan Servicing System. In performing its servicing functions,
WAMU will use computerized mortgage loan servicing systems that it leases from
Fidelity Information Services, a division of Fidelity National Financial
("FIDELITY"), a third party vendor (collectively, the "FIDELITY SYSTEM"). The
Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WAMU began using the Fidelity
System in 1996. Prior to July 2004, WAMU serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WAMU consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the
Fidelity System.

          WAMU's Third Party Vendors. WAMU expects to outsource to third party vendors the following servicing functions: (i) management of foreclosure actions, (ii) monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) processing of primary mortgage insurance claims, (v) maintenance, marketing and sale of REO properties, (vi)
assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments,
(ix) printing and mailing billing statements and (x) depositing mortgagor payments into a lockbox account. From time to time, WAMU may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

                                      S-100

          WAMU has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WAMU will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or
WAMU.

          WAMU's Quality Control Procedure. WAMU uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in
Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

          In addition, WAMU conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie
Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual,
Inc.'s independent accountants in connection with their audit of Washington
Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WAMU's regulatory authorities may provide additional independent review of WAMU's management controls.

          Both WAMU and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WAMU to full functionality within 48 hours of a reported system outage. WAMU and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

          It is WAMU's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

          Servicing of Delinquent Mortgage Loans; Foreclosure. WAMU will make reasonable efforts to collect or cause to be collected all delinquent payments
(that is, payments that are more than 30 days past due). Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections. WAMU will be required to foreclose upon the mortgaged property related to each defaulted mortgage loan as to which no satisfactory arrangements can be made for collection of delinquent payments.
WAMU will be permitted, in lieu of foreclosure, if prudent to do so and taking into account the desirability of maximizing net liquidation proceeds, to accept a payment of less than the outstanding principal balance of the defaulted mortgage loan. WAMU will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property and it determines that it would be imprudent to foreclose.

          Maintenance of Primary Mortgage, Hazard and Flood Insurance. For each mortgage loan with an original loan-to-value ratio greater than 80%, WAMU generally will keep in full force and effect a primary mortgage insurance policy. WAMU generally will not maintain such policy if the

                                      S-101

outstanding principal balance of the mortgage loan is 80% or less of the original appraised value of the related mortgaged property, unless required by applicable law.

WAMU will also be maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

SERVICING COMPENSATION AND THE PAYMENT OF EXPENSES

          A servicing fee (the "SERVICING FEE") for each Mortgage Loan will be payable to each Servicer at a per annum rate (the "SERVICING FEE RATE") equal to
0.20% (in the case of Countrywide Servicing) or 0.25% (in the case of Avelo,
National City, PHH Mortgage and WaMu) of the scheduled principal balance of each
Mortgage Loan such Servicer services. The right of each Servicer to receive
Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders.
Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related Collection Account.

COLLECTION AND OTHER SERVICING PROCEDURES

          Each Sale and Servicing Agreement generally requires that the related
Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Sale and Servicing
Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

          The various mortgagors are generally required to make monthly payments to the Servicers of principal and interest due on the Mortgage Loans (each, a
"SCHEDULED PAYMENT"). Each Servicer will be required to deposit in a Collection
Account, generally no later than the second Business Day following receipt, all
Scheduled Payments collected on the Mortgage Loans and any Advances. Each Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long-term unsecured debt ratings of which are rated in the two highest ratings categories of one or more of S&P, Moody's Investors Service, Inc. or Fitch.

          Pursuant to each Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "ESCROW ACCOUNT") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items.
Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the related Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on such Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in such Escrow Account to such Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the related Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow
Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

                                      S-102

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON
DEFAULTED MORTGAGE LOANS

          Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged
Property are insured, generally by an insurer acceptable to Fannie Mae or
Freddie Mac, against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

          If upon origination of the Mortgage Loan, the related Mortgaged
Property was located in an area identified by the Flood Emergency Management
Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of
(i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the
Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

          If a mortgage is secured by a unit in a condominium project, the
Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

          Each Servicer is required to maintain hazard and flood insurance on
REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance. A
Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfied the requirements set forth above.

          All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

EVIDENCE AS TO SERVICING COMPLIANCE

          During or prior to March of each year, commencing with March 2007, each Servicer and the Master Servicer will be required to deliver to the
Depositor an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of its

                                      S-103

performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

          In addition, during or prior to March of each year, commencing with
March 2007, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund
(including, without limitation, the Securities Administrator, the Master
Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report
(an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) applicable to such party that contains the following:

          (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

          (b)  a statement that the party used the applicable criteria in Item
               1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

          (c)  the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

          (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year;

          provided, however, each Custodian will deliver such Assessment of
          Compliance until a Form 15 under the Exchange Act has been filed.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION
REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

          Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the related Sale and Servicing Agreement.

SERVICER EVENTS OF DEFAULT

          Events of default ("EVENTS OF DEFAULT") under each Sale and Servicing
Agreement will generally consist of:

                                      S-104

          (1)  any failure by the related Servicer to make any remittances or deposits required under such Sale and Servicing Agreement, which failure continues unremedied for the period specified in such
               Sale and Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to such
               Servicer;

          (2)  any failure by the related Servicer to observe or perform in any material respect any covenant or agreement by such Servicer in the related Sale and Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days after written notice of the failure, requiring the same to be remedied by such Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the related Custodian, in some cases, or received by such Servicer, in other cases;

          (3)  failure by the related Servicer to maintain its license to do business or service residential mortgage loans in any
               jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

          (4)  certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the related
               Servicer indicating its insolvency;

          (5)  the related Servicer admits in writing its inability to pay its obligations as they become due;

          (6)  the related Servicer ceases to qualify as a Fannie Mae or Freddie
               Mac approved servicer; and

          (7)  the related Servicer without consent of the mortgage owner attempts to assign the related Sale and Servicing Agreement or its servicing responsibilities or to delegate its duties
               thereunder or any portion thereof.

          Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

RIGHTS UPON EVENTS OF DEFAULT

          So long as an Event of Default under a Sale and Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the
Sale and Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such
Servicer under the Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved

                                      S-105

of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master
Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution with a net worth of at least $25,000,000 (unless such successor servicer is Avelo) to act as successor to the Servicer under such Sale and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Master
Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated
Servicer under such Sale and Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

CERTAIN MATTERS REGARDING THE SERVICERS

          Generally, a Servicer may not assign its Sale and Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities
Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a
Servicer under the related Sale and Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

          Generally, a Servicer may not resign from its obligations and duties imposed on it by its Sale and Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master
Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the
Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer.
No resignation of a Servicer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

          Generally, the Sale and Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie
Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Sale and Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

          Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns the Sale and
Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate

                                      S-106

the related Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

          The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Sale and
Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related
Sale and Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master
Servicer, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Sale and Servicing Agreement.

          The Sale and Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment;
provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such
Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master
Servicer, undertake any such action which it deems necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Sale and Servicing
Agreement.

          With respect to Countrywide Servicing and pursuant to its Sale and
Servicing Agreement, the Trust Fund shall indemnify and hold harmless such
Servicer against any and all losses that it may sustain as a result of any act or omission on the part of the Trust Fund.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued on or about August 25, 2006 (the
"CLOSING DATE") pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates.
The Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4,
Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class 3A-10, Class
3A-11, Class 4A-1, Class 4A-2, Class 4A-3, Class 4A-4, Class 4A-5, Class 4A-6,
Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11, Class 4A-12, Class
4A-13, Class 4A-14, Class 4A-15, Class 4A-16, Class 4A-17, Class 4A-18, Class
4A-19, Class 4A-20, Class 4A-21, Class 5A-1, Class 5A-2 and Class A-X
Certificates (collectively, the "SENIOR CERTIFICATES" or the "CLASS A
CERTIFICATES") will

                                      S-107

not be issued unless they receive the ratings from Standard and Poor's Ratings
Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings
("FITCH") and Moody's Investors Service, Inc. ("MOODY'S") (each, a "RATING
AGENCY," collectively, the "RATING AGENCIES"), indicated on the cover page of this prospectus supplement. The Class M-1, Class B-1, Class B-2 and Class B-3
Certificates (collectively, the "SENIOR SUBORDINATE CERTIFICATES") will not be issued unless they receive the ratings from Fitch indicated on the cover page of this prospectus supplement.

          Only the Senior Certificates and the Senior Subordinate Certificates,
referred to as the offered certificates, are offered by this prospectus supplement. The Class B-4, Class B-5 and Class B-6 Certificates (collectively, the "JUNIOR SUBORDINATE CERTIFICATES" and, together with the Senior Subordinate
Certificates, the "SUBORDINATE CERTIFICATES") and the Class X, Class RC and
Class R Certificates (the "RESIDUAL CERTIFICATES") are not offered by this prospectus supplement.

          The Senior Certificates (other than the Interest Only Certificates)
are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000, or, if the Class Principal Balance of such class of certificates is less than $25,000, the Class Principal Balance thereof. The Class 4A-6, Class 4A-10 and Class A-X Certificates are each offered in the form of a single certificate representing the entire initial Notional
Amount thereof. The Senior Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000. The Class 3A-2, Class 3A-9, Class 4A-8, Class 4A-21 and
Class 5A-2 Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. In addition, one certificate of each class (other than the Class A-X Certificates and the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Class Principal Balance
(or, in the case of the Interest Only Certificates, the Notional Amount) of such class. With respect to initial European investors only, the Underwriter will only sell offered certificates in minimum total investment amounts of $100,000.
For information regarding the issuance of certificates in book-entry form, see
"Description of the Securities--Book-Entry Registration" in the prospectus.

          Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the
Trustee. Each class of certificates will relate to one or more Collateral Groups of Mortgage Loans.

          THE GROUP 1 CERTIFICATES. The Class 1A-1 Certificates are referred to herein as the "GROUP 1 CERTIFICATES." Distributions of interest and principal on the Group 1 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to
Collateral Group 1.

          THE GROUP 2 CERTIFICATES. The Class 2A-1 Certificates are referred to herein as the "GROUP 2 CERTIFICATES." Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to
Collateral Group 2.

          THE GROUP 3 CERTIFICATES. The Class 3A-1, Class 3A-2, Class 3A-3,
Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class
3A-10 and Class 3A-11 Certificates are referred to herein as the "GROUP 3
CERTIFICATES." Distributions of interest and principal on the Group 3
Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 3.

                                      S-108

          THE GROUP 4 CERTIFICATES. The Class 4A-1, Class 4A-2, Class 4A-3,
Class 4A-4, Class 4A-5, Class 4A-6, Class 4A-7, Class 4A-8, Class 4A-9, Class
4A-10, Class 4A-11, Class 4A-12, Class 4A-13, Class 4A-14, Class 4A-15, Class
4A-16, Class 4A-17, Class 4A-18, Class 4A-19, Class 4A-20 and Class 4A-21
Certificates are referred to herein as the "GROUP 4 CERTIFICATES." Distributions of interest and principal on the Group 4 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 4.

          THE GROUP 5 CERTIFICATES. The Class 5A-1 and Class 5A-2 Certificates
are referred to herein as the "GROUP 5 CERTIFICATES." Distributions of interest and principal on the Group 5 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 5.

          The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates,
Group 4 Certificates and Group 5 Certificates, along with the related Group
Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "CERTIFICATE GROUP."

          Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance or Total Notional Amount specified in the table on the cover page of this prospectus supplement. The approximate initial Class Principal Balance of each of the Class B-4, Class B-5 and Class
B-6 Certificates is $1,244,000, $1,244,000 and $1,247,465, respectively. The aggregate Class Principal Balance of the Class B-4, Class B-5 and Class B-6
Certificates represents approximately 0.60% of the aggregate Class Principal
Balance of all the certificates. The initial aggregate Certificate Principal
Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off
Date is increased or decreased as described under "Description of the Mortgage
Pool" herein.

          The "CERTIFICATE BALANCE" for any Distribution Date and for any
certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses and increased, in the case of the Class 3A-3 Certificates only, by interest accrued on such certificates before such Distribution Date.

          The "CLASS PRINCIPAL BALANCE" of any class of certificates on any
Distribution Date will be equal to the total Certificate Balance of all certificates of such class on that Distribution Date.

          Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business
Day, beginning in September 2006 (each, a "DISTRIBUTION DATE"), to certificateholders of record on the applicable Record Date. The "RECORD DATE"
for the offered certificates and each Distribution Date will be the last
Business Day of the related Interest Accrual Period.

EXCHANGEABLE CERTIFICATES

General

                                      S-109

          All or a portion of certain classes of offered certificates (the
"EXCHANGEABLE CERTIFICATES") may be exchanged for a proportionate interest in certain other related offered certificates (the "EXCHANGEABLE REMIC
CERTIFICATES") in the combinations shown in Appendix D. All or a portion of the
Exchangeable REMIC Certificates may also be exchanged for the related
Exchangeable Certificates in the same manner. This process may occur repeatedly.

          The classes of Exchangeable REMIC Certificates and of Exchangeable
Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.
Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in Appendix D.

          Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related
Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

          If a certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at
sherri.j.sharps@wellsfargo.com or sean.ralston@wellsfargo.com no later than two
Business Days before the proposed exchange date. The exchange date can be any
Business Day from the 25th day of the month to the second to the last Business
Day of the month subject to the Securities Administrator's approval. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the
Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

          In connection with each exchange, the certificateholder must pay the
Securities Administrator a fee equal to 1/32 of 1% of the outstanding principal balance (or the notional amount, if no principal balance) of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $5,000.

          The Securities Administrator will make the first distribution on an
Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

          The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC
Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC
Certificates for Exchangeable Certificates and vice versa:

                                      S-110

          o    At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the
               proportions necessary to make the desired exchange.

          o    A certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or
               Exchangeable Certificates.

          o    The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

          o    Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

          o    Principal distributions will decrease the amounts available for exchange over time.

          o    Only the combinations listed on Appendix D are permitted.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

          The Mortgage Pass-Through Certificates, Series 2006-8F will bear interest (except in the case of the Class X Certificates and the Residual
Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "CERTIFICATE INTEREST RATE") set forth or described on the cover page and page S-2 of this prospectus supplement. The Certificate
Interest Rate for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related
Group Subordinate Amount for each such Collateral Group.

          Interest accrued on any class of certificates will be reduced for each
Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

          The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related
Available Distribution Amount.

          Interest accrued on the Class 3A-3 Certificates will be added to their
Class Principal Balance on each Distribution Date and distributed as described in this prospectus supplement under "--Priority of Distributions."

          For the Class 3A-1 Certificates and any Distribution Date, the "BASIS
RISK SHORTFALLS" for such class will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Pass-Through Rate for such class was calculated without regard to the 6.25% maximum rate set forth on page S-2 of this prospectus supplement, over the actual amount of interest such class is entitled to receive for such Distribution Date.

                                      S-111

          For the Class 4A-2 Certificates and any Distribution Date, the "BASIS
RISK SHORTFALLS" for such class will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Pass-Through Rate for such class was calculated without regard to the 6.50% maximum rate set forth on page S-2 of this prospectus supplement, over the actual amount of interest such class is entitled to receive for such Distribution Date.

          Pursuant to the terms of the Trust Agreement, the Securities
Administrator will establish a separate account (the "CLASS 3A-1 RESERVE FUND").
The Class 3A-1 Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund. The Class 3A-1 Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the Class 3A-1 and
Class X Certificates. After Class 3A-1 Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the Class 3A-1
Certificates as described herein, amounts in the Class 3A-1 Reserve Fund will be used to make payments to the Holders of the Class 3A-1 Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution
Dates.

          On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the Class 3A-1 Certificates, the Securities Administrator will withdraw from the Class 3A-1 Reserve Fund an amount equal to the lesser of (i)
the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and
(ii) the balance in the Class 3A-1 Reserve Fund on such Distribution Date, and distribute such amount to the Class 3A-1 Certificates.

          Upon the earlier to occur of (i) the Distribution Date on which the
Class Principal Balance of the Class 3A-1 Certificates is reduced to zero and
(ii) the optional purchase of the related Mortgage Loans, any amounts remaining in the Class 3A-1 Reserve Fund will be distributed to the Class X Certificates.

          Pursuant to the terms of the Trust Agreement, the Securities
Administrator will establish a separate account (the "CLASS 4A-2 RESERVE FUND").
The Class 4A-2 Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund. The Class 4A-2 Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the Class 4A-2 and
Class X Certificates. After Class 4A-2 Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the Class 4A-2
Certificates as described herein, amounts in the Class 4A-2 Reserve Fund will be used to make payments to the Holders of the Class 4A-2 Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution
Dates.

          On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the Class 4A-2 Certificates, the Securities Administrator will withdraw from the Class 4A-2 Reserve Fund an amount equal to the lesser of (i)
the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and
(ii) the balance in the Class 4A-2 Reserve Fund on such Distribution Date, and distribute such amount to the Class 4A-2 Certificates.

          Upon the earlier to occur of (i) the Distribution Date on which the
Class Principal Balance of the Class 4A-2 Certificates is reduced to zero and
(ii) the optional purchase of the related Mortgage Loans, any amounts remaining in the Class 4A-2 Reserve Fund will be distributed to the Class X Certificates.

                                      S-112

The Class 3A-1 Interest Rate Cap Agreement

          On the Closing Date, Wells Fargo Bank, N.A., as the trustee of a separate interest trust created pursuant to the Trust Agreement, will be assigned the Class 3A-1 Interest Rate Cap Agreement. The Class 3A-1 Interest
Rate Cap Agreement will be effective as of August 25, 2006 and will terminate after the payment made on the Distribution Date occurring in May 2014.

          The Class 3A-1 Interest Rate Cap Agreement provides for a related
"STRIKE PRICE" equal to 5.80% and a Projected Principal Balance for each
Distribution Date. The "PROJECTED PRINCIPAL BALANCES" with respect to the Class
3A-1 Interest Rate Cap Agreement for each applicable Distribution Date are set forth on Appendix D to this prospectus supplement. The Projected Principal
Balances for the Class 3A-1 Interest Rate Cap Agreement have been calculated assuming a prepayment rate on the Mortgage Loans contributing to Collateral
Group 3 of approximately 60% PPC. We can give you no assurance that the Mortgage
Loans contributing to Collateral Group 3 will prepay at that rate or at any other rate.

          With respect to each Distribution Date, the Class 3A-1 Interest Rate
Cap Agreement will, if LIBOR exceeds the related Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i)
one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of 9.55% per annum) over such Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, a "CLASS 3A-1 INTEREST RATE CAP AMOUNT").

          On any Distribution Date, Class 3A-1 Interest Rate Cap Amounts paid by the Class 3A-1 Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

          first, (a) to the Class 3A-1 Certificates, to pay Basis Risk
Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such
Distribution Date (up to a maximum of 9.55% per annum) over the Strike Price and
(iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Class Principal Balance of the Class 3A-1
Certificates for such Distribution Date;

          second, to the Class 3A-1 Certificates to pay Basis Risk Shortfalls on
such certificates remaining unpaid from prior Distribution Dates; and

          third, the remainder for deposit into the Class 3A-1 Reserve Fund.

          It is intended that payments under the Class 3A-1 Interest Rate Cap
Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Class 3A-1 Certificates associated with the Trust Fund's investment in the Mortgage Loans paying interest at a fixed rate. See
"Description of the Mortgage Pool." However, there can be no assurance that amounts payable under the Class 3A-1 Interest Rate Cap Agreement will be sufficient to cover such shortfalls.

          The Class 3A-1 Interest Rate Cap Agreement is terminable by the separate interest trust or the Class 3A-1 Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the
Class 3A-1 Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association,
Inc. Master Swap Agreement (Multi-Cross-Border).

                                      S-113

          As of the Cut-off Date, the Class 3A-1 Interest Rate Cap Agreement has
a significance percentage of less than 10% of the Class Principal Balance of the
Class 3A-1 Certificates.

The Class 4A-2 Interest Rate Cap Agreement

          On the Closing Date, Wells Fargo Bank, N.A., as the trustee of a separate interest trust created pursuant to the Trust Agreement, will be assigned the Class 4A-2 Interest Rate Cap Agreement. The Class 4A-2 Interest
Rate Cap Agreement will be effective as of August 25, 2006 and will terminate after the payment made on the Distribution Date occurring in May 2025.

          The Class 4A-2 Interest Rate Cap Agreement provides for a related
"STRIKE PRICE" equal to 5.85% and a Projected Principal Balance for each
Distribution Date. The "PROJECTED PRINCIPAL BALANCES" with respect to the Class
4A-2 Interest Rate Cap Agreement for each applicable Distribution Date are set forth on Appendix D to this prospectus supplement. The Projected Principal
Balances for the Class 4A-2 Interest Rate Cap Agreement have been calculated assuming a prepayment rate on the Mortgage Loans contributing to Collateral
Group 4 of approximately 350% PSA and assuming that the optional purchase of the
Mortgage Loans occurs. We can give you no assurance that the Mortgage Loans contributing to Collateral Group 4 will prepay at that rate or at any other rate.

          With respect to each Distribution Date, the Class 4A-2 Interest Rate
Cap Agreement will, if LIBOR exceeds the related Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i)
one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of 8.85% per annum) over such Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, a "CLASS 4A-2 INTEREST RATE CAP AMOUNT").

          On any Distribution Date, Class 4A-2 Interest Rate Cap Amounts paid by the Class 4A-2 Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

          first, (a) to the Class 4A-2 Certificates, to pay Basis Risk
Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such
Distribution Date (up to a maximum of 8.85% per annum) over the Strike Price and
(iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Class Principal Balance of the Class 4A-2
Certificates for such Distribution Date;

          second, to the Class 4A-2 Certificates to pay Basis Risk Shortfalls on
such certificates remaining unpaid from prior Distribution Dates; and

          third, the remainder for deposit into the Class 4A-2 Reserve Fund.

          It is intended that payments under the Class 4A-2 Interest Rate Cap
Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the Class 4A-2 Certificates associated with the Trust Fund's investment in the Mortgage Loans paying interest at a fixed rate. See
"Description of the Mortgage Pool." However, there can be no assurance that amounts payable under the Class 4A-2 Interest Rate Cap Agreement will be sufficient to cover such shortfalls.

                                      S-114

          The Class 4A-2 Interest Rate Cap Agreement is terminable by the separate interest trust or the Class 4A-2 Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the
Class 4A-2 Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association,
Inc. Master Swap Agreement (Multi-Cross-Border).

          As of the Cut-off Date, the Class 4A-2 Interest Rate Cap Agreement has
a significance percentage of less than 10% of the Class Principal Balance of the
Class 4A-2 Certificates.

The Interest Rate Cap Providers

          Goldman Sachs Capital Markets, L.P. ("GSCM" or the "CLASS 3A-1
INTEREST RATE CAP PROVIDER"), will be the counterparty for the Class 3A-1
Interest Rate Cap Agreement. The short-term unsecured debt obligations of the guarantor of the Class 3A-1 Interest Rate Cap Provider, The Goldman Sachs Group,
Inc., are rated "P-1" by Moody's, "A-1" by S&P, and "F1+" by Fitch. The
long-term unsecured debt obligations of the guarantor are rated "Aa3" by
Moody's, "A+" by S&P and "AA-" by Fitch. The Class 3A-1 Interest Rate Cap
Provider and the guarantor are affiliates of the Depositor. All obligations of the Depositor under the Class 3A-1 Interest Rate Cap Agreement will be paid on or prior to the Closing Date.

          Bear Stearns Financial Products, Inc. ("BSFP" or the "CLASS 4A-2
INTEREST RATE CAP PROVIDER"), will be the counterparty for the Class 4A-2
Interest Rate Cap Agreement. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc.
BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives. As of the date of this Prospectus Supplement BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's
Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the
DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in
writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an
affiliate of Bear, Stearns & Co. Inc.

The Class X Certificate

          The Class X Certificate represents the right to receive certain amounts on deposit in the Class 3A-1 Reserve Fund on the earlier to occur of (i)
the Distribution Date on which the Class Principal Balance of the Class 3A-1
Certificates is reduced to zero and (ii) the optional purchase of the related
Mortgage Loans. The Class X Certificate also represents the right to receive certain amounts on deposit in the Class 4A-2 Reserve Fund on the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the
Class 4A-2 Certificates is reduced to zero and (ii) the optional purchase of the related Mortgage Loans.

Determination of LIBOR

          The Class 3A-1, Class 4A-2 and Class 5A-1 Certificates are floating rate certificates that bear interest at a rate based on LIBOR, subject to the minimum and maximum rates described on page S-2 of this prospectus supplement.
The Class 3A-2 and Class 5A-2 Certificates are floating rate certificates that bear interest at a rate that varies inversely with LIBOR, subject to the minimum and maximum rates described on page S-2 of this prospectus supplement. The Class

                                      S-115

3A-1, Class 3A-2, Class 4A-2, Class 5A-1 and Class 5A-2 Certificates are also referred to as "FLOATING RATE CERTIFICATES."

          "LIBOR" means, for any Interest Accrual Period (other than the initial
Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial
Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time)
on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately
11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant
Interest Accrual Period. The Securities Administrator will request the principal
London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual
Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR
Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

          "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual
Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences. Absent manifest error, the Securities Administrator's determination of LIBOR will be conclusive.

          "LONDON BUSINESS DAY" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

          "REFERENCE BANKS" means four major banks in the London interbank market selected by the Securities Administrator.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

          As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

          Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range.

          Mortgage Loans in Loan Group 1 with Net Rates Greater Than or Equal to
6.00% and Less Than 6.25%. Collections and Advances of principal on each
Mortgage Loan in Loan Group 1 having a Net Rate greater than or equal to 6.00%
and less than 6.25% are allocated between Collateral Group 2 and Collateral
Group 3 by allocating the Applicable Fractions of such collections between
Collateral Group 2 and Collateral Group 3. The Applicable Fraction for the
portion of each such Mortgage Loan allocated to Collateral Group 2 is (6.25%
minus Net Rate) /

                                      S-116

0.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 3 is 1 minus ((6.25% minus Net Rate) / 0.25%).

          Mortgage Loans in Loan Group 1 with Net Rates Greater Than or Equal to
6.25% and Less Than 6.50%. Collections and Advances of principal on each
Mortgage Loan in Loan Group 1 having a Net Rate greater than or equal to 6.25%
but less than 6.50% are allocated between Collateral Group 3 and Collateral
Group 4 by allocating the Applicable Fractions of such collections between
Collateral Group 3 and Collateral Group 4. The Applicable Fraction for the
portion of each such Mortgage Loan allocated to Collateral Group 3, as applicable, is (6.50% minus Net Rate) / 0.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 4, is 1 minus ((6.50% minus Net Rate) / 0.25%).

          Mortgage Loans in Loan Group 1 with Net Rates Greater Than or Equal to
6.50% and Less Than 7.50%. Collections and Advances of principal on each
Mortgage Loan in Loan Group 1 having a Net Rate greater than or equal to 6.50%
but less than 7.50% are allocated between Collateral Group 4 and Collateral
Group 5 by allocating the Applicable Fractions of such collections between
Collateral Group 4 and Collateral Group 5. The Applicable Fraction for the
portion of each such Mortgage Loan allocated to Collateral Group 4, as applicable, is (7.50% minus Net Rate) / 1.00%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 5, is 1 minus ((7.50% minus Net Rate) / 1.00%).

          All of the principal of each Mortgage Loan in Loan Group 1 with a Net
Rate greater than or equal to 7.50% per annum will be allocated to Collateral
Group 5. Interest that accrues in excess of 7.50% per annum on each Mortgage
Loan in Loan Group 1 with a Net Rate greater than or equal to 7.50% will be allocated to the Class A-X Certificates.

          Mortgage Loans in Loan Group 2 with Net Rates Greater Than or Equal to
5.00% and Less Than 6.00%. Collections and Advances of principal on each
Mortgage Loan in Loan Group 2 having a Net Rate greater than or equal to 5.00%
but less than 6.00% are allocated between Collateral Group 1 and Collateral
Group 2 by allocating the Applicable Fractions of such collections between
Collateral Group 1 and Collateral Group 2. The Applicable Fraction for the
portion of each such Mortgage Loan allocated to Collateral Group 1, as applicable, is (6.00% minus Net Rate) / 1.00%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2, is 1 minus ((6.00% minus Net Rate) / 1.00%).

          Mortgage Loans in Loan Group 2 with Net Rates Greater Than or Equal to
6.25% and Less Than 7.50%. Collections and Advances of principal on each
Mortgage Loan in Loan Group 2 having a Net Rate greater than or equal to 6.25%
but less than 7.50% are allocated between Collateral Group 3 and Collateral
Group 5 by allocating the Applicable Fractions of such collections between
Collateral Group 3 and Collateral Group 5. The Applicable Fraction for the
portion of each such Mortgage Loan allocated to Collateral Group 3, as applicable, is (7.50% minus Net Rate) / 1.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 5, is 1 minus ((7.50% minus Net Rate) / 1.25%).

          The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates were calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral
Groups in such a way as to ensure that interest collections on the Mortgage
Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans.
Since certificateholders' entitlements to principal will be primarily based on distributions from the related Collateral Groups, the

                                      S-117

performance of the Mortgage Loans or portion thereof allocated to each of those
Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors are encouraged to also consider that the Mortgage Loans contributing to each
Collateral Group have different characteristics--in particular, interest rates--that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower
Net Rates might be expected to experience lower rates of prepayment than
Mortgage Loans with higher Net Rates. Consequently, the certificates related to
Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment
Considerations" in this prospectus supplement and in the prospectus.

          As described in greater detail below, amounts distributable as principal to the Senior Certificates and Subordinate Certificates related to a
Collateral Group as a whole will additionally be allocated between such Senior
Certificates and Subordinate Certificates on the basis of the Senior Principal
Distribution Amount and the Subordinate Principal Distribution Amount for that
Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "--Glossary
of Definitions Relating to the Priority of Distributions" and "Yield and
Prepayment Considerations" in this prospectus supplement.

GLOSSARY OF DEFINITIONS RELATING TO THE PRIORITY OF DISTRIBUTIONS

          Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

          "ACCRUED CERTIFICATE INTEREST" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related
Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a
class of certificates at the related interest rate plus any unpaid portion of
Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class's share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "RELIEF ACT" and any such reduction, a
"RELIEF ACT REDUCTION"). The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable
Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the
Subordinate Certificates proportionately based on (1) in the case of such Senior
Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

          "APPLICABLE FRACTION" means, for each Mortgage Loan and any Collateral
Group, the fraction set forth above under "Distributions of Principal on the
Certificates."

          "APPORTIONED PRINCIPAL BALANCE" means, for any class of Subordinate
Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

                                      S-118

          "COMBINATION GROUP" means any group of certificates that may be combined in the proportions set forth on Appendix D.

          "CREDIT SUPPORT DEPLETION DATE" means with respect to the Subordinate
Certificates, the first Distribution Date (if any) on which the aggregate
Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

          "CURTAILMENT" means a partial prepayment on any Mortgage Loan.

          "DESIGNATED RATES" means, 5.00% for Collateral Group 1, 6.00% for
Collateral Group 2, 6.25% for Collateral Group 3, 6.50% for Collateral Group 4
and 7.50% for Collateral Group 5.

          "DUE PERIOD" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such
Distribution Date occurs and ending on the first day of the month in which such
Distribution Date occurs.

          The "GROUP 3 NAS PRIORITY AMOUNT" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group 3 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the
Scheduled Principal Amount for Collateral Group 3 and such date and (y) the product of the Group 3 NAS Percentage for such date, the NAS Prepayment Shift
Percentage for such date and the Unscheduled Principal Amount for Collateral
Group 3 and such date and (ii) the aggregate Class Principal Balance of the
Class 3A-6, Class 3A-7 and Class 3A-8 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support
Depletion Date, the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 3 and (ii) on the date on which the aggregate Class Principal Balance of the Class 3A-1, Class 3A-3, Class
3A-4 and Class 3A-5 Certificates has been reduced to zero, the Class 3A-6, Class
3A-7 and Class 3A-8 Certificates shall be entitled, pro rata, to any remaining
Senior Principal Distribution Amount for Collateral Group 3 allocable to the
Class 3A-1, Class 3A-3, Class 3A-4 and Class 3A-5 Certificates and thereafter, the Group 3 NAS Priority Amount will equal of the Senior Principal Distribution
Amount for Collateral Group 3.

          The "GROUP 3 NAS PERCENTAGE" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 3A-6, Class 3A-7 and Class 3A-8
Certificates immediately prior to such date by (y) the aggregate Class Principal
Balance of the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class
3A-7 and Class 3A-8 Certificates immediately prior to such date.

          The "GROUP 4 NAS PRIORITY AMOUNT" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group 4 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and approximately 68.3398492041329% of the Scheduled Principal Amount for Collateral
Group 4 and such date and (y) the product of the Group 4 NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and approximately
68.3398492041329% of the Unscheduled Principal Amount for Collateral Group 4 and
such date and (ii) the aggregate Class Principal Balance of the Class 4A-3
Certificates immediately prior to such date. Notwithstanding the foregoing, (i)
on and after the Credit Support Depletion Date, the Class 4A-3 Certificates
shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 4 and (ii) on the date on which the aggregate Class Principal Balance of the Class 4A-2, Class
4A-4, Class 4A-5, Class 4A-7, Class 4A-9 and Class 4A-12 Certificates has been reduced to zero, the Class 4A-3

                                      S-119

Certificates shall be entitled, pro rata, to any remaining Senior Principal
Distribution Amount for Collateral Group 4 allocable to the Class 4A-2, Class
4A-4, Class 4A-5, Class 4A-7, Class 4A-9 and Class 4A-12 Certificates and
thereafter, the Group 4 NAS Priority Amount will equal approximately
68.3398492041329% of the Senior Principal Distribution Amount for Collateral
Group 4.

          The "GROUP 4 NAS PERCENTAGE" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the
Class Principal Balance of the Class 4A-3 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 4A-2, Class 4A-3,
Class 4A-4, Class 4A-5, Class 4A-7, Class 4A-9 and Class 4A-12 Certificates
immediately prior to such date.

          "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, (i) for each class of certificates entitled to interest other than the Class 3A-1, Class
3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and Class 5A-2 Certificates, the
immediately preceding calendar month and (ii) for the Class 3A-1, Class 3A-2,
Class 4A-2, Class 4A-12, Class 5A-1 and Class 5A-2 Certificates, the period beginning on and including the 25th day of the immediately preceding month and ending on and including the 24th day of the current month. For the first
Distribution Date, interest on all classes of certificates entitled to interest
(other than the Class 3A-1, Class 3A-2, Class 4A-2, Class 4A-12, Class 5A-1 and
Class 5A-2 Certificates) will accrue from August 1, 2006. For the first
Distribution Date, interest on the Class 3A-1, Class 3A-2, Class 4A-2, Class
4A-12, Class 5A-1 and Class 5A-2 Certificates will accrue from August 25, 2006.

          "INTEREST ONLY CERTIFICATES" means the Class 3A-2, Class 3A-9, Class
4A-6, Class 4A-8, Class 4A-10, Class 4A-21, Class 5A-2 and Class A-X
Certificates.

          "LIQUIDATION PRINCIPAL" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

          "LIQUIDATED MORTGAGE LOAN" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance
Proceeds, Liquidation Proceeds or otherwise.

          The "NAS SCHEDULED PRINCIPAL PERCENTAGE" for any Distribution Date
during the five years immediately following the first Distribution Date will be
0%. Thereafter, the NAS Scheduled Principal Percentage for any Distribution Date
occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "NAS PREPAYMENT SHIFT PERCENTAGE" for any Distribution Date during the five years immediately following the first Distribution Date will be 0%.
Thereafter, the NAS Prepayment Shift Percentage for any Distribution Date
occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution
Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

          "PAC CERTIFICATES" means the PAC(A) Certificates and PAC(B)
Certificates, as applicable.

          "PAC(A) CERTIFICATES" means any Class 3A-5 Certificates.

          "PAC(A) SCHEDULED AMOUNT" means, for the PAC(A) Certificates and any
Distribution Date, the amount set forth on Appendix C hereto for such certificates and such Distribution Date.

                                     S-120

          "PAC(B) CERTIFICATES" means any Class 4A-4, Class 4A-5, Class 4A-7 and
Class 4A-9 Certificates.

          "PAC(B) SCHEDULED AMOUNT" means, for the PAC(B) Certificates and any
Distribution Date, the amount set forth on Appendix C hereto for such certificates and such Distribution Date.

          "PAC SCHEDULED AMOUNT" means, the PAC(A) Scheduled Amount or the
PAC(B) Scheduled Amount, as applicable.

          "PAYOFF" means a prepayment in full on any Mortgage Loan.

          "PRINCIPAL PAYMENT AMOUNT" means the sum, for each Collateral Group and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

          (1)  the principal portion of Scheduled Payments on each such Mortgage
               Loan due on the related Due Date and received or advanced during the related Due Period;

          (2)  the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date; and

          (3)  any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

          "PRINCIPAL PREPAYMENT AMOUNT" means, for any Distribution Date and any
Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for
each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month.

          "SCHEDULED PRINCIPAL AMOUNT" for each Collateral Group and any
Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount. The "UNSCHEDULED PRINCIPAL
AMOUNT" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior
Principal Distribution Amount.

          "SENIOR COLLATERAL GROUP PERCENTAGE" for Collateral Group 1,
Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group
5, as of the Closing Date, will be approximately as set forth in the table below:

                                         Senior Collateral
                    Collateral Group     Group Percentage
                    ------------------   ----------------
                    Collateral Group 1       96.69%
                    Collateral Group 2       96.70%
                    Collateral Group 3       96.70%
                    Collateral Group 4       96.70%
                    Collateral Group 5       96.70%

For any Distribution Date thereafter, the Senior Collateral Group Percentage for each such Collateral Group will equal the sum of the Certificate Balances of the
Senior Certificates related to such Collateral Group immediately preceding such
Distribution Date divided by the sum of the

                                     S-121

Applicable Fractions of the total outstanding principal balance of the Mortgage
Loans contributing to such Collateral Group immediately prior to such
Distribution Date.

          "SENIOR LIQUIDATION AMOUNT" for any Distribution Date and any
Collateral Group will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior
Collateral Group Percentage of the scheduled principal balance of such Mortgage
Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation
Principal derived from such Mortgage Loan.

          The "SENIOR PREPAYMENT PERCENTAGE" for each Collateral Group and each
Distribution Date before September 2011 will equal 100%. Thereafter, the Senior
Prepayment Percentage for each Collateral Group will be calculated as follows:

          o    for any Distribution Date occurring in September 2011 through
               August 2012, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate
               Percentage for that Distribution Date;

          o    for any Distribution Date occurring in September 2012 through
               August 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate
               Percentage for that Distribution Date;

          o    for any Distribution Date occurring September 2013 through August
               2014, the related Senior Collateral Group Percentage for that
               Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

          o    for any Distribution Date occurring in September 2014 through
               August 2015, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate
               Percentage for that Distribution Date;

          o    for any Distribution Date occurring in or after September 2015
               (other than the final Distribution Date), the Senior Prepayment
               Percentage will equal the related Senior Collateral Group
               Percentage for that Distribution Date; and

          o    for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

          There are important exceptions to the calculations of the Senior
Prepayment Percentages described in the above paragraph. If, on any Distribution
Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group will be paid to the Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement. After the Class Principal
Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and each Collateral Group will equal the sum of:

                                     S-122

          (1)  the related Senior Collateral Group Percentage of the related
               Principal Payment Amount for such Distribution Date;

          (2)  the related Senior Prepayment Percentage of the related Principal
               Prepayment Amount for such Distribution Date; and

          (3)  the related Senior Liquidation Amount for such Distribution Date.

          "SUBORDINATE LIQUIDATION AMOUNT," for any Distribution Date and any
Collateral Group will equal the Applicable Fraction of the related Liquidation
Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

          The "SUBORDINATE PERCENTAGE" for Collateral Group 1, Collateral Group
2, Collateral Group 3, Collateral Group 4 and Collateral Group 5 and any
Distribution Date will equal the excess of 100% over the related Senior
Collateral Group Percentage. The Subordinate Percentage for Collateral Group 1,
Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group
5 as of the Closing Date will be approximately as set forth in the table below:

                                         Subordinate
                     Collateral Group     Percentage
                    ------------------   -----------
                    Collateral Group 1      3.31%
                    Collateral Group 2      3.30%
                    Collateral Group 3      3.30%
                    Collateral Group 4      3.30%
                    Collateral Group 5      3.30%

          "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date and any
Collateral Group will equal the excess of 100% over the related Senior
Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each
Collateral Group will be 0%.

          "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and each Collateral Group will be equal to the sum of:

          (1)  the related Subordinate Percentage of the related Principal
               Payment Amount;

          (2)  the related Subordinate Principal Prepayment Amount; and

          (3)  the related Subordinate Liquidation Amount.

          "SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT" means, for each Distribution
Date and each Collateral Group, the Subordinate Prepayment Percentage of the
related Principal Prepayment Amount.

          "SUBORDINATION LEVEL" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the
Class Principal Balances of all classes of Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

                                     S-123

AVAILABLE DISTRIBUTION AMOUNT

          On each Distribution Date, the Available Distribution Amount for such
Distribution Date will be determined and allocated among the related Collateral
Groups and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders as specified in this prospectus supplement.

          The "AVAILABLE DISTRIBUTION AMOUNT" for any Collateral Group and any
Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such
Collateral Group of the following amounts:

          (1)  the total amount of all cash (including P&I Advances),
               Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds
               and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans,
               (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master
               Servicer or the Trustee, or (iii) received from the applicable
               Servicers as Compensating Interest with respect to such Mortgage
               Loans, and not previously distributed, except:

               (a)  all Scheduled Payments collected but due on a Due Date after such Distribution Date;

               (b)  all Curtailments received after the previous calendar month;

               (c)  all Payoffs received after the previous calendar month
                    (together with any interest payment received with those
                    Payoffs to the extent that it represents the payment of
                    interest accrued on those Mortgage Loans for the period
                    after the previous calendar month);

               (d)  Liquidation proceeds, Condemnation Proceeds and Insurance
                    Proceeds received on the Mortgage Loans after the previous calendar month;

               (e)  all amounts that are then due and payable to the applicable
                    Servicer under the related Sale and Servicing Agreement;

               (f)  the Servicing Fee (net of any amounts payable as
                    Compensating Interest by the applicable Servicer) for each
                    Mortgage Loan;

               (g)  any amounts payable in respect of primary mortgage
                    insurance; and

               (h)  all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the
                    Securities Administrator, the Trustee, the related Custodian or the Master Servicer; and

          (2)  the total amount of any cash received by the Securities
               Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of
               defective documentation or breach of representations and

                                      S-124

               warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two
Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable
Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such
Mortgage Loan.

ADMINISTRATION FEES

          As described under the definition of "Available Distribution Amount"
in this prospectus supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the Servicing
Fee payable on each Mortgage Loan and compensation payable to the Master
Servicer and the Trustee. On each Distribution Date, the Securities
Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fees prior to the certificateholders receiving any distributions. The Servicing Fee for any Distribution Date for any Mortgage Loan
will be an amount equal to one-twelfth of the Servicing Fee Rate, on the Stated
Principal Balance of such Mortgage Loan. The following table identifies the per annum fee rate applicable in calculating the Servicing Fee.

                         FEE            PER ANNUM FEE RATE
                    -------------   ----------------------------
                    Servicing Fee   0.25% (Avelo)
                                    0.20% (Countrywide Servicing)
                                    0.25% (National City)
                                    0.25% (PHH Mortgage)
                                    0.25% (WaMu)

PRIORITY OF DISTRIBUTIONS

          On each Distribution Date prior to the occurrence of the Credit
Support Depletion Date, the Available Distribution Amount for each Collateral
Group will be distributed in the following order of priority:

          (1)  to each class of Senior Certificates related to such Collateral
               Group, Accrued Certificate Interest thereon, pro rata in
               proportion to the amount of Accrued Certificate Interest owing to each such class; provided that, Accrued Certificate Interest on the Class 3A-3 Certificates will be added to the Class Principal
               Balance thereof and will be distributed in the following order of priority:

               (a)  to the Class 3A-1 Certificates, until the Class Principal
                    Balance thereof is reduced to zero; and

               (b)  to the Class 3A-3 Certificates, until the Class Principal
                    Balance thereof is reduced to zero;

                                     S-125

          (2)  to the Senior Certificates (other than the Interest Only
               Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for such Collateral
               Group, as follows:

               (a)  to the Class 1A-1 Certificates, in reduction of their Class
                    Principal Balance, from the Available Distribution Amount
                    for Collateral Group 1 in an amount up to the Senior
                    Principal Distribution Amount for Collateral Group 1 for
                    such Distribution Date, until the Class Principal Balance
                    thereof is reduced to zero;

               (b)  to the Class 2A-1 Certificates, in reduction of their Class
                    Principal Balance, from the Available Distribution Amount
                    for Collateral Group 2 in an amount up to the Senior
                    Principal Distribution Amount for Collateral Group 2 for
                    such Distribution Date, until the Class Principal Balance
                    thereof is reduced to zero;

               (c)  to the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class
                    3A-6, Class 3A-7 and Class 3A-8 Certificates, in reduction of their respective Class Principal Balances, from the
                    Available Distribution Amount for Collateral Group 3 in an
                    amount up to the Senior Principal Distribution Amount for
                    Collateral Group 3 for such Distribution Date, in the
                    following order of priority:

                    (i)   to the Class 3A-6, Class 3A-7 and Class 3A-8
                          Certificates, pro rata, in proportion to the Class
                          Principal Balance of each such class, the Group 3 NAS
                          Priority Amount for such Distribution Date, until the
                          Class Principal Balance of each such class is reduced
                          to zero;

                    (ii)  to the Class 3A-5 Certificates, until the Class
                          Principal Balance thereof is reduced to the PAC(A)
                          Scheduled Amount for such Distribution Date;

                    (iii) to the Class 3A-1 Certificates, until the Class
                          Principal Balance thereof is reduced to zero;

                    (iv)  to the Class 3A-3 Certificates, until the Class
                          Principal Balance thereof is reduced to zero;

                    (v)   to the Class 3A-5 Certificates, without regard to the
                          PAC(A) Scheduled Amount for such Distribution Date,
                          until the Class Principal Balance thereof is reduced
                          to zero;

                    (vi)  to the Class 3A-4 Certificates, until the Class
                          Principal Balance thereof is reduced to zero; and

                    (vii) to the Class 3A-6, Class 3A-7 and Class 3A-8
                          Certificates, pro rata, in proportion to the Class
                          Principal Balance of each such class, until the Class
                          Principal Balance of each such class is reduced to
                          zero;

               (d)  to the Class 4A-1, Class 4A-2, Class 4A-3, Class 4A-4, Class
                    4A-5, Class 4A-7, Class 4A-9 and Class 4A-12 Certificates,
                    in reduction of their

                                     S-126

                    respective Class Principal Balances, from the Available
                    Distribution Amount for Collateral Group 4 in an amount up to the Senior Principal Distribution Amount for Collateral
                    Group 4 for such Distribution Date, concurrently as follows:

                    (i)  approximately 31.6601507958671% of the amount
                         distributable pursuant to clause (2)(d) above, to the
                         Class 4A-1 Certificates, until the Class Principal
                         Balance thereof is reduced to zero; and

                    (ii) approximately 68.3398492041329% of the amount
                         distributable pursuant to clause (2)(d) above, to the
                         Class 4A-2, Class 4A-3, Class 4A-4, Class 4A-5, Class
                         4A-7, Class 4A-9 and Class 4A-12 Certificates, in the
                         following order of priority:

                         (A)  to the Class 4A-3 Certificates, the Group 4 NAS
                              Priority Amount for such Distribution Date, until
                              the Class Principal Balance thereof is reduced to
                              zero;

                         (B)  sequentially, to the Class 4A-5, Class 4A-7, Class
                              4A-9 and Class 4A-4 Certificates, in that order,
                              until the aggregate Class Principal Balance of
                              such classes is reduced to the PAC(B) Scheduled
                              Amount for such Distribution Date;

                         (C)  to the Class 4A-2 and Class 4A-12 Certificates,
                              pro rata, in proportion to the Class Principal
                              Balance of each such class, until the Class
                              Principal Balance of each such class is reduced to
                              zero;

                         (D)  sequentially, to the Class 4A-5, Class 4A-7, Class
                              4A-9 and Class 4A-4 Certificates, in that order,
                              without regard to the PAC(B) Scheduled Amount for
                              such Distribution Date, until the Class Principal
                              Balance of each such class is reduced to zero; and

                         (E)  to the Class 4A-3 Certificates until the Class
                              Principal Balance thereof is reduced to zero;

               (e)  to the Class 5A-1 Certificates, in reduction of their Class
                    Principal Balance, from the Available Distribution Amount
                    for Collateral Group 5 in an amount up to the Senior
                    Principal Distribution Amount for Collateral Group 5 for
                    such Distribution Date, until the Class Principal Balance
                    thereof is reduced to zero;

          (3)  to the extent of the remaining Available Distribution Amount for
               Collateral Group 1, Collateral Group 2, Collateral Group 3,
               Collateral Group 4 and Collateral Group 5, but subject to the prior distribution of amounts described under "--
               Cross-Collateralization" below, to the related classes of
               Subordinate Certificates, in their order of seniority the sum of
               (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the
               Subordinate Principal Distribution Amount for each such
               Collateral Group, as applicable; provided, however, that on any

                                     S-127

               Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the related Subordinate
               Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate
               Certificates for which the Subordination Level on such
               Distribution Date is less than the Subordination Level as of the
               Closing Date and all classes of Subordinate Certificates senior thereto;

          (4)  to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses
               previously allocated to such certificates; and

          (5)  to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their respective Class
Principal Balances) and the remainder (other than any Fair Market Value Excess remaining after the optional purchase of the Mortgage Loans), if any, which is expected to be zero, of the Available Distribution Amount for each such
Collateral Group will be distributed to the holders of the Class R Certificates.

Distributions with Respect to Exchangeable Classes

          In the event that Exchangeable REMIC Certificates comprising a
Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates in such
Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of
Exchangeable REMIC Certificates in such Combination Group.

SUBORDINATION AND ALLOCATION OF LOSSES

          The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate
Certificates is intended to enhance the likelihood of regular receipt by the
Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against certain losses. The protection afforded to the Senior
Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of losses to the Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

          In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of
Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of
Subordinate Certificates with higher numerical class designations will be similarly accomplished

                                     S-128

by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Subordinate
Certificates with higher numerical class designations.

          As is more fully set forth below, on each Distribution Date, the
Applicable Fractions of the principal portion of each Realized Loss on a
Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of the Class Principal Balances thereof. For example, the
Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate
Balance greater than zero until the aggregate Certificate Balance of all
Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral
Group as described herein.

          The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date.

          In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a deficient valuation. The amount of the secured debt could be reduced to such deficient valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

          A "REALIZED LOSS" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage
Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all
Servicing Advances and other expenses incurred with respect to such Mortgage
Loan (including expenses of enforcement and foreclosure) over (b) Liquidation
Proceeds realized from such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

          In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred
(any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "SUBSEQUENT RECOVERY" with respect to such Liquidated Mortgage
Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the
Certificates--Distributions of Principal on the Certificates" in this prospectus supplement and the certificate principal balance of any class of Subordinate
Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent
Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

          Because the Subordinate Certificates represent interests in all the
Mortgage Loans, the Certificate Balances of such certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans contributing to any Collateral Group. Therefore, the allocation to the
Subordinate Certificates of Realized Losses (other than with respect to any
Subsequent Recoveries) on the Mortgage Loans contributing to any Collateral
Group will

                                     S-129

increase the likelihood that future losses will be allocated to the Senior
Certificates related to a Collateral Group that did not incur the loss.

          If the Certificate Balances of all of the Subordinate Certificates
have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any Collateral
Group will be allocated pro rata to the related Senior Certificates (other than any related Interest Only Certificates), based on their outstanding Certificate
Balances in each case until the Class Principal Balance of each such class has been reduced to zero, provided, however, that Realized Losses otherwise allocable to the Class 3A-1 Certificates will instead be allocated to the Class
3A-8 Certificates, until the Class Principal Balance of the Class 3A-8
Certificates is reduced to zero, Realized Losses otherwise allocable to the
Class 3A-6 Certificates will instead be allocated to the Class 3A-7
Certificates, until the Class Principal Balance of the Class 3A-7 Certificates
is reduced to zero and Realized Losses otherwise allocable to the Class 4A-2
Certificates will instead be allocated to the Class 4A-3 Certificates, until the
Class Principal Balance of the Class 4A-3 Certificates is reduced to zero.

SHIFTING INTERESTS

          The Senior Certificates (other than the Interest Only Certificates)
will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than the
Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the
Interest Only Certificates) than would occur if such Senior Certificates and the
Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of
Senior Certificates (other than the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. The Class 3A-6, Class 3A-7,
Class 3A-8 and Class 4A-3 Certificates will not necessarily benefit from this accelerated repayment.

          If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing
Date for such class of Subordinate Certificates (the "INITIAL SUBORDINATION
LEVELS") the most senior class of Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of Subordinate
Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to more junior classes of Subordinate
Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see
"Description of the Certificates--Priority of Distributions" and the related definitions under "Description of the Certificates--Glossary of Definitions
Relating to the Priority of Distributions" in this prospectus supplement.

CROSS-COLLATERALIZATION

          On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior
Certificates of a Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each class of Subordinate Certificates, in reverse order of priority, in respect of such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired

                                     S-130

Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than any related Interest Only
Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than
200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the
average outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property in the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

          o    The "TOTAL SUBORDINATE PERCENTAGE" at any time will equal with respect to the Class M-1, Class B-1, Class B-2, Class B-3, Class
               B-4, Class B-5 and Class B-6 Certificates, the sum of the Class
               Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the
               Mortgage Loans in the related Collateral Groups.

          o    The "GROUP SUBORDINATE AMOUNT" with respect to each Collateral
               Group and any Distribution Date is the excess of the sum of the
               Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group for the immediately preceding Distribution Date for that Collateral
               Group over the total Certificate Balance of the Senior
               Certificates of the related Certificate Group immediately prior to that Distribution Date.

          o    The "SUBORDINATE CLASS PERCENTAGE" for each class of Subordinate
               Certificates for each Distribution Date is equal to the
               percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all Subordinate
               Certificates immediately prior to such date.

          In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (after giving effect to distributions to be made on that Distribution Date) is greater than the Pool
Balance of the related Collateral Group (any such Group, an "UNDERCOLLATERALIZED
GROUP"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates
(other than the Interest Only Certificates) of the Undercollateralized Group,
until the total Certificate Balance of such Senior Certificates equals the Pool
Balance of the related Collateral Group (such distribution, an
"UNDERCOLLATERALIZATION DISTRIBUTION"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the
Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related
Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior
Certificates of the Undercollateralized Group prior to the payment of any
Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups related

                                     S-131

to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate
Certificate Balance of the Senior Certificates exceeds the Pool Balance of the related Collateral Group. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions"
above.

ADVANCES

          For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I ADVANCES") to the related Collection Account on or before the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable Sale and Servicing Agreement, (the "SERVICER REMITTANCE DATE") to
cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii)
the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust's interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as "SERVICING ADVANCES" (and, together with P&I
Advances, "ADVANCES"). However, if a Servicer determines, in good faith, that an otherwise required Advance would not be recoverable from Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation
Proceeds or other amounts recoverable for the applicable Mortgage Loan. The
Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I
Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master
Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will make such P&I Advances (unless the P&I Advance is deemed by the
Trustee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

          Upon liquidation of a Mortgage Loan, the related Servicer or Master
Servicer, as applicable, will be entitled to reimbursement of Advances. Each
Servicer will be entitled to withdraw (or debit) from the related Collection
Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance
Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related
Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or
Insurance Proceeds an amount equal to such expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and
Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of certificateholders to receive payments of interest and principal on the certificates on each Distribution Date.

                                     S-132

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

          On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 1% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date, the Master
Servicer will have the option to purchase from the Trust Fund the Mortgage Loans and all property acquired in respect of the Mortgage Loans remaining in the
Trust Fund. Any such optional purchase will cause the retirement of the related classes of certificates.

          In the case of the event described in the preceding paragraph, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans (other than
Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on the Mortgage
Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, and (b) the lesser of (1) the scheduled principal balance of the Mortgage Loans related to all other property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other property in the Trust
Fund, and (y) the aggregate fair market value of all the assets in the Trust
Fund, as determined in accordance with the Trust Agreement. The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage
Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "FAIR MARKET
VALUE EXCESS") will be distributed to the holders of the certificates, in accordance with the order of priorities set forth under "Description of the
Certificates-Distributions" in this prospectus supplement. Any Fair Market Value
Excess received in connection with the purchase of the Mortgage Loans will be distributed to the holders of the Class RC Certificates.

          Except to the extent provided above with respect to allocating any
Fair Market Value Excess to the holders of the Class RC Certificates, the proceeds of such a purchase will be treated as a prepayment of the Mortgage
Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase the Mortgage Loans and the other property of the Trust Fund as set forth above will effect early retirement of the certificates and the certificateholders will receive distributions on the
Distribution Date following the month in which such assets are purchased. See
"Administration--Termination; Optional Termination" in the prospectus.

RATED FINAL DISTRIBUTION DATE

          The rated final Distribution Date for distributions on each class of
Offered Certificates will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing Mortgage
Loan related to such certificates occurs.

COLLECTION ACCOUNTS, MASTER SERVICER ACCOUNT AND CERTIFICATE ACCOUNT

          Pursuant to the Sale and Servicing Agreements, the Servicers are
required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "COLLECTION ACCOUNT") into which they must deposit, within the time period specified in the applicable Sale and Servicing
Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation
Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the related Servicing Fee, late payment fees,

                                     S-133

assumption fees and incentive servicing fees, which the Servicers are entitled to retain. Collections that relate to Monthly Payments due on or before the
Cut-Off Date, however, regardless of when received, belong to the related Loan
Seller and will not be deposited to the related Collection Account. The
Collection Accounts are held in trust for the benefit of the Trust Fund. A
Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the
Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master
Servicer and the Securities Administrator for Advances and any unreimbursed
Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds,
Condemnation Proceeds and other collections from the related Mortgage Loan,
(iii) to pay such Servicer income on funds invested as servicing compensation,
(iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Sale and Servicing Agreement, subject to the maximum amount set forth in the
Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

          On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the
Distribution Date occurring during the month of such Servicer Remittance Date.
The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the "MASTER SERVICER ACCOUNT"), and two Business Days
prior to the Distribution Date (the "MASTER SERVICER REMITTANCE DATE"), the
Master Servicer is required to remit the Available Distribution Amount to the
Securities Administrator. Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "CERTIFICATE ACCOUNT") from which it will make distributions to the certificateholders on each Distribution Date.

          The Certificate Account and the Master Servicer Account must be
Eligible Accounts. An "ELIGIBLE ACCOUNT" for purposes of establishment of the
Certificate Account and the Master Servicer Account is a trust account: (i)
maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the
Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Trustee, or the Securities
Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers via the Master Servicer, setting forth, among other things:

          o    the amount of distributions for such Distribution Date to holders of each class of Certificates applied to reduce the Class
               Principal Balance thereof;

                                     S-134

          o    the amount of distributions for such Distribution Date to holders of each class of Certificates allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous
               Interest Accrual Periods);

          o    the class factor for each class of Certificates;

          o    the aggregate scheduled principal balance of the Mortgage Loans in each Loan Group;

          o    the Available Distribution Amount, the Aggregate Principal
               Distribution Amount and the Principal Prepayment Amount for such
               Distribution Date;

          o    the aggregate amount of the Servicing Fees and Master Servicing
               Fees paid as required under the Sale and Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted under the Trust Agreement;

          o    if applicable, the aggregate amount of P&I Advances included in distributions for such Distribution Date, the aggregate amount of
               P&I Advances reimbursed during the calendar month preceding such
               Distribution Date and the aggregate amount of unreimbursed P&I
               Advances at the close of business on such Distribution Date;

          o    the (a) number, (b) weighted average interest rate and (c)
               weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

          o    the number and aggregate scheduled principal balance of the
               Mortgage Loans as of such Distribution Date (a) delinquent in payment on a contractual basis, identifying the length of the contractual delinquency, as specified in the Trust Agreement, (b)
               as to which foreclosure proceedings have been commenced, (c) as to which the related Mortgage is subject to a bankruptcy
               proceeding, and (d) secured by REO properties;

          o    the aggregate Certificate Principal Balance of each class of
               Certificates (and, in the case of Interest Only Certificates, the related Notional Amount) at the close of business on such
               Distribution Date, identifying any reduction in such Certificate
               Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

          o    the aggregate amount of (a) Payoffs and principal prepayments made, (b) the amount of any proceeds from any repurchase of any
               Mortgage Loans by a Loan Seller, (c) Liquidation Proceeds,
               Condemnation Proceeds and Insurance Proceeds received, and (d)
               Realized Losses incurred during the related principal prepayment period;

          o    any material modifications, extensions or waivers applicable to the terms of any Mortgage Loan, the Trust Agreement, any Sale and
               Servicing Agreement, any certificate, the Servicing Fees or the
               Master Servicing Fees;

          o    LIBOR for such Distribution Date;

          o    the Certificate Interest Rate for each class of Certificates for such Distribution Date;

                                     S-135

          o    the amount of any Basis Risk Shortfalls on each of the Class 3A-1 and Class 4A-2 Certificates;

          o    the amount of any Class 3A-1 Interest Rate Cap Amounts and Class
               4A-2 Interest Rate Cap Amounts received by the Securities
               Administrator with respect to such Distribution Date;

          o    the amounts, if any, deposited into each of the Class 3A-1
               Reserve Fund and the Class 4A-2 Reserve Fund on such Distribution
               Date, and the balances of each of the class 3A-1 Reserve Fund and the Class 4A-2 Reserve Fund, after such deposits, on such
               Distribution Date;

          o    each Senior Collateral Group Percentage, Senior Prepayment
               Percentage, Subordinate Percentage and Subordinate Prepayment
               Percentage for such Distribution Date; and

          o    a statement as to whether any exchanges of Exchangeable
               Certificates or Exchangeable REMIC Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances,
               certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of
               certificates that were received by the certificateholder as a result of such exchange.

          In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts will be expressed as a dollar amount per 10% interest. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by
February 28, that mortgage loan would be considered to be 30 days delinquent.

          Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at anytime during the calendar year was a holder of a certificate, a statement (which will be based upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which such person was a certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the
Trustee pursuant to any requirements of the Code as from time to time are in force.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to certificateholders via the Securities
Administrator 's internet website. The Securities Administrator 's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator 's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A.,
P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old
Annapolis Road, Columbia, Maryland 21045). The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities

                                     S-136

Administrator shall provide timely and adequate notification to the certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the
Securities Administrator with respect to the trust fund through the EDGAR system.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the
Mortgage Loans in the related Collateral Group or Collateral Groups, the rate of principal payments (including prepayments) on the Mortgage Loans in the related
Collateral Group or Collateral Groups and the rate of liquidations on the
Mortgage Loans in the related Collateral Group or Collateral Groups. The yield to maturity of the each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Exchangeable REMIC
Certificates. The yield to maturity to holders of certificates entitled to interest (other than the Class 3A-1, Class 3A-2, Class 4A-2, Class 4A-12, Class
5A-1 and Class 5A-2 Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

          Any net interest shortfalls, as described under the heading
"Description of the Certificates-Distributions" in this prospectus supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent
Recoveries) initially will be borne by the Subordinate Certificates, in the reverse order of their numerical class designations, the Applicable Fractions of
Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral
Group in which such Realized Loss occurred; provided, however, that Realized
Losses otherwise allocable to the Class 3A-1 Certificates will instead be allocated to the Class 3A-8 Certificates, until the Class Principal Balance of the Class 3A-8 Certificates is reduced to zero, Realized Losses otherwise allocable to the Class 3A-6 Certificates will instead be allocated to the Class
3A-7 Certificates, until the Class Principal Balance of the Class 3A-7
Certificates is reduced to zero and Realized Losses otherwise allocable to the
Class 4A-2 Certificates will instead be allocated to the Class 4A-3
Certificates, until the Class Principal Balance of the Class 4A-3 Certificates
is reduced to zero.

          In addition, as described in this prospectus supplement under the heading "Description of the Certificates--Priority of Distributions," principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics, in particular, the interest rates, of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral
Groups, will have particular bearing on the prepayment rates of the related
Mortgage Loans and, therefore, any class of related certificates. Specifically,
Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage
Loans contribute. Consequently, any class of certificates related to any
Collateral Group to which lower-rate Mortgage Loans or

                                     S-137

portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

          When a mortgagor prepays a Mortgage Loan in whole or in part between
Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month;
therefore, one month of interest shortfall accrues on the amount of such
Curtailment.

          To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount,
"COMPENSATING INTEREST"). The amount of Compensating Interest to be paid by any
Servicer on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and, with respect to certain Servicers, any voluntary prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 50% of the Servicing Fee payable to such Servicer (or with respect to certain Servicers, 100% of the Servicing
Fee payable to such Servicer) on the related Distribution Date. In the event the related Servicer does not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the
Master Servicer's compensation. Shortfalls on any Mortgage Loan and any
Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the
Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such
Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

          To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior
Certificates and the Subordinate Certificates (but, in the case of the
Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

                                     S-138

RATE OF PAYMENTS

          The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the
Mortgage Loans in the related Collateral Group or Collateral Groups, which may be in the form of scheduled payments, principal prepayments or liquidations. See
"Risk Factors" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus. All mortgagors (other than those mortgagors obligated under 27 Mortgage Loans representing approximately 1.266% of the
Mortgage Loans) may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral
Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC CERTIFICATES

          The PAC Certificates are entitled to receive payments, to the extent of available principal, to reduce their aggregate Class Principal Balance on each Distribution Date to the related PAC Scheduled Amount for such Distribution
Date, according to the schedules set forth in Appendix C to this prospectus supplement. The schedules set forth in Appendix C have been prepared on the basis of the Modeling Assumptions and the assumption that the related Mortgage
Loans prepay at a constant rate within a range of constant prepayment rates (the
"STRUCTURING RANGE"), expressed as a percentage of PSA. The Structuring Range for the Class 3A-5 Certificates is 100% through 300% PSA. The Structuring Range for the Class 4A-4, Class 4A-5, Class 4A-7 and Class 4A-9 Certificates is 100%
through 350% PSA. There can be no assurance that the Class Principal Balances of the PAC Certificates will conform on any Distribution Date to the related PAC
Scheduled Amount for such Distribution Date, or that distributions of principal on such class will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the related Structuring Range, as set forth above.

          If the Mortgage Loans contributing to Collateral Group 3 or Collateral
Group 4, as applicable, prepay at rates that are generally below the expected range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce the aggregate Class Principal Balance of the related PAC Certificates to the related PAC Scheduled Amount for such
Distribution Date, and the weighted average lives of such PAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to Collateral Group 3 or Collateral Group 4, as applicable, prepay at rates that are generally above the expected range, the weighted average lives of the related PAC Certificates may be shortened, perhaps significantly.

                                      S-139

SUPPORT CERTIFICATES

          The prepayment stability of the Class 3A-5 Certificates will be supported by the Class 3A-1 and Class 3A-3 Certificates. The prepayment stability of the Class 4A-4, Class 4A-5, Class 4A-7 and Class 4A-9 Certificates
will be supported by the Class 4A-2 and Class 4A-12 Certificates.

          In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to
Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

          To the extent that a low rate of principal payments on the related
Mortgage Loans results in the related Principal Distribution Amount on any
Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related
Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.

PREPAYMENT ASSUMPTIONS

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment models used in this prospectus supplement are the Bond Market Association's Standard Prepayment Assumption
Model ("PSA"), the Pricing Prepayment Curve Assumption Model ("PPC") and the
Constant Prepayment Rate ("CPR," and, together with PSA and PPC, the "PREPAYMENT
SPEED ASSUMPTIONS"). PSA assumes that mortgage loans will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100%
PSA, mortgage loans with a loan age of three months (i.e. mortgage loans in their fourth month after origination) are assumed to prepay at an initial annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to one-half times 100% PSA; "200% PSA" assumes prepayment rates equal to two times 100% PSA; and so forth. PPC assumes that mortgages will prepay at an annual rate of 8.0% in the first month after origination, that the prepayment rate increases at an annual rate of approximately 1.454545454545%
(precisely 16/11 percent) per month up to and including the 11th month after origination and that the prepayment rate is constant at 24% per annum in the
12th and later months (this assumption is called "100% PPC"). The Prepayment
Speed Assumptions are not descriptions of historical prepayment experiences or predictions of the applicable mortgage loans' rates of prepayment.

          None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the

                                      S-140

certificates. Furthermore, there is no assurance that the Mortgage Loans will prepay at any given percentage of the Prepayment Speed Assumptions. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.

          This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance.
Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.

          For purposes of the tables in Appendix A, it is assumed (collectively, the "MODELING ASSUMPTIONS") that the Mortgage Loans consist of the following groups of mortgage loans, which have the common characteristics indicated:

                             ASSUMED MORTGAGE LOANS

                                                                   WEIGHTED
                                                                   AVERAGE                WEIGHTED   WEIGHTED
                                     APPROXIMATE                  AMORTIZED               AVERAGE     AVERAGE
                                      WEIGHTED      APPROXIMATE   REMAINING   WEIGHTED   REMAINING   ORIGINAL
                                       AVERAGE       WEIGHTED      TERM TO     AVERAGE    INTEREST    TERM TO
                     PRINCIPAL          GROSS         AVERAGE      MATURITY      AGE     ONLY TERM   MATURITY
                     BALANCE($)        RATE(%)      NET RATE(%)    (MONTHS)   (MONTHS)    (MONTHS)   (MONTHS)
                  ---------------   ------------   ------------   ---------   --------   ---------   --------
Subgroup 1-A(1)   $ 92,463,998.85   6.3377126675   6.0922186739      357          2          --         359
Subgroup 1-A(2)   $ 11,291,237.54   6.3302338708   6.0990860413      239          2         119         360
Subgroup 1-B(1)   $135,719,845.58   6.5464958826   6.2966494025      356          2          --         358
Subgroup 1-B(2)   $ 28,977,086.60   6.5896254104   6.3538750452      239          2         119         360
Subgroup 1-C(1)   $142,185,476.00   7.0064980035   6.7756572161      357          1          --         358
Subgroup 1-C(2)   $ 53,205,033.02   7.0154858491   6.7970837242      240          2         118         360
Subgroup 1-D(1)   $  2,544,832.33   7.8098691653   7.5598691653      359          1          --         360
Subgroup 1-D(2)   $    248,250.00   8.1250000000   7.8750000000      240          2         118         360
Subgroup 2-A(1)   $ 16,568,283.14   6.0417302875   5.7917302875      357          3          --         360
Subgroup 2-A(2)   $    425,954.98   6.1250000000   5.8750000000      240          3         117         360
Subgroup 2-B(1)   $112,184,736.15   6.6984289234   6.4661468135      355          2          --         357
Subgroup 2-B(2)   $ 26,424,731.07   6.8151995994   6.5999867671      240          2         118         360

----------
(1)  Non-interest only loans.

(2)  Includes 216 interest only loans, all of which have original terms to maturity of 360 months.

                                      S-141

          When the related Applicable Fractions are applied to each of the mortgage loans comprising the above assumed mortgage loans, the following
Collateral Groups are obtained, which were used in preparing the tables in
Appendix A:

                             ASSUMED MORTGAGE LOANS

                                                                                          WEIGHTED
                                                                                          AVERAGE                WEIGHTED   WEIGHTED
                                                            APPROXIMATE                  AMORTIZED               AVERAGE     AVERAGE
                                                             WEIGHTED                    REMAINING   WEIGHTED   REMAINING   ORIGINAL
                                                              AVERAGE                     TERM TO     AVERAGE    INTEREST    TERM TO
                                            PRINCIPAL          GROSS       DESIGNATED     MATURITY      AGE     ONLY TERM   MATURITY
                                            BALANCE($)        RATE(%)        RATE(%)      (MONTHS)   (MONTHS)    (MONTHS)   (MONTHS)
                                         ---------------   ------------   ------------   ---------   --------   ---------   --------
COLLATERAL GROUP 1
Subgroup 2-A(1)                          $  3,450,671.57   5.9705321745   5.0000000000      355          5          --         360
Subgroup 2-A(2)                          $     53,244.37   6.1250000000   5.0000000000      240          3         117         360

COLLATERAL GROUP 2
Subgroup 1-A(1)                          $ 58,356,369.42   6.3121536755   6.0000000000      356          2          --         358
Subgroup 1-A(2)                          $  6,816,021.42   6.3008416358   6.0000000000      239          2         119         360
Subgroup 2-A(1)                          $ 13,117,611.57   6.0604594062   6.0000000000      357          3          --         360
Subgroup 2-A(2)                          $    372,710.61   6.1250000000   6.0000000000      240          3         117         360

COLLATERAL GROUP 3
Subgroup 1-A(1)                          $ 34,107,629.43   6.3814427656   6.2500000000      357          2          --         359
Subgroup 1-A(2)                          $  4,475,216.12   6.3750000000   6.2500000000      239          2         119         360
Subgroup 1-B(1)                          $110,394,846.75   6.5270339344   6.2500000000      356          2          --         358
Subgroup 1-B(2)                          $ 16,937,101.88   6.5644788698   6.2500000000      239          2         119         360
Subgroup 2-B(1)                          $ 92,786,037.56   6.6783419752   6.2500000000      355          2          --         358
Subgroup 2-B(2)                          $ 19,026,086.11   6.8036091781   6.2500000000      240          2         118         360

COLLATERAL GROUP 4
Subgroup 1-B(1)                          $ 25,324,998.83   6.6313329564   6.5000000000      355          1          --         356
Subgroup 1-B(2)                          $ 12,039,984.72   6.6250000000   6.5000000000      239          2         119         360
Subgroup 1-C(1)                          $102,991,023.52   6.9563473261   6.5000000000      357          1          --         358
Subgroup 1-C(2)                          $ 37,398,683.66   6.9764714160   6.5000000000      240          2         118         360

COLLATERAL GROUP 5
Subgroup 1-C(1)                          $ 39,194,452.48   7.1382786325   7.5000000000      357          1          --         359
Subgroup 1-C(2)                          $ 15,806,349.36   7.1077961233   7.5000000000      240          2         118         360
Subgroup 1-D(1)                          $  2,544,832.33   7.8098691653   7.5000000000      359          1          --         360
Subgroup 1-D(2)                          $    248,250.00   8.1250000000   7.5000000000      240          2         118         360
Subgroup 2-B(1)                          $ 19,398,698.59   6.7945069319   7.5000000000      355          1          --         357
Subgroup 2-B(2)                          $  7,398,644.96   6.8450051047   7.5000000000      240          2         118         360

INTEREST ONLY COLLATERAL GROUP
Applicable Fraction of Subgroup 1-D(1)   $     21,765.28   7.8750000000   7.0000000000      360          1          --         360
Applicable Fraction of Subgroup 1-D(2)   $     13,299.11   8.1250000000   7.0000000000      240          2         118         360

----------
(1)  Non-interest only loans.

(2)  Includes 216 interest only loans.

     and that:

          (1)  The LIBOR Index remains constant at 5.40% (except where otherwise noted),

          (2)  scheduled payments on all mortgage loans are received on the first day of each month beginning on August 1, 2006,

          (3)  any prepayments on the mortgage loans are received on the last day of each month, beginning on August 31, 2006 and include 30 days of interest thereon,

          (4)  there are no defaults or delinquencies on the mortgage loans,

                                      S-142

          (5)  optional repurchase of the mortgage loans does not occur,

          (6)  the mortgage loans prepay at the indicated constant percentages of the applicable Pricing Speed,

          (7)  the date of issuance for the certificates is August 25, 2006,

          (8)  cash distributions are received by the certificateholders on the
               25th day of each month when due,

          (9)  the scheduled monthly payments for each mortgage loan (except for the interest only mortgage loans during their respective interest only periods) are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the mortgage loan will fully amortize on its maturity date,

          (10) the remaining amortized term to maturity for the mortgage loans
               (other than the interest only mortgage loans) is calculated based upon the current principal balance of the outstanding mortgage loans, and

          (11) each mortgage loan with a remaining interest only term greater than zero does not amortize during the remaining interest only term. At the end of the remaining interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current balance of each mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest only term.

          The approximate Certificate Balances of the Junior Subordinate
Certificates as of the Closing Date will be as follows: $1,244,000, $1,244,000 and $1,247,465 for the Class B-4, Class B-5 and Class B-6 Certificates,
respectively.

          Any discrepancy between the actual characteristics of the Mortgage
Loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial
Certificate Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Certificate
Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Certificate Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

          Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Certificate Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of PSA. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any given percentage of PSA.

          Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Certificate Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Pricing Speed (as defined herein). The "PRICING SPEED" for the Senior Certificates related to
Collateral Group 1 is 200% PSA, to Collateral Group 2 is 250% PSA, to Collateral
Group 3 is 100% PPC, to Collateral Group 4 is 350% PSA, to Collateral Group 5 is
400% PSA, the Pricing

                                      S-143

Speed for the Subordinate Certificates is 300% PSA and the Pricing Speed for the
Class A-X Certificates is 400% PSA.

LACK OF HISTORICAL PREPAYMENT DATA

          There are no historical prepayment data available for the Mortgage
Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

          GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "--Yield Considerations with Respect to the Interest Only Certificates" and
"--Yield Considerations with Respect to the Senior Subordinate Certificates."
Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only Certificates and the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the
Mortgage Loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY CERTIFICATES

          The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of principal prepayments on the Premium Loans. The interest payable to the Class A-X Certificates is based on (a)(i) the excess of the weighted average of the Net Rates for each of the Premium Loans over (ii)
7.50%, divided by (b) 7.00%. Therefore, the yield to maturity on the Class A-X
Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the
Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

          The foregoing yield considerations will generally also apply to other
Interest Only Certificates. In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR. As a result, any increases in LIBOR will reduce the yield on such certificates.

          To illustrate the significance of different rates of prepayment on the distributions on the Interest Only Certificates, the tables below indicate the approximate pre-tax yields to maturity for each class of Interest Only
Certificates (on a corporate bond equivalent basis) under the different percentages of Pricing Speeds indicated.

          Any differences between the assumptions and the actual characteristics and performance of the Premium Loans, in the case of each class of Class A-X
Certificates, and the related

                                      S-144

Collateral Groups, in the case of the other Interest Only Certificates, may result in yields to maturity for such classes being different from those shown in the table for such classes of certificates.

          Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the
Premium Loans will prepay at a constant level of PSA until maturity or that all of the Premium Loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the related Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase)
in the rate of prepayments.

          The sensitivity tables for the Class 3A-2, Class 3A-9, Class 4A-6,
Class 4A-8, Class 4A-10 and Class 5A-2 and Class A-X Certificates below are based on the Modeling Assumptions, and assume further that the certificates are purchased at the price set forth in the related table plus, in the case of the
Class 3A-2, Class 3A-9, Class 4A-6, Class 4A-8, Class 4A-10 and Class 5A-2 and
Class A-X Certificates, accrued interest. There can be no assurance that the
Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual price to be paid on the
Interest Only Certificates has not been determined and will depend on the characteristics of the Mortgage Loans as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

                PRETAX YIELD OF THE CLASS 3A-2 CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF 0.750000% OF THE INITIAL CLASS 3A-2 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                    0%      50%     100%      150%      200%
                   -----   -----   ------   -------   -------
                   59.11   27.24   -67.63   -121.96   -152.39

          Based on a constant prepayment rate of approximately 63.3% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 3A-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 63.3% of the
Pricing Speed, even for one month, while equaling 63.3% of the Pricing Speed for all other months, an investor in the Class 3A-2 Certificates would not fully recover the initial purchase price of the certificates.

                                      S-145

                PRETAX YIELD OF THE CLASS 3A-9 CERTIFICATES AT AN
 ASSUMED PURCHASE PRICE OF 45.000000% OF THE INITIAL CLASS 3A-9 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                        0%     50%   100%    150%    200%
                      -----   ----   ----   -----   ------
                      12.52   8.89   3.82   -9.87   -30.14

          Based on a constant prepayment rate of approximately 116.7% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 3A-9 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 116.7% of the
Pricing Speed, even for one month, while equaling 116.7% of the Pricing Speed for all other months, an investor in the Class 3A-9 Certificates would not fully recover the initial purchase price of the certificates.

                PRETAX YIELD OF THE CLASS 4A-6 CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF 5.000000% OF THE INITIAL CLASS 4A-6 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                     0%       50%     100%     150%     200%
                   ------   ------   ------   ------   ------
                   102.04   -20.67   -20.67   -20.67   -20.67

          Based on a constant prepayment rate of approximately 21.7% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 4A-6 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 21.7% of the
Pricing Speed, even for one month, while equaling 21.7% of the Pricing Speed for all other months, an investor in the Class 4A-6 Certificates would not fully recover the initial purchase price of the certificates.

                PRETAX YIELD OF THE CLASS 4A-8 CERTIFICATES AT AN
 ASSUMED PURCHASE PRICE OF 19.500000% OF THE INITIAL CLASS 4A-8 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                        0%     50%     100%    150%   200%
                      -----   -----   -----   -----   ----
                      33.93   22.39   22.39   15.77   6.67

                                      S-146

          Based on a constant prepayment rate of approximately 235.3% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 4A-8 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 235.3% of the
Pricing Speed, even for one month, while equaling 235.3% of the Pricing Speed for all other months, an investor in the Class 4A-8 Certificates would not fully recover the initial purchase price of the certificates.

               PRETAX YIELD OF THE CLASS 4A-10 CERTIFICATES AT AN
ASSUMED PURCHASE PRICE OF 38.000000% OF THE INITIAL CLASS 4A-10 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                        0%     50%     100%    150%   200%
                      -----   -----   -----   -----   ----
                      17.09   15.43   15.43   10.71   2.39

          Based on a constant prepayment rate of approximately 212.7% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 4A-10 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 212.7% of the
Pricing Speed, even for one month, while equaling 212.7% of the Pricing Speed for all other months, an investor in the Class 4A-10 Certificates would not fully recover the initial purchase price of the certificates.

                PRETAX YIELD OF THE CLASS 5A-2 CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF 3.750000% OF THE INITIAL CLASS 5A-2 NOTIONAL AMOUNT
                              PLUS ACCRUED INTEREST

                           PERCENTAGE OF PRICING SPEED

                        0%     50%     100%    150%   200%
                      -----   -----   -----   -----   ----
                      50.39   40.77   30.75   20.21   8.97

          Based on a constant prepayment rate of approximately 239.8% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the beginning of the first Interest Accrual Period, and the assumptions described above, the pre-tax yield to maturity of the Class 5A-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed 239.8% of the
Pricing Speed, even for one month, while equaling 239.8% of the Pricing Speed for all other months, an investor in the Class 5A-2 Certificates would not fully recover the initial purchase price of the certificates.

                PRETAX YIELD ON THE CLASS A-X CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF 16.000000% OF THE INITIAL CLASS A-X NOTIONAL AMOUNT
                   PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

                           PERCENTAGE OF PRICING SPEED

                        0%     50%     100%    150%   200%
                      -----   -----   -----   -----   ----
                      45.68   36.18   26.45   16.48   6.29

                                      S-147

          Based on a constant prepayment rate of approximately 230.3% of the
Pricing Speed, the assumed purchase price above, plus accrued interest from the
Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed 230.3% of the Pricing Speed, even for one month, while equaling 230.3% of the Pricing Speed for all other months, an investor in the Class A-X Certificates would not fully recover the initial purchase price of those certificates.

          The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only Certificates would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, if any. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

          If the aggregate Certificate Balance of the Junior Subordinate
Certificates is reduced to zero, the yield to maturity on the Senior Subordinate
Certificates will become extremely sensitive to losses on the Mortgage Loans and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Junior Subordinate Certificates in reverse order of seniority. The aggregate initial Certificate Balance of the Junior
Subordinate Certificates is equal to approximately 0.60% of the sum of the
Applicable Fractions of the scheduled principal balances of the Mortgage Loans contributing to the related Collateral Groups as of the Cut-Off Date.

ADDITIONAL INFORMATION

          GSMSC intends to file, and may have already filed, with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP.
Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The Trust Agreement provides that a designated portion of the Trust
Fund will comprise one or more REMICs. The Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement.
Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the offered certificates, McKee
Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal
Revenue Code of 1986, as amended (the "CODE").

          The Securities Administrator, on behalf of the Trustee, will be the
Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax

                                      S-148

treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

TAX TREATMENT OF REMIC REGULAR INTERESTS

          The offered certificates (other than the Exchangeable Certificates and exclusive of the right to receive Basis Risk Shortfalls in the case of the Class
3A-1 and Class 4A-2 Certificates) will be REMIC regular interests. The Class
3A-1 and Class 4A-2 Certificates (each, a "CAP CERTIFICATE") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to the related Certificate and (ii) an interest in a limited recourse interest rate cap contract (the "CAP CONTRACT COMPONENT"). See the discussion under
"--Additional Considerations for the Cap Certificates" below. For purposes of this summary, the offered certificates (other than the Exchangeable Certificates and exclusive of the Cap Contract component of the Cap Certificates) are referred to as the "REGULAR CERTIFICATES." See "Federal Income Tax
Consequences--Tax Treatment of REMIC Regular Interests and Other Debt
Instruments" in the prospectus.

          All interest and original issue discount ("OID") on the Regular
Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Trustee will treat the Class 3A-3 Certificates and the Interest Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID. The
Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

          The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes is 200% for Collateral Group 1, 250% PSA for Collateral Group 2, 100%
PPC for Collateral Group 3, 350% PSA for Collateral Group 4 and 400% PSA for
Collateral Group 5, as described in this prospectus supplement under "Yield and
Prepayment Considerations." No representation is made that the related Mortgage
Loans will prepay at such rates or any other rate.

          If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax
Consequences--OID" in the prospectus.

ADDITIONAL CONSIDERATIONS FOR THE CAP CERTIFICATES

          The REMIC regular interest corresponding to a Cap Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the related Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk
Shortfalls. Any amount paid on a Cap Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the related Cap Contract. Consequently, each beneficial owner of a Cap Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC
Regular Interests" above. In addition, each beneficial owner of a Cap
Certificate will be required to report net income with respect to the Cap
Contract component and will be permitted to recognize a net deduction with respect to the Cap

                                      S-149

Contract component, subject to the discussion under "--The Cap Contract
Component" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Cap
Certificate.

          This discussion assumes that the rights of the holders of the Cap
Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.
Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

          Allocations

          A beneficial owner of a Cap Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the
Trustee will assume the Cap Contract component has nominal value. The Cap
Contract is difficult to value, and the Internal Revenue Service could assert that the value of the Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue
Service were to assert a different value for the Cap Contract component.

          Upon the sale, exchange, or other disposition of a Cap Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap
Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a
REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

          The portion of the overall purchase price of a Cap Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Certificate.

          Any payments to a beneficial owner of a Cap Certificate of Basis Risk
Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the

                                      S-150

amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Cap Certificates

          The REMIC regular interest component of a Cap Certificate will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap
Contract component of the Cap Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the
Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code.

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE CERTIFICATES

          The arrangement under which the Exchangeable Certificates are created
(the "EXCHANGE POOL") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes or classes of
Exchangeable REMIC Certificates that have been exchanged for the classes of
Exchangeable Certificates, including any exchanges effective on the Closing
Date, will be the assets of the Exchange Pool, and each class of Exchangeable
Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable
Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax
Consequences--Tax Treatment of Exchangeable Securities" in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

          For purposes of the Secondary Mortgage Market Enhancement Act of 1984,
or "SMMEA," the Senior Certificates, the Class M-1 Certificates and the Class
B-1 Certificates will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA CERTIFICATES," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality of the United States constitute

                                      S-151

legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA
Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

          Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed.
The Federal Financial Institutions Examination Council, the Federal Deposit
Insurance Corporation, the Office of the Comptroller of the Currency, the Board
of Governors of the Federal Reserve System, the Office of Thrift Supervision and
the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code
("PLANS"). Plans, insurance companies or other persons investing Plan assets
(see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code.

          The underwriter exemption, as described under "ERISA
Considerations--Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal
Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the "DOL")
defining the term "plan assets" published in the Federal Register (the "PLAN
ASSET REGULATIONS"), generally, when a Plan makes

                                      S-152

an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates. Prohibited transactions within the meaning of ERISA and the Code could arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

          With respect to the acquisition of the offered certificates by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          The Department of Labor amended the underwriter's exemption to permit
Plans to purchase and hold subordinate certificates such as the Senior
Subordinate Certificates if they are rated "BBB-" or better at the time of purchase. See "ERISA Considerations--Underwriter Exemption" in the prospectus. A
Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

          (1)  the rating condition was satisfied at the time of purchase; or

          (2)  the following condition is satisfied:

               (a)  it is an insurance company;

               (b)  the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is
                    defined in PTCE 95-60; and

               (c)  the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          In addition, any person purchasing a Class 3A-1 Certificate or a Class
4A-2 Certificate otherwise eligible for purchase by Plans under the underwriter exemption, which Certificate entitles the holder to receive payments under the
Class 3A-1 Interest Rate Cap Agreement (in the case of the Class 3A-1
Certificates) and the Class 4A-2 Interest Rate Cap Agreement (in the case of the
Class 4A-2 Certificates) from the separate interest trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Class 3A-1 Certificate or Class 4A-2 Certificate without the right to receive payments from the separate interest trust, together with the right to receive such payments.

          The acquisition, holding and transfer of the Class 3A-1 Certificates and the Class 4A-2 Certificates, excluding the right to receive the payments from the separate interest trust, should meet the conditions of the underwriter exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of the Class 3A-1 Certificates or the
Class 4A-2 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Class 3A-1 Certificates or the Class 4A-2 Certificates
without the right to receive payments from the separate interest trust satisfies the

                                      S-153

terms and conditions of the underwriter exemption. See "ERISA Considerations" in the prospectus. The rating of a Class 3A-1 Certificate or a Class 4A-2
Certificate may change. If the rating of a Class 3A-1 Certificate or a Class
4A-2 Certificate declines below the lowest permitted rating, such Certificates may no longer be eligible for relief under the underwriter exemption (although a
Plan that had purchased such Certificate when such Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase a Class 3A-1 Certificate or a Class
4A-2 Certificate in such circumstances pursuant to Sections I and III of
Prohibited Transaction Class Exemption 95-60.

          The underwriter exemption may not apply to the acquisition, holding or resale of the right to receive payments from the separate interest trust by a
Plan. The right to receive such payments could also result in a prohibited transaction if the Class 3A-1 Interest Rate Cap Provider or the Class 4A-2
Interest Rate Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of the Class 3A-1 Interest Rate Cap Agreement (in the case of the
Class 3A-1 Certificates) and the Class 4A-2 Interest Rate Cap Agreement (in the
case of the Class 4A-2 Certificates), no Plan or other person using Plan assets may acquire or hold a Class 3A-1 Certificate or a Class 4A-2 Certificate otherwise eligible for the underwriter exemption, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 406(b)(17) of ERISA or under Department of Labor Prohibited Transaction Class Exemption ("PTCE")
84-14 (for transactions by independent "qualified professional asset managers"),
91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Prior to the termination of the Class 3A-1 Interest Rate Cap Agreement (in the case of the Class 3A-1
Certificates) and the Class 4A-2 Interest Rate Cap Agreement (in the case of the
Class 4A-2 Certificates), each beneficial owner of a Class 3A-1 Certificate or a
Class 4A-2 Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of a Class 3A-1 Certificate or a Class 4A-2 Certificate, or interest therein, that either (i) it is not a
Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under the statutory exemption, one of the five prohibited transaction class exemptions as required immediately above or some other applicable statutory exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the
Class 3A-1 Interest Rate Cap Agreement (in the case of the Class 3A-1
Certificates) and the Class 4A-2 Interest Rate Cap Agreement (in the case of the
Class 4A-2 Certificates), any Class 3A-1 Certificate or Class 4A-2 Certificate
whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

          When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchangeable REMIC Certificates, the Exchangeable REMIC Certificates
received will be eligible for relief under the underwriter's exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchangeable REMIC Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchangeable REMIC
Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to be eligible under an investor-based exemption in connection with the acquisition and holder of a Certificate, such requirement will apply to both Exchangeable Certificates and Exchangeable REMIC
Certificates.

                                      S-154

          The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

          (1)  indemnify and hold harmless GSMSC, the Trustee, the Securities
               Administrator, the Master Servicer, the Servicers, the Custodians
               and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase;
               and

          (2)  be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

          Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA
Considerations" in the prospectus.

          GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular
Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          GSMSC has agreed to sell to Goldman, Sachs & Co. (the "UNDERWRITER"), and the Underwriter has agreed to purchase, all of the offered certificates. An underwriting agreement between GSMSC and the Underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to
GSMSC from the sale of the offered certificates, before deducting expenses estimated to be $1,130,000, will be approximately 100.80% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriter will constitute underwriting discounts and commissions.

          GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

          The Underwriter is an affiliate of the Depositor and GSMC.

                                  LEGAL MATTERS

          The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP,
Washington, D.C.

                                      S-155

                               CERTIFICATE RATINGS

          It is a condition to the issuance of the offered certificates that they receive the respective ratings from the Rating Agencies set forth on the cover page of this prospectus supplement.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. The Rating Agencies will monitor the ratings assigned to the offered certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

          The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying
Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage
Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations"
in this prospectus supplement.

          Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

          GSMSC has not requested a rating on the offered certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by the Rating
Agencies.

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                                      S-156

                                 INDEX OF TERMS

     Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

                                                                            PAGE
                                                                           -----
Accrued Certificate Interest ...........................................   S-118
Advances ...............................................................   S-132
Alternative Documentation Program ......................................    S-50
Applicable Fraction ....................................................     S-9
Applicable Fractions ...................................................    S-40
Apportioned Principal Balance ..........................................   S-118
Assessment of Compliance ...............................................   S-104
Attestation Report .....................................................   S-104
Available Distribution Amount ..........................................   S-124
Avelo ..................................................................    S-42
Basis Risk Shortfalls ..................................................   S-111
BSFP ...................................................................   S-115
Business Day ...........................................................    S-12
Cap Certificate ........................................................   S-149
Cap Contract Component .................................................   S-149
Certificate Account ....................................................    S-37
Certificate Balance ....................................................   S-109
Certificate Group ......................................................   S-109
Certificate Interest Rate ..............................................   S-111
Class 3A-1 Interest Rate Cap Agreement .................................    S-14
Class 3A-1 Interest Rate Cap Amount ....................................   S-113
Class 3A-1 Interest Rate Cap Provider ..................................   S-115
Class 3A-1 Reserve Fund ................................................   S-112
Class 3A-2 Notional Amount .............................................    S-15
Class 3A-9 Notional Amount .............................................    S-15
Class 4A-10 Notional Amount ............................................    S-15
Class 4A-2 Interest Rate Cap Agreement .................................    S-14
Class 4A-2 Interest Rate Cap Amount ....................................   S-114
Class 4A-2 Interest Rate Cap Provider ..................................   S-115
Class 4A-2 Reserve Fund ................................................   S-112
Class 4A-21 Notional Amount ............................................    S-15
Class 4A-6 Notional Amount .............................................    S-15
Class 4A-8 Notional Amount .............................................    S-15
Class 5A-2 Notional Amount .............................................    S-15
Class A Certificates ...................................................   S-107
Class A-X Notional Amount ..............................................    S-15
Class Principal Balance ................................................   S-109
Closing Date ...........................................................   S-107
CLUES Plus Documentation Program .......................................    S-50
Code ...................................................................   S-148
Collateral Group .......................................................     S-9
Collateral Group 1 .....................................................     S-9
Collateral Group 2 .....................................................     S-9
Collateral Group 3 .....................................................     S-9
Collateral Group 4 .....................................................     S-9
Collateral Group 5 .....................................................     S-9
Collection Account .....................................................   S-133
Combination Group ......................................................   S-119
Compensating Interest ..................................................   S-138
Conduit Program ........................................................    S-42
Countrywide Financial ..................................................    S-85
Countrywide Home Loans .................................................    S-42
Countrywide Servicing ..................................................    S-85
CPR ....................................................................   S-140
Credit Support Depletion Date ..........................................   S-119
Curtailment ............................................................   S-119
Custodians .............................................................    S-37
Cut-Off Date ...........................................................    S-37
debt-to-income .........................................................    S-48
Depositor ..............................................................    S-37
Designated Rates .......................................................   S-119
Distribution Date ......................................................   S-109
DOL ....................................................................   S-152
Due Date ...............................................................    S-40
Due Period .............................................................   S-119
Effective Net Rate .....................................................     S-9
Eligible Account .......................................................   S-134
ERISA .................................................................    S-152
Escrow Account .........................................................   S-102
Events of Default ......................................................   S-104
Exchange Pool ..........................................................   S-151
Exchangeable Certificates ..............................................   S-110
Exchangeable REMIC Certificates ........................................   S-110
Fair Market Value Excess ...............................................   S-133
FICO Credit Scores .....................................................    S-48
Fitch ..................................................................   S-108
Floating Rate Certificates .............................................   S-116
Full Documentation Program .............................................    S-50
Group 1 Certificates ...................................................   S-108
Group 2 Certificates ...................................................   S-108
Group 3 Certificates ...................................................   S-108
Group 3 NAS Percentage .................................................   S-119
Group 3 NAS Priority Amount ............................................   S-119
Group 4 Certificates ...................................................   S-109
Group 4 NAS Percentage .................................................   S-120
Group 4 NAS Priority Amount ............................................   S-119

                                      S-157

Group 5 Certificates ...................................................   S-109
Group Subordinate Amount ...............................................   S-131
GSCM ...................................................................   S-115
GSMC ...................................................................    S-42
GSMSC ..................................................................    S-37
Initial Subordination Levels ...........................................   S-130
Interest Accrual Period ................................................   S-120
Interest Only Certificates .............................................   S-120
Interest Rate Cap Agreements ...........................................    S-14
Junior Subordinate Certificates ........................................   S-108
LIBOR ..................................................................   S-116
LIBOR Determination Date ...............................................   S-116
Liquidated Mortgage Loan ...............................................   S-120
Liquidation Principal ..................................................   S-120
Loan Group .............................................................     S-8
Loan Seller ............................................................    S-42
Loan-to-Value Ratio ....................................................    S-47
London Business Day ....................................................   S-116
Master Servicer ........................................................    S-37
Master Servicer Account ................................................   S-134
Master Servicer Event of Default .......................................    S-81
Master Servicer Remittance Date ........................................   S-134
Master Servicing Fee ...................................................    S-78
MERS ...................................................................    S-66
Modeling Assumptions ...................................................   S-141
Moody's ................................................................   S-108
Mortgage Loan Schedule .................................................    S-66
Mortgage Loans .........................................................    S-37
Mortgaged Property .....................................................    S-40
NAS Prepayment Shift Percentage ........................................   S-120
NAS Scheduled Principal Percentage .....................................   S-120
National City ..........................................................    S-42
National City Mortgage Co. Static Pool Data ............................    S-75
Net Rate ...............................................................     S-9
No Income/No Asset Documentation Program ...............................    S-50
Notional Amount ........................................................    S-16
OID ....................................................................   S-149
P&I Advances ...........................................................   S-132
PAC Certificates .......................................................   S-120
PAC Scheduled Amount ...................................................   S-121
PAC(A) Certificates ....................................................   S-120
PAC(A) Scheduled Amount ................................................   S-120
PAC(B) Certificates ....................................................   S-121
PAC(B) Scheduled Amount ................................................   S-121
Payoff .................................................................   S-121
PHH Mortgage ...........................................................    S-42
Plan Asset Regulations .................................................   S-152
Plans ..................................................................   S-152
PPC ....................................................................   S-140
Preferred Processing Program ...........................................    S-48
Premium Loans ..........................................................    S-15
Prepayment Speed Assumptions ...........................................   S-140
Pricing Speed ..........................................................   S-143
Principal Payment Amount ...............................................   S-121
Principal Prepayment Amount ............................................   S-121
Projected Principal Balances ...........................................   S-113
PSA ....................................................................   S-140
Rating Agencies ........................................................   S-108
Rating Agency ..........................................................   S-108
Realized Loss ..........................................................   S-129
Record Date ............................................................   S-109
Reduced Documentation Program ..........................................    S-50
Reference Banks ........................................................   S-116
Regular Certificates ...................................................   S-149
Relief Act .............................................................   S-118
Relief Act Reduction ...................................................   S-118
Residual Certificates ..................................................   S-108
S&P ....................................................................   S-108
Sale and Servicing Agreement ...........................................    S-42
Sale and Servicing Agreements ..........................................    S-43
Scheduled Payment ......................................................   S-102
Scheduled Principal Amount .............................................   S-121
Securities Administrator ...............................................    S-37
Senior Certificates ....................................................   S-107
Senior Collateral Group Percentage .....................................   S-121
Senior Liquidation Amount ..............................................   S-122
Senior Prepayment Percentage ...........................................   S-122
Senior Principal Distribution Amount ...................................   S-122
Senior Subordinate Certificates ........................................   S-108
Servicer ...............................................................    S-83
Servicer Remittance Date ...............................................   S-132
Servicing Advances .....................................................   S-132
Servicing Fee ..........................................................   S-102
Servicing Fee Rate .....................................................   S-102
SMMEA ..................................................................   S-151
SMMEA Certificates .....................................................   S-151
Sponsor ................................................................    S-75
Stated Income/Stated Asset Documentation Program .......................    S-50
Streamlined Documentation Program ......................................    S-50
Strike Price ...........................................................   S-113
Structuring Range ......................................................   S-139
Subgroup ...............................................................     S-8
Subgroup 1-A ...........................................................    S-39
Subgroup 1-B ...........................................................    S-39
Subgroup 1-C ...........................................................    S-39
Subgroup 1-D ...........................................................    S-39
Subgroup 2-A ...........................................................    S-40
Subgroup 2-B ...........................................................    S-40
Subordinate Certificates ...............................................   S-108
Subordinate Class Percentage ...........................................   S-131
Subordinate Liquidation Amount .........................................   S-123
Subordinate Percentage .................................................   S-123
Subordinate Prepayment Percentage ......................................   S-123

                                      S-158

Subordinate Principal Distribution Amount ..............................   S-123
Subordinate Principal Prepayment Amount ................................   S-123
Subordination Level ....................................................   S-123
Subsequent Recovery ....................................................   S-129
Total Subordinate Percentage ...........................................   S-131
Trust Agreement ........................................................    S-37
Trust Fund .............................................................    S-37
Trustee ................................................................    S-37
U.S. Bank ..............................................................    S-76
Undercollateralization Distribution ....................................   S-131
Undercollateralized Group ..............................................   S-131
Underwriter ............................................................   S-155
Unscheduled Principal Amount ...........................................   S-121
WaMu ...................................................................    S-42
Washington Mutual Bank Static Pool Data ................................    S-75
Wells Fargo ............................................................    S-77

                                      S-159

    THE FOLLOWING APPENDICES CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT

                                      S-160

                                   APPENDIX A:

                                DECREMENT TABLES

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                        CLASS 1A-1 CERTIFICATES AT THE
                                        FOLLOWING PERCENTAGE OF PRICING
                                                     SPEED
                                      ----------------------------------
        DISTRIBUTION DATE               0%      50%   100%   150%   200%
-----------------------------------   -----   -----   ----   ----   ----
Initial Percentage ................     100     100    100    100    100
August 2007........................      99      96     94     92     89
August 2008........................      97      90     84     77     71
August 2009........................      96      84     72     62     52
August 2010........................      95      77     62     49     38
August 2011........................      93      71     53     39     28
August 2012........................      91      66     46     31     20
August 2013........................      89      60     39     25     15
August 2014........................      88      55     34     20     11
August 2015........................      86      51     29     16      8
August 2016........................      83      47     25     13      6
August 2017........................      81      43     21     10      4
August 2018........................      79      39     18      8      3
August 2019........................      76      35     15      6      2
August 2020........................      73      32     13      5      2
August 2021........................      70      29     11      4      1
August 2022........................      67      26      9      3      1
August 2023........................      64      23      8      2      1
August 2024........................      60      21      6      2      *
August 2025........................      57      18      5      1      *
August 2026........................      53      16      4      1      *
August 2027........................      48      14      4      1      *
August 2028........................      44      12      3      1      *
August 2029........................      39      10      2      *      *
August 2030........................      34       8      2      *      *
August 2031........................      29       6      1      *      *
August 2032........................      23       5      1      *      *
August 2033........................      17       3      1      *      *
August 2034........................      11       2      *      *      *
August 2035........................       4       1      *      *      *
August 2036........................       0       0      0      0      0
Weighted Average Life (years)(1)...   19.01   10.93   7.18   5.23   4.08

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                      S-A-1

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                        CLASS 2A-1 CERTIFICATES AT THE
                                        FOLLOWING PERCENTAGE OF PRICING
                                                     SPEED
                                      ----------------------------------
        DISTRIBUTION DATE               0%      50%   100%   150%   200%
-----------------------------------   -----   -----   ----   ----   ----
Initial Percentage ................     100     100    100    100    100
August 2007........................      99      97     94     92     90
August 2008........................      98      90     83     76     70
August 2009........................      97      82     70     58     48
August 2010........................      95      75     58     44     32
August 2011........................      94      68     48     33     21
August 2012........................      92      62     40     24     14
August 2013........................      91      56     33     18      9
August 2014........................      89      51     27     14      6
August 2015........................      87      46     23     10      4
August 2016........................      85      42     19      8      3
August 2017........................      83      38     16      6      2
August 2018........................      81      34     13      4      1
August 2019........................      78      30     11      3      1
August 2020........................      75      27      9      2      1
August 2021........................      72      24      7      2      *
August 2022........................      69      21      6      1      *
August 2023........................      66      19      5      1      *
August 2024........................      63      16      4      1      *
August 2025........................      59      14      3      1      *
August 2026........................      55      12      2      *      *
August 2027........................      51      10      2      *      *
August 2028........................      46       9      1      *      *
August 2029........................      41       7      1      *      *
August 2030........................      36       6      1      *      *
August 2031........................      31       5      1      *      *
August 2032........................      25       3      *      *      *
August 2033........................      19       2      *      *      *
August 2034........................      12       1      *      *      *
August 2035........................       5       1      *      *      *
August 2036........................       0       0      0      0      0
Weighted Average Life (years)(1)...   19.47   10.03   6.31   4.54   3.55

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                      S-A-2

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                        CLASS 3A-1 CERTIFICATES AT THE
                                       FOLLOWING PERCENTAGE OF PRICING
                                                    SPEED
                                      ---------------------------------
        DISTRIBUTION DATE               0%     50%   100%   150%   200%
-----------------------------------   -----   ----   ----   ----   ----
Initial Percentage ................     100    100    100    100    100
August 2007........................     100     76     46     16      0
August 2008........................      99     54      0      0      0
August 2009........................      99     42      0      0      0
August 2010........................      98     32      0      0      0
August 2011........................      98     26      0      0      0
August 2012........................      97     22      0      0      0
August 2013........................      97     21      0      0      0
August 2014........................      96     17      0      0      0
August 2015........................      96      8      0      0      0
August 2016........................      95      2      0      0      0
August 2017........................      94      0      0      0      0
August 2018........................      94      0      0      0      0
August 2019........................      93      0      0      0      0
August 2020........................      92      0      0      0      0
August 2021........................      91      0      0      0      0
August 2022........................      90      0      0      0      0
August 2023........................      89      0      0      0      0
August 2024........................      88      0      0      0      0
August 2025........................      87      0      0      0      0
August 2026........................      86      0      0      0      0
August 2027........................      82      0      0      0      0
August 2028........................      70      0      0      0      0
August 2029........................      56      0      0      0      0
August 2030........................      42      0      0      0      0
August 2031........................      27      0      0      0      0
August 2032........................      10      0      0      0      0
August 2033........................       0      0      0      0      0
Weighted Average Life (years)(1)...   22.19   3.52   1.00   0.68   0.53

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                      S-A-3

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 3A-3 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
          DISTRIBUTION DATE                0%     50%    100%   150%   200%
-----------------------------------      -----   -----   ----   ----   ----
Initial Percentage ................        100     100    100    100    100
August 2007 .......................        106     106    106    106      0
August 2008 .......................        113     113     73      0      0
August 2009 .......................        121     121      0      0      0
August 2010 .......................        128     128      0      0      0
August 2011 .......................        137     137      0      0      0
August 2012 .......................        145     145      0      0      0
August 2013 .......................        155     155      0      0      0
August 2014 .......................        165     165      0      0      0
August 2015 .......................        175     175      0      0      0
August 2016 .......................        187     187      0      0      0
August 2017 .......................        199     129      0      0      0
August 2018 .......................        211      52      0      0      0
August 2019 .......................        225       0      0      0      0
August 2020 .......................        239       0      0      0      0
August 2021 .......................        255       0      0      0      0
August 2022 .......................        271       0      0      0      0
August 2023 .......................        289       0      0      0      0
August 2024 .......................        307       0      0      0      0
August 2025 .......................        327       0      0      0      0
August 2026 .......................        348       0      0      0      0
August 2027 .......................        370       0      0      0      0
August 2028 .......................        394       0      0      0      0
August 2029 .......................        419       0      0      0      0
August 2030 .......................        446       0      0      0      0
August 2031 .......................        475       0      0      0      0
August 2032 .......................        506       0      0      0      0
August 2033 .......................        416       0      0      0      0
August 2034 .......................        128       0      0      0      0
August 2035 .......................          0       0      0      0      0
Weighted Average Life (years)(1) ..      27.57   11.51   2.07   1.26   0.94

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                      S-A-4

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 3A-4 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
          DISTRIBUTION DATE                0%     50%    100%   150%   200%
-----------------------------------      -----   -----   ----   ----   ----
Initial Percentage ................        100     100    100    100    100
August 2007 .......................        100     100    100    100    100
August 2008 .......................        100     100    100    100    100
August 2009 .......................        100     100    100     83      0
August 2010 .......................        100     100    100      0      0
August 2011 .......................        100     100     44      0      0
August 2012 .......................        100     100      0      0      0
August 2013 .......................        100     100      0      0      0
August 2014 .......................        100     100      0      0      0
August 2015 .......................        100     100      0      0      0
August 2016 .......................        100     100      0      0      0
August 2017 .......................        100     100      0      0      0
August 2018 .......................        100     100      0      0      0
August 2019 .......................        100      96      0      0      0
August 2020 .......................        100      82      0      0      0
August 2021 .......................        100      69      0      0      0
August 2022 .......................        100      59      0      0      0
August 2023 .......................        100      49      0      0      0
August 2024 .......................        100      41      0      0      0
August 2025 .......................        100      34      0      0      0
August 2026 .......................        100      28      0      0      0
August 2027 .......................        100      23      0      0      0
August 2028 .......................        100      18      0      0      0
August 2029 .......................        100      14      0      0      0
August 2030 .......................        100      11      0      0      0
August 2031 .......................        100       8      0      0      0
August 2032 .......................        100       6      0      0      0
August 2033 .......................        100       4      0      0      0
August 2034 .......................        100       2      0      0      0
August 2035 .......................         55       1      0      0      0
August 2036 .......................          0       0      0      0      0
Weighted Average Life (years)(1) ..      29.10   18.00   5.05   3.24   2.34

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                      S-A-5

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 3A-5 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
          DISTRIBUTION DATE                0%     50%    100%   150%   200%
-----------------------------------      -----   -----   ----   ----   ----
Initial Percentage ................        100     100    100    100    100
August 2007 .......................         97      93     93     93     86
August 2008 .......................         95      80     80     41      5
August 2009 .......................         92      62     43      0      0
August 2010 .......................         89      46     12      0      0
August 2011 .......................         86      30      0      0      0
August 2012 .......................         83      18      0      0      0
August 2013 .......................         80       6      0      0      0
August 2014 .......................         77       0      0      0      0
August 2015 .......................         73       0      0      0      0
August 2016 .......................         70       0      0      0      0
August 2017 .......................         65       0      0      0      0
August 2018 .......................         60       0      0      0      0
August 2019 .......................         55       0      0      0      0
August 2020 .......................         49       0      0      0      0
August 2021 .......................         43       0      0      0      0
August 2022 .......................         37       0      0      0      0
August 2023 .......................         30       0      0      0      0
August 2024 .......................         23       0      0      0      0
August 2025 .......................         15       0      0      0      0
August 2026 .......................          7       0      0      0      0
August 2027 .......................          0       0      0      0      0
Weighted Average Life (years)(1) ..      12.79    3.89   2.79   1.90   1.42

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                      S-A-6

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 3A-6, CLASS 3A-7, CLASS 3A-8, CLASS 3A-10 AND CLASS
                                          3A-11 CERTIFICATES AT THE FOLLOWING PERCENTAGE OF
                                                            PRICING SPEED
                                      ---------------------------------------------------------
DISTRIBUTION DATE                                  0%     50%    100%   150%   200%
-----------------------------------              -----   -----   ----   ----   ----
Initial Percentage.................                100     100    100    100    100
August 2007........................                100     100    100    100    100
August 2008........................                100     100    100    100    100
August 2009........................                100     100    100    100     68
August 2010........................                100     100    100     77     27
August 2011........................                100     100    100     43      6
August 2012........................                 99      95     85     23      0
August 2013........................                 97      88     61     12      0
August 2014........................                 95      80     45      6      0
August 2015........................                 94      71     33      3      0
August 2016........................                 92      61     25      2      0
August 2017........................                 89      53     18      1      0
August 2018........................                 87      45     13      1      0
August 2019........................                 84      38     10      *      0
August 2020........................                 81      33      7      *      0
August 2021........................                 78      28      5      *      0
August 2022........................                 75      23      4      *      0
August 2023........................                 72      20      3      *      0
August 2024........................                 68      16      2      *      0
August 2025........................                 64      13      1      *      0
August 2026........................                 60      11      1      *      0
August 2027........................                 55       9      1      *      0
August 2028........................                 50       7      *      *      0
August 2029........................                 45       6      *      *      0
August 2030........................                 39       4      *      *      0
August 2031........................                 33       3      *      *      0
August 2032........................                 27       2      *      *      0
August 2033........................                 20       2      *      *      0
August 2034........................                 13       1      *      *      0
August 2035........................                  5       *      *      *      0
August 2036........................                  0       0      0      0      0
Weighted Average Life (years)(1)...              20.77   12.63   8.69   5.26   3.58

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                      S-A-7

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-1 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
DISTRIBUTION DATE                           0%     50%   100%   150%   200%
-----------------------------------       -----   ----   ----   ----   ----
Initial Percentage.................         100    100    100    100    100
August 2007........................          99     96     94     91     88
August 2008........................          98     89     79     71     62
August 2009........................          98     79     62     47     35
August 2010........................          97     69     48     31     19
August 2011........................          96     61     37     20      9
August 2012........................          95     54     28     13      4
August 2013........................          93     47     22      8      2
August 2014........................          92     42     17      5      1
August 2015........................          91     37     13      3      *
August 2016........................          89     32     10      2      *
August 2017........................          87     28      8      2      *
August 2018........................          85     25      6      1      *
August 2019........................          82     21      5      1      *
August 2020........................          79     18      3      *      *
August 2021........................          77     16      3      *      *
August 2022........................          73     14      2      *      *
August 2023........................          70     12      2      *      *
August 2024........................          67     10      1      *      *
August 2025........................          63      8      1      *      *
August 2026........................          59      7      1      *      *
August 2027........................          54      6      *      *      *
August 2028........................          50      5      *      *      *
August 2029........................          45      4      *      *      *
August 2030........................          39      3      *      *      *
August 2031........................          33      2      *      *      *
August 2032........................          27      2      *      *      *
August 2033........................          21      1      *      *      *
August 2034........................          14      1      *      *      *
August 2035........................           6      *      *      *      *
August 2036........................           0      0      0      0      0
Weighted Average Life (years)(1)...       20.32   8.43   4.95   3.51   2.75

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                      S-A-8

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-2 AND CLASS 4A-12 CERTIFICATES AT THE FOLLOWING
                                                    PERCENTAGE OF PRICING SPEED
                                      --------------------------------------------------------
DISTRIBUTION DATE                                 0%     50%    100%   150%   200%
-----------------------------------             -----   -----   ----   ----   ----
Initial Percentage.................               100     100    100    100    100
August 2007........................               100      97     91     84     77
August 2008........................               100      90     69     48     27
August 2009........................               100      82     42      8      0
August 2010........................               100      74     24      0      0
August 2011........................               100      69     11      0      0
August 2012........................               100      64      4      0      0
August 2013........................               100      61      1      0      0
August 2014........................               100      59      *      0      0
August 2015........................               100      56      *      0      0
August 2016........................               100      52      *      0      0
August 2017........................               100      48      *      0      0
August 2018........................               100      43      *      0      0
August 2019........................               100      39      *      0      0
August 2020........................               100      35      *      0      0
August 2021........................               100      31      *      0      0
August 2022........................               100      27      *      0      0
August 2023........................               100      24      *      0      0
August 2024........................               100      20      *      0      0
August 2025........................               100      17      *      0      0
August 2026........................               100      15      *      0      0
August 2027........................               100      12      *      0      0
August 2028........................               100      10      *      0      0
August 2029........................               100       8      *      0      0
August 2030........................                91       7      *      0      0
August 2031........................                78       5      *      0      0
August 2032........................                64       4      *      0      0
August 2033........................                48       3      *      0      0
August 2034........................                32       2      *      0      0
August 2035........................                14       1      *      0      0
August 2036........................                 0       0      0      0      0
Weighted Average Life (years)(1)...             26.81   11.08   2.95   1.93   1.56

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                      S-A-9

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-3 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
DISTRIBUTION DATE                          0%      50%    100%   150%   200%
-----------------------------------      -----   -----   -----   ----   ----
Initial Percentage.................        100     100     100    100    100
August 2007........................        100     100     100    100    100
August 2008........................        100     100     100    100    100
August 2009........................        100     100     100    100    100
August 2010........................        100     100     100    100    100
August 2011........................        100     100     100    100    100
August 2012........................         99      96      92     87     80
August 2013........................         98      90      82     72     57
August 2014........................         96      83      70     55     34
August 2015........................         95      75      57     39     18
August 2016........................         93      66      44     27     10
August 2017........................         91      57      34     18      6
August 2018........................         89      50      26     12      3
August 2019........................         86      43      20      8      2
August 2020........................         83      38      15      5      1
August 2021........................         80      32      12      3      1
August 2022........................         77      28       9      2      *
August 2023........................         73      24       7      1      *
August 2024........................         70      20       5      1      *
August 2025........................         66      17       4      1      *
August 2026........................         61      14       3      *      *
August 2027........................         57      12       2      *      *
August 2028........................         52      10       1      *      *
August 2029........................         47       8       1      *      *
August 2030........................         41       6       1      *      *
August 2031........................         35       5       *      *      *
August 2032........................         29       3       *      *      *
August 2033........................         22       2       *      *      *
August 2034........................         14       1       *      *      *
August 2035........................          6       1       *      *      *
August 2036........................          0       0       0      0      0
Weighted Average Life (years)(1)...      21.14   13.35   10.36   8.85   7.63

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-10

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-4 CERTIFICATES AT THE FOLLOWING
                                            PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
DISTRIBUTION DATE                          0%     50%     100%   150%   200%
-----------------------------------      -----   -----   -----   ----   ----
Initial Percentage.................        100     100     100    100    100
August 2007........................        100     100     100    100    100
August 2008........................        100     100     100    100    100
August 2009........................        100     100     100    100    100
August 2010........................        100     100     100    100    100
August 2011........................        100     100     100    100    100
August 2012........................        100     100     100    100    100
August 2013........................        100     100     100    100     75
August 2014........................        100     100     100    100     28
August 2015........................        100     100     100    100     11
August 2016........................        100     100     100    100      6
August 2017........................        100     100     100     70      4
August 2018........................        100     100     100     47      2
August 2019........................        100     100     100     31      1
August 2020........................        100     100     100     21      1
August 2021........................        100     100     100     14      *
August 2022........................        100      95      95      9      *
August 2023........................        100      71      71      6      *
August 2024........................        100      53      53      4      *
August 2025........................        100      40      40      2      *
August 2026........................        100      29      29      2      *
August 2027........................        100      21      21      1      *
August 2028........................        100      15      15      1      *
August 2029........................         84      11      11      *      *
August 2030........................          8       8       8      *      *
August 2031........................          5       5       5      *      *
August 2032........................          3       3       3      *      *
August 2033........................          2       2       2      *      *
August 2034........................          1       1       1      *      *
August 2035........................          *       *       *      *      *
August 2036........................          0       0       0      0      0
Weighted Average Life (years)(1)...      23.39   19.10   19.10   12.60  7.88

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-11

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                         CLASS 4A-5 AND CLASS 4A-11
                                        CERTIFICATES AT THE FOLLOWING
                                         PERCENTAGE OF PRICING SPEED
                                      --------------------------------
DISTRIBUTION DATE                      0%     50%   100%   150%   200%
-----------------------------------   ----   ----   ----   ----   ----
Initial Percentage.................    100    100    100    100    100
August 2007........................     75     24     24     24     24
August 2008........................     49      0      0      0      0
August 2009........................     20      0      0      0      0
August 2010........................      0      0      0      0      0
Weighted Average Life (years)(1)...   1.96   0.75   0.75   0.75   0.75

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                     S-A-12

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-7, CLASS 4A-13 AND CLASS 4A-14
                                           CERTIFICATES AT THE FOLLOWING
                                            PERCENTAGE OF PRICING SPEED
                                         ---------------------------------
         DISTRIBUTION DATE                 0%     50%   100%   150%   200%
-----------------------------------      -----   ----   ----   ----   ----
Initial Percentage ................        100    100    100    100    100
August 2007........................        100    100    100    100    100
August 2008........................        100     92     92     92     92
August 2009........................        100     79     79     79     61
August 2010........................         99     67     67     53     28
August 2011........................         97     55     55     31     10
August 2012........................         95     44     44     17      *
August 2013........................         93     34     34      8      0
August 2014........................         90     25     25      2      0
August 2015........................         88     17     17      0      0
August 2016........................         85     12     12      0      0
August 2017........................         80      7      7      0      0
August 2018........................         76      4      4      0      0
August 2019........................         71      1      1      0      0
August 2020........................         65      0      0      0      0
August 2021........................         59      0      0      0      0
August 2022........................         53      0      0      0      0
August 2023........................         47      0      0      0      0
August 2024........................         40      0      0      0      0
August 2025........................         32      0      0      0      0
August 2026........................         24      0      0      0      0
August 2027........................         15      0      0      0      0
August 2028........................          6      0      0      0      0
August 2029........................          0      0      0      0      0
Weighted Average Life (years)(1)...      15.68   5.90   5.90   4.36   3.47

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-13

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-9, CLASS 4A-15 AND CLASS 4A-16
                                           CERTIFICATES AT THE FOLLOWING
                                            PERCENTAGE OF PRICING SPEED
                                      ---------------------------------------
         DISTRIBUTION DATE                0%     50%     100%   150%   200%
-----------------------------------     -----   -----   -----   ----   ----
Initial Percentage ................       100     100     100    100    100
August 2007........................       100     100     100    100    100
August 2008........................       100     100     100    100    100
August 2009........................       100     100     100    100    100
August 2010........................       100     100     100    100    100
August 2011........................       100     100     100    100    100
August 2012........................       100     100     100    100    100
August 2013........................       100     100     100    100      0
August 2014........................       100     100     100    100      0
August 2015........................       100     100     100     62      0
August 2016........................       100     100     100      5      0
August 2017........................       100     100     100      0      0
August 2018........................       100     100     100      0      0
August 2019........................       100     100     100      0      0
August 2020........................       100      71      71      0      0
August 2021........................       100      27      27      0      0
August 2022........................       100       0       0      0      0
August 2023........................       100       0       0      0      0
August 2024........................       100       0       0      0      0
August 2025........................       100       0       0      0      0
August 2026........................       100       0       0      0      0
August 2027........................       100       0       0      0      0
August 2028........................       100       0       0      0      0
August 2029........................         0       0       0      0      0
Weighted Average Life (years)(1)...     22.80   14.55   14.55   9.27   6.38

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                     S-A-14

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-17, CLASS 4A-18 AND CLASS 4A-19
                                           CERTIFICATES AT THE FOLLOWING
                                            PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
         DISTRIBUTION DATE                  0%     50%   100%   150%   200%
-----------------------------------       -----   ----   ----   ----   ----
Initial Percentage ................         100    100    100    100    100
August 2007........................          99     96     96     96     96
August 2008........................          97     87     87     87     87
August 2009........................          95     75     75     75     59
August 2010........................          94     64     64     52     29
August 2011........................          92     53     53     32     12
August 2012........................          90     43     43     19      3
August 2013........................          88     34     34     10      0
August 2014........................          86     26     26      5      0
August 2015........................          83     19     19      2      0
August 2016........................          80     14     14      *      0
August 2017........................          76     10     10      0      0
August 2018........................          72      7      7      0      0
August 2019........................          68      4      4      0      0
August 2020........................          63      2      2      0      0
August 2021........................          57      1      1      0      0
August 2022........................          52      0      0      0      0
August 2023........................          46      0      0      0      0
August 2024........................          39      0      0      0      0
August 2025........................          32      0      0      0      0
August 2026........................          25      0      0      0      0
August 2027........................          17      0      0      0      0
August 2028........................           9      0      0      0      0
August 2029........................           0      0      0      0      0
Weighted Average Life (years)(1)...       15.15   5.90   5.90   4.32   3.42

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-15

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 4A-20 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      -----------------------------------------
         DISTRIBUTION DATE                  0%     50%   100%   150%   200%
-----------------------------------       -----   ----   ----   ----   ----
Initial Percentage ................         100    100    100    100    100
August 2007........................          99     96     96     96     96
August 2008........................          97     87     87     87     87
August 2009........................          96     76     76     76     60
August 2010........................          94     65     65     54     32
August 2011........................          92     55     55     34     15
August 2012........................          90     46     46     22      7
August 2013........................          88     37     37     14      3
August 2014........................          86     28     28      9      1
August 2015........................          84     22     22      6      *
August 2016........................          81     17     17      4      *
August 2017........................          77     13     13      3      *
August 2018........................          73     10     10      2      *
August 2019........................          69      8      8      1      *
August 2020........................          64      6      6      1      *
August 2021........................          59      5      5      *      *
August 2022........................          54      3      3      *      *
August 2023........................          48      3      3      *      *
August 2024........................          41      2      2      *      *
August 2025........................          35      1      1      *      *
August 2026........................          28      1      1      *      *
August 2027........................          20      1      1      *      *
August 2028........................          12      1      1      *      *
August 2029........................           3      *      *      *      *
August 2030........................           *      *      *      *      *
August 2031........................           *      *      *      *      *
August 2032........................           *      *      *      *      *
August 2033........................           *      *      *      *      *
August 2034........................           *      *      *      *      *
August 2035........................           *      *      *      *      *
August 2036........................           0      0      0      0      0
Weighted Average Life (years)(1)...       15.44   6.38   6.38   4.62   3.58

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-16

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS 5A-1 CERTIFICATES AT THE FOLLOWING
                                             PERCENTAGE OF PRICING SPEED
                                      ----------------------------------------
         DISTRIBUTION DATE                  0%    50%    100%   150%   200%
-----------------------------------       -----   ----   ----   ----   ----
Initial Percentage ................         100    100    100    100    100
August 2007........................          99     96     93     90     86
August 2008........................          98     87     77     67     57
August 2009........................          98     76     58     42     29
August 2010........................          97     66     43     25     13
August 2011........................          96     57     31     15      5
August 2012........................          95     49     23      9      2
August 2013........................          94     43     17      5      *
August 2014........................          92     37     12      3      0
August 2015........................          91     32      9      2      0
August 2016........................          89     28      7      1      0
August 2017........................          87     24      5      1      0
August 2018........................          85     20      4      *      0
August 2019........................          82     17      3      *      0
August 2020........................          80     15      2      *      0
August 2021........................          77     13      1      *      0
August 2022........................          74     11      1      *      0
August 2023........................          71      9      1      *      0
August 2024........................          67      7      1      *      0
August 2025........................          63      6      *      *      0
August 2026........................          59      5      *      *      0
August 2027........................          55      4      *      *      0
August 2028........................          50      3      *      *      0
August 2029........................          45      3      *      *      0
August 2030........................          40      2      *      *      0
August 2031........................          34      2      *      *      0
August 2032........................          28      1      *      *      0
August 2033........................          21      1      *      *      0
August 2034........................          14      *      *      *      0
August 2035........................           6      *      *      *      0
August 2036........................           0      0      0      0      0
Weighted Average Life (years)(1)...       20.40   7.69   4.42   3.13   2.46

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-17

              PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
             AT VARIOUS PERCENTAGES OF THE APPLICABLE PRICING SPEED

                                      CLASS M-1, B-1, CLASS B-2 AND CLASS B-3
                                           CERTIFICATES AT THE FOLLOWING
                                            PERCENTAGE OF PRICING SPEED
                                      ---------------------------------------
         DISTRIBUTION DATE                0%     50%     100%   150%   200%
-----------------------------------     -----   -----   -----   ----   ----
Initial Percentage ................       100     100     100    100    100
August 2007........................        99      99      99     99     99
August 2008........................        98      98      98     98     98
August 2009........................        97      97      97     97     97
August 2010........................        96      96      96     96     96
August 2011........................        95      95      95     95     95
August 2012........................        94      91      88     85     82
August 2013........................        92      86      80     74     68
August 2014........................        91      80      70     61     51
August 2015........................        89      73      59     46     35
August 2016........................        88      65      47     33     22
August 2017........................        85      58      38     24     14
August 2018........................        83      51      30     17      9
August 2019........................        81      45      24     12      5
August 2020........................        78      40      19      8      3
August 2021........................        75      35      15      6      2
August 2022........................        72      30      12      4      1
August 2023........................        68      26       9      3      1
August 2024........................        65      23       7      2      *
August 2025........................        61      20       6      1      *
August 2026........................        57      17       4      1      *
August 2027........................        53      14       3      1      *
August 2028........................        48      12       2      *      *
August 2029........................        43       9       2      *      *
August 2030........................        38       8       1      *      *
August 2031........................        32       6       1      *      *
August 2032........................        26       4       1      *      *
August 2033........................        20       3       *      *      *
August 2034........................        13       2       *      *      *
August 2035........................         6       1       *      *      *
August 2036........................         0       0       0      0      0
Weighted Average Life (years)(1)...     19.97   13.39   10.58   9.16   8.31

----------
(1)  The weighted average life of any class of certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value between 0.0% and 0.5%.

                                     S-A-18

                                   APPENDIX B:

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                            GROSS COUPON - ALL LOANS

                                                  AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                   PRINCIPAL BALANCE     AGGREGATE SCHEDULED
                                    NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
       GROSS COUPON (%)          MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -------------------   ---------------------
5.500 - 5.999 ................            6           $  2,450,050               0.39%
6.000 - 6.499 ................          198            118,299,425              19.01
6.500 - 6.999 ................          677            388,995,145              62.52
7.000 - 7.499 ................          185            101,690,152              16.34
7.500 - 7.999 ................           24             10,556,443               1.70
8.000 - 8.499 ................            1                248,250               0.04
                                      -----           ------------             ------
   Total: ....................        1,091           $622,239,465             100.00%
                                      =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans ranged from approximately 5.625% per annum to 8.125% per annum, with a weighted average of approximately 6.690% per annum.

                     ORIGINAL PRINCIPAL BALANCES - ALL LOANS

                                                  AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                   PRINCIPAL BALANCE     AGGREGATE SCHEDULED
       RANGE OF ORIGINAL            NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
      PRINCIPAL BALANCES         MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -------------------   ---------------------
$ 50,000.00 and Less..........            3           $    107,484               0.02%
$ 50,000.01 - $200,000.00.....           38              5,316,054               0.85
$200,000.01 - $350,000.00.....           39             10,601,325               1.70
$350,000.01 - $500,000.00.....          368            169,465,375              27.23
$500,000.01 - $650,000.00.....          382            215,174,693              34.58
$650,000.01 - $800,000.00.....          149            107,028,547              17.20
$800,000.01 - $950,000.00.....           52             45,102,671               7.25
$950,000.01 - $1,100,000.00...           42             41,797,974               6.72
$1,100,000.01 and Above.......           18             27,645,343               4.44
                                      -----           ------------             ------
   Total:.....................        1,091           $622,239,465             100.00%
                                      =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans ranged from approximately
$22,400.00 to $3,000,000.00, with an average of approximately $572,447.84.

                                     S-B-1

                     CURRENT PRINCIPAL BALANCES - ALL LOANS

                                                    AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                     PRINCIPAL BALANCE     AGGREGATE SCHEDULED
       RANGE OF CURRENT               NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
      PRINCIPAL BALANCES           MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
--------------------------------   --------------   -------------------   ---------------------
$   50,000.00 and Less..........            3           $    107,484               0.02%
$   50,000.01 - $ 200,000.00....           38              5,316,054               0.85
$  200,000.01 - $  350,000.00...           42             11,391,655               1.83
$  350,000.01 - $  500,000.00...          369            169,965,160              27.32
$  500,000.01 - $  650,000.00...          379            214,480,577              34.47
$  650,000.01 - $  800,000.00...          149            107,028,547              17.20
$  800,000.01 - $  950,000.00...           51             44,506,671               7.15
$  950,000.01 - $1,100,000.00...           42             41,797,974               6.72
$1,100,000.01 and Above.........           18             27,645,343               4.44
                                        -----           ------------             ------
   Total:.......................        1,091           $622,239,465             100.00%
                                        =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans ranged from approximately $22,341.33 to $2,994,944.84, with an average of approximately $570,338.65.

                    ORIGINAL LOAN-TO-VALUE RATIOS - ALL LOANS

                                                  AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                  PRINCIPAL BALANCE      AGGREGATE SCHEDULED
           ORIGINAL                 NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -------------------   ---------------------
50.000 and Less ..............           64           $ 35,725,944               5.74%
50.001 - 60.000 ..............          114             68,553,505              11.02
60.001 - 70.000 ..............          214            129,335,831              20.79
70.001 - 75.000 ..............          146             87,157,299              14.01
75.001 - 80.000 ..............          515            283,080,641              45.49
80.001 - 85.000 ..............           11              5,469,456               0.88
85.001 - 90.000 ..............           22             10,742,691               1.73
90.001 - 95.000 ..............            3              1,504,096               0.24
95.001 - 100.000 .............            2                670,003               0.11
                                      -----           ------------             ------
   Total: ....................        1,091           $622,239,465             100.00%
                                      =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans was approximately 71.115%.

                                     S-B-2

                    CURRENT LOAN-TO-VALUE RATIOS - ALL LOANS

                                                  AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                   PRINCIPAL BALANCE     AGGREGATE SCHEDULED
            CURRENT                 NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -------------------   ---------------------
50.000 and Less ..............           65           $ 36,321,944               5.84%
50.001 - 60.000 ..............          113             67,957,505              10.92
60.001 - 70.000 ..............          214            129,335,831              20.79
70.001 - 75.000 ..............          146             87,157,299              14.01
75.001 - 80.000 ..............          515            283,080,641              45.49
80.001 - 85.000 ..............           11              5,469,456               0.88
85.001 - 90.000 ..............           22             10,742,691               1.73
90.001 - 95.000 ..............            3              1,504,096               0.24
95.001 - 100.000 .............            2                670,003               0.11
                                      -----           ------------             ------
   Total: ....................        1,091           $622,239,465             100.00%
                                      =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans was approximately 71.068%.

                            PROPERTY TYPE - ALL LOANS

                                                  AGGREGATE SCHEDULED     PERCENTAGE OF THE
                                                  PRINCIPAL BALANCE      AGGREGATE SCHEDULED
                                    NUMBER OF          AS OF THE         PRINCIPAL BALANCE OF
         PROPERTY TYPE           MORTGAGE LOANS     CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -------------------   ---------------------
Single-Family ................          729           $415,104,574              66.71%
Planned Unit Development .....          265            156,885,379              25.21
Condominium ..................           57             32,433,693               5.21
Two Family ...................           21             10,968,531               1.76
Cooperative ..................            6              3,580,794               0.58
Three to Four Family .........           12              2,841,210               0.46
Modular Home .................            1                425,284               0.07
                                      -----           ------------             ------
   Total: ....................        1,091           $622,239,465             100.00%
                                      =====           ============             ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-3

                  GEOGRAPHIC DISTRIBUTION BY STATE - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        PROPERTY STATE           MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Alabama.......................            1             $    719,249                  0.12%
Arizona.......................           17                8,360,709                  1.34
Arkansas......................            1                  649,440                  0.10
California....................          406              229,924,477                 36.95
Colorado......................           18               10,237,087                  1.65
Connecticut...................           18               11,316,579                  1.82
Delaware......................            3                1,984,649                  0.32
District of Columbia..........           15                9,090,736                  1.46
Florida.......................           48               27,686,581                  4.45
Georgia.......................           11                5,533,580                  0.89
Hawaii........................            1                  838,477                  0.13
Idaho.........................            3                  315,120                  0.05
Illinois......................           40               24,797,954                  3.99
Indiana.......................            7                1,719,027                  0.28
Kansas........................            5                3,681,950                  0.59
Kentucky......................            2                  969,427                  0.16
Louisiana.....................            2                1,543,411                  0.25
Maryland......................           68               39,442,677                  6.34
Massachusetts.................           38               23,906,955                  3.84
Michigan......................           11                6,808,227                  1.09
Minnesota.....................           11                4,677,618                  0.75
Missouri......................           11                5,396,526                  0.87
Nebraska......................            2                  972,798                  0.16
Nevada........................           14                7,510,719                  1.21
New Hampshire.................            4                2,668,880                  0.43
New Jersey....................           38               23,806,066                  3.83
New Mexico....................            1                  555,750                  0.09
New York......................           60               37,136,868                  5.97
North Carolina................            8                3,931,689                  0.63
North Dakota..................            1                  272,000                  0.04
Ohio..........................           12                5,762,839                  0.93
Oklahoma......................            1                  489,157                  0.08
Oregon........................           12                5,752,900                  0.92
Pennsylvania..................           15                7,919,390                  1.27
Rhode Island..................            2                1,122,715                  0.18
South Carolina................            5                3,531,595                  0.57
Tennessee.....................            3                2,139,626                  0.34
Texas.........................           33               18,287,032                  2.94
Utah..........................           11                5,570,553                  0.90
Vermont.......................            1                  498,056                  0.08
Virginia......................           81               45,864,503                  7.37
Virgin Island.................            1                  254,775                  0.04
Washington....................           42               25,907,670                  4.16
West Virginia.................            2                  942,221                  0.15
Wisconsin.....................            3                1,049,301                  0.17
Wyoming.......................            2                  691,906                  0.11
                                      -----             ------------                ------
   Total:.....................        1,091             $622,239,465                100.00%
                                      =====             ============                ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 0.509% of the Mortgage Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.880% of the Mortgage Loans will be secured by mortgaged properties in any single zip code area outside of California.

                                      S-B-4

                     SCHEDULED YEAR OF MATURITY - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
2026..........................           13             $  7,180,479                  1.15%
2031..........................            3                1,655,302                  0.27
2035..........................            4                1,886,600                  0.30
2036..........................        1,071              611,517,084                 98.28
                                      -----             ------------                ------
   Total:.....................        1,091             $622,239,465                100.00%
                                      =====             ============                ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans as of the
Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans is August 1, 2036.

                            LOAN PURPOSE - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Purchase......................          577             $337,597,677                 54.26%
Rate/Term Refinance...........          311              177,275,293                 28.49
Cashout Refinance.............          200              105,621,603                 16.97
Streamline....................            3                1,744,893                  0.28
                                      -----             ------------                ------
   Total:.....................        1,091             $622,239,465                100.00%
                                      =====             ============                ======

----------
(1)  Column may not add to total due to rounding.

                         FIRST PAYMENT YEAR - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
      FIRST PAYMENT YEAR         MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
2005..........................            4             $  1,886,600                  0.30%
2006..........................        1,087              620,352,865                 99.70
                                      -----             ------------                ------
   Total:...................          1,091             $622,239,465                100.00%
                                      =====             ============                ======

----------
(1)  Column may not add to total due to rounding.

                                      S-B-5

                          OCCUPANCY STATUS - ALL LOANS

                                                                            PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
                                    NUMBER OF      PRINCIPAL BALANCE AS    PRINCIPAL BALANCE OF
       OCCUPANCY STATUS          MORTGAGE LOANS   OF THE CUT-OFF DATE(1)   THE MORTGAGE LOANS(1)
------------------------------   --------------   ----------------------   ---------------------
Owner Occupied ...............        1,002            $576,492,930                92.65%
Second Home...................           63              38,667,140                 6.21
Investor......................           26               7,079,396                 1.14
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Column may not add to total due to rounding.

                            CREDIT SCORES - ALL LOANS

                                                                            PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
                                    NUMBER OF      PRINCIPAL BALANCE AS     PRINCIPAL BALANCE OF
        CREDIT SCORE(1)          MORTGAGE LOANS   OF THE CUT-OFF DATE(2)   THE MORTGAGE LOANS(2)
------------------------------   --------------   ----------------------   ---------------------
600 - 649.....................           30            $ 16,021,127                 2.57%
650 - 699.....................          195             106,142,203                17.06
700 - 749.....................          361             207,915,311                33.41
750 - 799.....................          427             244,107,776                39.23
800 - 849.....................           78              48,053,048                 7.72
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans was approximately 741.

                         DOCUMENTATION TYPE - ALL LOANS

                                                                             PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
                                    NUMBER OF      PRINCIPAL BALANCE AS    PRINCIPAL BALANCE OF
      DOCUMENTATION TYPE         MORTGAGE LOANS   OF THE CUT-OFF DATE(1)   THE MORTGAGE LOANS(1)
------------------------------   --------------   ----------------------   ---------------------
Alternate Documentation.......            4            $  1,619,415                 0.26%
Full Documentation............          477             281,800,843                45.29
Full/Alternate Documentation..          203             119,372,120                19.18
Limited Documentation.........            2                 976,173                 0.16
No Documentation..............            6               2,269,349                 0.36
No Income Verified Assets.....            6               4,071,085                 0.65
No Ratio Documentation........            6               1,488,322                 0.24
Reduced Documentation.........           63              38,409,640                 6.17
Stated Income.................          129              59,819,273                 9.61
Stated Income-Stated Assets...           19               8,412,475                 1.35
Streamline Documentation......            4               3,409,742                 0.55
Verbal Verification of
   Employment.................          172             100,591,029                16.17
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Column may not add to total due to rounding.

                                      S-B-6

                         PROPERTY ZIP CODES - ALL LOANS

                                                                             PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
                                    NUMBER OF      PRINCIPAL BALANCE AS    PRINCIPAL BALANCE OF
           ZIP CODES             MORTGAGE LOANS   OF THE CUT-OFF DATE(1)   THE MORTGAGE LOANS(1)
------------------------------   --------------   ----------------------   ---------------------
20854.........................            8            $  5,477,537                 0.88%
02332.........................            2               3,447,677                 0.55
22101.........................            4               3,429,001                 0.55
92683.........................            6               3,167,963                 0.51
02539.........................            2               2,958,653                 0.48
60025.........................            4               2,948,874                 0.47
34228.........................            2               2,826,663                 0.45
93908.........................            4               2,651,812                 0.43
92705.........................            3               2,602,605                 0.42
20815.........................            2               2,512,200                 0.40
Other.........................        1,054             590,216,479                94.85
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Column may not add to total due to rounding.

                             DELINQUENCY - ALL LOANS

                                                                             PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
                                    NUMBER OF      PRINCIPAL BALANCE AS     PRINCIPAL BALANCE OF
          DELINQUENCY            MORTGAGE LOANS   OF THE CUT-OFF DATE(1)   THE MORTGAGE LOANS(1)
------------------------------   --------------   ----------------------   ---------------------
Current.......................        1,089            $620,961,737                99.79%
30 Days.......................            2               1,277,728                 0.21
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Column may not add to total due to rounding.

                     PRIMARY MORTGAGE INSURANCE - ALL LOANS

                                                                             PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
       PRIMARY MORTGAGE             NUMBER OF      PRINCIPAL BALANCE AS    PRINCIPAL BALANCE OF
        INSURANCE (PMI)          MORTGAGE LOANS   OF THE CUT-OFF DATE(1)   THE MORTGAGE LOANS(1)
------------------------------   --------------   ----------------------   ---------------------
CLTV(2) less than or equal
   to 80%.....................        1,053            $603,853,220                97.05%
CLTV(2) greater than 80% and
   Insured....................           33              16,562,172                 2.66
CLTV(2) greater than 80% and
   Pledged....................            4               1,335,043                 0.21
CLTV(2) greater than 80% and
   Uninsured..................            1                 489,030                 0.08
                                      -----            ------------               ------
   Total:.....................        1,091            $622,239,465               100.00%
                                      =====            ============               ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                      S-B-7

                              SEASONING - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
      SEASONING (MONTHS)         MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
0 - 19........................        1,091             $622,239,465               100.00%
                                      -----             ------------               ------
   Total:.....................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans was approximately 2 months.

                            ORIGINAL TERM - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
240...........................           13             $  7,180,479                 1.15%
300...........................            3                1,655,302                 0.27
360...........................        1,075              613,403,684                98.58
                                      -----             ------------               ------
   Total:.....................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

                        STATED REMAINING TERM - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
181 - 240.....................           13             $  7,180,479                 1.15%
241 - 300.....................            3                1,655,302                 0.27
301 - 360.....................        1,075              613,403,684                98.58
                                      -----             ------------               ------
     Total:...................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

                                      S-B-8

                         INTEREST ONLY TERM - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
  0...........................          875             $501,667,172                80.62%
120...........................          213              119,880,293                19.27
180                                       3                  692,000                 0.11
                                      -----             ------------               ------
   Total:.....................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

                              SERVICERS - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
           SERVICERS             MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Avelo(2)......................          137             $ 55,384,829                 8.90%
Countrywide Servicing.........          289              176,574,236                28.38
Nat City......................          274              165,697,388                26.63
PHH...........................          104               53,620,311                 8.62
WaMu..........................          287              170,962,701                27.48
                                      -----             ------------               ------
   Total:.....................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 137 Mortgage Loans (representing approximately $55,384,829 in aggregate Scheduled Principal Balance and approximately 8.90% of the
     Mortgage Loans as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                             ORIGINATORS - ALL LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)     THE MORTGAGE LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Countrywide...................          289             $176,574,236                28.38%
GS Conduit....................          137               55,384,829                 8.90
Nat City......................          274              165,697,388                26.63
PHH...........................          104               53,620,311                 8.62
WaMu..........................          287              170,962,701                27.48
                                      -----             ------------               ------
   Total:.....................        1,091             $622,239,465               100.00%
                                      =====             ============               ======

----------
(1)  Column may not add to total due to rounding.

                                      S-B-9

                        GROSS COUPON - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
       GROSS COUPON (%)          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
6.000 - 6.499.................         172              $103,755,236                22.23%
6.500 - 6.999.................         437               250,385,678                53.66
7.000 - 7.499.................         185               101,690,152                21.79
7.500 - 7.999.................          24                10,556,443                 2.26
8.000 - 8.499.................           1                   248,250                 0.05
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Loan Group 1 ranged from approximately 6.250% per annum to 8.125% per annum, with a weighted average of approximately 6.704% per annum.

                ORIGINAL PRINCIPAL BALANCES - LOAN GROUP 1 LOANS

                                                                                PERCENTAGE OF THE
                                                      AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
        RANGE OF ORIGINAL             NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
       PRINCIPAL BALANCES          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------
$   50,000.00 and Less..........           3              $    107,484                 0.02%
$   50,000.01 - $  200,000.00...          35                 4,894,428                 1.05
$  200,000.01 - $  350,000.00...          33                 8,754,159                 1.88
$  350,000.01 - $  500,000.00...         272               124,946,247                26.78
$  500,000.01 - $  650,000.00...         280               157,394,416                33.73
$  650,000.01 - $  800,000.00...         102                73,493,972                15.75
$  800,000.01 - $  950,000.00...          41                35,458,961                 7.60
$  950,000.01 - $1,100,000.00...          37                36,744,327                 7.87
$1,100,000.01 and Above.........          16                24,841,767                 5.32
                                         ---              ------------               ------
   Total:.......................         819              $466,635,760               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Loan Group 1 ranged from approximately $22,400.00 to $3,000,000.00, with an average of approximately
$572,063.27.

                                     S-B-10

                 CURRENT PRINCIPAL BALANCES - LOAN GROUP 1 LOANS

                                                                                PERCENTAGE OF THE
                                                      AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
        RANGE OF CURRENT              NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
       PRINCIPAL BALANCES          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------
$   50,000.00 and Less..........           3              $    107,484                 0.02%
$   50,000.01 - $  200,000.00...          35                 4,894,428                 1.05
$  200,000.01 - $  350,000.00...          35                 9,225,219                 1.98
$  350,000.01 - $  500,000.00...         272               124,946,247                26.78
$  500,000.01 - $  650,000.00...         279               157,519,356                33.76
$  650,000.01 - $  800,000.00...         102                73,493,972                15.75
$  800,000.01 - $  950,000.00...          40                34,862,961                 7.47
$  950,000.01 - $1,100,000.00...          37                36,744,327                 7.87
$1,100,000.01 and Above.........          16                24,841,767                 5.32
                                         ---              ------------               ------
   Total:.......................         819              $466,635,760               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Loan Group 1 ranged from approximately $22,341.33 to $2,994,944.84, with an average of approximately $569,762.83.

               ORIGINAL LOAN-TO-VALUE RATIOS - LOAN GROUP 1 LOANS

                                                                                PERCENTAGE OF THE
                                                      AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
            ORIGINAL                  NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
     LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------
50.000 and Less.................          46              $ 25,764,525                 5.52%
50.001 -  60.000................          82                50,982,038                10.93
60.001 -  70.000................         156                96,167,755                20.61
70.001 -  75.000................         113                68,095,527                14.59
75.001 -  80.000................         390               210,592,018                45.13
80.001 -  85.000................           9                 4,475,670                 0.96
85.001 -  90.000................          19                 8,939,878                 1.92
90.001 -  95.000................           2                   948,346                 0.20
95.001 - 100.000................           2                   670,003                 0.14
                                         ---              ------------               ------
   Total: ......................         819              $466,635,760               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Loan Group 1 was approximately 71.148%.

                                     S-B-11

                CURRENT LOAN-TO-VALUE RATIOS - LOAN GROUP 1 LOANS

                                                                                PERCENTAGE OF THE
                                                     AGGREGATE SCHEDULED       AGGREGATE SCHEDULED
             CURRENT                  NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
     LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------
50.000 and Less.................          47              $ 26,360,525                 5.65%
50.001 -  60.000................          81                50,386,038                10.80
60.001 -  70.000................         156                96,167,755                20.61
70.001 -  75.000................         113                68,095,527                14.59
75.001 -  80.000................         390               210,592,018                45.13
80.001 -  85.000................           9                 4,475,670                 0.96
85.001 -  90.000................          19                 8,939,878                 1.92
90.001 -  95.000................           2                   948,346                 0.20
95.001 - 100.000................           2                   670,003                 0.14
                                         ---              ------------               ------
   Total: ......................         819              $466,635,760               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Loan Group 1 was approximately 71.101%.

                       PROPERTY TYPE - LOAN GROUP 1 LOANS

                                                                                PERCENTAGE OF THE
                                                      AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                      NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          PROPERTY TYPE            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------
Single-Family...................         531              $304,605,571                65.28%
Planned Unit Development........         209               122,106,937                26.17
Condominium.....................          45                25,947,647                 5.56
Two Family......................          17                 8,512,774                 1.82
Three to Four Family............          12                 2,841,210                 0.61
Cooperative.....................           5                 2,621,620                 0.56
                                         ---              ------------               ------
   Total:.......................         819              $466,635,760               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-12

              GEOGRAPHIC DISTRIBUTION BY STATE - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        PROPERTY STATE           MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Arizona ......................          16              $  7,816,697                 1.68%
California ...................         268               151,356,422                32.44
Colorado .....................          15                 8,570,213                 1.84
Connecticut ..................          15                 9,820,636                 2.10
Delaware .....................           3                 1,984,649                 0.43
District of Columbia .........          13                 8,220,669                 1.76
Florida ......................          39                21,859,164                 4.68
Georgia ......................           9                 4,731,182                 1.01
Idaho ........................           3                   315,120                 0.07
Illinois .....................          30                18,228,784                 3.91
Indiana ......................           7                 1,719,027                 0.37
Kansas .......................           5                 3,681,950                 0.79
Kentucky .....................           1                   422,427                 0.09
Louisiana ....................           2                 1,543,411                 0.33
Maryland .....................          65                37,636,270                 8.07
Massachusetts ................          25                17,095,232                 3.66
Michigan .....................           8                 5,081,028                 1.09
Minnesota ....................           5                 1,635,877                 0.35
Missouri .....................          10                 4,599,987                 0.99
Nebraska .....................           2                   972,798                 0.21
Nevada .......................          11                 5,994,434                 1.28
New Hampshire ................           3                 2,048,880                 0.44
New Jersey ...................          33                19,924,199                 4.27
New York .....................          42                27,245,094                 5.84
North Carolina ...............           7                 3,474,480                 0.74
North Dakota .................           1                   272,000                 0.06
Ohio .........................          10                 4,494,526                 0.96
Oklahoma .....................           1                   489,157                 0.10
Oregon .......................          10                 4,766,440                 1.02
Pennsylvania .................          13                 6,960,942                 1.49
Rhode Island .................           1                   423,303                 0.09
South Carolina ...............           3                 1,601,432                 0.34
Tennessee ....................           3                 2,139,626                 0.46
Texas ........................          29                16,133,777                 3.46
Utah .........................           7                 3,418,347                 0.73
Vermont ......................           1                   498,056                 0.11
Virginia .....................          68                38,745,458                 8.30
Virgin Island ................           1                   254,775                 0.05
Washington ...................          29                18,718,082                 4.01
Wisconsin ....................           3                 1,049,301                 0.22
Wyoming ......................           2                   691,906                 0.15
                                       ---              ------------               ------
   Total: ....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 0.441% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.174% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties in any single zip code area outside of California.

                                     S-B-13

                 SCHEDULED YEAR OF MATURITY - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
2026                                     9              $  4,763,698                 1.02%
2031                                     3                 1,655,302                 0.35
2036                                   807               460,216,760                98.62
                                       ---              ------------               ------
   Total: ....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Loan Group 1 as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans in Loan Group 1 is August 1, 2036.

                        LOAN PURPOSE - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        LOAN PURPOSE             MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Purchase......................         448              $261,224,106                55.98%
Rate/Term Refinance...........         208               120,141,036                25.75
Cashout Refinance.............         161                84,155,466                18.03
Streamline....................           2                 1,115,152                 0.24
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
     FIRST PAYMENT YEAR          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
2006..........................         819              $466,635,760               100.00%
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-14

                      OCCUPANCY STATUS - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
       OCCUPANCY STATUS          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Owner Occupied................         745              $428,336,935                91.79%
Second Home...................          50                31,599,430                 6.77
Investor......................          24                 6,699,396                 1.44
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                       CREDIT SCORES - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        CREDIT SCORE(1)          MORTGAGE LOANS     THE CUT-OFF DATE(2)     LOAN GROUP 1 LOANS(2)
------------------------------   --------------   -----------------------   ---------------------
600 - 649.....................          19             $  10,187,335                 2.18%
650 - 699.....................         142                77,557,658                16.62
700 - 749.....................         268               153,473,054                32.89
750 - 799.....................         326               186,842,057                40.04
800 - 849.....................          64                38,575,656                 8.27
                                       ---             -------------               ------
   Total:.....................         819             $ 466,635,760               100.00%
                                       ===             =============               ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Loan Group 1 was approximately 742.

                     DOCUMENTATION TYPE - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
      DOCUMENTATION TYPE         MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Alternate Documentation.......           4              $  1,619,415                 0.35%
Full Documentation............         364               219,385,898                47.01
Full/Alternate Documentation..         154                89,283,689                19.13
Limited Documentation.........           2                   976,173                 0.21
No Documentation..............           2                   517,358                 0.11
No Income Verified Assets.....           6                 4,071,085                 0.87
No Ratio Documentation........           6                 1,488,322                 0.32
Reduced Documentation.........          30                18,742,427                 4.02
Stated Income.................         115                53,776,325                11.52
Stated Income-Stated Assets...          18                 8,012,475                 1.72
Streamline Documentation......           4                 3,409,742                 0.73
Verbal Verification of
   Employment.................         114                65,352,852                14.01
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-15

                     PROPERTY ZIP CODES - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
20854.........................           8              $  5,477,537                 1.17%
02332.........................           2                 3,447,677                 0.74
22101.........................           4                 3,429,001                 0.73
60025.........................           4                 2,948,874                 0.63
34228.........................           2                 2,826,663                 0.61
20815.........................           2                 2,512,200                 0.54
20816.........................           3                 2,395,280                 0.51
02539.........................           1                 2,239,258                 0.48
22033.........................           3                 2,147,934                 0.46
93908.........................           3                 2,057,901                 0.44
Other.........................         787               437,153,435                93.68
                                       ---              ------------               ------
   Total......................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          DELINQUENCY            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Current.......................         818              $466,178,736                99.90%
30 Days.......................           1                   457,023                 0.10
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                 PRIMARY MORTGAGE INSURANCE - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
       PRIMARY MORTGAGE             NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
        INSURANCE (PMI)          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
CLTV(2) less than or equal to
   80%........................         787              $451,601,863                96.78%
CLTV(2) greater than 80% and
   Insured....................          27                13,209,824                 2.83
CLTV(2) greater than 80% and
   Pledged....................           4                 1,335,043                 0.29
CLTV(2) greater than 80% and
   Uninsured..................           1                   489,030                 0.10
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-16

                         SEASONING - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        SEASONING (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
0 - 19........................         819              $466,635,760               100.00%
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Loan Group 1 was approximately 2 months.

                       ORIGINAL TERM - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS    THE CUT-OFF DATE(1)      LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
240...........................           9              $  4,763,698                 1.02%
300...........................           3                 1,655,302                 0.35
360...........................         807               460,216,760                98.62
                                       ---              ------------               ------
   Total:.....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                   STATED REMAINING TERM - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
181 - 240 ....................           9              $  4,763,698                 1.02%
241 - 300 ....................           3                 1,655,302                 0.35
301 - 360 ....................         807               460,216,760                98.62
                                       ---              ------------               ------
   Total: ....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-17

                     INTEREST ONLY TERM - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
  0 ..........................         648              $372,914,153                79.92%
120 ..........................         168                93,029,607                19.94
180 ..........................           3                   692,000                 0.15
                                       ---              ------------               ------
   Total: ....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                         SERVICERS - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
           SERVICERS             MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Avelo(2) .....................         108              $ 43,208,022                 9.26%
Countrywide Servicing ........         195               117,151,469                25.11
Nat City .....................         260               157,903,523                33.84
PHH ..........................         101                51,809,523                11.10
WaMu .........................         155                96,563,222                20.69
                                       ---              ------------               ------
   Total: ....................         819              $466,635,760               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 108 Mortgage Loans (representing approximately $43,208,022 in aggregate Scheduled Principal Balance and approximately 9.26% of the
     Mortgage Loans in Loan Group 1 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                        ORIGINATORS - LOAN GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 1 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------
Countrywide ..................         195              $117,151,469               25.11%
GS Conduit ...................         108                43,208,022                9.26
Nat City .....................         260               157,903,523               33.84
PHH ..........................         101                51,809,523               11.10
WaMu .........................         155                96,563,222               20.69
                                       ---              ------------              ------
   Total: ....................         819              $466,635,760              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-18

                        GROSS COUPON - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
       GROSS COUPON (%)          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

5.500 - 5.999.................          6               $  2,450,050                1.57%
6.000 - 6.499.................         26                 14,544,188                9.35
6.500 - 6.999.................        240                138,609,467               89.08
                                      ---               ------------              ------
   Total:.....................        272               $155,603,705              100.00%
                                      ===               ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Loan Group 2 ranged from approximately 5.625% per annum to 6.875% per annum, with a weighted average of approximately 6.647% per annum.

                ORIGINAL PRINCIPAL BALANCES - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
       RANGE OF ORIGINAL            NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
       PRINCIPAL BALANCES        MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

$50,000.01 - $200,000.00......           3              $    421,626                 0.27%
$200,000.01 - $350,000.00.....           6                 1,847,167                 1.19
$350,000.01 - $500,000.00.....          96                44,519,128                28.61
$500,000.01 - $650,000.00.....         102                57,780,277                37.13
$650,000.01 - $800,000.00.....          47                33,534,575                21.55
$800,000.01 - $950,000.00.....          11                 9,643,710                 6.20
$950,000.01 - $1,100,000.00...           5                 5,053,647                 3.25
$1,100,000.01 and Above.......           2                 2,803,576                 1.80
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Loan Group 2 ranged from approximately $104,00.00 to $1,475,000.00, with an average of approximately
$573,605.78.

                                     S-B-19

                 CURRENT PRINCIPAL BALANCES - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                     AGGREGATE SCHEDULED     AGGREGATE SCHEDULED
        RANGE OF CURRENT            NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
       PRINCIPAL BALANCES        MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

$50,000.01 - $200,000.00......           3              $    421,626                 0.27%
$200,000.01 - $350,000.00.....           7                 2,166,436                 1.39
$350,000.01 - $500,000.00.....          97                45,018,914                28.93
$500,000.01 - $650,000.00.....         100                56,961,222                36.61
$650,000.01 - $800,000.00.....          47                33,534,575                21.55
$800,000.01 - $950,000.00.....          11                 9,643,710                 6.20
$950,000.01 - $1,100,000.00...           5                 5,053,647                 3.25
$1,100,000.01 and Above.......           2                 2,803,576                 1.80
                                       ---              ------------               ------
   Total: ....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Loan Group 2 ranged from approximately $104,000.00 to $1,472,325.94, with an average of approximately $572,072.45.

               ORIGINAL LOAN-TO-VALUE RATIOS - LOAN GROUP 2 LOANS

                                                                                PERCENTAGE OF THE
                                                      AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
             ORIGINAL                 NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
     LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
--------------------------------   --------------   -----------------------   ---------------------

50.000 and Less.................          18              $  9,961,419                 6.40%
50.001 - 60.000.................          32                17,571,467                11.29
60.001 - 70.000.................          58                33,168,076                21.32
70.001 - 75.000.................          33                19,061,771                12.25
75.001 - 80.000.................         125                72,488,624                46.59
80.001 - 85.000.................           2                   993,785                 0.64
85.001 - 90.000.................           3                 1,802,813                 1.16
90.001 - 95.000.................           1                   555,750                 0.36
                                         ---              ------------               ------
   Total:.......................         272              $155,603,705               100.00%
                                         ===              ============               ======

----------
(1) Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Loan Group 2 was approximately 71.016%.

                                     S-B-20

                CURRENT LOAN-TO-VALUE RATIOS - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
            CURRENT                 NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

50.000 and Less...............          18              $  9,961,419                 6.40%
50.001 - 60.000...............          32                17,571,467                11.29
60.001 - 70.000...............          58                33,168,076                21.32
70.001 - 75.000...............          33                19,061,771                12.25
75.001 - 80.000...............         125                72,488,624                46.59
80.001 - 85.000...............           2                   993,785                 0.64
85.001 - 90.000...............           3                 1,802,813                 1.16
90.001 - 95.000...............           1                   555,750                 0.36
                                       ---              ------------               ------
    Total:....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Loan Group 2 was approximately 70.970%.

                       PROPERTY TYPE - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                   NUMBER OF      PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
        PROPERTY TYPE            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Single-Family.................         198              $110,499,004                71.01%
Planned Unit Development......          56                34,778,442                22.35
Condominium...................          12                 6,486,046                 4.17
Two Family....................           4                 2,455,757                 1.58
Cooperative...................           1                   959,173                 0.62
Modular Home..................           1                   425,284                 0.27
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-21

              GEOGRAPHIC DISTRIBUTION BY STATE - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        PROPERTY STATE           MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Alabama.......................           1              $    719,249                  0.46%
Arizona.......................           1                   544,012                  0.35
Arkansas......................           1                   649,440                  0.42
California....................         138                78,568,055                 50.49
Colorado......................           3                 1,666,874                  1.07
Connecticut...................           3                 1,495,943                  0.96
District of Columbia..........           2                   870,067                  0.56
Florida.......................           9                 5,827,417                  3.75
Georgia.......................           2                   802,398                  0.52
Hawaii........................           1                   838,477                  0.54
Illinois......................          10                 6,569,170                  4.22
Kentucky......................           1                   547,000                  0.35
Maryland......................           3                 1,806,407                  1.16
Massachusetts.................          13                 6,811,724                  4.38
Michigan......................           3                 1,727,199                  1.11
Minnesota.....................           6                 3,041,741                  1.95
Missouri......................           1                   796,539                  0.51
Nevada........................           3                 1,516,285                  0.97
New Hampshire.................           1                   620,000                  0.40
New Jersey....................           5                 3,881,867                  2.49
New Mexico....................           1                   555,750                  0.36
New York......................          18                 9,891,774                  6.36
North Carolina................           1                   457,209                  0.29
Ohio..........................           2                 1,268,313                  0.82
Oregon........................           2                   986,460                  0.63
Pennsylvania..................           2                   958,447                  0.62
Rhode Island..................           1                   699,412                  0.45
South Carolina................           2                 1,930,162                  1.24
Texas.........................           4                 2,153,255                  1.38
Utah..........................           4                 2,152,207                  1.38
Virginia......................          13                 7,119,045                  4.58
Washington....................          13                 7,189,588                  4.62
West Virginia.................           2                   942,221                  0.61
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 1.511% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.946% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties in any single zip code area outside of California.

                                     S-B-22

                 SCHEDULED YEAR OF MATURITY - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

2026..........................           4              $  2,416,781                  1.55%
2035..........................           4                 1,886,600                  1.21
2036..........................         264               151,300,324                 97.23
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Loan Group 2 as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Mortgage Loans in Loan Group 2 is August 1, 2036.

                        LOAN PURPOSE - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Purchase......................         129              $ 76,373,572                 49.08%
Rate/Term Refinance...........         103                57,134,257                 36.72
Cashout Refinance.............          39                21,466,136                 13.80
Streamline....................           1                   629,740                  0.40
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

                     FIRST PAYMENT YEAR - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   PRINCIPAL BALANCE OF
      FIRST PAYMENT YEAR         MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

2005..........................           4              $  1,886,600                  1.21%
2006..........................         268               153,717,105                 98.79
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-23

                      OCCUPANCY STATUS - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
       OCCUPANCY STATUS          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Owner Occupied ...............         257              $148,155,995                 95.21%
Second Home...................          13                 7,067,710                  4.54
Investor......................           2                   380,000                  0.24
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

                       CREDIT SCORES - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        CREDIT SCORE(1)          MORTGAGE LOANS     THE CUT-OFF DATE(2)     LOAN GROUP 2 LOANS(2)
------------------------------   --------------   -----------------------   ---------------------

600 - 649.....................          11              $  5,833,792                  3.75%
650 - 699.....................          53                28,584,546                 18.37
700 - 749.....................          93                54,442,256                 34.99
750 - 799.....................         101                57,265,718                 36.80
800 - 849.....................          14                 9,477,393                  6.09
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Loan Group 2 was approximately 736.

                     DOCUMENTATION TYPE - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
      DOCUMENTATION TYPE         MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Full Documentation............         113              $ 62,414,944                 40.11%
Full/Alternate Documentation..          49                30,088,432                 19.34
No Documentation..............           4                 1,751,991                  1.13
Reduced Documentation.........          33                19,667,213                 12.64
Stated Income.................          14                 6,042,948                  3.88
Stated Income-Stated Assets...           1                   400,000                  0.26
Verbal Verification of
   Employment.................          58                35,238,177                 22.65
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-24

                     PROPERTY ZIP CODES - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

95404.........................           3              $  2,351,000                  1.51%
92683.........................           3                 1,794,055                  1.15
93405.........................           2                 1,567,696                  1.01
07677.........................           1                 1,472,326                  0.95
92653.........................           2                 1,341,359                  0.86
29492.........................           1                 1,331,250                  0.86
95630.........................           2                 1,270,323                  0.82
92651.........................           2                 1,237,283                  0.80
91007.........................           2                 1,181,724                  0.76
94043.........................           2                 1,173,855                  0.75
Other.........................         252               140,882,834                 90.54
                                       ---              ------------                ------
   Total......................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

                        DELINQUENCY - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          DELINQUENCY            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Current.......................         271              $154,783,000                 99.47%
30 Days.......................           1                   820,705                  0.53
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

(1)  Column may not add to total due to rounding.

                 PRIMARY MORTGAGE INSURANCE - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
       PRIMARY MORTGAGE             NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
        INSURANCE (PMI)          MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

CLTV(2) less than or equal
   to 80%.....................         266              $152,251,357                 97.85%
CLTV(2) greater than 80%
   and Insured................           6                 3,352,348                  2.15
                                       ---              ------------                ------
   Total:.....................         272              $155,603,705                100.00%
                                       ===              ============                ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-25

                         SEASONING - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
      SEASONING (MONTHS)         MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

0 - 19 .......................         272              $155,603,705               100.00%
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Loan Group 2 was approximately 2 months.

                       ORIGINAL TERM - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

240...........................           4              $  2,416,781                 1.55%
360...........................         268               153,186,924                98.45
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                   STATED REMAINING TERM - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

181 - 240                                4              $  2,416,781                 1.55%
301 - 360                              268               153,186,924                98.45
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-26

                     INTEREST ONLY TERM - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

  0...........................         227              $128,753,019                82.74%
120...........................          45                26,850,686                17.26
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                         SERVICERS - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
           SERVICERS             MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Avelo(2)......................          29              $ 12,176,807                 7.83%
Countrywide Servicing.........          94                59,422,768                38.19
Nat City......................          14                 7,793,864                 5.01
PHH...........................           3                 1,810,788                 1.16
WaMu..........................         132                74,399,479                47.81
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 29 Mortgage Loans (representing approximately $12,176,807 in aggregate Scheduled Principal Balance and approximately 7.83% of the
     Mortgage Loans in Loan Group 2 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                        ORIGINATORS - LOAN GROUP 2 LOANS

                                                                              PERCENTAGE OF THE
                                                    AGGREGATE SCHEDULED      AGGREGATE SCHEDULED
                                    NUMBER OF     PRINCIPAL BALANCE AS OF    PRINCIPAL BALANCE OF
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)     LOAN GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Countrywide...................          94              $ 59,422,768                38.19%
GS Conduit....................          29                12,176,807                 7.83
Nat City......................          14                 7,793,864                 5.01
PHH...........................           3                 1,810,788                 1.16
WaMu..........................         132                74,399,479                47.81
                                       ---              ------------               ------
   Total:.....................         272              $155,603,705               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-27

                     GROSS COUPON - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
       GROSS COUPON (%)          MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

5.500 - 5.999.................          6                $1,104,223                 31.51%
6.000 - 6.499.................         26                 2,399,693                 68.49
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Collateral Group 1 ranged from approximately 5.625% per annum to 6.155% per annum, with a weighted average of approximately 5.973% per annum.

             ORIGINAL PRINCIPAL BALANCES - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
       RANGE OF ORIGINAL            NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

$  50,000.01 - $ 200,000.00...          1                $   68,485                  1.95%
$ 200,000.01 - $ 350,000.00...          1                   103,394                  2.95
$ 350,000.01 - $ 500,000.00...         15                 1,535,719                 43.83
$ 500,000.01 - $ 650,000.00...          9                 1,072,874                 30.62
$ 650,000.01 - $ 800,000.00...          5                   617,718                 17.63
$ 800,000.01 - $ 950,000.00...          1                   105,727                  3.02
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Collateral Group 1 ranged from approximately $183,000.00 to $848,300.00, with an average of approximately $532,877.16.

                                     S-B-28

              CURRENT PRINCIPAL BALANCES - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
       RANGE OF CURRENT             NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

$ 50,000.01 - $200,000.00.....          1                $   68,485                  1.95%
$200,000.01 - $350,000.00.....          1                   103,394                  2.95
$350,000.01 - $500,000.00.....         15                 1,535,719                 43.83
$500,000.01 - $650,000.00.....          9                 1,072,874                 30.62
$650,000.01 - $800,000.00.....          5                   617,718                 17.63
$800,000.01 - $950,000.00.....          1                   105,727                  3.02
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Collateral Group 1 ranged from approximately $182,625.94 to $845,813.84, with an average of approximately $531,069.94.

            ORIGINAL LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
            ORIGINAL                NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

50.000 and Less...............          2                $  169,333                  4.83%
50.001 - 60.000...............          8                   880,557                 25.13
60.001 - 70.000...............          6                   878,848                 25.08
70.001 - 75.000...............          7                   686,650                 19.60
75.001 - 80.000...............          9                   888,527                 25.36
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Collateral Group 1 was approximately 67.067%.

                                     S-B-29

             CURRENT LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
            CURRENT                 NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

50.000 and Less...............          2                $  169,333                  4.83%
50.001 - 60.000...............          8                   880,557                 25.13
60.001 - 70.000...............          6                   878,848                 25.08
70.001 - 75.000...............          7                   686,650                 19.60
75.001 - 80.000...............          9                   888,527                 25.36
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Collateral Group 1 was approximately 66.819%.

                    PROPERTY TYPE - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                     NUMBER OF    PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
         PROPERTY TYPE           MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Single-Family.................         26                $2,807,952                 80.14%
Planned Unit Development......          5                   642,803                 18.35
Modular Home..................          1                    53,160                  1.52
                                      ---                ----------                ------
   Total:.....................         32                $3,503,916                100.00%
                                      ===                ==========                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-30

           GEOGRAPHIC DISTRIBUTION BY STATE - COLLATERAL GROUP 1 LOANS

                                                                            PERCENTAGE OF THE
                                                                           AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF      PRINCIPAL BALANCE AS       OF COLLATERAL
        PROPERTY STATE           MORTGAGE LOANS   OF THE CUT-OFF DATE(1)     GROUP 1 LOANS(1)
------------------------------   --------------   ----------------------   -------------------

California....................         7                $  887,982                25.34%
Colorado......................         1                   124,876                 3.56
Connecticut...................         1                    69,864                 1.99
District of Columbia..........         2                   164,272                 4.69
Illinois......................         2                   258,910                 7.39
Maryland......................         2                   263,118                 7.51
Massachusetts.................         6                   645,203                18.41
Minnesota.....................         1                   124,625                 3.56
New Jersey....................         1                    75,000                 2.14
New York......................         1                    65,936                 1.88
Pennsylvania..................         1                    55,914                 1.60
Virginia......................         4                   311,090                 8.88
Washington....................         2                   399,740                11.41
West Virginia.................         1                    57,388                 1.64
                                     ---                ----------               ------
   Total:.....................        32                $3,503,916               100.00%
                                     ===                ==========               ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 8.586% of the Mortgage Loans in Collateral Group 1
will be secured by mortgaged properties in any one California zip code area, and no more than approximately 7.866% of the Mortgage Loans in Collateral Group 1
will be secured by mortgaged properties in any single zip code area outside of
California.

                                     S-B-31

              SCHEDULED YEAR OF MATURITY - COLLATERAL GROUP 1 LOANS

                                                                            PERCENTAGE OF THE
                                                                           AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                     NUMBER OF     PRINCIPAL BALANCE AS       OF COLLATERAL
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS   OF THE CUT-OFF DATE(1)     GROUP 1 LOANS(1)
------------------------------   --------------   ----------------------   -------------------

2035 .........................          4               $  786,608                22.45%
2036 .........................         28                2,717,308                77.55
                                      ---               ----------               ------
   Total:.....................         32               $3,503,916               100.00%
                                      ===               ==========               ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Collateral
Group 1 as of the Cut-Off Date is approximately 355 months. The latest scheduled maturity of any of the Mortgage Loans in Collateral Group 1 is August 1, 2036.

                     LOAN PURPOSE - COLLATERAL GROUP 1 LOANS

                                                                           PERCENTAGE OF THE
                                                                           AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED    PRINCIPAL BALANCE
                                    NUMBER OF      PRINCIPAL BALANCE AS       OF COLLATERAL
         LOAN PURPOSE            MORTGAGE LOANS   OF THE CUT-OFF DATE(1)     GROUP 1 LOANS(1)
------------------------------   --------------   ----------------------   -------------------

Purchase......................         20               $2,172,575                62.00%
Rate/Term Refinance...........          7                  869,785                24.82
Cashout Refinance.............          4                  304,121                 8.68
Streamline....................          1                  157,435                 4.49
                                      ---               ----------               ------
   Total:.....................         32               $3,503,916               100.00%
                                      ===               ==========               ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR - COLLATERAL GROUP 1 LOANS

                                                                           PERCENTAGE OF THE
                                                                           AGGREGATE SCHEDULED
                                                   AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF      PRINCIPAL BALANCE AS       OF COLLATERAL
      FIRST PAYMENT YEAR         MORTGAGE LOANS   OF THE CUT-OFF DATE(1)    GROUP 1 LOANS(1)
------------------------------   --------------   ----------------------   -------------------

2005 .........................          4               $  786,608                22.45%
2006 .........................         28                2,717,308                77.55
                                      ---               ----------               ------
   Total:.....................         32               $3,503,916               100.00%
                                      ===               ==========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-32

                   OCCUPANCY STATUS - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
       OCCUPANCY STATUS          MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Owner Occupied ...............          32              $3,503,916                 100.00%
                                       ---              ----------                 ------
   Total:.....................          32              $3,503,916                 100.00%
                                       ===              ==========                 ======

----------
(1)  Column may not add to total due to rounding.

                    CREDIT SCORES - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
       CREDIT SCORE(1)           MORTGAGE LOANS     THE CUT-OFF DATE(2)            LOANS(2)
------------------------------   --------------   -----------------------   ---------------------

600 - 649.....................           1              $   65,936                   1.88%
650 - 699.....................           4                 525,765                  15.01
700 - 749.....................           6                 716,253                  20.44
750 - 799.....................          19               2,012,893                  57.45
800 - 849.....................           2                 183,069                   5.22
                                       ---              ----------                 ------
   Total:.....................          32              $3,503,916                 100.00%
                                       ===              ==========                 ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Collateral Group 1 was approximately 750.

                  DOCUMENTATION TYPE - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
      DOCUMENTATION TYPE         MORTGAGE LOANS     THE CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Full Documentation............         21               $2,402,140                  68.56%
Full/Alternate Documentation..          6                  461,567                  13.17
No Documentation..............          3                  383,032                  10.93
Reduced Documentation.........          2                  257,177                   7.34
                                      ---               ----------                 ------
   Total:.....................         32               $3,503,916                 100.00%
                                      ===               ==========                 ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-33

                  PROPERTY ZIP CODES - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)           LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

92647                                   1               $  300,830                   8.59%
98040                                   1                  275,617                   7.87
60175                                   1                  198,896                   5.68
90035                                   1                  187,313                   5.35
20833                                   1                  184,445                   5.26
01741                                   1                  157,435                   4.49
02189                                   1                  157,001                   4.48
80111                                   1                  124,876                   3.56
55410                                   1                  124,625                   3.56
98074                                   1                  124,123                   3.54
Other                                  22                1,668,756                  47.63
                                      ---               ----------                 ------
   Total:.....................         32               $3,503,916                 100.00%
                                      ===               ==========                 ======

----------
(1)  Column may not add to total due to rounding.

                     DELINQUENCY - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
         DELINQUENCY             MORTGAGE LOANS     THE CUT-OFF DATE(1)           LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

Current.......................         32               $3,503,916                 100.00%
                                      ---               ----------                 ------
   Total:.....................         32               $3,503,916                 100.00%
                                      ===               ==========                 ======

----------
(1)  Column may not add to total due to rounding.

              PRIMARY MORTGAGE INSURANCE - COLLATERAL GROUP 1 LOANS

                                                                              PERCENTAGE OF THE
                                                                             AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
        PRIMARY MORTGAGE            NUMBER OF     PRINCIPAL BALANCE AS OF   OF COLLATERAL GROUP 1
        INSURANCE (PMI)          MORTGAGE LOANS     THE CUT-OFF DATE(1)           LOANS(1)
------------------------------   --------------   -----------------------   ---------------------

CLTV(2) less than or equal to
   80%........................         32               $3,503,916                 100.00%
                                      ---               ----------                 ------
   Total:.....................         32               $3,503,916                 100.00%
                                      ===               ==========                 ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-34

                      SEASONING - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                  PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
      SEASONING (MONTHS)         MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

0 - 19 .......................         32              $3,503,916              100.00%
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Collateral Group 1 was approximately 5 months.

                    ORIGINAL TERM - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

360 ..........................         32              $3,503,916              100.00%
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

                STATED REMAINING TERM - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                  PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

301 - 360 ....................         32              $3,503,916              100.00%
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-35

                  INTEREST ONLY TERM - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

0 ............................         31              $3,450,672               98.48%
120 ..........................          1                  53,244                1.52
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

                      SERVICERS - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
           SERVICERS             MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

Avelo(2) .....................          3              $  234,318                6.69%
Nat City .....................         14               1,315,197               37.54
PHH ..........................          3                 193,322                5.52
WaMu .........................         12               1,761,079               50.26
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 3 Mortgage Loans (representing approximately $234,318 in aggregate
     Scheduled Principal Balance and approximately 6.69% of the Mortgage Loans in Collateral Group 1 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                     ORIGINATORS - COLLATERAL GROUP 1 LOANS

                                                                          PERCENTAGE OF THE
                                                  AGGREGATE SCHEDULED    AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                    NUMBER OF          AS OF THE        OF COLLATERAL GROUP 1
          ORIGINATORS            MORTGAGE LOANS     CUT-OFF DATE(1)            LOANS(1)
------------------------------   --------------   -------------------   ---------------------

GS Conduit ...................          3              $  234,318                6.69%
Nat City .....................         14               1,315,197               37.54
PHH ..........................          3                 193,322                5.52
WaMu .........................         12               1,761,079               50.26
                                      ---              ----------              ------
   Total: ....................         32              $3,503,916              100.00%
                                      ===              ==========              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-36

                     GROSS COUPON - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       GROSS COUPON (%)          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

5.500 - 5.999 ................           6              $ 1,345,827                 1.71%
6.000 - 6.499 ................         198               77,316,886                98.29
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Collateral Group 2 ranged from approximately 5.625% per annum to 6.465% per annum, with a weighted average of approximately 6.268% per annum.

             ORIGINAL PRINCIPAL BALANCES - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       RANGE OF ORIGINAL            NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.01 - $200,000.00 .....           3              $   311,791                 0.40%
$200,000.01 - $350,000.00 ....           3                  566,523                 0.72
$350,000.01 - $500,000.00 ....          74               23,162,242                29.45
$500,000.01 - $650,000.00 ....          77               27,927,733                35.50
$650,000.01 - $800,000.00 ....          25               12,522,679                15.92
$800,000.01 - $950,000.00 ....           5                2,568,081                 3.26
$950,000.01 - $1,100,000.00 ..          13                7,558,178                 9.61
$1,100,000.01 and Above ......           4                4,045,485                 5.14
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Collateral Group 2 ranged from approximately $183,000.00 to $1,960,000.00, with an average of approximately $594,740.20.

                                     S-B-37

              CURRENT PRINCIPAL BALANCES - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       RANGE OF CURRENT             NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.01 - $200,000.00 .....           3              $   311,791                 0.40%
$200,000.01 - $350,000.00 ....           3                  566,523                 0.72
$350,000.01 - $500,000.00 ....          74               23,162,242                29.45
$500,000.01 - $650,000.00 ....          78               28,106,533                35.73
$650,000.01 - $800,000.00 ....          25               12,522,679                15.92
$800,000.01 - $950,000.00 ....           4                2,389,281                 3.04
$950,000.01 - $1,100,000.00 ..          13                7,558,178                 9.61
$1,100,000.01 and Above ......           4                4,045,485                 5.14
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Collateral Group 2 ranged from approximately $182,625.94 to $1,954,524.94, with an average of approximately $591,909.19.

            ORIGINAL LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
           ORIGINAL                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less ..............          12              $ 6,905,807                 8.78%
50.001 - 60.000 ..............          29               10,762,313                13.68
60.001 - 70.000 ..............          47               20,930,484                26.61
70.001 - 75.000 ..............          27               11,017,783                14.01
75.001 - 80.000 ..............          81               26,647,122                33.88
80.001 - 85.000 ..............           2                  809,598                 1.03
85.001 - 90.000 ..............           5                1,443,544                 1.84
90.001 - 95.000 ..............           1                  146,063                 0.19
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Collateral Group 2 was approximately 68.377%.

                                     S-B-38

             CURRENT LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
            CURRENT                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less ..............          13              $ 7,084,607                 9.01%
50.001 - 60.000 ..............          28               10,583,513                13.45
60.001 - 70.000 ..............          47               20,930,484                26.61
70.001 - 75.000 ..............          27               11,017,783                14.01
75.001 - 80.000 ..............          81               26,647,122                33.88
80.001 - 85.000 ..............           2                  809,598                 1.03
85.001 - 90.000 ..............           5                1,443,544                 1.84
90.001 - 95.000 ..............           1                  146,063                 0.19
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Collateral Group 2 was approximately 68.307%.

                    PROPERTY TYPE - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         PROPERTY TYPE           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Single-Family ................         135              $54,346,462                69.09%
Planned Unit Development .....          51               18,551,559                23.58
Condominium ..................          17                5,392,569                 6.86
Modular Home .................           1                  372,123                 0.47
                                       ---              -----------               ------
   Total: ....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-39

           GEOGRAPHIC DISTRIBUTION BY STATE - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PROPERTY STATE           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

California....................          55              $20,773,569                  26.41%
Colorado......................           4                1,359,162                  1.73
Connecticut...................           7                2,500,308                  3.18
Delaware......................           2                  720,450                  0.92
District of Columbia..........          10                5,094,019                  6.48
Florida.......................           8                3,435,986                  4.37
Georgia.......................           1                  299,722                  0.38
Illinois......................           9                3,430,431                  4.36
Maryland......................          17                7,088,628                  9.01
Massachusetts.................          12                3,698,320                  4.70
Michigan......................           2                  478,513                  0.61
Minnesota.....................           2                  526,411                  0.67
Nevada........................           3                  610,495                  0.78
New Jersey....................           7                3,324,387                  4.23
New York......................           8                3,558,540                  4.52
North Carolina................           2                  140,558                  0.18
Ohio..........................           3                1,122,052                  1.43
Oregon........................           2                  430,148                  0.55
Pennsylvania..................           7                1,911,515                  2.43
Tennessee.....................           1                  590,805                  0.75
Texas.........................           8                2,542,492                  3.23
Virginia......................          23               10,035,803                 12.76
Washington....................           9                4,402,683                  5.60
West Virginia.................           1                  401,716                  0.51
Wyoming.......................           1                  186,000                  0.24
                                       ---              -----------                ------
   Total:.....................         204              $78,662,713                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 1.276% of the Mortgage Loans in Collateral Group 2
will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.882% of the Mortgage Loans in Collateral Group 2
will be secured by mortgaged properties in any single zip code area outside of
California.

                                     S-B-40

              SCHEDULED YEAR OF MATURITY - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF     OF COLLATERAL
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2026..........................           2              $   816,063                  1.04%
2035..........................           4                1,099,992                  1.40
2036..........................         198               76,746,658                 97.56
                                       ---              -----------                ------
   Total:.....................         204              $78,662,713                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Collateral
Group 2 as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans in Collateral Group 2 is August 1, 2036.

                     LOAN PURPOSE - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Purchase......................         134              $50,684,427                 64.43%
Rate/Term Refinance...........          43               18,814,040                 23.92
Cashout Refinance.............          25                8,450,491                 10.74
Streamline....................           2                  713,755                  0.91
                                       ---              -----------                ------
   Total:.....................         204              $78,662,713                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      FIRST PAYMENT YEAR         MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2005..........................           4              $ 1,099,992                  1.40%
2006..........................         200               77,562,721                 98.60
                                       ---              -----------                ------
   Total:.....................         204              $78,662,713                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-41

                   OCCUPANCY STATUS - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       OCCUPANCY STATUS          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Owner Occupied ...............         194              $74,787,804                95.07%
Second Home...................          10                3,874,909                 4.93
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                    CREDIT SCORES - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                   NUMBER OF      PRINCIPAL BALANCE AS OF      OF COLLATERAL
        CREDIT SCORE(1)          MORTGAGE LOANS     THE CUT-OFF DATE(2)       GROUP 2 LOANS(2)
------------------------------   --------------   -----------------------   -------------------

600 - 649.....................           4              $ 2,093,805                 2.66%
650 - 699.....................          25               10,228,165                13.00
700 - 749.....................          52               19,394,472                24.66
750 - 799.....................         104               38,219,745                48.59
800 - 849.....................          19                8,726,525                11.09
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Collateral Group 2 was approximately 750.

                  DOCUMENTATION TYPE - COLLATERAL GROUP 2 LOANS

                                                                                   PERCENTAGE OF THE
                                                                                  AGGREGATE SCHEDULED
                                                          AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                          NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         DOCUMENTATION TYPE            MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------------   --------------   -----------------------   -------------------

Full Documentation..................         117              $48,376,372                61.50%
Full/Alternate Documentation........          39               12,324,002                15.67
Limited Documentation...............           1                   73,500                 0.09
No Documentation....................           3                1,123,959                 1.43
Reduced Documentation...............           3                1,289,991                 1.64
Stated Income.......................          20                9,405,364                11.96
Stated Income-Stated Assets.........           9                3,519,719                 4.47
Streamline Documentation............           1                  624,421                 0.79
Verbal Verification of Employment...          11                1,925,385                 2.45
                                             ---              -----------               ------
   Total:...........................         204              $78,662,713               100.00%
                                             ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-42

                  PROPERTY ZIP CODES - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
           ZIP CODES             MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

98498.........................           1              $ 1,480,594                 1.88%
20016.........................           3                1,430,364                 1.82
22101.........................           2                1,295,615                 1.65
20009.........................           2                1,222,929                 1.55
20878.........................           2                1,149,573                 1.46
93908.........................           2                1,003,573                 1.28
92663.........................           1                  998,097                 1.27
20815.........................           1                  977,262                 1.24
34228.........................           1                  963,208                 1.22
60564.........................           1                  810,455                 1.03
Other.........................         188               67,331,043                85.59
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                     DELINQUENCY - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          DELINQUENCY            MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Current.......................         204              $78,662,713               100.00%
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

              PRIMARY MORTGAGE INSURANCE - COLLATERAL GROUP 2 LOANS

                                                                                        PERCENTAGE OF THE
                                                                                       AGGREGATE SCHEDULED
                                                               AGGREGATE SCHEDULED      PRINCIPAL BALANCE
             PRIMARY MORTGAGE                  NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
             INSURANCE (PMI)                MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
-----------------------------------------   --------------   -----------------------   -------------------

CLTV(2) less than or equal to 80%........         196            $76,263,508                  96.95%
CLTV(2) greater than 80% and Insured.....           6              1,880,380                   2.39
CLTV(2) greater than 80% and Pledged.....           1                274,310                   0.35
CLTV(2) greater than 80% and Uninsured...           1                244,515                   0.31
                                                  ---            -----------                 ------
   Total: ...............................         204            $78,662,713                 100.00%
                                                  ===            ===========                 ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-43

                      SEASONING - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       SEASONING (MONTHS)        MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

0 - 19 .......................         204              $78,662,713               100.00%
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Collateral Group 2 was approximately 2 months.

                    ORIGINAL TERM - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

240...........................           2              $   816,063                 1.04%
360...........................         202               77,846,650                98.96
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                STATED REMAINING TERM - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

181 - 240.....................           2              $   816,063                 1.04%
301 - 360.....................         202               77,846,650                98.96
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-44

                  INTEREST ONLY TERM - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
INTEREST ONLY TERM (MONTHS)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

  0...........................         182              $71,473,981                90.86%
120...........................          21                7,088,732                 9.01
180...........................           1                  100,000                 0.13
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                      SERVICERS - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                     AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
            SERVICERS            MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Avelo(2)......................          12              $ 4,422,793                 5.62%
Countrywide Servicing.........          21                3,777,046                 4.80
Nat City......................         111               47,938,563                60.94
PHH...........................          19                5,743,713                 7.30
WaMu..........................          41               16,780,598                21.33
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 12 Mortgage Loans (representing approximately $4,422,793 in aggregate Scheduled Principal Balance and approximately 5.62% of the
     Mortgage Loans in Collateral Group 2 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                     ORIGINATORS - COLLATERAL GROUP 2 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                     NUMBER OF    PRINCIPAL BALANCE AS OF      OF COLLATERAL
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 2 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Countrywide...................          21              $ 3,777,046                 4.80%
GS Conduit....................          12                4,422,793                 5.62
Nat City......................         111               47,938,563                60.94
PHH...........................          19                5,743,713                 7.30
WaMu..........................          41               16,780,598                21.33
                                       ---              -----------               ------
   Total:.....................         204              $78,662,713               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-45

                     GROSS COUPON - COLLATERAL GROUP 3 LOANS

                                                                               PERCENTAGE OF THE
                                                                              AGGREGATE SCHEDULED
                                                      AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                      NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       GROSS COUPON (%)            MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 3 LOANS(1)
--------------------------------   --------------   -----------------------   -------------------

6.000 - 6.499...................         115              $ 38,582,846                13.89%
6.500 - 6.999...................         524               238,771,366                85.97
7.000 - 7.499...................           1                   372,706                 0.13
                                         ---              ------------               ------
   Total:.......................         640              $277,726,918               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Collateral Group 3 ranged from approximately 6.280% per annum to 7.000% per annum, with a weighted average of approximately 6.578% per annum.

             ORIGINAL PRINCIPAL BALANCES - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
        RANGE OF ORIGINAL           NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       PRINCIPAL BALANCES        MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.00 and Less...........           3              $     33,693                 0.01%
$50,000.01 - $200,000.00......          11                 1,072,002                 0.39
$200,000.01 - $350,000.00.....          16                 2,736,844                 0.99
$350,000.01 - $500,000.00.....         210                74,161,220                26.70
$500,000.01 - $650,000.00.....         238               100,636,855                36.24
$650,000.01 - $800,000.00.....          91                49,949,898                17.99
$800,000.01 - $950,000.00.....          33                20,538,203                 7.40
$950,000.01 - $1,100,000.00...          29                20,110,674                 7.24
$1,100,000.01 and Above.......           9                 8,487,528                 3.06
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Collateral Group 3 ranged from approximately $22,400.00 to $2,240,000.00, with an average of approximately $586,662.61.

                                     S-B-46

              CURRENT PRINCIPAL BALANCES - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
        RANGE OF CURRENT            NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       PRINCIPAL BALANCES        MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.00 and Less...........           3              $     33,693                 0.01%
$50,000.01 - $200,000.00......          11                 1,072,002                 0.39
$200,000.01 - $350,000.00.....          19                 3,400,403                 1.22
$350,000.01 - $500,000.00.....         211                74,561,049                26.85
$500,000.01 - $650,000.00.....         235                99,990,667                36.00
$650,000.01 - $800,000.00.....          91                49,949,898                17.99
$800,000.01 - $950,000.00.....          32                20,121,003                 7.24
$950,000.01 - $1,100,000.00...          29                20,110,674                 7.24
$1,100,000.01 and Above.......           9                 8,487,528                 3.06
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Collateral Group 3 ranged from approximately $22,341.33 to $2,239,258.06, with an average of approximately $583,523.48.

            ORIGINAL LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 3 LOANS

                                                                               PERCENTAGE OF THE
                                                                              AGGREGATE SCHEDULED
                                                      AGGREGATE SCHEDULED      PRINCIPAL BALANCE
            ORIGINAL                  NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
     LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
--------------------------------   --------------   -----------------------   -------------------

50.000 and Less.................          35              $ 13,049,816                 4.70%
50.001 - 60.000.................          75                34,770,150                12.52
60.001 - 70.000.................         125                55,530,706                19.99
70.001 - 75.000.................          79                36,399,205                13.11
75.001 - 80.000.................         303               130,166,371                46.87
80.001 - 85.000.................           7                 2,533,365                 0.91
85.001 - 90.000.................          13                 4,535,327                 1.63
90.001 - 95.000.................           2                   707,608                 0.25
95.001 - 100.000................           1                    34,370                 0.01
                                         ---              ------------               ------
   Total:.......................         640              $277,726,918               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Collateral Group 3 was approximately 71.443%.

                                     S-B-47

             CURRENT LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
           CURRENT                  NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less...............          36              $ 13,467,016                 4.85%
50.001 - 60.000...............          74                34,352,950                12.37
60.001 - 70.000...............         125                55,530,706                19.99
70.001 - 75.000...............          79                36,399,205                13.11
75.001 - 80.000...............         303               130,166,371                46.87
80.001 - 85.000...............           7                 2,533,365                 0.91
85.001 - 90.000...............          13                 4,535,327                 1.63
90.001 - 95.000...............           2                   707,608                 0.25
95.001 - 100.000..............           1                    34,370                 0.01
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Collateral Group 3 was approximately 71.387%.

                    PROPERTY TYPE - COLLATERAL GROUP 3 LOANS

                                                                               PERCENTAGE OF THE
                                                                              AGGREGATE SCHEDULED
                                                      AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                      NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          PROPERTY TYPE            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
--------------------------------   --------------   -----------------------   -------------------

Single-Family...................         422              $179,666,225                64.69%
Planned Unit Development........         158                74,537,120                26.84
Condominium.....................          40                15,678,433                 5.65
Two Family......................          14                 5,656,191                 2.04
Cooperative.....................           4                 1,983,450                 0.71
Three to Four Family............           2                   205,498                 0.07
                                         ---              ------------               ------
   Total:.......................         640              $277,726,918               100.00%
                                         ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-48

           GEOGRAPHIC DISTRIBUTION BY STATE - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PROPERTY STATE           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Alabama.......................           1              $    690,479                 0.25%
Arizona.......................           3                 1,574,944                 0.57
Arkansas......................           1                   519,552                 0.19
California....................         237                99,844,702                35.95
Colorado......................           9                 4,618,945                 1.66
Connecticut...................           9                 3,645,503                 1.31
Delaware......................           2                   720,450                 0.26
District of Columbia..........           8                 3,609,320                 1.30
Florida.......................          21                 7,961,325                 2.87
Georgia.......................          10                 3,941,408                 1.42
Hawaii........................           1                   804,938                 0.29
Idaho.........................           1                   108,502                 0.04
Illinois......................          24                10,756,944                 3.87
Indiana.......................           6                 1,559,647                 0.56
Kansas........................           5                 2,793,806                 1.01
Kentucky......................           2                   572,233                 0.21
Louisiana.....................           1                   498,644                 0.18
Maryland......................          44                21,389,586                 7.70
Massachusetts.................          20                 7,195,501                 2.59
Michigan......................           8                 4,156,032                 1.50
Minnesota.....................           7                 2,866,117                 1.03
Missouri......................           4                 2,194,341                 0.79
Nebraska......................           1                   469,647                 0.17
Nevada........................           8                 2,990,434                 1.08
New Hampshire.................           2                 1,257,612                 0.45
New Jersey....................          17                 7,852,389                 2.83
New Mexico....................           1                   366,795                 0.13
New York......................          36                15,304,820                 5.51
North Carolina................           6                 2,377,611                 0.86
Ohio..........................           8                 3,412,662                 1.23
Oklahoma......................           1                   489,157                 0.18
Oregon........................           5                 1,661,691                 0.60
Pennsylvania..................          10                 2,908,211                 1.05
Rhode Island..................           1                   489,588                 0.18
South Carolina................           3                 1,720,935                 0.62
Tennessee.....................           2                   918,822                 0.33
Texas.........................          24                11,183,450                 4.03
Utah..........................           5                 2,064,877                 0.74
Vermont.......................           1                   338,678                 0.12
Virginia......................          54                26,174,762                 9.42
Virgin Island.................           1                   127,388                 0.05
Washington....................          27                12,221,108                 4.40
West Virginia.................           1                   463,793                 0.17
Wisconsin.....................           1                   475,570                 0.17
Wyoming.......................           1                   434,000                 0.16
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 0.616% of the Mortgage Loans in Collateral Group 3
will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.298% of the Mortgage Loans in Collateral Group 3
will be secured by mortgaged properties in any single zip code area outside of
California.

                                     S-B-49

              SCHEDULED YEAR OF MATURITY - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2026..........................           9              $  3,759,314                 1.35%
2036..........................         631               273,967,604                98.65
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Collateral
Group 3 as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans in Collateral Group 3 is August 1, 2036.

                     LOAN PURPOSE - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Purchase......................         348              $156,080,734                56.20%
Cashout Refinance.............         201                84,965,730                30.59
Rate/Term Refinance...........          89                35,806,752                12.89
Streamline....................           2                   873,702                 0.31
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      FIRST PAYMENT YEAR         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2006                                   640              $277,726,918               100.00%
                                       ---              ------------               ------
   Total:.....................         640              $277,726,918               100.00%
                                       ===              ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-50

                   OCCUPANCY STATUS - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                   AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       OCCUPANCY STATUS          MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Owner Occupied ...............         593              $261,352,801               94.10%
Second Home ..................          40                15,831,745                5.70
Investor .....................           7                   542,372                0.20
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                    CREDIT SCORES - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        CREDIT SCORE(1)          MORTGAGE LOANS     THE CUT-OFF DATE(2)       GROUP 3 LOANS(2)
------------------------------   --------------   -----------------------   -------------------

600 - 649 ....................          17              $  6,444,992                2.32%
650 - 699 ....................         112                45,701,503               16.46
700 - 749 ....................         188                82,449,216               29.69
750 - 799 ....................         271               117,236,950               42.21
800 - 849 ....................          52                25,894,256                9.32
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Collateral Group 3 was approximately 745.

                  DOCUMENTATION TYPE - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      DOCUMENTATION TYPE         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Alternate Documentation ......           2              $    404,854                0.15%
Full Documentation ...........         312               135,012,304               48.61
Full/Alternate Documentation .         119                55,166,482               19.86
Limited Documentation ........           1                   451,500                0.16
No Documentation .............           2                   276,679                0.10
No Income Verified Assets ....           3                   964,016                0.35
No Ratio Documentation .......           1                   108,502                0.04
Reduced Documentation ........          44                19,069,611                6.87
Stated Income ................          60                22,037,334                7.93
Stated Income-Stated Assets ..          11                 3,795,994                1.37
Streamline Documentation .....           2                 1,087,580                0.39
Verbal Verification of
   Employment ................          83                39,352,064               14.17
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-51

                  PROPERTY ZIP CODES - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

20854 ........................           7              $  3,605,879                1.30%
20816 ........................           3                 2,395,280                0.86
22033 ........................           3                 1,768,642                0.64
22101 ........................           3                 1,715,506                0.62
93405 ........................           3                 1,709,606                0.62
20176 ........................           3                 1,664,238                0.60
95404 ........................           3                 1,652,700                0.60
92677 ........................           2                 1,624,611                0.58
22066 ........................           2                 1,608,260                0.58
20815 ........................           2                 1,534,938                0.55
Other ........................         609               258,447,259               93.06
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                     DELINQUENCY - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          DELINQUENCY            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Current ......................         638              $276,728,229               99.64%
30 Days ......................           2                   998,689                0.36
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

              PRIMARY MORTGAGE INSURANCE - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       PRIMARY MORTGAGE             NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        INSURANCE (PMI)          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

CLTV(2) less than or equal to
   80% .......................         617              $269,916,248               97.19%
CLTV(2) greater than 80% and
   Insured ...................          19                 7,183,453                2.59
CLTV(2) greater than 80% and
   Pledged ...................           3                   382,702                0.14
CLTV(2) greater than 80% and
   Uninsured .................           1                   244,515                0.09
                                       ---              ------------              ------
   Total: ....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-52

                      SEASONING - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      SEASONING (MONTHS)         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

0 - 19 .......................         640              $277,726,918              100.00%
                                       ---              ------------              ------
   Total:.....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Collateral Group 3 was approximately 2 months.

                    ORIGINAL TERM - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

240...........................           9              $  3,759,314                1.35%
360...........................         631               273,967,604               98.65
                                       ---              ------------              ------
   Total:.....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                STATED REMAINING TERM - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

181 - 240                                9              $  3,759,314                1.35%
301 - 360                              631               273,967,604               98.65
                                       ---              ------------              ------
   Total:.....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-53

                  INTEREST ONLY TERM - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                   NUMBER OF      PRINCIPAL BALANCE AS OF      OF COLLATERAL
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

  0...........................         535              $237,288,514               85.44%
120...........................         103                40,194,404               14.47
180...........................           2                   244,000                0.09
                                       ---              ------------              ------
   Total:.....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                      SERVICERS - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                   NUMBER OF      PRINCIPAL BALANCE AS OF      OF COLLATERAL
           SERVICERS             MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Avelo(2)......................          55              $ 16,900,583                6.09%
Countrywide Servicing.........         136                67,344,073               24.25
Nat City......................         204                97,620,094               35.15
PHH...........................          46                12,203,779                4.39
WaMu..........................         199                83,658,389               30.12
                                       ---              ------------              ------
   Total:.....................         640              $277,726,918              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 55 Mortgage Loans (representing approximately $16,900,583 in aggregate Scheduled Principal Balance and approximately 6.09% of the
     Mortgage Loans in Collateral Group 3 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                     ORIGINATORS - COLLATERAL GROUP 3 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 3 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Countrywide...................         136              $ 67,344,073               24.25%
GS Conduit....................          55                16,900,583                6.09
Nat City......................         204                97,620,094               35.15
PHH...........................          46                12,203,779                4.39
WaMu..........................         199                83,658,389               30.12

   Total:.....................         640              $277,726,918              100.00%

----------
(1)  Column may not add to total due to rounding.

                                     S-B-54

                     GROSS COUPON - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       GROSS COUPON (%)          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

6.500 - 6.999.................         282              $ 112,483,375              63.28%
7.000 - 7.499.................         185                 63,490,438              35.72
7.500 - 7.999.................          17                  1,780,878               1.00
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Collateral Group 4 ranged from approximately 6.500% per annum to 7.625% per annum, with a weighted average of approximately 6.892% per annum.

             ORIGINAL PRINCIPAL BALANCES - COLLATERAL GROUP 4 LOANS

                                                                                PERCENTAGE OF THE
                                                                               AGGREGATE SCHEDULED
                                                       AGGREGATE SCHEDULED      PRINCIPAL BALANCE
        RANGE OF ORIGINAL              NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PRINCIPAL BALANCES          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
---------------------------------   --------------   -----------------------   -------------------

$    50,000.00 and Less..........           3              $     73,791                0.04%
$    50,000.01 - $  200,000.00...          29                 2,592,865                1.46
$   200,000.01 - $  350,000.00...          27                 5,057,260                2.85
$   350,000.01 - $  500,000.00...         157                45,886,532               25.81
$   500,000.01 - $  650,000.00...         154                56,088,944               31.55
$   650,000.01 - $  800,000.00...          60                29,297,649               16.48
$   800,000.01 - $  950,000.00...          28                15,235,333                8.57
$   950,000.01 - $1,100,000.00...          16                10,891,846                6.13
$1,100,000.01 and Above..........          10                12,630,472                7.11
                                          ---              ------------              ------
   Total:........................         484              $177,754,691              100.00%
                                          ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Collateral Group 4 ranged from approximately $22,400.00 to $3,000,000.00, with an average of approximately $557,559.14.

                                     S-B-55

              CURRENT PRINCIPAL BALANCES - COLLATERAL GROUP 4 LOANS

                                                                                 PERCENTAGE OF THE
                                                                                AGGREGATE SCHEDULED
                                                        AGGREGATE SCHEDULED      PRINCIPAL BALANCE
         RANGE OF CURRENT               NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PRINCIPAL BALANCES           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
----------------------------------   --------------   -----------------------   -------------------

$    50,000.00 and Less...........           3              $     73,791                0.04%
$    50,000.01 - $   200,000.00...          29                 2,592,865                1.46
$   200,000.01 - $   350,000.00...          28                 5,171,260                2.91
$   350,000.01 - $   500,000.00...         157                45,886,532               25.81
$   500,000.01 - $   650,000.00...         153                55,974,944               31.49
$   650,000.01 - $   800,000.00...          60                29,297,649               16.48
$   800,000.01 - $   950,000.00...          28                15,235,333                8.57
$   950,000.01 - $1,100,000.00....          16                10,891,846                6.13
$1,100,000.01 and Above...........          10                12,630,472                7.11
                                           ---              ------------              ------
   Total:.........................         484              $177,754,691              100.00%
                                           ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Collateral Group 4 ranged from approximately $22,341.33 to $2,994,944.84, with an average of approximately $556,064.28.

            ORIGINAL LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
           ORIGINAL                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less...............          30              $ 11,013,099                6.20%
50.001 - 60.000...............          38                14,082,666                7.92
60.001 - 70.000...............          86                34,377,906               19.34
70.001 - 75.000...............          69                27,151,176               15.27
75.001 - 80.000...............         242                85,353,881               48.02
80.001 - 85.000...............           5                 1,722,205                0.97
85.001 - 90.000...............          11                 3,230,163                1.82
90.001 - 95.000...............           1                   265,345                0.15
95.001 - 100.000..............           2                   558,250                0.31
                                       ---              ------------              ------
     Total:                            484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Collateral Group 4 was approximately 71.586%.

                                     S-B-56

             CURRENT LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
            CURRENT                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less...............          30              $ 11,013,099                6.20%
50.001 - 60.000...............          38                14,082,666                7.92
60.001 - 70.000...............          86                34,377,906               19.34
70.001 - 75.000...............          69                27,151,176               15.27
75.001 - 80.000...............         242                85,353,881               48.02
80.001 - 85.000...............           5                 1,722,205                0.97
85.001 - 90.000...............          11                 3,230,163                1.82
90.001 - 95.000...............           1                   265,345                0.15
95.001 - 100.000..............           2                   558,250                0.31
                                       ---              ------------              ------
  Total: .....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Collateral Group 4 was approximately 71.556%.

                    PROPERTY TYPE - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         PROPERTY TYPE           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Single-Family.................         322              $122,163,912               68.73%
Planned Unit Development......         116                40,895,843               23.01
Condominium...................          20                 7,859,791                4.42
Two Family....................          12                 4,058,919                2.28
3-4 Family....................          10                 1,529,504                0.86
Cooperative...................           4                 1,246,722                0.70
                                       ---              ------------              ------
  Total: .....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-57

           GEOGRAPHIC DISTRIBUTION BY STATE - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PROPERTY STATE           MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Arizona.......................          14             $  4,302,136                 2.42%
California....................         186               68,797,396                38.70
Colorado......................           9                3,060,261                 1.72
Connecticut...................           8                3,974,708                 2.24
Delaware......................           1                  407,813                 0.23
District of Columbia..........           1                  223,125                 0.13
Florida.......................          28               10,374,981                 5.84
Georgia.......................           5                1,131,970                 0.64
Idaho.........................           2                  137,472                 0.08
Illinois......................          19                7,350,815                 4.14
Indiana.......................           4                  117,225                 0.07
Kansas........................           3                  888,144                 0.50
Kentucky......................           1                  211,213                 0.12
Louisiana.....................           2                  812,665                 0.46
Maryland......................          22                8,557,882                 4.81
Massachusetts.................          17                9,379,173                 5.28
Michigan......................           3                1,429,926                 0.80
Minnesota.....................           3                  545,107                 0.31
Missouri......................           8                2,409,552                 1.36
Nebraska......................           1                  415,099                 0.23
Nevada........................           7                2,850,216                 1.60
New Hampshire.................           2                1,028,558                 0.58
New Jersey....................          24                9,091,581                 5.11
New York......................          28               12,626,258                 7.10
North Carolina................           3                1,208,519                 0.68
North Dakota..................           1                  102,000                 0.06
Ohio..........................           4                  986,961                 0.56
Oregon........................           8                2,761,208                 1.55
Pennsylvania..................           6                2,678,876                 1.51
Rhode Island..................           1                  296,312                 0.17
South Carolina................           3                1,093,028                 0.61
Tennessee.....................           1                  630,000                 0.35
Texas.........................          12                2,393,556                 1.35
Utah..........................           7                2,086,819                 1.17
Vermont.......................           1                  159,378                 0.09
Virginia......................          21                6,540,297                 3.68
Virgin Island.................           1                  127,388                 0.07
Washington....................          14                6,108,455                 3.44
Wisconsin.....................           2                  449,629                 0.25
Wyoming.......................           1                    8,988                 0.01
                                       ---             ------------               ------
   Total:.....................         484             $177,754,691               100.00%
                                       ===             ============               ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 0.803% of the Mortgage Loans in Collateral Group 4
will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.390% of the Mortgage Loans in Collateral Group 4
will be secured by mortgaged properties in any single zip code area outside of
California.

                                     S-B-58

              SCHEDULED YEAR OF MATURITY - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                     AGGREGATE SCHEDULED    PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
SCHEDULED YEAR OF MATURITY       MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2026..........................           5             $  1,801,033                 1.01%
2031..........................           3                1,370,060                 0.77
2036..........................         476              174,583,597                98.22
                                       ---             ------------               ------
   Total:.....................         484             $177,754,691               100.00%
                                       ===             ============               ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Collateral
Group 4 as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans in Collateral Group 4 is August 1, 2036.

                     LOAN PURPOSE - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Purchase......................         236             $ 89,095,841                50.12%
Rate/Term Refinance...........         126               44,423,304                24.99
Cashout Refinance.............         122               44,235,546                24.89
                                       ---             ------------               ------
   Total:.....................         484             $177,754,691               100.00%
                                       ===             ============               ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      FIRST PAYMENT YEAR         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2006..........................         484             $177,754,691               100.00%
                                       ---             ------------               ------
   Total:.....................         484             $177,754,691               100.00%
                                       ===             ============               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-59

                   OCCUPANCY STATUS - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        OCCUPANCY STATUS         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Owner Occupied ...............         430              $161,501,067               90.86%
Second Home...................          33                12,993,314                7.31
Investor......................          21                 3,260,310                1.83
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                    CREDIT SCORES - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         CREDIT SCORE(1)         MORTGAGE LOANS     THE CUT-OFF DATE(2)       GROUP 4 LOANS(2)
------------------------------   --------------   -----------------------   -------------------

600 - 649.....................          13              $  3,643,165                2.05%
650 - 699.....................          96                32,908,784               18.51
700 - 749.....................         185                70,295,586               39.55
750 - 799.....................         164                61,277,756               34.47
800 - 849.....................          26                 9,629,401                5.42
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Collateral Group 4 was approximately 736.

                  DOCUMENTATION TYPE - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       DOCUMENTATION TYPE        MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Alternate Documentation.......           4              $  1,163,888                0.65%
Full Documentation............         178                68,418,290               38.49
Full/Alternate Documentation..          86                36,696,752               20.64
Limited Documentation.........           1                   451,173                0.25
No Documentation..............           2                   303,179                0.17
No Income Verified Assets.....           6                 2,817,157                1.58
No Ratio Documentation........           4                   795,101                0.45
Reduced Documentation.........          24                10,000,405                5.63
Stated Income.................          69                16,321,061                9.18
Stated Income-Stated Assets...           5                   818,343                0.46
Streamline Documentation......           2                 1,398,095                0.79
Verbal Verification of
   Employment.................         103                38,571,246               21.70
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-60

                  PROPERTY ZIP CODES - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

02332.........................           1              $  2,470,829                1.39%
02539.........................           1                 1,567,481                0.88
20854.........................           2                 1,496,292                0.84
92679.........................           1                 1,426,750                0.80
06897.........................           1                 1,312,500                0.74
98074.........................           2                 1,228,262                0.69
95070.........................           2                 1,215,387                0.68
11509.........................           1                 1,200,000                0.68
60015.........................           3                 1,156,650                0.65
93463.........................           1                 1,136,544                0.64
Other.........................         469               163,543,995               92.01
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                     DELINQUENCY - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
           DELINQUENCY           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Current.......................         484              $177,754,691              100.00%
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

              PRIMARY MORTGAGE INSURANCE - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
         PRIMARY MORTGAGE           NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         INSURANCE (PMI)         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

CLTV(2) less than or
   equal to 80%...............         465              $171,978,728               96.75%
CLTV(2) greater than 80%
   and Insured................          16                 5,175,313                2.91
CLTV(2) greater than 80%
   and Pledged................           3                   600,649                0.34
                                       ---              ------------              ------
   Total:.....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-61

                      SEASONING - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      SEASONING (MONTHS)         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

0 - 19 .......................         484              $177,754,691              100.00%
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans in
Collateral Group 4 was approximately 1 month.

                    ORIGINAL TERM - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

240 ..........................           5              $  1,801,033                1.01%
300 ..........................           3                 1,370,060                0.77
360 ..........................         476               174,583,597               98.22
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                STATED REMAINING TERM - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

181 - 240 ....................           5              $  1,801,033                1.01%
241 - 300 ....................           3                 1,370,060                0.77
301 - 360 ....................         476               174,583,597               98.22
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-62

                  INTEREST ONLY TERM - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                     AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

   0 .........................         350              $128,316,022               72.19%
120 ..........................         132                49,099,848               27.62
180 ..........................           2                   338,820                0.19
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                      SERVICERS - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF       OF COLLATERAL
           SERVICERS             MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Avelo(2) .....................          86              $ 24,423,918               13.74%
Countrywide Servicing ........         174                71,240,479               40.08
Nat City .....................          43                10,719,208                6.03
PHH ..........................          84                31,928,402               17.96
WaMu .........................          97                39,442,684               22.19
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 86 Mortgage Loans (representing approximately $24,423,918 in aggregate Scheduled Principal Balance and approximately 13.74% of the
     Mortgage Loans in Collateral Group 4 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                     ORIGINATORS - COLLATERAL GROUP 4 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          ORIGINATORS            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 4 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Countrywide ..................         174              $ 71,240,479               40.08%
GS Conduit ...................          86                24,423,918               13.74
Nat City .....................          43                10,719,208                6.03
PHH ..........................          84                31,928,402               17.96
WaMu .........................          97                39,442,684               22.19
                                       ---              ------------              ------
   Total: ....................         484              $177,754,691              100.00%
                                       ===              ============              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-63

                     GROSS COUPON - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       GROSS COUPON (%)          MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

6.500 - 6.999 ................         369              $37,740,404                44.62%
7.000 - 7.499 ................         184               37,827,009                44.72
7.500 - 7.999 ................          24                8,775,565                10.37
8.000 - 8.499 ................           1                  248,250                 0.29
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans in
Collateral Group 5 ranged from approximately 6.500% per annum to 8.125% per annum, with a weighted average of approximately 7.051% per annum.

             ORIGINAL PRINCIPAL BALANCES - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       RANGE OF ORIGINAL            NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.01 - $200,000.00 .....          27              $ 1,270,912                 1.50%
$200,000.01 - $350,000.00 ....          23                2,137,305                 2.53
$350,000.01 - $500,000.00 ....         197               24,719,663                29.22
$500,000.01 - $650,000.00 ....         197               29,448,287                34.81
$650,000.01 - $800,000.00 ....          85               14,640,603                17.31
$800,000.01 - $950,000.00 ....          26                6,655,327                 7.87
$950,000.01 - $1,100,000.00 ..          15                3,237,276                 3.83
$1,100,000.01 and Above ......           8                2,481,857                 2.93
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans in Collateral Group 5 ranged from approximately $64,875.00 to $3,000,000.00, with an average of approximately $560,354.87.

                                     S-B-64

              CURRENT PRINCIPAL BALANCES - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       RANGE OF CURRENT             NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      PRINCIPAL BALANCES         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

$50,000.01 - $200,000.00 .....          27              $ 1,270,912                 1.50%
$200,000.01 - $350,000.00 ....          24                2,150,076                 2.54
$350,000.01 - $500,000.00 ....         198               24,819,620                29.34
$500,000.01 - $650,000.00 ....         195               29,335,559                34.68
$650,000.01 - $800,000.00 ....          85               14,640,603                17.31
$800,000.01 - $950,000.00 ....          26                6,655,327                 7.87
$950,000.01 - $1,100,000.00 ..          15                3,237,276                 3.83
$1,100,000.01 and Above ......           8                2,481,857                 2.93
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans in
Collateral Group 5 ranged from approximately $64,829.21 to $2,994,944.84, with an average of approximately $559,437.15.

            ORIGINAL LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
           ORIGINAL                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less ..............          32              $ 4,587,889                 5.42%
50.001 - 60.000 ..............          49                8,057,819                 9.53
60.001 - 70.000 ..............         114               17,617,888                20.83
70.001 - 75.000 ..............          75               11,902,485                14.07
75.001 - 80.000 ..............         289               40,024,740                47.32
80.001 - 85.000 ..............           5                  404,288                 0.48
85.001 - 90.000 ..............          11                1,533,658                 1.81
90.001 - 95.000 ..............           2                  385,079                 0.46
95.001 - 100.000 .............           1                   77,382                 0.09
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans in Collateral Group 5 was approximately 71.765%.

                                     S-B-65

             CURRENT LOAN-TO-VALUE RATIOS - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
            CURRENT                 NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

50.000 and Less ..............          32              $ 4,587,889                 5.42%
50.001 - 60.000 ..............          49                8,057,819                 9.53
60.001 - 70.000 ..............         114               17,617,888                20.83
70.001 - 75.000 ..............          75               11,902,485                14.07
75.001 - 80.000 ..............         289               40,024,740                47.32
80.001 - 85.000 ..............           5                  404,288                 0.48
85.001 - 90.000 ..............          11                1,533,658                 1.81
90.001 - 95.000 ..............           2                  385,079                 0.46
95.001 - 100.000 .............           1                   77,382                 0.09
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the
Mortgage Loans in Collateral Group 5 was approximately 71.741%.

                    PROPERTY TYPE - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         PROPERTY TYPE           MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Single-Family ................         398              $56,120,023                66.34%
Planned Unit Development .....         132               22,258,053                26.31
Condominium ..................          24                3,502,900                 4.14
Two Family ...................          11                1,253,421                 1.48
3-4 Family ...................          10                1,106,209                 1.31
Cooperative ..................           3                  350,621                 0.41
                                       ---              -----------               ------
   Total: ....................         578              $84,591,228               100.00%
                                       ===              ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-66

           GEOGRAPHIC DISTRIBUTION BY STATE - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        PROPERTY STATE           MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Alabama.......................           1               $    28,770                 0.03%
Arizona.......................          15                 2,483,630                 2.94
Arkansas......................           1                   129,888                 0.15
California....................         267                39,620,828                46.84
Colorado......................           9                 1,073,843                 1.27
Connecticut...................           7                 1,126,196                 1.33
Delaware......................           1                   135,938                 0.16
Florida.......................          31                 5,914,287                 6.99
Georgia.......................           2                   160,480                 0.19
Hawaii........................           1                    33,539                 0.04
Idaho.........................           1                    69,146                 0.08
Illinois......................          19                 3,000,854                 3.55
Indiana.......................           1                    42,155                 0.05
Kentucky......................           1                   185,980                 0.22
Louisiana.....................           1                   232,102                 0.27
Maryland......................          15                 2,143,464                 2.53
Massachusetts.................          18                 2,988,758                 3.53
Michigan......................           6                   743,756                 0.88
Minnesota.....................           8                   615,358                 0.73
Missouri......................           8                   792,633                 0.94
Nebraska......................           1                    88,051                 0.10
Nevada........................           9                 1,059,574                 1.25
New Hampshire.................           3                   382,709                 0.45
New Jersey....................          20                 3,462,709                 4.09
New Mexico....................           1                   188,955                 0.22
New York......................          35                 5,581,314                 6.60
North Carolina................           2                   205,000                 0.24
North Dakota..................           1                   170,000                 0.20
Ohio..........................           4                   241,164                 0.29
Oregon........................           9                   899,853                 1.06
Pennsylvania..................           4                   364,874                 0.43
Rhode Island..................           2                   336,814                 0.40
South Carolina................           4                   717,632                 0.85
Texas.........................          12                 2,167,534                 2.56
Utah..........................          10                 1,418,857                 1.68
Virginia......................          23                 2,802,551                 3.31
Washington....................          21                 2,775,685                 3.28
West Virginia.................           1                    19,325                 0.02
Wisconsin.....................           2                   124,103                 0.15
Wyoming.......................           1                    62,918                 0.07
                                       ---               -----------               ------
   Total:.....................         578               $84,591,228               100.00%
                                       ===               ===========               ======

----------
(1)  Column may not add to total due to rounding.

No more than approximately 1.281% of the Mortgage Loans in Collateral Group 5
will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.931% of the Mortgage Loans in Collateral Group 5
will be secured by mortgaged properties in any single zip code area outside of
California.

                                     S-B-67

              SCHEDULED YEAR OF MATURITY - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
  SCHEDULED YEAR OF MATURITY     MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2026..........................           6               $   804,069                0.95%
2031..........................           3                   285,242                0.34
2036..........................         569                83,501,916               98.71
                                       ---               -----------              ------
   Total:.....................         578               $84,591,228              100.00%
                                       ===               ===========              ======

----------
(1)  Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans in Collateral
Group 5 as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Mortgage Loans in Collateral Group 5 is August 1, 2036.

                     LOAN PURPOSE - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                   NUMBER OF      PRINCIPAL BALANCE AS OF      OF COLLATERAL
         LOAN PURPOSE            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Purchase......................         267               $39,564,101               46.77%
Rate/Term Refinance...........         181                28,202,433               33.34
Cashout Refinance.............         130                16,824,694               19.89
                                       ---               -----------              ------
Total:........................         578               $84,591,228              100.00%
                                       ===               ===========              ======

----------
(1)  Column may not add to total due to rounding.

                  FIRST PAYMENT YEAR - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      FIRST PAYMENT YEAR         MORTGAGE LOANS      THE CUT-OFF DATE(1)      GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

2006..........................         578               $84,591,228              100.00%
                                       ---               -----------              ------
   Total:.....................         578               $84,591,228              100.00%
                                       ===               ===========              ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-68

                   OCCUPANCY STATUS - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
       OCCUPANCY STATUS          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Owner Occupied................         524              $75,347,342                 89.07%
Second Home...................          33                5,967,172                  7.05
Investor......................          21                3,276,714                  3.87
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                    CREDIT SCORES - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        CREDIT SCORE(1)          MORTGAGE LOANS     THE CUT-OFF DATE(2)       GROUP 5 LOANS(2)
------------------------------   --------------   -----------------------   -------------------

600 - 649.....................          20              $ 3,773,229                  4.46%
650 - 699.....................         118               16,777,987                 19.83
700 - 749.....................         228               35,059,783                 41.45
750 - 799.....................         187               25,360,432                 29.98
800 - 849.....................          25                3,619,796                  4.28
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Credit scores have been determined within one year of the Cut-Off Date.

(2)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average credit score of the Mortgage Loans in Collateral Group 5 was approximately 728.

                  DOCUMENTATION TYPE - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
      DOCUMENTATION TYPE         MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Alternate Documentation.......           1              $    50,673                  0.06%
Full Documentation............         186               27,591,738                 32.62
Full/Alternate Documentation..         112               14,723,317                 17.41
No Documentation..............           2                  182,500                  0.22
No Income Verified Assets.....           3                  289,912                  0.34
NO RATIO......................           5                  584,719                  0.69
Reduced Documentation.........          47                7,792,455                  9.21
Stated Income.................          69               12,055,514                 14.25
Stated Income-Stated Assets...           4                  278,420                  0.33
Streamline....................           2                  299,646                  0.35
Verbal Verification of
   Employment.................         147               20,742,334                 24.52
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-69

                  PROPERTY ZIP CODES - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
           ZIP CODES             MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

92683.........................           6              $ 1,083,500                  1.28%
94550.........................           2                  876,957                  1.04
34228.........................           1                  787,717                  0.93
98112.........................           3                  746,103                  0.88
95404.........................           3                  698,300                  0.83
11050.........................           2                  672,589                  0.80
94539.........................           2                  618,896                  0.73
92264.........................           2                  600,937                  0.71
93401.........................           1                  563,538                  0.67
94526.........................           1                  562,050                  0.66
Other.........................         555               77,380,640                 91.48
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                     DELINQUENCY - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
          DELINQUENCY            MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Current.......................         577              $84,312,188                 99.67%
30 Days.......................           1                  279,040                  0.33
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

              PRIMARY MORTGAGE INSURANCE - COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
       PRIMARY MORTGAGE             NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        INSURANCE (PMI)          MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

CLTV(2) less than or equal
   to 80%.....................         559              $82,190,821                 97.16%
CLTV(2) greater than 80% and
   Insured....................          18                2,323,025                  2.75
CLTV(2) greater than 80% and
   Pledged....................           1                   77,382                  0.09
                                       ---              -----------                ------
   Total:.....................         578              $84,591,228                100.00%
                                       ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

(2)  "CLTV" means current loan-to-value ratio.

                                     S-B-70

                      SEASONING -- COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                   NUMBER OF      PRINCIPAL BALANCE AS OF     OF COLLATERAL
    SEASONING (MONTHS)           MORTGAGE LOANS     THE CUT-OFF DATE(1)      GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

0 - 19 .......................        578               $84,591,228                100.00%
                                      ---               -----------                ------
   Total:.....................        578               $84,591,228                100.00%
                                      ===               ===========                ======

----------
(1)  Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average  seasoning of the Mortgage Loans in
Collateral Group 5 was approximately 2 months.

                    ORIGINAL TERM -- COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

240...........................          6                $   804,069               0.95%
300...........................          3                    285,242               0.34
360...........................        569                 83,501,916              98.71
                                      ---                -----------             ------
   Total:.....................        578                $84,591,228             100.00%
                                      ===                ===========             ======

----------
(1)  Column may not add to total due to rounding.

                STATED REMAINING TERM -- COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED       PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
STATED REMAINING TERM (MONTHS)   MORTGAGE LOANS     THE CUT-OFF DATE(1)        GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

181 - 240.....................          6              $   804,069                  0.95%
241 - 300.....................          3                  285,242                  0.34
301 - 360.....................        569               83,501,916                 98.71
                                      ---              -----------                ------
   Total:.....................        578              $84,591,228                100.00%
                                      ===              ===========                ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-71

                  INTEREST ONLY TERM -- COLLATERAL GROUP 5 LOANS

                                                                             PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED     PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
  INTEREST ONLY TERM (MONTHS)    MORTGAGE LOANS    THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

  0...........................         440               $61,137,983              72.27%
120...........................         137                23,444,064              27.71
180...........................           1                     9,180               0.01
                                       ---               -----------             ------
   Total:.....................         578               $84,591,228             100.00%
                                       ===               ===========             ======

----------
(1)  Column may not add to total due to rounding.

                      SERVICERS -- COLLATERAL GROUP 5 LOANS

                                                                              PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
        SERVICERS                MORTGAGE LOANS     THE CUT-OFF DATE(1)       GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Avelo(2)......................        89                $ 9,403,218               11.12%
Countrywide Servicing.........       247                 34,212,638               40.44
Nat City......................        19                  8,104,326                9.58
PHH...........................        40                  3,551,095                4.20
WaMu..........................       183                 29,319,951               34.66
                                     ---                -----------              ------
   Total:.....................       578                $84,591,228              100.00%
                                     ===                ===========              ======

----------
(1)  Column may not add to total due to rounding.

(2)  Includes 89 Mortgage Loans (representing approximately $9,403,218 in aggregate Scheduled Principal Balance and approximately 11.12% of the
     Mortgage Loans in Collateral Group 5 as of the Cut-Off Date) initially serviced by certain servicers, the servicing of which is anticipated to be transferred to Avelo during the month of August 2006.

                     ORIGINATORS -- COLLATERAL GROUP 5 LOANS

                                                                              PERCENTAGE OF THE
                                                                            AGGREGATE SCHEDULED
                                                    AGGREGATE SCHEDULED      PRINCIPAL BALANCE
                                    NUMBER OF     PRINCIPAL BALANCE AS OF      OF COLLATERAL
         ORIGINATORS             MORTGAGE LOANS     THE CUT-OFF DATE(1)        GROUP 5 LOANS(1)
------------------------------   --------------   -----------------------   -------------------

Countrywide...................     247                  $34,212,638                40.44%
GS Conduit....................      89                    9,403,218                11.12
Nat City......................      19                    8,104,326                 9.58
PHH...........................      40                    3,551,095                 4.20
WaMu..........................     183                   29,319,951                34.66
                                   ---                  -----------               ------
   Total:.....................     578                  $84,591,228               100.00%
                                   ===                  ===========               ======

----------
(1)  Column may not add to total due to rounding.

                                     S-B-72

                                   APPENDIX C:

                              PAC SCHEDULED AMOUNTS

                                         PAC(A)                PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
August 25, 2006...............      102,876,000.00          66,630,000.00
September 25, 2006............      102,526,412.31          66,511,175.23
October 25, 2006..............      102,129,472.32          66,371,685.46
November 25, 2006.............      101,685,285.59          66,211,559.33
December 25, 2006.............      101,193,982.07          66,030,836.10
January 25, 2007..............      100,655,716.06          65,829,565.60
February 25, 2007.............      100,070,666.22          65,607,808.24
March 25, 2007................       99,439,035.45          65,365,635.01
April 25, 2007................       98,761,050.84          65,103,127.44
May 25, 2007..................       98,036,963.54          64,820,377.58
June 25, 2007.................       97,267,048.65          64,517,487.94
July 25, 2007.................       96,451,605.05          64,194,571.47
August 25, 2007...............       95,590,955.25          63,851,751.47
September 25, 2007............       94,685,445.19          63,489,161.55
October 25, 2007..............       93,735,444.03          63,106,945.51
November 25, 2007.............       92,741,343.93          62,705,257.33
December 25, 2007.............       91,703,559.78          62,284,260.99
January 25, 2008..............       90,622,528.94          61,844,130.42
February 25, 2008.............       89,498,710.94          61,385,049.36
March 25, 2008................       88,332,587.18          60,907,211.28
April 25, 2008................       87,124,660.60          60,410,819.19
May 25, 2008..................       85,875,455.33          59,896,085.56
June 25, 2008.................       84,585,516.31          59,363,232.13
July 25, 2008.................       83,255,408.90          58,812,489.77
August 25, 2008...............       81,885,718.52          58,244,098.35

                                      S-C-1

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2008............       80,477,050.17          57,658,306.51
October 25, 2008..............       79,030,028.05          57,055,371.54
November 25, 2008.............       77,545,295.03          56,435,559.15
December 25, 2008.............       76,023,512.26          55,799,143.30
January 25, 2009..............       74,509,574.71          55,151,920.42
February 25, 2009.............       73,003,442.50          54,508,011.66
March 25, 2009................       71,505,075.95          53,867,400.12
April 25, 2009................       70,014,435.58          53,230,069.01
May 25, 2009..................       68,531,482.12          52,596,001.60
June 25, 2009.................       67,056,176.52          51,965,181.28
July 25, 2009.................       65,588,479.91          51,337,591.50
August 25, 2009...............       64,128,353.64          50,713,215.80
September 25, 2009............       62,675,759.26          50,092,037.82
October 25, 2009..............       61,230,658.50          49,474,041.28
November 25, 2009.............       59,793,013.32          48,859,209.97
December 25, 2009.............       58,362,785.85          48,247,527.77
January 25, 2010..............       56,939,938.44          47,638,978.67
February 25, 2010.............       55,524,433.63          47,033,546.72
March 25, 2010................       54,116,234.15          46,431,216.04
April 25, 2010................       52,715,302.93          45,831,970.85
May 25, 2010..................       51,321,603.08          45,235,795.47
June 25, 2010.................       49,935,097.92          44,642,674.27
July 25, 2010.................       48,555,750.96          44,052,591.71
August 25, 2010...............       47,183,525.90          43,465,532.34
September 25, 2010............       45,818,386.61          42,881,480.79
October 25, 2010..............       44,460,297.17          42,300,421.76
November 25, 2010.............       43,109,221.84          41,722,340.05
December 25, 2010.............       41,765,125.08          41,147,220.50
January 25, 2011..............       40,427,971.51          40,575,048.08
February 25, 2011.............       39,097,725.96          40,005,807.80

                                      S-C-2

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2011................       37,774,353.43          39,439,484.76
April 25, 2011................       36,457,819.10          38,876,064.14
May 25, 2011..................       35,148,088.34          38,315,531.20
June 25, 2011.................       33,845,126.71          37,757,871.27
July 25, 2011.................       32,548,899.92          37,203,069.77
August 25, 2011...............       31,259,373.90          36,651,112.17
September 25, 2011............       30,136,998.35          36,109,967.86
October 25, 2011..............       29,021,218.94          35,571,618.68
November 25, 2011.............       27,912,002.84          35,036,050.29
December 25, 2011.............       26,809,317.40          34,503,248.43
January 25, 2012..............       25,713,130.13          33,973,198.94
February 25, 2012.............       24,623,408.72          33,445,887.69
March 25, 2012................       23,540,121.05          32,921,300.66
April 25, 2012................       22,463,235.16          32,399,423.89
May 25, 2012..................       21,392,719.26          31,880,243.48
June 25, 2012.................       20,328,541.72          31,363,745.62
July 25, 2012.................       19,270,671.11          30,849,916.57
August 25, 2012...............       18,219,076.15          30,338,742.65
September 25, 2012............       17,205,079.29          29,832,540.51
October 25, 2012..............       16,197,101.51          29,328,953.29
November 25, 2012.............       15,195,112.15          28,827,967.54
December 25, 2012.............       14,199,080.69          28,329,569.88
January 25, 2013..............       13,208,976.78          27,833,746.99
February 25, 2013.............       12,224,770.23          27,340,485.62
March 25, 2013................       11,246,431.00          26,849,772.60
April 25, 2013................       10,273,929.24          26,361,594.82
May 25, 2013..................        9,307,235.23          25,875,939.23
June 25, 2013.................        8,346,319.42          25,392,792.86
July 25, 2013.................        7,391,152.43          24,912,142.81
August 25, 2013...............        6,441,705.01          24,433,976.23

                                      S-C-3

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2013............       5,647,920.12           23,962,759.49
October 25, 2013..............       4,871,855.71           23,493,967.92
November 25, 2013.............       4,113,168.35           23,027,588.95
December 25, 2013.............       3,371,520.81           22,563,610.09
January 25, 2014..............       2,646,581.96           22,102,018.91
February 25, 2014.............       1,938,026.61           21,642,803.05
March 25, 2014................       1,245,535.46           21,185,950.20
April 25, 2014................         568,794.98           20,731,448.12
May 25, 2014..................               0.00           20,279,284.65
June 25, 2014.................               0.00           19,835,736.70
July 25, 2014.................               0.00           19,401,504.02
August 25, 2014...............               0.00           18,976,396.25
September 25, 2014............               0.00           18,572,925.72
October 25, 2014..............               0.00           18,177,830.91
November 25, 2014.............               0.00           17,790,940.93
December 25, 2014.............               0.00           17,412,088.32
January 25, 2015..............               0.00           17,041,108.99
February 25, 2015.............               0.00           16,677,842.17
March 25, 2015................               0.00           16,322,130.32
April 25, 2015................               0.00           15,973,819.10
May 25, 2015..................               0.00           15,632,757.25
June 25, 2015.................               0.00           15,298,796.59
July 25, 2015.................               0.00           14,971,791.92
August 25, 2015...............               0.00           14,651,600.95
September 25, 2015............               0.00           14,348,328.85
October 25, 2015..............               0.00           14,051,208.32
November 25, 2015.............               0.00           13,760,116.21
December 25, 2015.............               0.00           13,474,931.84
January 25, 2016..............               0.00           13,195,536.87
February 25, 2016.............               0.00           12,921,815.36

                                      S-C-4

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2016................           0.00               12,653,653.65
April 25, 2016................           0.00               12,390,940.33
May 25, 2016..................           0.00               12,133,566.21
June 25, 2016.................           0.00               11,881,424.27
July 25, 2016.................           0.00               11,629,210.04
August 25, 2016...............           0.00               11,380,467.43
September 25, 2016............           0.00               11,136,874.60
October 25, 2016..............           0.00               10,898,327.09
November 25, 2016.............           0.00               10,664,722.50
December 25, 2016.............           0.00               10,435,960.51
January 25, 2017..............           0.00               10,211,942.79
February 25, 2017.............           0.00                9,992,572.99
March 25, 2017................           0.00                9,777,756.67
April 25, 2017................           0.00                9,567,401.32
May 25, 2017..................           0.00                9,361,416.25
June 25, 2017.................           0.00                9,159,712.60
July 25, 2017.................           0.00                8,962,203.29
August 25, 2017...............           0.00                8,768,803.00
September 25, 2017............           0.00                8,579,428.10
October 25, 2017..............           0.00                8,393,996.65
November 25, 2017.............           0.00                8,212,428.35
December 25, 2017.............           0.00                8,034,644.52
January 25, 2018..............           0.00                7,860,568.05
February 25, 2018.............           0.00                7,690,123.38
March 25, 2018................           0.00                7,523,236.47
April 25, 2018................           0.00                7,359,834.76
May 25, 2018..................           0.00                7,199,847.16
June 25, 2018.................           0.00                7,043,204.00
July 25, 2018.................           0.00                6,889,837.01
August 25, 2018...............           0.00                6,739,679.30

                                      S-C-5

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2018............           0.00               6,592,665.31
October 25, 2018..............           0.00               6,448,730.82
November 25, 2018.............           0.00               6,307,812.88
December 25, 2018.............           0.00               6,169,849.82
January 25, 2019..............           0.00               6,034,781.21
February 25, 2019.............           0.00               5,902,547.83
March 25, 2019................           0.00               5,773,091.66
April 25, 2019................           0.00               5,646,355.83
May 25, 2019..................           0.00               5,522,284.65
June 25, 2019.................           0.00               5,400,823.52
July 25, 2019.................           0.00               5,281,918.95
August 25, 2019...............           0.00               5,165,518.54
September 25, 2019............           0.00               5,051,570.92
October 25, 2019..............           0.00               4,940,025.78
November 25, 2019.............           0.00               4,830,833.83
December 25, 2019.............           0.00               4,723,946.73
January 25, 2020..............           0.00               4,619,317.18
February 25, 2020.............           0.00               4,516,898.77
March 25, 2020................           0.00               4,416,646.08
April 25, 2020................           0.00               4,318,514.58
May 25, 2020..................           0.00               4,222,460.64
June 25, 2020.................           0.00               4,128,441.51
July 25, 2020.................           0.00               4,036,415.32
August 25, 2020...............           0.00               3,946,341.03
September 25, 2020............           0.00               3,858,178.44
October 25, 2020..............           0.00               3,771,888.15
November 25, 2020.............           0.00               3,687,431.56
December 25, 2020.............           0.00               3,604,770.88
January 25, 2021..............           0.00               3,523,869.04
February 25, 2021.............           0.00               3,444,689.74

                                      S-C-6

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2021................           0.00               3,367,197.43
April 25, 2021................           0.00               3,291,357.26
May 25, 2021..................           0.00               3,217,135.08
June 25, 2021.................           0.00               3,144,497.46
July 25, 2021.................           0.00               3,073,411.62
August 25, 2021...............           0.00               3,003,845.47
September 25, 2021............           0.00               2,935,767.54
October 25, 2021..............           0.00               2,869,147.02
November 25, 2021.............           0.00               2,803,953.72
December 25, 2021.............           0.00               2,740,158.07
January 25, 2022..............           0.00               2,677,731.08
February 25, 2022.............           0.00               2,616,644.38
March 25, 2022................           0.00               2,556,870.14
April 25, 2022................           0.00               2,498,381.12
May 25, 2022..................           0.00               2,441,150.62
June 25, 2022.................           0.00               2,385,152.50
July 25, 2022.................           0.00               2,330,361.14
August 25, 2022...............           0.00               2,276,751.44
September 25, 2022............           0.00               2,224,298.81
October 25, 2022..............           0.00               2,172,979.17
November 25, 2022.............           0.00               2,122,768.92
December 25, 2022.............           0.00               2,073,644.94
January 25, 2023..............           0.00               2,025,584.59
February 25, 2023.............           0.00               1,978,565.68
March 25, 2023................           0.00               1,932,566.49
April 25, 2023................           0.00               1,887,565.73
May 25, 2023..................           0.00               1,843,542.54
June 25, 2023.................           0.00               1,800,476.49
July 25, 2023.................           0.00               1,758,347.58
August 25, 2023...............           0.00               1,717,136.19

                                      S-C-7

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2023............           0.00               1,676,823.13
October 25, 2023..............           0.00               1,637,389.58
November 25, 2023.............           0.00               1,598,817.13
December 25, 2023.............           0.00               1,561,087.71
January 25, 2024..............           0.00               1,524,183.65
February 25, 2024.............           0.00               1,488,087.64
March 25, 2024................           0.00               1,452,782.70
April 25, 2024................           0.00               1,418,252.22
May 25, 2024..................           0.00               1,384,479.92
June 25, 2024.................           0.00               1,351,449.85
July 25, 2024.................           0.00               1,319,146.41
August 25, 2024...............           0.00               1,287,554.30
September 25, 2024............           0.00               1,256,658.52
October 25, 2024..............           0.00               1,226,444.41
November 25, 2024.............           0.00               1,196,897.59
December 25, 2024.............           0.00               1,168,003.98
January 25, 2025..............           0.00               1,139,749.79
February 25, 2025.............           0.00               1,112,121.51
March 25, 2025................           0.00               1,085,105.91
April 25, 2025................           0.00               1,058,690.03
May 25, 2025..................           0.00               1,032,861.19
June 25, 2025.................           0.00               1,007,606.95
July 25, 2025.................           0.00                 982,915.14
August 25, 2025...............           0.00                 958,773.83
September 25, 2025............           0.00                 935,171.34
October 25, 2025..............           0.00                 912,096.24
November 25, 2025.............           0.00                 889,537.33
December 25, 2025.............           0.00                 867,483.62
January 25, 2026..............           0.00                 845,924.39
February 25, 2026.............           0.00                 824,849.09

                                      S-C-8

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2026................           0.00                804,247.44
April 25, 2026................           0.00                784,109.33
May 25, 2026..................           0.00                764,424.88
June 25, 2026.................           0.00                745,184.40
July 25, 2026.................           0.00                726,378.43
August 25, 2026...............           0.00                707,997.67
September 25, 2026............           0.00                690,033.03
October 25, 2026..............           0.00                672,475.61
November 25, 2026.............           0.00                655,316.69
December 25, 2026.............           0.00                638,547.73
January 25, 2027..............           0.00                622,160.36
February 25, 2027.............           0.00                606,146.40
March 25, 2027................           0.00                590,497.84
April 25, 2027................           0.00                575,206.81
May 25, 2027..................           0.00                560,265.63
June 25, 2027.................           0.00                545,666.76
July 25, 2027.................           0.00                531,402.84
August 25, 2027...............           0.00                517,466.65
September 25, 2027............           0.00                503,851.12
October 25, 2027..............           0.00                490,549.31
November 25, 2027.............           0.00                477,554.46
December 25, 2027.............           0.00                464,859.93
January 25, 2028..............           0.00                452,459.22
February 25, 2028.............           0.00                440,345.97
March 25, 2028................           0.00                428,513.94
April 25, 2028................           0.00                416,957.03
May 25, 2028..................           0.00                405,669.28
June 25, 2028.................           0.00                394,644.83
July 25, 2028.................           0.00                383,877.95
August 25, 2028...............           0.00                373,363.05

                                      S-C-9

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2028............           0.00                363,094.62
October 25, 2028..............           0.00                353,067.30
November 25, 2028.............           0.00                343,275.83
December 25, 2028.............           0.00                333,715.05
January 25, 2029..............           0.00                324,379.92
February 25, 2029.............           0.00                315,265.50
March 25, 2029................           0.00                306,366.96
April 25, 2029................           0.00                297,679.57
May 25, 2029..................           0.00                289,198.69
June 25, 2029.................           0.00                280,919.79
July 25, 2029.................           0.00                272,838.42
August 25, 2029...............           0.00                264,950.24
September 25, 2029............           0.00                257,251.00
October 25, 2029..............           0.00                249,736.52
November 25, 2029.............           0.00                242,402.74
December 25, 2029.............           0.00                235,245.65
January 25, 2030..............           0.00                228,261.36
February 25, 2030.............           0.00                221,446.03
March 25, 2030................           0.00                214,795.92
April 25, 2030................           0.00                208,307.37
May 25, 2030..................           0.00                201,976.79
June 25, 2030.................           0.00                195,800.67
July 25, 2030.................           0.00                189,775.57
August 25, 2030...............           0.00                183,898.12
September 25, 2030............           0.00                178,165.03
October 25, 2030..............           0.00                172,573.09
November 25, 2030.............           0.00                167,119.12
December 25, 2030.............           0.00                161,800.06
January 25, 2031..............           0.00                156,612.87
February 25, 2031.............           0.00                151,554.59

                                     S-C-10

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2031................           0.00                146,622.34
April 25, 2031................           0.00                141,813.28
May 25, 2031..................           0.00                137,124.63
June 25, 2031.................           0.00                132,553.68
July 25, 2031.................           0.00                128,097.78
August 25, 2031...............           0.00                123,754.33
September 25, 2031............           0.00                119,520.78
October 25, 2031..............           0.00                115,394.64
November 25, 2031.............           0.00                111,373.49
December 25, 2031.............           0.00                107,454.93
January 25, 2032..............           0.00                103,636.63
February 25, 2032.............           0.00                 99,916.31
March 25, 2032................           0.00                 96,291.74
April 25, 2032................           0.00                 92,760.73
May 25, 2032..................           0.00                 89,321.14
June 25, 2032.................           0.00                 85,970.88
July 25, 2032.................           0.00                 82,707.90
August 25, 2032...............           0.00                 79,530.21
September 25, 2032............           0.00                 76,435.83
October 25, 2032..............           0.00                 73,422.85
November 25, 2032.............           0.00                 70,489.39
December 25, 2032.............           0.00                 67,633.63
January 25, 2033..............           0.00                 64,853.75
February 25, 2033.............           0.00                 62,148.01
March 25, 2033................           0.00                 59,514.69
April 25, 2033................           0.00                 56,952.09
May 25, 2033..................           0.00                 54,458.59
June 25, 2033.................           0.00                 52,032.56
July 25, 2033.................           0.00                 49,672.44
August 25, 2033...............           0.00                 47,376.68

                                     S-C-11

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
September 25, 2033............           0.00                 45,143.77
October 25, 2033..............           0.00                 42,972.25
November 25, 2033.............           0.00                 40,860.66
December 25, 2033.............           0.00                 38,807.60
January 25, 2034..............           0.00                 36,811.70
February 25, 2034.............           0.00                 34,871.59
March 25, 2034................           0.00                 32,985.96
April 25, 2034................           0.00                 31,153.52
May 25, 2034..................           0.00                 29,373.00
June 25, 2034.................           0.00                 27,643.18
July 25, 2034.................           0.00                 25,962.83
August 25, 2034...............           0.00                 24,330.79
September 25, 2034............           0.00                 22,745.90
October 25, 2034..............           0.00                 21,207.02
November 25, 2034.............           0.00                 19,713.05
December 25, 2034.............           0.00                 18,262.91
January 25, 2035..............           0.00                 16,855.55
February 25, 2035.............           0.00                 15,489.92
March 25, 2035................           0.00                 14,165.03
April 25, 2035................           0.00                 12,879.88
May 25, 2035..................           0.00                 11,633.50
June 25, 2035.................           0.00                 10,424.95
July 25, 2035.................           0.00                  9,253.31
August 25, 2035...............           0.00                  8,117.68
September 25, 2035............           0.00                  7,017.17
October 25, 2035..............           0.00                  5,950.91
November 25, 2035.............           0.00                  4,918.07
December 25, 2035.............           0.00                  3,917.82
January 25, 2036..............           0.00                  2,949.35
February 25, 2036.............           0.00                  2,011.87

                                     S-C-12

                                        PAC(A)                 PAC(B)
DISTRIBUTION DATE                SCHEDULED AMOUNT ($)   SCHEDULED AMOUNT ($)
------------------------------   --------------------   --------------------
March 25, 2036................           0.00                 1,104.62
April 25, 2036................           0.00                   340.85
May 25, 2036..................           0.00                     0.00

                                     S-C-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX D:

                             AVAILABLE COMBINATIONS

                       EXCHANGEABLE REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
             --------------------------------------------------   -------------------------------------------
                                     ORIGINAL
                                  CLASS PRINCIPAL                                ORIGINAL CLASS
COLLATERAL   EXCHANGEABLE REMIC     OR NOTIONAL        CUSIP      EXCHANGEABLE      PRINCIPAL        CUSIP
   GROUP            CLASS            BALANCE(1)        NUMBER         CLASS         BALANCE(1)       NUMBER
----------   ------------------   ---------------   -----------   ------------   --------------   -----------

               COMBINATION 1
    3               3A-6            $47,130,000     362611 AJ 4       3A-10        $47,130,000    362611 BC 8
                    3A-9            $ 1,885,200(2)  362611 BB 0

               COMBINATION 2
    3               3A-6            $47,130,000     362611 AJ 4       3A-11        $47,130,000    362611 BD 6
                    3A-9            $ 3,770,400(2)  362611 BB 0

               COMBINATION 3
    4               4A-5            $ 3,635,000     362611 AQ 8       4A-11        $ 3,635,000    362611 BK 0
                    4A-6            $   139,807(2)  362611 BE 4

               COMBINATION 4
    4               4A-7            $58,422,000     362611 BF 1       4A-13        $58,422,000    362611 BM 6
                    4A-8            $ 2,247,000(2)  362611 BG 9

               COMBINATION 5
    4               4A-7            $58,422,000     362611 BF 1       4A-14        $58,422,000    362611 BN 4
                    4A-8            $ 4,494,000(2)  362611 BG 9

               COMBINATION 6
    4               4A-9            $ 2,164,000     362611 BH 7       4A-15        $ 2,164,000    362611 BP 9
                   4A-10            $    83,230(2)  362611 BJ 3

               COMBINATION 7
    4               4A-9            $ 2,164,000     362611 BH 7       4A-16        $ 2,164,000    362611 BQ 7
                   4A-10            $   166,461(2)  362611 BJ 3

               COMBINATION 8
    4               4A-5            $ 3,635,000     362611 AQ 8       4A-17        $64,221,000    362611 BR 5
                    4A-7            $58,422,000     362611 BF 1
                    4A-9            $ 2,164,000     362611 BH 7

               COMBINATION 9
    4               4A-5            $ 3,635,000     362611 AQ 8       4A-18        $64,221,000    362611 BS 3
                    4A-6            $   139,807(2)  362611 BE 4
                    4A-7            $58,422,000     362611 BF 1

                                     S-D-1

                      EXCHANGEABLE REMIC CERTIFICATES                      EXCHANGEABLE CERTIFICATES
             --------------------------------------------------   -------------------------------------------
                                     ORIGINAL
                                  CLASS PRINCIPAL                                ORIGINAL CLASS
COLLATERAL   EXCHANGEABLE REMIC     OR NOTIONAL        CUSIP      EXCHANGEABLE      PRINCIPAL        CUSIP
   GROUP            CLASS            BALANCE(1)        NUMBER         CLASS         BALANCE(1)       NUMBER
----------   ------------------   ---------------   -----------   ------------   --------------   -----------

                    4A-8            $ 2,247,000(2)  362611 BG 9
                    4A-9            $ 2,164,000     362611 BH 7
                   4A-10            $    83,230(2)  362611 BJ 3

               COMBINATION 10
    4               4A-5            $ 3,635,000     362611 AQ 8       4A-19        $64,221,000    362611 BT 1
                    4A-6            $   279,615(2)  362611 BE 4
                    4A-7            $58,422,000     362611 BF 1
                    4A-8            $ 4,494,000(2)  362611 BG 9
                    4A-9            $ 2,164,000     362611 BH 7
                   4A-10            $   166,461(2)  362611 BJ 3

    4          COMBINATION 11
                    4A-4            $ 2,409,000     362611 AP 0       4A-20        $66,630,000    362611 BU 8
                    4A-5            $ 3,635,000     362611 AQ 8
                    4A-6            $   279,615(2)  362611 BE 4
                    4A-7            $58,422,000     362611 BF 1
                    4A-8            $ 4,494,000(2)  362611 BG 9
                    4A-9            $ 2,164,000     362611 BH 7
                   4A-10            $   166,461(2)  362611 BJ 3

    4          COMBINATION 12
                    4A-6            $   279,615(2)  362611 BE 4       4A-21        $ 4,940,076(2) 362611 BY 0
                    4A-8            $ 4,494,000(2)  362611 BG 9
                   4A-10            $   166,461(2)  362611 BJ 3

------------
(1)  Exchangeable REMIC Certificates and Exchangeable Certificates in any
     recombinations may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)  Notional Amount.

                                     S-D-2

                                   APPENDIX E:

                           INTEREST RATE CAP SCHEDULE

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
Closing Date..................      86,973,000.00         50,000,000.00
September 25, 2006............      85,525,003.87         49,883,634.15
October 25, 2006..............      83,920,021.99         49,715,964.63
November 25, 2006.............      82,160,501.83         49,496,997.86
December 25, 2006.............      80,249,333.65         49,226,856.50
January 25, 2007..............      78,189,846.48         48,905,780.53
February 25, 2007.............      75,985,802.16         48,534,127.91
March 25, 2007................      73,641,387.83         48,112,374.85
April 25, 2007................      71,161,206.54         47,641,115.80
May 25, 2007..................      68,550,266.13         47,121,063.01
June 25, 2007.................      65,813,966.46         46,553,045.73
July 25, 2007.................      63,169,535.18         45,938,009.03
August 25, 2007...............      60,616,039.77         45,277,012.27
September 25, 2007............      58,152,532.22         44,571,227.13
October 25, 2007..............      55,778,049.12         43,821,935.34
November 25, 2007.............      53,491,611.77         43,030,525.94
December 25, 2007.............      51,292,226.41         42,198,492.29
January 25, 2008..............      49,178,884.28         41,327,428.62
February 25, 2008.............      47,150,561.93         40,419,026.29
March 25, 2008................      45,206,221.35         39,475,069.59
April 25, 2008................      43,344,810.23         38,497,431.45
May 25, 2008..................      41,565,262.22         37,488,068.50
June 25, 2008.................      39,866,497.20         36,449,016.15
July 25, 2008.................      38,247,421.61         35,382,383.15
August 25, 2008...............      36,706,928.68         34,290,345.95
September 25, 2008............      35,243,898.85         33,175,142.90
October 25, 2008..............      33,857,200.07         32,039,068.04
November 25, 2008.............      32,545,688.19         30,884,464.83

                                      S-E-1

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
December 25, 2008.............      31,308,207.34         29,713,719.65
January 25, 2009..............      30,099,374.23         28,542,096.36
February 25, 2009.............      28,918,746.80         27,403,520.65
March 25, 2009................      27,765,889.05         26,297,289.96
April 25, 2009................      26,640,370.96         25,222,715.83
May 25, 2009..................      25,541,768.43         24,179,123.58
June 25, 2009.................      24,469,663.15         23,165,852.08
July 25, 2009.................      23,423,642.59         22,182,253.47
August 25, 2009...............      22,403,299.88         21,227,692.87
September 25, 2009............      21,408,233.73         20,301,548.18
October 25, 2009..............      20,438,048.40         19,403,209.76
November 25, 2009.............      19,492,353.59         18,532,080.26
December 25, 2009.............      18,570,764.36         17,687,574.33
January 25, 2010..............      17,672,901.10         16,869,118.36
February 25, 2010.............      16,798,389.41         16,076,150.30
March 25, 2010................      15,946,860.07         15,308,119.43
April 25, 2010................      15,117,948.96         14,564,486.10
May 25, 2010..................      14,311,296.98         13,844,721.51
June 25, 2010.................      13,526,549.99         13,148,307.56
July 25, 2010.................      12,763,358.76         12,474,736.56
August 25, 2010...............      12,021,378.87         11,823,511.08
September 25, 2010............      11,300,270.69         11,194,143.70
October 25, 2010..............      10,599,699.28         10,586,156.85
November 25, 2010.............       9,919,334.35          9,999,082.61
December 25, 2010.............       9,258,850.16          9,432,462.53
January 25, 2011..............       8,617,925.54          8,885,847.37
February 25, 2011.............       7,996,243.72          8,358,797.03
March 25, 2011................       7,393,492.37          7,850,880.28
April 25, 2011................       6,809,363.49          7,361,674.64
May 25, 2011..................       6,243,553.36          6,890,766.16
June 25, 2011.................       5,695,762.47          6,437,749.29
July 25, 2011.................       5,165,695.51          6,002,226.70

                                      S-E-2

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
August 25, 2011...............       4,653,061.26          5,583,809.12
September 25, 2011............       4,310,285.37          5,202,368.61
October 25, 2011..............       3,983,256.35          4,837,094.20
November 25, 2011.............       3,671,698.41          4,487,620.87
December 25, 2011.............       3,375,339.67          4,153,591.02
January 25, 2012..............       3,093,912.05          3,834,654.31
February 25, 2012.............       2,827,151.26          3,530,467.58
March 25, 2012................       2,574,796.72          3,240,694.64
April 25, 2012................       2,336,591.53          2,965,006.17
May 25, 2012..................       2,112,282.42          2,703,079.58
June 25, 2012.................       1,901,619.69          2,454,598.86
July 25, 2012.................       1,704,357.16          2,219,254.45
August 25, 2012...............       1,520,252.15          1,996,743.15
September 25, 2012............       1,394,635.15          1,792,825.44
October 25, 2012..............       1,280,975.07          1,601,033.57
November 25, 2012.............       1,179,045.00          1,421,083.91
December 25, 2012.............       1,088,621.28          1,252,698.70
January 25, 2013..............       1,009,483.51          1,095,605.87
February 25, 2013.............         941,414.43            949,538.95
March 25, 2013................         884,199.94            814,236.99
April 25, 2013................         837,628.99            689,444.37
May 25, 2013..................         798,169.16            574,910.79
June 25, 2013.................         758,503.82            470,391.10
July 25, 2013.................         718,631.88            375,645.20
August 25, 2013...............         678,552.27            290,437.98
September 25, 2013............         638,263.92            225,043.09
October 25, 2013..............         597,765.73            168,435.49
November 25, 2013.............         557,056.61            120,399.35
December 25, 2013.............         516,135.47             80,723.31
January 25, 2014..............         475,001.19             49,200.46
February 25, 2014.............         433,652.68             25,628.21
March 25, 2014................         392,088.80              9,808.24

                                      S-E-3

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
April 25, 2014................        350,308.45             1,546.37
May 25, 2014..................        308,310.50               652.49
June 25, 2014.................              0.00               652.49
July 25, 2014.................              0.00               652.49
August 25, 2014...............              0.00               652.49
September 25, 2014............              0.00               652.49
October 25, 2014..............              0.00               652.49
November 25, 2014.............              0.00               652.49
December 25, 2014.............              0.00               652.49
January 25, 2015..............              0.00               652.49
February 25, 2015.............              0.00               652.49
March 25, 2015................              0.00               652.49
April 25, 2015................              0.00               652.49
May 25, 2015..................              0.00               652.49
June 25, 2015.................              0.00               652.49
July 25, 2015.................              0.00               652.49
August 25, 2015...............              0.00               652.49
September 25, 2015............              0.00               652.49
October 25, 2015..............              0.00               652.49
November 25, 2015.............              0.00               652.49
December 25, 2015.............              0.00               652.49
January 25, 2016..............              0.00               652.49
February 25, 2016.............              0.00               652.49
March 25, 2016................              0.00               652.49
April 25, 2016................              0.00               652.49
May 25, 2016..................              0.00               652.49
June 25, 2016.................              0.00               652.49
July 25, 2016.................              0.00               652.49
August 25, 2016...............              0.00               652.49
September 25, 2016............              0.00               652.49
October 25, 2016..............              0.00               652.49
November 25, 2016.............              0.00               652.49

                                      S-E-4

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
December 25, 2016.............           0.00                 652.49
January 25, 2017..............           0.00                 652.49
February 25, 2017.............           0.00                 652.49
March 25, 2017................           0.00                 652.49
April 25, 2017................           0.00                 652.49
May 25, 2017..................           0.00                 652.49
June 25, 2017.................           0.00                 652.49
July 25, 2017.................           0.00                 652.49
August 25, 2017...............           0.00                 652.49
September 25, 2017............           0.00                 652.49
October 25, 2017..............           0.00                 652.49
November 25, 2017.............           0.00                 652.49
December 25, 2017.............           0.00                 652.49
January 25, 2018..............           0.00                 652.49
February 25, 2018.............           0.00                 652.49
March 25, 2018................           0.00                 652.49
April 25, 2018................           0.00                 652.49
May 25, 2018..................           0.00                 652.49
June 25, 2018.................           0.00                 652.49
July 25, 2018.................           0.00                 652.49
August 25, 2018...............           0.00                 652.49
September 25, 2018............           0.00                 652.49
October 25, 2018..............           0.00                 652.49
November 25, 2018.............           0.00                 652.49
December 25, 2018.............           0.00                 652.49
January 25, 2019..............           0.00                 652.49
February 25, 2019.............           0.00                 652.49
March 25, 2019................           0.00                 652.49
April 25, 2019................           0.00                 652.49
May 25, 2019..................           0.00                 652.49
June 25, 2019.................           0.00                 652.49
July 25, 2019.................           0.00                 652.49

                                      S-E-5

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
August 25, 2019...............           0.00                 652.49
September 25, 2019............           0.00                 652.49
October 25, 2019..............           0.00                 652.49
November 25, 2019.............           0.00                 652.49
December 25, 2019.............           0.00                 652.49
January 25, 2020..............           0.00                 652.49
February 25, 2020.............           0.00                 652.49
March 25, 2020................           0.00                 652.49
April 25, 2020................           0.00                 652.49
May 25, 2020..................           0.00                 652.49
June 25, 2020.................           0.00                 652.49
July 25, 2020.................           0.00                 652.49
August 25, 2020...............           0.00                 652.49
September 25, 2020............           0.00                 652.49
October 25, 2020..............           0.00                 652.49
November 25, 2020.............           0.00                 652.49
December 25, 2020.............           0.00                 652.49
January 25, 2021..............           0.00                 652.49
February 25, 2021.............           0.00                 652.49
March 25, 2021................           0.00                 652.49
April 25, 2021................           0.00                 652.49
May 25, 2021..................           0.00                 652.49
June 25, 2021.................           0.00                 652.49
July 25, 2021.................           0.00                 652.49
August 25, 2021...............           0.00                 652.49
September 25, 2021............           0.00                 652.49
October 25, 2021..............           0.00                 652.49
November 25, 2021.............           0.00                 652.49
December 25, 2021.............           0.00                 652.49
January 25, 2022..............           0.00                 652.49
February 25, 2022.............           0.00                 652.49
March 25, 2022................           0.00                 652.49

                                      S-E-6

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
April 25, 2022................           0.00                 652.49
May 25, 2022..................           0.00                 652.49
June 25, 2022.................           0.00                 652.49
July 25, 2022.................           0.00                 652.49
August 25, 2022...............           0.00                 652.49
September 25, 2022............           0.00                 652.49
October 25, 2022..............           0.00                 652.49
November 25, 2022.............           0.00                 652.49
December 25, 2022.............           0.00                 652.49
January 25, 2023..............           0.00                 652.49
February 25, 2023.............           0.00                 652.49
March 25, 2023................           0.00                 652.49
April 25, 2023................           0.00                 652.49
May 25, 2023..................           0.00                 652.49
June 25, 2023.................           0.00                 652.49
July 25, 2023.................           0.00                 652.49
August 25, 2023...............           0.00                 652.49
September 25, 2023............           0.00                 652.49
October 25, 2023..............           0.00                 652.49
November 25, 2023.............           0.00                 652.49
December 25, 2023.............           0.00                 652.49
January 25, 2024..............           0.00                 652.49
February 25, 2024.............           0.00                 652.49
March 25, 2024................           0.00                 652.49
April 25, 2024................           0.00                 652.49
May 25, 2024..................           0.00                 652.49
June 25, 2024.................           0.00                 652.49
July 25, 2024.................           0.00                 652.49
August 25, 2024...............           0.00                 652.49
September 25, 2024............           0.00                 652.49
October 25, 2024..............           0.00                 652.49
November 25, 2024.............           0.00                 652.49

                                      S-E-7

                                      CLASS 3A-1           CLASS 4A-2
                                 PROJECTED PRINCIPAL   PROJECTED PRINCIPAL
DISTRIBUTION DATE                    BALANCE ($)           BALANCE ($)
------------------------------   -------------------   -------------------
December 25, 2024.............           0.00                 652.49
January 25, 2025..............           0.00                 652.49
February 25, 2025.............           0.00                 652.49
March 25, 2025................           0.00                 652.49
April 25, 2025................           0.00                 652.49
May 25, 2025..................           0.00                 652.49
June 25, 2025.................           0.00                   0.00

                                      S-E-8

                                   PROSPECTUS

                             ASSET-BACKED SECURITIES
                (Issuable in Series by Separate Issuing Entities)

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

     GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o    mortgage loans secured by one- to four-family residential properties,

     o    mortgage loans secured by multifamily residential properties,

     o    loans secured by security interests on shares in cooperative housing corporations,

     o    conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o    closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

     o    mortgage pass-through securities issued or guaranteed by the
          Government National Mortgage Association, the Federal National
          Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

     o    mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes",
"asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES
SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK
FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE
AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters.
Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                 The date of this Prospectus is August 3, 2006.

   Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
      Distribution of Interest on Your Securities.........................     3
   Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be
      Less Than the Mortgage Loan Balance.................................     3
   High Loan-to-Value Ratios Increase Risk of Loss........................     4
   Some of the Mortgage Loans May Have an Initial Interest-Only Period,
      Which May Result in Increased Delinquencies and Losses..............     4
   Your Yield May Be Subject to Any Negative Amortization on the Related

   Trust or Trust Fund Assets Are the Only Source of Payments on the
      Securities..........................................................     5
   The Securities Are Obligations of the Trust Only.......................     6
   Delays and Expenses Inherent in Foreclosure Procedures Could Delay
      Distributions to You or Result in Losses............................     6
   The Concentration of Mortgage Assets in Specific Geographic Areas May
      Increase the Risk of Loss...........................................     6
   Financial Instruments May Not Avoid Losses.............................     7
   Environmental Conditions Affecting Mortgaged Properties May Result in
      Losses..............................................................     7
   Security Interests in Manufactured Homes May Be Lost...................     8
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
      Investment in the Securities........................................     8
   Increased Use of New Mortgage Loan Products by Borrowers May Result in
      Decline in Real Estate Values Generally.............................     8
   The Trust May Contain Mortgage Assets Secured by Subordinated Liens;
      These Mortgage Assets Are More Likely Than Mortgage Assets Secured
         by Senior Liens to Experience Losses.............................     9
   Violation of Various Federal, State and Local Laws May Result in Losses
      on the Mortgage Loans...............................................     9
   If Consumer Protection Laws are Violated in the Origination or
      Servicing of the Loans, Losses on Your Investment Could Result......    10
   Assets of the Trust or Trust Fund May Include Mortgage Loans Originated
      Under Less Stringent Underwriting Standards.........................    10
   Assets of the Trust or Trust Fund May Include Delinquent and Sub-
      Performing Residential Mortgage Loans...............................    11
   Value of Collateral Securing Cooperative Loans May Diminish in Value...    11
   Bankruptcy of the Depositor or a Sponsor May Delay or Reduce

   Servicing Fee May be Insufficient to Engage Replacement Master

                                        i

   Servicemembers Civil Relief Act and the California Military and

   Treatment by the REMIC of OID, Market Discount, and Amortizable

                                       ii

                                       iii

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange
Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES
SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY
REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK
FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement.
We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o    The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by

                                        2

          borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o    Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o    Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

                                        3

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

YOUR YIELD MAY BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED MORTGAGE
LOANS

     A trust or trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

     If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if

                                        4

the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

     In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated.
Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all

                                        5

contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the depositor, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount.
Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund.
Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance.
Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values.
If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example,

                                        6

some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments that are interest rate or currency swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series.
The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the
Federal Comprehensive Environmental Response, Compensation and Liability Act, as
amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs.
Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

                                        7

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title.
However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions;
increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

INCREASED USE OF NEW MORTGAGE LOAN PRODUCTS BY BORROWERS MAY RESULT IN DECLINE
IN REAL ESTATE VALUES GENERALLY

     In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies

                                        8

and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO
EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the
U.S. Department of Justice, the U.S. Department of Housing and Urban Development
and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

o    the Federal Truth in Lending Act and Regulation Z promulgated under that
     Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o    the Equal Credit Opportunity Act and Regulation B promulgated under that
     Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of

                                        9

     public assistance or the exercise of any right under the Consumer Credit
     Protection Act, in the extension of credit; and

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o    require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o    prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o    regulate the use and reporting of information related to the borrower's credit experience;

     o    require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o    permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o    limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER
LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from

                                       10

traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history.
As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o    the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o    in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

VALUE OF COLLATERAL SECURING COOPERATIVE LOANS MAY DIMINISH IN VALUE

     Certain of the mortgage loans may be cooperative loans. The cooperative (1)
owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or
(2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.
See "Legal Aspects of the Mortgage Loans - General - Cooperative Loans" in this prospectus.

BANKRUPTCY OF THE DEPOSITOR OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON
LOANS

     The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United
States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to

                                       11

determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal
Investment" in this prospectus and in the related prospectus supplement.

                                       12

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels.
If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

SERVICING FEE MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT MASTER SERVICERS OR
SERVICERS

     To the extent that the prospectus supplement indicates that the fee payable to the Master Servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement
Master Servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement Master Servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax
Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal.
The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o    generally, will not be subject to offset by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition,
REMIC residual certificates are subject to certain restrictions on transfer.
Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow

                                       13

characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal
Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1. a mortgage pool* comprised of:

     o    Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o    Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o    Cooperative loans. "COOPERATIVE LOANS" consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o    Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS"
          consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o    Revolving credit line mortgage loans. "REVOLVING CREDIT LINE MORTGAGE
          LOANS" consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

     o    Commercial real estate loans. "COMMERCIAL REAL ESTATE LOANS" consist of mortgage loans secured by commercial real estate properties;
          provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

     2. mortgage pass-through securities issued or guaranteed by the Government
National Mortgage Association, Federal National Mortgage Association, Federal
Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as
"AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES", in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt

----------
*    Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term
     "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

                                       14

obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be filed in a report on
Form 8-K to be filed with the Securities and Exchange Commission within four business days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be in a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the
District of Columbia, Guam, Puerto Rico or any other territory of the United
States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing
Service of the United State Department of Agriculture - also referred to as
"RHS" - as specified in the related prospectus supplement and described below.
Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY")
may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features:

     o    Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
          Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

                                       15

     o    Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o    Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2)
          provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o    A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o    the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o    the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o    the original terms to maturity of the mortgage loans,

     o    the aggregate principal balance of mortgage loans having Loan-to-Value
          Ratios at origination exceeding 80%,

                                       16

     o    the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o    the geographical distribution of the mortgage loans on a
          state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of
Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the
Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories"
identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master
Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the
Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

                                       17

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies.
Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully

                                       18

amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the
Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed
360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.
An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage
Association, commonly known as GNMA ("GNMA"), is a wholly-owned corporate instrumentality of the United States with the United States Department of
Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of
1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS
under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The

                                       19

loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS
LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a
"fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA
Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such
GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation
Proceeds in the event of a foreclosure or other disposition of any such FHA
Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.
Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against
GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

                                       20

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or
RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal
Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such
GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by
"buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated
interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the
FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the
GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage
Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

                                       21

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the
Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie
Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered
Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage
Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the
Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home
Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans.
Freddie Mac then sells the mortgage loans or

                                       22

participations so purchased in the form of mortgage securities, primarily
Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A
Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or
Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees,
Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie
Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.
The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.
If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans

                                       23

from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield
(expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash
Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie
Mac rather than on the interest rate on the underlying mortgage loans. Under
Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie
Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac,
Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND
SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers

                                       24

who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban
Development is sometimes referred to as HUD.

     The PMBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the PMBS: (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act of 1933, as amended. If the issuer of the PMBS is required to file reports under the
Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the
PMBS have been previously registered under the Securities Act of 1933, as amended or the PMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the
PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features. Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

                                       25

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o    the payment features of such mortgage loans,

     o    the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o    the servicing fee or range of servicing fees with respect to the mortgage loans,

     o    the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o    delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

     7. If the issuer of the PMBS is required to file reports under the Exchange
Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S.
GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

                                       26

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS,"
established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement.
Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit
Enhancement--Reserve and Other Accounts." It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

                                  THE DEPOSITOR

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly-owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

                                       27

     We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Goldman Sachs Mortgage Company, a New
York limited partnership and the parent of the depositor. GSMC was formed in
1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

     GSMC has been active as a sponsor in the securitization market since 2001.
As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

     As of June 30, 2006, GSMC has sponsored the securitization of approximately
$130 billion of residential mortgage loans, which include prime, subprime,
Alt-A, FHA/VA/RHS, second lien, home equity line of credit, "scratch and dent,"
re-performing and seasoned loans, among other things.

     GSMC acquires residential mortgage loans in two contexts:

          (1)  through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

          (2)  through conduit purchases.

     Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

     The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

     Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to

                                       28

us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The lender may obtain employment verification from an independent source
(typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance).
The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

                                       29

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM UNDERWRITING GUIDELINES

     If so specified in the related prospectus supplement, we may acquire mortgage loans from GSMC that GSMC acquired through its conduit program.

     The information set forth below has been provided by GSMC.

     All of the mortgage loans that GSMC may acquire through its conduit program will be acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances
GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

     The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of
Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

     Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

     Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

     In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated
assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

     The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do
"full" documentation programs.

                                       30

     Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie
Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

     Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program.
However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

     Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

     Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither;
although the stated income must be reasonable relative to the borrower's stated
employment. However, employment history must be verified by the originating lender.

     Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the
LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

     The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               FULL DOCUMENTATION

                                OWNER OCCUPIED                       2ND HOME                      NON-OWNER OCCUPIED
                     --------------------------------   --------------------------------   --------------------------------
MINIMUM FICO SCORE   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)
------------------   --------------   ---------------   --------------   ---------------   --------------   ---------------

    700                    100%             100%               95%              95%           90%                   90%
    680                    100              100                95               95            90                    90
    640                    100              100                90               90            90                    90
    620                    100              100                90               90            85                    90
    600                    100              100                90               90            85                    90
    580                     90               95                90               90            80                    90
    560                     90               95                85               90            75                    90
    540                     85               95               n/a              n/a           n/a                   n/a

(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                       31

                              REDUCED DOCUMENTATION

                                OWNER OCCUPIED                       2ND HOME                      NON-OWNER OCCUPIED
                     --------------------------------   --------------------------------   --------------------------------
MINIMUM FICO SCORE   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)
------------------   --------------   ---------------   --------------   ---------------   --------------   ---------------

        700                 100%             100%               95%              95%              85%              90%
        680                 100              100                90               90               85               90
        640                 100              100                90               90               80               90
        620                  95               95                85               90               75               90
        600                  90               90                85               90               75               90
        580                  90               90                80               90               75               90
        560                  85               90                80               80               75               90
        540                  80               90               n/a              n/a              n/a              n/a

(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION

                               OWNER OCCUPIED                        2ND HOME                      NON-OWNER OCCUPIED
                     --------------------------------   --------------------------------   --------------------------------
MINIMUM FICO SCORE   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)
------------------   --------------   ---------------   --------------   ---------------   --------------   ---------------

        700                 100%             100%              90%              90%              85%              90%
        680                 100              100               90               90               80               90
        640                  90              100               85               90               80               90
        620                  85               90               80               90               75               90
        600                  85               90               80               90               70               90
        580                  80               90               75               90               70               90
        560                  75               90               65               90               60               90

(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                NO DOCUMENTATION

                              OWNER OCCUPIED                        2ND HOME                      NON-OWNER OCCUPIED
                     --------------------------------   --------------------------------   --------------------------------
MINIMUM FICO SCORE   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)
------------------   --------------   ---------------   --------------   ---------------   --------------   ---------------

        700                  95%              95%               85%             85%              80%              80%
        680                  90               90                85              85               75               75
        660                  85               85                80              80               70               70

(1)  The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

     An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie
Mae and/or Freddie Mac and conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator.
Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal

                                       32

generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties (any such party, a
"RESPONSIBLE PARTY") responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible
Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, the Responsible Party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the
Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the Responsible Party, will be required to promptly notify the relevant
Responsible Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the Responsible
Party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the
Responsible Party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the
Responsible Party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the Responsible
Party) will not be obligated to purchase a mortgage loan if a Responsible Party defaults on its obligation to do so. We cannot assure you that the Responsible
Parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable Responsible
Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations

                                       33

and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by
90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master
Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or
"asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or
RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o    the mortgage assets, as from time to time are subject to the related
          Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o    such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the related Agreement (collectively, the
          "ACCOUNTS");

                                       34

     o    property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    U.S. Government Securities; and

     o    any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees,

     o    U.S. Government Securities designed to assure payment of the securities, or

     o    financial instruments that are interest rate or currency swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities.
Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation

                                       35

and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage
Investment Conduits, commonly known as "REMICS," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related
Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related
Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities
Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance)
of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled.
Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

                                       36

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period.
Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL
PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal
Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal
(including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by

                                       37

mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances,  the Master Servicer or other person  designated in the prospectus  supplement  will  attempt to  maintain a regular  flow of  scheduled interest and principal  payments to holders of the  securities.  Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses.  If the Master Servicer or other person  designated in the prospectus  supplement makes advances from cash held for future distribution to  securityholders,  the Master Servicer or such other person will replace such funds on or before any future  distribution date to the extent that funds in the applicable  Account on such  distribution  date would be less than the  payments then  required  to be  made  to  securityholders.  Any  funds  advanced  will be reimbursable  to the Master  Servicer or such other person out of  recoveries on the  specific  mortgage  loans with  respect to which such  advances  were made.
Advances (and any advances a sub-servicer  makes) may also be reimbursable  from cash  otherwise  distributable  to  securityholders  to the  extent  the  Master
Servicer or other person designated in the prospectus supplement determines that any such  advances  previously  made  are not  ultimately  recoverable  from the proceeds  with  respect to the  specific  mortgage  loan or, if  required by the applicable  rating agency,  at such time as a loss is realized with respect to a specific  mortgage loan. The Master  Servicer or other person  designated in the prospectus  supplement  will  be  obligated  to  make  advances,  to the  extent recoverable out of Insurance  Proceeds,  Liquidation  Proceeds or otherwise,  in respect of certain taxes and insurance  premiums the mortgagors have not paid on a timely basis.  Funds so advanced are  reimbursable  to the Master  Servicer or such other person to the extent the related Agreement  permits,  as specified in the related  prospectus  supplement.  As  specified  in the  related  prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

EXCHANGEABLE SECURITIES

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "EXCHANGEABLE SECURITIES."
In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus

                                       38

supplement as "RELATED" to each other, and each related grouping of exchangeable securities will be referred to as a "COMBINATION." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o    the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o    the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o    the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o    A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o    An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o    Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the

                                       39

          aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o    A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o    A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

                                       40

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United
States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear
Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and counterparties holding directly or indirectly through
Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("DIRECT PARTICIPANTS") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and
non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities
Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets
Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and
the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its
Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     The book entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories'
names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners
(as defined below) of the securities. Except as described below, no person acquiring a book entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "SECURITYHOLDER" will be
Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that

                                       41

acts as agent for the Financial Intermediary, if the Beneficial Owner's
Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC
Participants, which will receive a credit for the securities on DTC's records.
The ownership interest of each actual purchaser of each security ("BENEFICIAL
OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial
Owners will not receive written confirmation from DTC of their purchase.
Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the
Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a
Direct Participant or Indirect Participant acting on behalf of Beneficial
Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to
Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and
Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus
Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book entry securities from the trustee through DTC and DTC Direct Participants. While the book entry securities are outstanding
(except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the
"RULES"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom
Beneficial Owners have accounts with respect to securities are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the
Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the
"DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through
Direct Participants and Indirect Participants by instructing such Direct
Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers

                                       42

of such securities, which account is maintained with their respective Direct
Participants or Indirect Participants. Under the Rules and in accordance with
DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and
Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand
Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through
Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier
in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for
Clearstream, with respect to the securities held beneficially through
Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

                                       43

Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between
Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries.
Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank
Operator acts under the Terms and Conditions only on behalf of Euroclear
Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct
Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent.
Each such Indirect Participant will be responsible for disbursing funds to the
Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to
Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC
Participants to whose DTC accounts the book-entry securities of such Beneficial
Owners are credited directly or are credited indirectly through Indirect
Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial
Owners only upon the events specified in the related Agreement. Such events may include the following:

                                       44

     o    we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o    we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from
          DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related
Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders.
Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S.
federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund.
Credit enhancement may be in the form of:

     o    the subordination of one or more classes of the securities of such series,

     o    the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate or currency swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

     o    any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such

                                       45

distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the
Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

                                       46

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master
Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan
(title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master
Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance

                                       47

Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of
Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master
Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA")
of the United States Department of Housing and Urban Development ("HUD") as
authorized under the National Housing Act of 1934, as amended (the "NATIONAL
HOUSING ACT"), and the United States Housing Act of 1937, as amended (the
"UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA
203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an
FHA home mortgage may be made to borrowers meeting certain credit standards

                                       48

by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment
Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In
April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD.
Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master
Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment.
Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master
Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master
Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie
Mae, which guidelines

                                       49

are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of
FHA insurance claims bear interest at the FHA Debenture Rate. The Master
Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The
FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from
1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch
Department of the United States, headed by the Secretary of Veterans Affairs.
The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before
March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner.
The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA
ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in
38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a

                                       50

VA loan are generally (a) as to loans with an original principal balance of
$45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than
$144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.
Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

     The amount payable under the guarantee will be the percentage of the
VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master
Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States
Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county's established moderate income

                                       51

limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac,
Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value;
therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates.
The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in
Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than
30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

                                       52

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is
90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3)
and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by
HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value
Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master
Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United
States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments.
The related prospectus supplement will provide additional information with respect to such instruments.

                                       53

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S.
Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

EXCESS SPREAD

     If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of such coverage to the identified trust fund.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available
Funds to various classes of securities, the interest rate for

                                       54

various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool.
Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The
Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law;
provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the
Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil
Relief Act as described under "Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act and the California Military and Veterans
Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.
Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and

                                       55

revolving credit line mortgage loans. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal
Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

                                       56

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o    the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o    in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o    an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a
          Mortgage assignment, and

     o    such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o    the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.

                                       57

Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified)
after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation.
Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable
Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any)
and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o    maintained with a depository institution the debt obligations of which
          (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o    an account or accounts the deposits in which are fully insured by the
          Federal Deposit Insurance Corporation,

                                       58

     o    an account or accounts the deposits in which are insured by the
          Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o    an account or accounts otherwise acceptable to each rating agency, or

     o    an account that satisfies the requirements specified in the related
          Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a
Protected Account, pending each succeeding distribution date, in Permitted
Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected
Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master
Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o    all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o    all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any)
          of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any)
          received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o    all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o    any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o    all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a
Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master

                                       59

Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be
maintained as an interest bearing account or the funds held in the Securities
Account may be invested, pending each succeeding distribution date in Permitted
Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities
Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o    collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o    maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the
          Master Servicer to approve in advance any such settlement;

     o    maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o    processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

                                       60

     o    attempting to cure delinquencies;

     o    supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o    to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments.
The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer
will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

                                       61

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master
Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2))
of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in

                                       62

accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master
Servicer will be required to deposit from its own funds into the related
Protected Account the amounts that would have been deposited in such Protected
Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master
Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard
Insurance Proceeds will be insufficient to restore fully the damaged property.
If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The
Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

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     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o    all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o    hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o    amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o    fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o    failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o    the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o    advance or discharge:

          a.   all hazard insurance policy premiums and

          b.   as necessary and approved in advance by the primary insurer:

               1.   real estate property taxes,

               2.   all expenses required to maintain the related mortgaged
                    property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary
                    wear and tear excepted,

               3.   mortgaged property sales expenses,

               4.   any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

               5.   foreclosure costs, including court costs and reasonable
                    attorneys' fees,

               6.   in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and
                    tear excepted, and

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               7.   tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The
Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the
Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the
Master Servicer will be entitled to withdraw or retain from the Protected
Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the
Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

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     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the
Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the
Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the
Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence
(or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such
Agreement. Each Agreement will further provide that we, the trustee, the Master
Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party, or any person succeeding to the business of the Master
Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master
Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing
Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

     o    any failure by the Master Servicer to cause to be deposited in the
          Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business
          Days or such other time period as is specified in the Agreement;

     o    any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
          Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

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     o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the
Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

     o    a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

     o    failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o    any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o    certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

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     o    any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o    the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o    the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of
          66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

                                       69

trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.
In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

     If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time, if so specified in the related prospectus supplement:

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     o    if the trustee ceases to be eligible to continue as such under the
          Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o    if specified in the Agreement by the securityholders evidencing over
          51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

     o    to cure any ambiguity or mistake;

     o    to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o    to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o    to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the
          Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than
51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related
Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

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TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan.
There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor

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(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit.
The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans.
The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security

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agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of
1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan.
Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are
"chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered.
Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the
Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing"
under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the

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certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party.
However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master
Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth in Lending Act,

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Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume

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the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days'
notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii)
any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price.
In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including
California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in

                                       79

most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security.
However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC
Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,

                                       80

and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the
Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN
ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the
Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St.
Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31,
1980. The Office of Thrift Supervision, as successor to the Federal Home Loan
Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service or the National Oceanic and Atmospheric
Administration assigned to duty with the military. The California Military and
Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the
Governor, California national guard members called up to active service by the
President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the
California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code.
Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master
Servicer to collect full amounts of interest or principal on certain of the mortgage loans.

     Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the
California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract.
Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1)
the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may

                                       83

not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an
"owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act
of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to
CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

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     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans.
Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the
Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the
Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master
Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                                       85

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i)
Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and
Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
Credit Protection Act, in the extension of credit; and (iii) the Fair Credit
Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham &
Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or
such other counsel as may be identified in the related prospectus supplement. It is intended to present a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This discussion focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue
Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue
Service (the "IRS") will not take positions that would be materially adverse to investors.

     You are encouraged to consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following discussion generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

                                       86

     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart
E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities"
below.

     For each series, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP,
Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart
E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST
SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL
CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2%
of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the
"APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o    the excess of adjusted gross income over the Applicable Amount, or

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master

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Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the
REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.
In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income.
A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii)
is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized
Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes
(collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of
REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID.
Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments
("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section
1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to

                                       88

maturity and (ii) the prepayment rate assumed in pricing the Prepayable
Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax
Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID
Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the
Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated
redemption price at maturity" (generally, but not always, its principal amount)
over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable
(in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o    at a single fixed rate or certain variable rates set out in the OID
          Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o    may be deferred, or

     o    does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated
redemption price at maturity multiplied by its weighted average maturity
("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI)
received on the instrument during such period over (ii) the instrument's
"adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity -
adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an

                                       89

obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt
Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule,
OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for
OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in
"--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and
until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

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     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of
OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as
QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument
(having a fixed rate equal to the value of the variable rate on the issue date)
and applying the rules applicable to fixed rate instruments described under
"--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI
(a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both
Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple
Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI
Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES").
Although the treatment of such certificates is not entirely clear under the OID
Regulations, it appears that Weighted Average Certificates bear interest at an
"objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average
Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID
Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the
Contingent Payment Regulations, any variable rate debt instrument that is not a
VRDI is classified as a Contingent Payment

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Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax
Administrator will account for Interest Weighted Certificates and other
Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate -
multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has
"accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the
"CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID
Election with respect to a Debt Instrument purchased with market discount. See
"--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a
Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the
Debt Instrument to the extent that they exceed income on the Debt Instrument.
Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized.
Under the Contingent Payment Regulations, a secondary market purchaser of an
Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation

                                       92

based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI
Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a
Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt
Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g)
relating to worthless securities rather than by Code Section 166 if the Debt
Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Instrument could exceed significantly the amount of

                                       93

economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium.
Similarly, a holder who receives a scheduled or prepaid principal payment on a
Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt
Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More
REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of
REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the
Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the

                                       94

exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those
REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a
"coupon stripping" or "bond stripping" transaction within the meaning of Section
1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related
REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each
REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the
IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC
Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the
Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each

                                       95

exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

     If the exchangeable security has OID, the beneficial owner must include the
OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.
Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a
REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating
OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.
Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section
1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced
(but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of
Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.

                                       96

If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the
Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including
OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form
W-8BEN that the beneficial owner of the certificate is a foreign person
("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10%
shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the
Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not
"contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt
Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United
States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding.
Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United
States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty.
Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

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BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv)
under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification.
Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC
Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual
Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the
Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the
REMIC's return if a holder owns 100% of the Residual

                                       98

Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The
IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the
REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the
Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income
("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder
will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a
Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest,
OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the
REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See
"--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual

                                       99

Certificate. If a distribution exceeds the adjusted basis of the Residual
Certificate, the excess is treated as gain from the sale of such Residual
Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed
REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii)
the rate of prepayment on the mortgage loans comprising or underlying the
REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The
REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual
Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders.
Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of
Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The
transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

     A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has
"improper knowledge." A transferor is presumed not to have such improper knowledge if:

               (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that

                                      100

          the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

               (ii) The transferee represents to the transferor that it
          understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

               (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

               (iv) One of the following two following tests is satisfied:
          Either:

                    (a) The present value of the anticipated tax liabilities
          associated with holding the residual interest does not exceed the sum of the present value of

                         (1) any consideration given to the transferee to
               acquire the interest,

                         (2) the expected future distributions on the interest,
               and

                         (3) any anticipated tax savings associated with holding
               the interest as the REMIC generates losses.

          For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                    (b) The transfer is made to certain domestic taxable
          corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code
contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section
521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for

                                      101

a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity - i.e.,
RIC, REIT, common trust, partnership, trust, estate or cooperative described in
Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified
Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified
Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET
REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual
Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i)
continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA
Considerations."

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     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their
REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.
Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual
Certificateholders" below and "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT
INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT
Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual
Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual
Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security,"
but will not be considered a "government security" for purposes of Section
851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United
States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30%
withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt
Instruments" above. Because mortgage loans generally are not themselves in
"registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual
Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the
Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the

                                      103

calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200%
of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual
Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions.
Generally, gain or loss arising from the sale or exchange of Residual
Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual
Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual
Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate.
Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the
REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such

                                      104

income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the
Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in
"--Special Considerations for Certain Types of Investors--Disposition of
Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for
REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o    Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees ("IO
          SECURITIES"),

     o    Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO
          SECURITIES"),

     o    Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o    Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH
          Securities").

The federal income tax treatment of Grantor Trust Securities other than
Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

                                      105

particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust
Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become
Realized Losses. Employee benefit plans subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA
Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a
Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable
Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market
Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code.
For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such

                                      106

coupon - over its issue price. Treasury regulations under Section 1286 of the
Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o    the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o    an approach which aggregates the payments to be made on the strip security may be applied, and

     o    unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated
          redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See
"--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not
entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o    in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o    in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o    in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a
Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip
Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID,"
"--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO
Securities, and certain classes of Ratio Securities, will be issued at

                                      107

a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an
Interest Weighted Certificate or a Weighted Average Certificate if it were a
REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest
Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent
Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the
Grantor Trust Security is considered to be de minimis under the Stripping
Regulations or (ii) the annual stated rate of interest payable on the Grantor
Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped.
The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount"
above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium
Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.
The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY
SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets.
When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.
Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the
IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a

                                      108

Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate.
Similarly, a Ratio Security whose interest rate is lower than the Net Series
Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS
could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o    the stated maturity should be used to calculate yield on the Grantor
          Trust Securities,

     o    the Contingent Payment Regulations should not apply to the IO
          Securities, or

     o    the Contingent Payment Regulations should apply to the Ordinary Ratio
          Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See
"--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a
REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on
Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o    such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o    the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o    the foreign person is not a 10% shareholder within the meaning of Code
          Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

                                      109

     If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28%
backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust
Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO
Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a
Pass-Through Security is attributable to mortgage loans issued on or before July
18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18,
1984, interest generated by the security may be subject to the withholding tax.
See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup
Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor
Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust
(such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

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PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID,"
"--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership
Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such
Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the
Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.
All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership
Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master
Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax
Treatment of REMIC Regular Interests and Other Debt Instruments" above.
Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID,"

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"--Market Discount" and "--Amortizable Premium" above. (As indicated above, the
Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated
above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new
Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership
Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership
Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income
(not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership
Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection
Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership
Securities may be allocated

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tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section
754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership
Trust and will report each securityholder's allocable share of the items of
Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership
Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a
United States Person, a tax-exempt entity or a foreign government, an

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international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership
Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the
TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership
Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership
Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the
Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate
United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered
"portfolio interest." As a result, a foreign securityholder may be subject to
United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

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BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended ("ERISA"), should consider the fiduciary standards under
ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o    whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o    whether the investment satisfies the applicable diversification requirements;

     o    whether the investment is in accordance with the documents and instruments governing the plan; and

     o    whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and
"DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET
REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset
Regulations provide that if a Plan makes an investment in an "equity interest"
in an entity, the assets of the entity will be considered the assets of such
Plan unless certain

                                      115

exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor
has issued an administrative exemption, Prohibited Transaction Class Exemption
83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o    we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o    the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the
Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE
83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master
Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o    the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o    the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o    no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o    the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o    at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

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     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE
POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.
The Plan fiduciary also should consider its general fiduciary obligations under
ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption,
Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited
Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction
Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION"), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables
(including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).
(Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's
Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's
Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o    any underwriter as defined in the Exemption;

     o    the trustee;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;

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     o    the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

     o    any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o    The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o    Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o    Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the
Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates.
Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions
("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

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     o    not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o    such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o    any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the
          Designated Transactions is at least equal to 80% of the sum of:

               (a) the outstanding principal balance due under the loan which is held by the trust fund and

               (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the
Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP"
or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o    meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent
          Swap;" and

     o    permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

     An "ELIGIBLE SWAP" is one that:

     o    is denominated in U.S. dollars;

     o    pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g.,
          LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE
          INTEREST RATE");

     o    has a notional amount that does not exceed either:

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               (a) the principal balance of the class of certificates to which the Swap relates, or

               (b) the portion of the principal balance of such class
          represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

     o    is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o    does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o    has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o    a "qualified professional asset manager" ("QPAM") under Prohibited
          Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o    an "in-house asset manager" under Prohibited Transaction Class
          Exemption 96-23 ("PTCE 96-23") (see below); or

     o    has total assets (both Plan and non-Plan) under management of at least
          $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o    obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o    cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the
          Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o    obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap
          Agreement (at which time the earlier Swap Agreement must terminate);

     o    cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o    it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o    it is entered into between the trust fund and an eligible
          counterparty; and

     o    it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL
PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT")
must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as
"ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the
DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding
Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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     Fifth, either:

     o    the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o    an independent accountant retained by us must provide us with a letter
          (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING
          DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o    are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United
          States); or

     o    have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE
          INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by
"fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL
Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the
Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an
"EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group.
Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o    each Plan's investment in each class of certificates does not exceed
          25% of the outstanding certificates in the class,

     o    after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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     o    in the case of initial issuance (but not secondary market
          transactions), at least 50% of each class of certificates and at least
          50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset
Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the
Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded
Plans would also be applicable to the notes as described under "--Limitations on
Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited
Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE
SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

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WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of
ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities"
will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico).
Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to
"mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it.
Approximately twenty-one states adopted limiting legislation before the October
4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4,
1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities"
secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community
Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for
"mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include

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certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                      125

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs
& Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman,
Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                      126

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP,
Washington D.C., Sidley Austin LLP, New York, New York, Thacher Proffitt & Wood
LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of
Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov"
under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus

                                      127

supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement and any other materials that we file with the
Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission's public reference facilities are located at its Public Reference Room, 100 F Street,
N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange
Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange
Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and
8-K will be made available on the applicable trustee's or other identified party's website.

                                      128

                                      INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act........................................             84
1998 Policy Statement............................................            125
30% Test.........................................................            104
Acceptable Investments...........................................            122
Accounts.........................................................             34
accrual securities...............................................             36
additional loans.................................................            121
agency securities................................................             14
Agreement........................................................             15
Allowable Interest Rate..........................................            119
Allowable Notional Amount........................................            120
Amendment........................................................            118
Applicable Amount................................................             87
Assessment of Compliance.........................................             66
Assignment Program...............................................             49
Attestation Report...............................................             66
Available Funds..................................................             36
average interest rate............................................            121
Beneficial Owner.................................................             42
capitalized interest accounts....................................             27
CERCLA...........................................................             84
Clearstream......................................................             41
Code.............................................................             86
Collection Period................................................            111
combination......................................................             39
Commercial real estate loans.....................................             14
Complementary Securities.........................................            108
Contingent Payment Obligations...................................             91
Contingent Payment Regulations...................................             91
Cooperative loans................................................             14
current principal amount.........................................             37
Current Recognition Election.....................................             92
Debt Instruments.................................................             88
Debt Securities..................................................             87
Definitive Securities............................................             42
Designated Transactions..........................................            118
Direct Participants..............................................             41
Disqualified Organization........................................            101
disqualified persons.............................................            115
DOL Pre-Funding Period...........................................            121
DTC..............................................................             41
DTCC.............................................................             41
eligible counterparty............................................            120
eligible Swap....................................................            119
eligible yield supplement agreement..............................            121
ERISA............................................................   39, 106, 115
Euroclear........................................................             41
Euroclear Operator...............................................             44
excess inclusion income..........................................             99
exchangeable securities..........................................             38
Excluded Plan....................................................            122
Exemption........................................................            117
EYS Agreement....................................................            121
Fannie Mae.......................................................             21
FHA..............................................................         15, 48
FHA Debenture Rate...............................................             50
FHA Loans........................................................             19
Financial Intermediary...........................................             41
foreign person...................................................             97
foreign person certification.....................................             97
Freddie Mac......................................................             22
FTC..............................................................             80
Garn-St. Germain Act.............................................             81
GNMA.............................................................             19
GNMA I Certificate...............................................             20
GNMA II Certificate..............................................             20
Grantor Trust....................................................            105
Grantor Trust Securities.........................................             87
Housing Act......................................................             19
HUD..............................................................             48
Indirect Participant.............................................             41
Insurance Proceeds...............................................             59
Interest Weighted Certificate....................................             90
Investor-Based Exemptions........................................            123
IO Securities....................................................            105
IRS..............................................................             86
lenders..........................................................             15
Liquidation Expenses.............................................             59
Liquidation Proceeds.............................................             59
loans............................................................            117
Loan-to-Value Ratio..............................................             17
Loss Amount......................................................             52
manufactured home................................................             19
Manufactured housing contracts...................................             14
Mark-to-Market Regulations.......................................            102
Master Servicer..................................................             17
MERS.............................................................             57
Mortgage.........................................................             57
mortgage loans...................................................             14
mortgage pool....................................................       116, 117
mortgage pool pass-through certificate...........................            116
mortgage pool pass-through certificates..........................            117
multifamily loans................................................             14
Multiple Rate VRDI...............................................             91
National Housing Act.............................................             48
NCUA.............................................................            125
Net Series Rate..................................................            108
new partnership..................................................            112

                                       129

nonqualified intermediary........................................              1
Non-ratings dependent Swaps......................................            121
non-U.S. holder..................................................              1
OCC..............................................................            124
Offering Documents...............................................            122
OID..............................................................             86
OID Regulations..................................................             89
old partnership..................................................            112
Ordinary Ratio Security..........................................            108
OTS..............................................................            125
outside reserve fund.............................................             88
Owner Trust......................................................            110
Owner Trust Securities...........................................             87
parties in interest..............................................            115
Partnership Securities...........................................            111
Pass-Through Securities..........................................            105
Permitted Investments............................................             53
Plan.............................................................            115
Plan Asset Regulations...........................................            115
PMBS.............................................................             24
PMBS pooling and servicing agreement.............................             24
PMBS servicer....................................................             24
PMBS trustee.....................................................             24
PO Securities....................................................            105
pre-funding accounts.............................................             27
Pre-Funding Limit................................................            121
Prepayable Obligations...........................................             88
Prepayment Assumption............................................             89
primary insurance policy.........................................             15
primary insurer..................................................             64
Principal Prepayments............................................             37
privately issued mortgage-backed securities......................             14
Protected Account................................................             58
PTCE 83-1........................................................            116
PTCE 84-14.......................................................            120
PTCE 95-60.......................................................            119
PTCE 96-23.......................................................            120
PTE 2000-58......................................................            117
PTE 2002-41......................................................            117
QPAM.............................................................            120
QSI..............................................................             89
qualified intermediary...........................................              1
qualified plan investor..........................................            120
Qualifying REIT Interest.........................................            103
rating agency....................................................            117
ratings dependent Swaps..........................................            120
Ratio Securities.................................................            105
RCRA.............................................................             84
Refinance Loan...................................................             17
REITs............................................................             86
related..........................................................             39
Relief Act.......................................................             83
REMIC Residual Certificates......................................             87
REMICs...........................................................             36
Responsible Party................................................             33
Restricted Group.................................................            117
Retained Interest................................................             34
revolving credit line mortgage loans.............................             14
RHS..............................................................         15, 51
RHS Loans........................................................             20
RICs.............................................................             86
Rules............................................................             42
Securities Account...............................................             60
Securityholder...................................................             41
single family loans..............................................             14
Single Rate VRDI.................................................             91
single-class REMICs..............................................             88
SMMEA............................................................            124
Strip Securities.................................................            105
Stripping Regulations............................................            107
Swap.............................................................            119
Swap Agreement...................................................            119
Tax Administrator................................................             88
Tax Counsel......................................................             87
TIN..............................................................             98
TMP..............................................................             98
U.S. Government Securities.......................................             26
U.S. person......................................................              1
U.S. withholding agent...........................................              1
UBTI.............................................................             99
UCC..............................................................             74
United States Housing Act........................................             48
USDA.............................................................             51
VA...............................................................         15, 50
VA Entitlement Percentage........................................             50
VA Loans.........................................................             20
VRDI.............................................................             91
WAM..............................................................             89
Weighted Average Certificates....................................             91

                                       130

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S.
HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

     (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a
          "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury
                     Regulations; or

     (b)  if the intermediary is not a qualified intermediary (a "NONQUALIFIED
          INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                                       A-1

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in
                     section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations: or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

               (i)   provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the
                     holder is a non-U.S. holder;

               (ii)  provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury
                     Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       A-2

================================================================================

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED
BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE
ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS
OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE OF THIS PROSPECTUS
SUPPLEMENT. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT
PERMITTED.

                                   ----------

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                         GOLDMAN SACHS MORTGAGE COMPANY
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                         U.S. BANK NATIONAL ASSOCIATION
                                     TRUSTEE

                             AVELO MORTGAGE, L.L.C.
                       COUNTRYWIDE HOME LOANS SERVICING LP
                           NATIONAL CITY MORTGAGE CO.
                            PHH MORTGAGE CORPORATION
                             WASHINGTON MUTUAL BANK
                                    SERVICERS

                                   ----------

DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL 90 DAYS AFTER THE DELIVERY OF THIS
PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

                                  $618,504,000
                                GSR MORTGAGE LOAN
                                  TRUST 2006-8F
                              $3,388,000 Class 1A-1
                             Fixed Rate Certificates
                             $76,066,000 Class 2A-1
                             Fixed Rate Certificates
                             $86,973,000 Class 3A-1
                           Floating Rate Certificates
                             $86,973,000 Class 3A-2
                    Floating Rate Interest Only Certificates
                              $5,000,000 Class 3A-3
                             Fixed Rate Certificates
                             $20,000,000 Class 3A-4
                             Fixed Rate Certificates
                             $102,876,000 Class 3A-5
                             Fixed Rate Certificates
                             $47,130,000 Class 3A-6
                             Fixed Rate Certificates
                              $3,509,000 Class 3A-7
                             Fixed Rate Certificates
                              $3,073,000 Class 3A-8
                             Fixed Rate Certificates
                              $3,770,400 Class 3A-9
                      Fixed Rate Interest Only Certificates
                             $47,130,000 Class 3A-10
                             Fixed Rate Certificates
                             $47,130,000 Class 3A-11
                             Fixed Rate Certificates
                             $54,420,000 Class 4A-1
                             Fixed Rate Certificates
                             $50,000,000 Class 4A-2
                           Floating Rate Certificates
                               $830,000 Class 4A-3
                             Fixed Rate Certificates
                              $2,409,000 Class 4A-4
                             Fixed Rate Certificates
                              $3,635,000 Class 4A-5
                             Fixed Rate Certificates
                               $279,615 Class 4A-6
                      Fixed Rate Interest Only Certificates
                             $58,422,000 Class 4A-7
                             Fixed Rate Certificates
                              $4,494,000 Class 4A-8
                      Fixed Rate Interest Only Certificates
                              $2,164,000 Class 4A-9
                             Fixed Rate Certificates
                              $166,461 Class 4A-10
                      Fixed Rate Interest Only Certificates
                             $3,635,000 Class 4A-11
                             Fixed Rate Certificates
                               $8,000 Class 4A-12
                             Fixed Rate Certificates
                             $58,422,000 Class 4A-13
                             Fixed Rate Certificates
                             $58,422,000 Class 4A-14
                             Fixed Rate Certificates
                             $2,164,000 Class 4A-15
                             Fixed Rate Certificates
                             $2,164,000 Class 4A-16
                             Fixed Rate Certificates
                             $64,221,000 Class 4A-17
                             Fixed Rate Certificates
                             $64,221,000 Class 4A-18
                             Fixed Rate Certificates
                             $64,221,000 Class 4A-19
                             Fixed Rate Certificates
                             $66,630,000 Class 4A-20
                             Fixed Rate Certificates
                             $4,940,076 Class 4A-21
                      Fixed Rate Interest Only Certificates
                             $81,799,000 Class 5A-1
                           Floating Rate Certificates
                             $81,799,000 Class 5A-2
                    Floating Rate Interest Only Certificates
                                $35,064 Class A-X
                     Ratio Strip Interest Only Certificates
                              $1,870,000 Class M-1
                     Variable Rate Subordinate Certificates
                              $8,711,000 Class B-1
                     Variable Rate Subordinate Certificates
                              $3,733,000 Class B-2
                     Variable Rate Subordinate Certificates
                              $2,488,000 Class B-3
                     Variable Rate Subordinate Certificates

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                              GOLDMAN, SACHS & CO.

================================================================================

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

______________________

GSR Mortgage Loan Trust 2007-2F
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

U.S. Bank National Association
Trustee

Avelo Mortgage, L.L.C.
JPMorgan Chase Bank, National Association
Wells Fargo Bank, N.A.
Servicers

______________________

GSR Mortgage Loan
Trust 2007-2F

______________________

TERM SHEET SUPPLEMENT
______________________

Goldman, Sachs & Co.